As filed with the Securities and Exchange Commission on June 14, 2005

                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------


                          LEUCADIA NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


              NEW YORK                               6331                                13-2615557
  (State or other jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer Identification Number)
   incorporation or organization)        Classification Code Number)


                              --------------------


                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------


                                JOSEPH A. ORLANDO
                          LEUCADIA NATIONAL CORPORATION
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------


                                    Copy to:

     ANDREA A. BERNSTEIN, ESQ.                 REED W. TOPHAM, ESQ.
     WEIL, GOTSHAL & MANGES LLP                STOEL RIVES LLP
     767 FIFTH AVENUE                          201 SOUTH MAIN STREET, SUITE 1100
     NEW YORK, NEW YORK 10153-0119             SALT LAKE CITY, UTAH 84111
     (212) 310 8000                            (801) 328-3131

                              --------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement and satisfaction (or waiver) of the conditions to the offer described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                              --------------------


                         CALCULATION OF REGISTRATION FEE

=========================================== ===================== ====================== ====================== ====================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                  AMOUNT TO          OFFERING PRICE            AGGREGATE              AMOUNT OF
        SECURITIES TO BE REGISTERED           BE REGISTERED (1)         PER SHARE         OFFERING PRICE (2)    REGISTRATION FEE (3)
------------------------------------------- --------------------- ---------------------- ---------------------- --------------------
Common Shares, par value $1.00 per share           333,550           Not Applicable           $12,046,114              $1,418
=========================================== ===================== ====================== ====================== ====================

(1) Represents the maximum number of common shares, par value $1.00 per share, of Leucadia National Corporation ("Leucadia") estimated to be issuable upon completion of the merger of Marigold Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Leucadia, with and into MK Resources Company, a Delaware corporation ("MK Resources"), based on the estimated number of shares of common stock, par value $0.01 per share, of MK Resources outstanding on the record date for the MK Resources stockholders meeting described herein.

(2) Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the approximate number of shares of MK Resources common stock to be offered in the merger in exchange for Leucadia common shares and is based upon the market value of $1.145 per share of MK Resources common stock, the average of the bid and ask prices per share of MK Resources common stock reported on the NASD Over-the-Counter Bulletin Board on June 10, 2005.

(3) Computed in accordance with Rule 457(f) under the Securities Act by multiplying the proposed maximum aggregate offering price by $0.0001177.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

          PRELIMINARY DRAFT DATED JUNE 14, 2005--SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS OF                     PRELIMINARY PROXY STATEMENT OF
LEUCADIA NATIONAL CORPORATION                 MK RESOURCES COMPANY


Dear Stockholder:

      MK Resources Company has entered into a merger agreement that would result in MK Resources becoming a wholly owned subsidiary of Leucadia National Corporation. The merger will facilitate a transaction between MK Resources, Leucadia and Inmet Mining Corporation, which we refer to as the Inmet transaction, in which Inmet will acquire a 70% interest in MK Resources' Las Cruces copper mining project in southern Spain in exchange for the issuance of 5,600,000 Inmet common shares to MK Resources.

      If MK Resources and Leucadia complete the merger, each outstanding share of MK Resources common stock (other than shares held by holders who validly perfect appraisal rights under Delaware law) will be converted into the right to receive 0.0317 of a Leucadia common share. In the merger, Leucadia expects to issue approximately 333,503 common shares, representing approximately [_____]% of the Leucadia common shares outstanding as of [___________], 2005.

      Leucadia common shares are listed on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "LUK", and MK Resources common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol "MKRR". Based upon the closing price of Leucadia common shares on the New York Stock Exchange on [___________], 2005, the last practicable trading day date before the printing of this proxy statement/prospectus, 0.0317 of a Leucadia common share had a value of $[_____]. You should be aware that, because the number of Leucadia common shares you will receive in the merger is based on a fixed exchange ratio, the value of the consideration you will receive will fluctuate as the market price of Leucadia common shares changes.

      We cannot complete the merger unless, among other things, MK Resources' stockholders approve and adopt the merger agreement. MK Resources will hold a special meeting of stockholders to consider and vote upon the approval and adoption of the merger agreement on [___________], [___________], 2005, beginning at [_____] a.m., local time, at [___________].

      The affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter is required to approve and adopt the merger agreement. Leucadia has agreed with Inmet to vote the MK Resources shares that it owns in favor of the merger unless the agreement governing the Inmet transaction is terminated. As of the record date of the special meeting, [___________], 2005, Leucadia beneficially owned approximately 72.1% of the outstanding shares of MK Resources common stock. Accordingly, Leucadia's vote will be sufficient to approve the merger.

      YOUR VOTE IS IMPORTANT. Regardless of the number of shares you own or whether you plan to attend the special meeting, it is important that your shares be represented and voted. Voting instructions are inside.

      The board of directors of MK Resources unanimously recommends that MK Resources stockholders vote "FOR" approval and adoption of the merger agreement. The accompanying proxy statement/prospectus and notice of special meeting of stockholders explains the proposed merger and provides specific information concerning the special meeting. Please read these materials carefully.

      Please see "Risk Factors" beginning on page 15 for a discussion of matters that MK Resources stockholders should consider before voting at the special meeting relating to an investment in Leucadia common shares.

                                                      Sincerely,


                                                      G. Frank Joklik
                                                      Chief Executive Officer

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON SHARES TO BE ISSUED BY LEUCADIA UNDER THIS PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROXY STATEMENT/PROSPECTUS IS BEING FIRST MAILED TO STOCKHOLDERS ON OR ABOUT [___________], 2005.


================================================================================
The information in this document is not complete and can be changed. Leucadia may not issue the securities being offered by use of this document until the registration statement filed with the Securities and Exchange Commission, of which this document is part, is declared effective. This document is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.
================================================================================

                              MK RESOURCES COMPANY
                           60 East Temple, Suite 1225
                           Salt Lake City, Utah 84111


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                TO BE HELD ON [___________], [___________], 2005

      NOTICE IS HEREBY GIVEN that MK Resources Company will hold a special meeting of stockholders at [___________] on [___________], [___________], 2005,
beginning at [_____] a.m., local time, for the purpose of transacting the following business:

      1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 2, 2005, among Leucadia National Corporation, MK Resources Company and Marigold Acquisition Corp. (a copy of which agreement is attached as Appendix A to the proxy statement/prospectus attached to this notice); and

      2. to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      We describe these items more fully in the proxy statement/prospectus attached to this notice, which we urge you to read. Please give your careful attention to all of the information in the proxy statement/prospectus. As of the date of this notice, MK Resources' board of directors knows of no business to be conducted at the special meeting other than proposal 1 above.

      THE BOARD OF DIRECTORS OF MK RESOURCES UNANIMOUSLY RECOMMENDS THAT MK RESOURCES STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

      Holders of record of shares of MK Resources common stock at the close of business on [___________], 2005 will be entitled to vote at the special meeting or any adjournment or postponement.

      The affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter is required to approve and adopt the merger agreement. Leucadia, which held as of [___________], 2005, the record date for the special meeting, shares representing approximately 72.1% of the outstanding shares of MK Resources common stock, has agreed with Inmet Mining Corporation to vote its MK Resources shares in favor of approval and adoption of the merger agreement at the special meeting.

      Your vote at the special meeting is important. All MK Resources stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card(s) as promptly as possible to ensure your representation at the special meeting. We have enclosed a postage prepaid envelope for that purpose. Any MK Resources stockholder may revoke a prior proxy in the manner described in the proxy statement/prospectus at any time before the proxy has been voted at the special meeting. Please do not send MK Resources any stock certificates at this time.

                                          Sincerely,


                                          John C. Farmer
                                          Chief Financial Officer and Secretary

Salt Lake City, Utah
[___________], 2005

                                    IMPORTANT

      This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of MK Resources to MK Resources stockholders and a prospectus of Leucadia for the common shares that Leucadia will issue to MK Resources stockholders in the merger. As permitted under the rules of the U.S. Securities and Exchange Commission, or the SEC, this proxy statement/prospectus incorporates important business and financial information about Leucadia, MK Resources and their affiliates that is contained in documents filed with the SEC but that is not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov as well as other sources. See "Where You Can Find More Information" beginning on page 78. You may also obtain copies of these documents, without charge, from Leucadia and from MK Resources by writing or calling:

       Leucadia National Corporation                 MK Resources Company
           315 Park Avenue South               60 East South Temple, Suite 1225
         New York, New York 10010                 Salt Lake City, Utah 84111
              (212) 460-1900                            (801) 297-6900
      Attention: Corporate Secretary                 Attention: Secretary

      IN ORDER TO OBTAIN DELIVERY OF THESE DOCUMENTS BEFORE THE SPECIAL MEETING, YOU SHOULD REQUEST THE DOCUMENTS NO LATER THAN [___________], 2005.

      Except as otherwise specifically noted, references to "shares of MK Resources common stock" and "MK Resources shares" refer to shares of MK Resources common stock, par value $0.01 per share; and references to "outstanding shares of MK Resources common stock" do not include shares held by MK Resources or by any wholly owned subsidiary of MK Resources. Except as otherwise specifically noted, references to "Leucadia shares," "shares of Leucadia" and "Leucadia common shares" refer to Leucadia common shares, par value $1.00 per share.

      In the "Questions and Answers About the Merger" and in the "Summary" below, we highlight selected information from this proxy statement/prospectus but we have not included all of the information that may be important to you. To better understand the proposed merger agreement and the merger, and for a complete description of their legal terms, you should carefully read this entire proxy statement/prospectus, including the appendices, as well as the documents that we have incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 78.

                                TABLE OF CONTENTS


                                                                                                      PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER.................................................................iv
SUMMARY.................................................................................................1
         The Companies..................................................................................1
         Description of the Merger......................................................................1
         Description of the Inmet Transaction...........................................................2
         Recommendation to MK Resources Stockholders....................................................2
         Opinion of the Financial Advisor to the Independent Directors of MK Resources..................2
         Interests of Certain Persons in the Merger.....................................................3
         No Solicitation Covenants......................................................................3
         Termination of the Merger Agreement; Effects of Termination....................................3
         Material U.S. Federal Income Tax Consequences..................................................4
         Transferability of Leucadia Common Shares......................................................4
         Comparison of Stockholder Rights...............................................................4
         Accounting Treatment...........................................................................4
         Appraisal Rights...............................................................................5
         Regulatory Approvals...........................................................................5
         Selected Historical Financial Information of Leucadia and MK Resources.........................6
         Certain Historical and Pro Forma Per Share Data...............................................11
         Comparative Market Data.......................................................................13
         Comparative Per Share Market Price Information and Dividend Information.......................14
RISK FACTORS...........................................................................................15
         Risk Factors Relating to the Merger...........................................................15
         Risk Factors Relating to Leucadia and Leucadia Common Shares..................................16
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.............................................18
THE MK RESOURCES SPECIAL MEETING.......................................................................20
         Time and Place; Purposes......................................................................20
         Record Date...................................................................................20
         Recommendation of the MK Resources Board of Directors.........................................20
         Quorum; Votes Required for Approval...........................................................20
         Voting; Revocation of Proxies.................................................................20
         Stockholder Proposals.........................................................................21
         Persons Making the Solicitation...............................................................21
         Voting Securities and Principal Holders Thereof...............................................22
         Voting Agreement..............................................................................22
THE MERGER.............................................................................................23
         Background to the Merger......................................................................23
         Recommendation of the MK Resources Board of Directors.........................................27
         MK Resources' Reasons for the Merger..........................................................27
         Opinion of the Financial Advisor to the Independent Directors of MK Resources.................30
         Leucadia's Reasons for the Merger.............................................................34
         Material U.S. Federal Income Tax Consequences.................................................35
         Appraisal Rights..............................................................................38
         Certain Effects of the Merger.................................................................41
         Accounting Treatment for the Merger...........................................................41
         Transferability of Leucadia Common Shares.....................................................43
INTERESTS OF CERTAIN PERSONS IN THE MERGER.............................................................43
         MK Resources Stock Held by Directors and Executive Officers...................................43
         Stock Options.................................................................................43
         Director and Officer Interlock................................................................43
         Indemnification of Directors and Officers; Directors' and Officers' Insurance.................43
THE MERGER AGREEMENT...................................................................................44
         The Merger....................................................................................44

                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Representations and Warranties................................................................45
         Covenants and Agreements......................................................................46
         Conditions to the Merger......................................................................50
         Termination of the Merger Agreement; Effects of Termination...................................51
         Expenses......................................................................................51
         Amendments and Supplements; Waivers...........................................................52
THE INMET TRANSACTION..................................................................................53
         The Inmet Share Purchase Agreement............................................................53
         The Registration Rights Agreement.............................................................66
THE COMPANIES..........................................................................................68
         Leucadia National Corporation.................................................................68
         MK Resources Company..........................................................................68
         Marigold Acquisition Corp.....................................................................68
COMPOSITION OF THE BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT OF THE SURVIVING CORPORATION............68
         Board of Directors............................................................................68
         Executive Officers............................................................................68
DESCRIPTION OF LEUCADIA STOCK..........................................................................69
         Authorized Capital............................................................................69
         Common Shares.................................................................................69
         Preferred Shares..............................................................................69
         Transfer Restrictions on Leucadia Common Shares...............................................69
         Transfer Agent................................................................................72
COMPARISON OF STOCKHOLDER RIGHTS.......................................................................73
         Introduction..................................................................................73
         Authorized Shares; Preferred Stock............................................................73
         Voting of Stockholders; Limitations on Share Ownership........................................73
         Annual Meeting; Special Meetings of Stockholders..............................................73
         Advance Notice Requirements for Shareholder Proposals and Director Nominations................74
         Removal of Directors; Vacancies on the Board of Directors.....................................74
         Indemnification of Directors and Officers.....................................................75
         Shareholder Approval of Business Combinations.................................................75
         Stockholder Action by Written Consent.........................................................75
         Business Combinations with Interested Stockholders............................................76
         Stock Exchange Listing........................................................................77
WHERE YOU CAN FIND MORE INFORMATION....................................................................78
LEGAL MATTERS..........................................................................................79
EXPERTS................................................................................................79
MISCELLANEOUS..........................................................................................80
Appendix A - Agreement and Plan of Merger, dated as of May 2, 2005, among
      Leucadia National Corporation, MK Resources Company and Marigold Acquisition Corp...............A-1
Appendix B - Share Purchase Agreement, dated May 2, 2005, among Inmet Mining Corporation,
      Leucadia National Corporation and MK Resources Company..........................................B-1
Appendix C - Fairness Opinion of Raymond James Ltd....................................................C-1
Appendix D - Confirmation Letter of Raymond James Ltd.................................................D-1
Appendix E - Section 262 of the Delaware General Corporation Law......................................E-1
Appendix F - Form of Registration Rights Agreement among Inmet Mining Corporation,
      Leucadia National Corporation and MK Resources Company..........................................F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1.       WHAT IS THE PROPOSED MERGER?

A1. Leucadia is proposing to acquire the remaining MK Resources shares that it does not already own, which consist of approximately 27.9% of the outstanding MK Resources common stock. The acquisition will be effected by the merger of a wholly owned subsidiary of Leucadia with and into MK Resources, with MK Resources surviving as a wholly owned subsidiary of Leucadia.

Q2.       WHAT IS THE INMET TRANSACTION?

A2. The Inmet transaction consists of the sale by MK Resources to Inmet Mining Corporation of a 70% interest in the Las Cruces copper mining project in southern Spain in exchange for the issuance by Inmet to MK Resources of 5,600,000 Inmet common shares pursuant to a share purchase agreement among Inmet, Leucadia and MK Resources, which we refer to as the Inmet share purchase agreement. The Inmet transaction is conditioned upon, and will be effected immediately following, the completion of the merger and satisfaction of the other terms and conditions of the Inmet share purchase agreement. After the consummation of the merger and the Inmet transaction, Leucadia will retain a 30% indirect interest in the Las Cruces project through MK Resources.

          Pursuant to the Inmet share purchase agreement, Leucadia and Inmet have committed to provide financing to the Las Cruces project in an aggregate amount currently estimated to be approximately $159,000,000, of which Leucadia's share will be 30% ($32,300,000 of which has already been loaned), and Inmet's share will be 70%. Leucadia has also agreed to provide guarantees for 30% of the third party project financing to be obtained for the Las Cruces project, with Inmet providing guarantees for the remaining 70%, until such time as the completion tests to be specified under the project financing have been achieved.

Q3.       WHY ARE MK RESOURCES AND LEUCADIA PROPOSING THE MERGER?

A3. MK Resources and Leucadia are proposing the merger in order to facilitate the Inmet transaction.

          The development of the Las Cruces project requires additional cash investments and significant additional third party project financing. Without external financial support, MK Resources lacks the financial resources to make the additional cash investments and to provide the guarantees necessary to secure project financing. While Inmet has agreed to acquire a 70% interest in the Las Cruces project, Inmet requires that the owner of the remaining 30% of the Las Cruces project invest cash and provide guarantees to secure project financing. Leucadia has been MK Resources' sole source of funding for the Las Cruces project to date, but has advised MK Resources that Leucadia is not willing to provide the cash and guarantees of the magnitude required by the terms of the proposed Inmet transaction to develop the project for a company that it does not wholly own.

          In order to satisfy, in a manner acceptable to Leucadia, Inmet's requirement that the owner of the remaining 30% interest in the Las Cruces project provide cash and guarantees, Leucadia agreed with MK Resources to acquire, immediately before the completion of the Inmet transaction, all of the outstanding MK Resources common stock that Leucadia does not currently own through the merger.

Q4.       WHAT WILL I RECEIVE IN THE MERGER IN EXCHANGE FOR MY MK RESOURCES
          SHARES?

A4.       If you own shares of MK Resources common stock, you will receive
          0.0317 of a Leucadia common share in exchange for each share of MK Resources common stock owned at the time we complete the merger (unless you properly exercise appraisal rights).

          Leucadia will not issue fractional Leucadia common shares. Any MK Resources stockholder otherwise entitled to receive a fractional Leucadia common share will receive a cash payment instead of a fractional share.

Q5.       WILL I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

A5. Yes. Under Delaware law, holders of MK Resources common stock will be entitled to appraisal rights. For a detailed discussion of the appraisal rights of holders of MK Resources common stock, see "The Merger--Appraisal Rights."

Q6.       WHO IS ENTITLED TO VOTE AT THE MK RESOURCES SPECIAL MEETING?

A6. MK Resources stockholders of record at the close of business on [___________], 2005, the record date for the MK Resources special meeting, are entitled to receive notice of and to vote on matters that come before the special meeting and any adjournments or postponements of the special meeting. However, an MK Resources stockholder may vote only if present in person or represented by proxy at the special meeting. On the record date, there were [___________] shares of MK Resources common stock outstanding held by approximately [_____] holders of record.

Q7. WHAT VOTE OF MK RESOURCES STOCKHOLDERS IS NEEDED TO APPROVE AND ADOPT THE MERGER AGREEMENT?

A7. Under Delaware law and MK Resources' certificate of incorporation, the affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter, with each share of MK Resources common stock having one vote, is required to approve and adopt the merger agreement.

          As of the record date, Leucadia held, in the aggregate, shares representing approximately 72.1% of the total voting power of the outstanding shares of common stock. Leucadia's vote will be sufficient to approve the merger. Leucadia has agreed with Inmet to vote its MK Resources shares in favor of approval and adoption of the merger agreement at the special meeting. This voting agreement will terminate automatically if the Inmet share purchase agreement is terminated in accordance with its terms. Subject to the payment to Inmet of certain fees, the Inmet share purchase agreement can be terminated if MK Resources receives a superior proposal from a third party and complies with certain procedural requirements set forth in the Inmet share purchase agreement.

          Holders of MK Resources common stock are not being asked to consider and vote upon the Inmet transaction at the special meeting. The Inmet transaction will be effected after the completion of the merger, subject to the terms and conditions of the Inmet share purchase agreement, at which time Leucadia will be able to approve the Inmet transaction as the sole stockholder of MK Resources.

Q8. HAVE MK RESOURCES' INDEPENDENT DIRECTORS MADE A RECOMMENDATION TO THE BOARD OF DIRECTORS OF MK RESOURCES?

A8. Yes. At a meeting held on May 1, 2005, the independent directors of MK Resources, who were advised by Raymond James Ltd., determined that the merger and the other transactions contemplated by the merger agreement, as well as the Inmet transaction and the other transactions contemplated by the Inmet share purchase agreement, are advisable for, and in the best interests of, MK Resources, and are fair to and in the best interests of stockholders of MK Resources (other than Leucadia, as to which the independent directors made no fairness determination), and should be approved and declared advisable by the board of directors of MK Resources.

          Also on May 1, 2005, MK Resources' board of directors held a meeting to consider the merger agreement and the Inmet share purchase agreement, at which meeting the independent directors recommended that the board of directors of MK Resources approve the merger and the other transactions contemplated by the merger agreement, as well as the Inmet transaction and the other transactions contemplated by the Inmet share purchase agreement.

Q9. HOW DOES THE BOARD OF DIRECTORS OF MK RESOURCES RECOMMEND I VOTE ON THE PROPOSAL?

A9. MK Resources' board of directors believes that the merger and the other transactions contemplated by the merger agreement, as well as the Inmet transaction and the other transactions contemplated by the Inmet share purchase agreement, are advisable for, and in the best interests of, MK Resources, and fair to and in the best interests of stockholders of MK Resources (other than Leucadia, as to which the board made no fairness determination). Accordingly, the board of directors of MK Resources unanimously recommends that MK Resources stockholders vote "FOR" approval and adoption of the merger agreement.

Q10. WILL MK RESOURCES STOCKHOLDERS BE TAXED ON THE LEUCADIA COMMON SHARES AND CASH INSTEAD OF FRACTIONAL LEUCADIA COMMON SHARES THEY RECEIVE IN EXCHANGE FOR THEIR MK RESOURCES SHARES?

A10. The U.S. federal income tax consequences of the merger to the U.S. holders depend upon whether the merger qualifies as a tax-free reorganization. As a result of certain factors, it is not clear whether the merger will qualify as a tax-free reorganization. If the merger does not qualify as a tax-free reorganization, the receipt of the merger consideration (which consists of Leucadia common shares and cash payments in lieu of fractional Leucadia common shares) for shares of MK Resources common stock would be a taxable transaction for U.S. federal income tax purposes and generally would result in a capital gain or loss for the U.S. holder. If the merger does qualify as a tax-free reorganization, U.S. holders would recognize no gain or loss on the exchange of MK Resources common stock for Leucadia common shares. Leucadia and MK Resources intend to report the merger as a taxable transaction. It should be noted that an MK Resources stockholder is not bound by Leucadia's and MK Resources' reporting position.

          We recommend that MK Resources stockholders carefully read the complete explanation of the material U.S. federal income tax consequences of the merger beginning on page 35, and that MK Resources stockholders consult their tax advisors for a full understanding of the tax consequences to them.

Q11.      DOES MK RESOURCES NEED ANY APPROVALS OTHER THAN FROM ITS STOCKHOLDERS?

A11. We are not aware of any federal, state or local regulatory requirements that must be complied with or other approvals that must be obtained before completing the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger as required under the Delaware General Corporation Law.

Q12. WHEN AND WHERE WILL MK RESOURCES HOLD THE SPECIAL MEETING OF MK RESOURCES STOCKHOLDERS?

A12. MK Resources will hold the special meeting of MK Resources stockholders at [___________] on [___________], [___________], 2005,
          beginning at [_____] a.m., local time.

Q13.      WHAT DO I NEED TO DO NOW?

A13. After carefully reviewing this proxy statement/prospectus, indicate on your proxy card how you want to vote on the merger agreement. Then sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

          If you do not sign and send in your proxy card and do not attend and cast your vote in person at the MK Resources special meeting, such inaction will have the effect of voting against the merger agreement.

          If you sign, date and send in your proxy card, but do not indicate how you want to vote on the merger agreement, your proxy card will be voted in favor of the merger agreement.

          After we complete the merger, MK Resources stockholders will receive written instructions and a letter of transmittal for exchanging their shares of MK Resources common stock for Leucadia common shares and cash instead of fractional Leucadia common shares. PLEASE DO NOT SEND IN YOUR MK RESOURCES STOCK CERTIFICATES UNTIL YOU RECEIVE THE INSTRUCTIONS AND LETTER OF TRANSMITTAL.

Q14. IF MY MK RESOURCES SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A14. No. Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should fill out the voter instruction form sent to you by your broker with this proxy statement/prospectus. Failure to instruct your broker will have the effect of voting against the merger agreement.

Q15.      MAY I CHANGE MY VOTE EVEN AFTER SUBMITTING A PROXY CARD?

A15. Yes. If you are a holder of record, there are three ways you can change your proxy instructions after you have submitted your proxy card. First, you may send a written notice to the person to whom you submitted your proxy revoking your proxy. Second, you may complete and submit a new proxy card. The latest proxy actually received by MK Resources before the special meeting of stockholders will be counted, and any earlier proxies will be revoked. Third, you may attend the MK Resources special meeting and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the meeting without voting will not revoke your proxy.

          If your shares are held in the name of a broker or nominee and you have instructed your broker or nominee to vote your shares, you must follow the directions you receive from your broker or nominee in order to change or revoke your vote.

Q16.      SHOULD I SEND IN MY MK RESOURCES STOCK CERTIFICATES NOW?

A16. No. After the merger is completed, we will send you written instructions for exchanging your MK Resources stock certificates.

Q17.      WHERE CAN I FIND MORE INFORMATION?

A17. You may obtain more information from various sources, as described under "Where You Can Find More Information" beginning on page 78.

Q18.      WHO CAN HELP ANSWER MY QUESTIONS?

A18. If you have questions about this proxy statement/prospectus, you can call the Secretary of MK Resources at (801) 297-6900.

                                     SUMMARY

      The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and the Inmet transaction, you should carefully read this entire document and the other documents to which this document refers you. See "Where You Can Find More Information" beginning on page
78. Unless we have stated otherwise, all references in this document to MK Resources are to MK Resources Company, all references to Leucadia are to Leucadia National Corporation, all references to Inmet are to Inmet Mining Corporation, all references to Merger Sub are to Marigold Acquisition Corp., and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of May 2, 2005, among Leucadia, MK Resources and Merger Sub, a copy of which is attached as Appendix A to this document. Throughout this proxy statement/prospectus, when we use the term "we," "us," or "our," we are referring to both Leucadia and MK Resources.

THE COMPANIES (Page 68)

LEUCADIA NATIONAL CORPORATION
315 Park Avenue South
New York, New York 10010
(212) 460-1900

      Leucadia is a diversified holding company engaged in a variety of business, including telecommunications, healthcare services, manufacturing, banking and lending, real estate activities, winery operations, development of a copper mine and property and casualty reinsurance. Leucadia concentrates on return on investment and cash flow to maximize long-term shareholder value. Additionally, Leucadia continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses in order to maximize shareholder value. In identifying possible acquisitions, Leucadia tends to seek assets and companies that are troubled or out of favor and, as a result, are selling substantially below the values it believes to be present.

MK RESOURCES COMPANY
60 East South Temple, Suite 1225
Salt Lake City, Utah 84111
(801) 297-6900

      MK Resources is in the business of exploring for, acquiring, developing and mining mineral properties. Its principal asset is the Las Cruces project, a high-grade copper deposit located in Spain that is currently undergoing the final stages of pre-production permitting, surface land acquisition, financing and initial project development. Las Cruces will be an open pit mine with a hydrometallurgical process plant allowing for on-site cathode copper production.

MARIGOLD ACQUISITION CORP.
c/o Leucadia National Corporation
315 Park Avenue South
New York, New York 10010
(212) 460-1900

      Marigold Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Leucadia created solely for the purpose of effecting the merger. In the merger, Marigold Acquisition Corp. will be merged with and into MK Resources, with MK Resources surviving the merger as a wholly owned subsidiary of Leucadia.

DESCRIPTION OF THE MERGER (Page 23)

      In the merger, Merger Sub will merge with and into MK Resources, and MK Resources will survive the merger as a wholly owned subsidiary of Leucadia. In the merger, each share of MK Resources common stock will be converted into the right to receive 0.0317 of a Leucadia common share, which ratio is referred to in this proxy statement/prospectus as the exchange ratio, unless the holder properly exercises appraisal rights. Any MK Resources stockholder entitled to receive a fractional Leucadia common share after giving effect to the conversion of all MK Resources shares owned by the stockholder will receive a cash payment instead of the fractional share. In the merger, Leucadia expects to issue approximately 333,503 Leucadia common shares in respect of MK Resources' outstanding common stock, representing approximately [_____]% of the Leucadia common shares outstanding as of [___________], 2005.

      The merger agreement is the legal document that governs the merger and the other transactions contemplated by the merger agreement. We have attached the merger agreement as Appendix A to this proxy statement/prospectus. We urge you to read it carefully in its entirety.

DESCRIPTION OF THE INMET TRANSACTION (Page 53)

      In the Inmet transaction, MK Resources will sell to Inmet a 70% interest in the Las Cruces project in exchange for the issuance by Inmet to MK Resources of 5,600,000 Inmet common shares pursuant to the Inmet share purchase agreement. The Inmet transaction will be effected immediately following the completion of the merger, subject to the term and conditions of the Inmet share purchase agreement. After the consummation of the merger and the Inmet transaction, Leucadia will retain a 30% indirect interest in the Las Cruces project through MK Resources.

      Pursuant to the Inmet share purchase agreement, Leucadia and Inmet have committed to provide financing to the Las Cruces project in an aggregate amount currently estimated to be approximately $159,000,000, of which Leucadia's share will be 30% ($32,300,000 of which has already been loaned), and Inmet's share will be 70%. Leucadia has also agreed to provide guarantees for 30% of the third party project financing to be obtained for the Las Cruces project, with Inmet providing guarantees for the remaining 70%, until such time as the completion tests to be specified under the project financing have been achieved.

      Consummation of the Inmet transaction is subject to the satisfaction of certain conditions, including the completion of the merger, receipt of required consents, if any, and receipt of third party financing commitments for project financing of not less than $255 million and a (euro)66 million bridge facility.

      Upon the recommendation of the independent directors of MK Resources, who were advised by Raymond James Ltd., the MK Resources board of directors unanimously determined that the Inmet transaction and the other transactions contemplated by the Inmet share purchase agreement are advisable and approved the Inmet share purchase agreement.

      Holders of MK Resources common stock are not being asked to consider and vote upon the Inmet transaction at the special meeting. The Inmet transaction will be effected after the completion of the merger, at which time Leucadia will be able to approve the Inmet transaction as the sole stockholder of MK Resources.

      The Inmet share purchase agreement is the legal document that governs the Inmet transaction and the other transactions contemplated by the Inmet share purchase agreement. We have attached the Inmet share purchase agreement as Appendix B to this proxy statement/prospectus. We urge you to read it carefully in its entirety.

RECOMMENDATION TO MK RESOURCES STOCKHOLDERS (Page 27)

      Upon the recommendation of the independent directors of MK Resources, who were advised by Raymond James Ltd., the MK Resources board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of MK Resources and fair to and in the best interests of stockholders of MK Resources (other than Leucadia) and approved the merger agreement. The MK Resources board of directors unanimously recommends that holders of MK Resources common stock vote "FOR" the approval and adoption of the merger agreement.

      The affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter is required to approve and adopt the merger agreement. As of the record date of the special meeting, Leucadia beneficially owned approximately 72.1% of the outstanding shares of MK Resources common stock. Accordingly, Leucadia's vote will be sufficient to approve the merger.

      In approving the merger agreement and making its declaration and recommendation, the MK Resources board of directors considered the recommendation of the independent directors, consulted with MK Resources senior management and MK Resources' financial and legal advisors and considered a number of strategic, financial and other considerations referred to under "The Merger--MK Resources' Reasons for the Merger."

OPINION OF THE FINANCIAL ADVISOR TO THE INDEPENDENT DIRECTORS OF MK RESOURCES (Page 30)

      In connection with the merger, the financial advisor to the independent directors of MK Resources, Raymond James Ltd., has delivered a written opinion to the independent directors and the board of directors of MK Resources to the effect that, as of May 2, 2005 and based upon and subject to the assumptions, limitations and qualifications in the opinion, the exchange ratio is fair from a financial point of view to the stockholders of MK Resources, other than Leucadia. The full text of the written opinion of Raymond James is attached as Appendix C to this proxy statement/prospectus. You are urged to read the opinion carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the review undertaken. The opinion does not constitute a recommendation to any stockholder as to how they should vote or act on the merger and does not constitute an opinion as to the price at which Leucadia common shares will actually trade.

      On May 16, 2005, MK Resources filed with the SEC Amendment No. 2 to its Annual Report on Form 10-K/A for the year ended December 31, 2004, restating its 2004 audited financial statements and providing other information relating to the accounting error that required the restatement, which related to the application of Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Cost" to the amortization of debt discount. Raymond James considered the information contained in the Form 10-K/A, including the restated financial statements, and confirmed to the independent directors and the full board of directors of MK Resources in writing that the information in the Form 10-K/A, including the restated financial statements, would not have altered the conclusion reached in the fairness opinion as of the date of the fairness opinion. A copy of the written confirmation of Raymond James is attached as Appendix D to this proxy statement/prospectus.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (Page 43)

      You should be aware that certain directors and officers of MK Resources have interests in the merger that may be different from, or in addition to, your interests as a stockholder of MK Resources. Both the directors and officers of MK Resources may have interests that include, among others, the vesting of options and other equity-based awards in connection with the merger. Further, the directors and officers of MK Resources have an interest in continuing rights to liability insurance and indemnification for losses relating to their service as officers or directors of MK Resources before the merger.

      As of the record date for the special meeting, directors and executive officers of MK Resources and their affiliates (other than Leucadia), as a group, beneficially owned and had the right to vote 215,675 shares of MK Resources common stock, representing an aggregate of approximately 0.6% of the outstanding shares of MK Resources common stock entitled to vote on the approval and adoption of the merger agreement. The directors and executive officers as a group also hold options to purchase an aggregate of 1,406,667 shares of MK Resources common stock that are currently exercisable or exercisable within the next sixty days. Additionally, Leucadia owned 27,212,735 shares of MK Resources common stock as of the record date, representing approximately 72.1% of the outstanding shares of MK Resources common stock entitled to vote on the approval and adoption of the merger agreement. Leucadia is also deemed, under U.S. federal securities laws, to beneficially own an additional 53,461,538 shares of MK Resources common stock issuable upon the conversion of the outstanding loans under the credit agreement between Leucadia and MK Resources (based upon $69.5 million outstanding as of May 31, 2005). Leucadia has no intention to exercise its conversion rights under that credit agreement, which will continue to be an obligation of MK Resources following the merger and the Inmet transaction, and will constitute intercompany debt between MK Resources and Leucadia until such indebtedness is repaid or cancelled.

NO SOLICITATION COVENANTS (Pages 47 and 58)

      MK Resources and Leucadia have agreed in the merger agreement and the Inmet share purchase agreement not to solicit, initiate, cause, facilitate, knowingly encourage (including by way of furnishing information), engage in or respond to (other than to decline) any inquiry, proposal or offer relating to any merger, amalgamation, share exchange, business combination, takeover bid, sale or other disposition of the assets or capital stock of MK Resources or either of its material subsidiaries, MK Gold Exploration B.V. and Cobre Las Cruces S.A. These covenants are subject to exceptions in connection with unsolicited bona fide offers for potential or proposed acquisition transactions under specified circumstances, which we describe more fully under "The Merger Agreement--Covenants and Agreements--No Solicitation" and "The Inmet Transaction--The Inmet Share Purchase Agreement--No Solicitation."

TERMINATION OF THE MERGER AGREEMENT; EFFECTS OF TERMINATION (Page 51)

      The merger agreement will automatically terminate if, before the MK Resources stockholders approve and adopt the merger agreement, MK Resources terminates the Inmet share purchase agreement after (1) receiving a superior proposal (as defined in the Inmet share purchase agreement) and (2) complying with the provisions of the Inmet share purchase agreement described under "The Inmet Transaction--The Inmet Share Purchase Agreement--No Solicitation." If the merger agreement is automatically terminated under these circumstances and Leucadia consequently becomes obligated to pay to Inmet $3 million under the Inmet share purchase agreement, MK Resources will be obligated to pay Leucadia $3 million.

      In addition, the merger agreement may be terminated at any time before the effective time of the merger:

     o By Leucadia's and MK Resources' mutual written consent, subject to Leucadia's and MK Resources' obligations under the Inmet share purchase agreement to use their commercially reasonable endeavors to complete the merger.

     o By either Leucadia or MK Resources, if the merger is not consummated by December 31, 2005, unless the failure to consummate the merger on or before that date is attributable to the failure by the party seeking to terminate the merger agreement to perform any of its obligations under the merger agreement.

     o By either Leucadia or MK Resources, if any law, injunction, judgment or ruling of any governmental authority is in effect permanently prohibiting the consummation of the merger or making the consummation of the merger illegal and is final and nonappealable, unless the legal restraint is attributable to the failure by the party seeking to terminate the merger agreement to perform any of its obligations under the merger agreement.

     o By Leucadia, under certain circumstances, if MK Resources has breached any of its covenants or representations in the merger agreement, and the breach cannot be cured, or it has not been cured by MK Resources within 30 days following written notice.

     o By MK Resources, under certain circumstances, if Leucadia has breached any of its covenants or representations in the merger agreement, and the breach cannot be cured, or it has not been cured by Leucadia within 30 days following written notice.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (Page 35)

      The U.S. federal income tax consequences of the merger to the U.S. holders depend upon whether the merger qualifies as a tax-free reorganization. As a result of certain factors, it is not clear whether the merger will qualify as a tax-free reorganization. If the merger does not qualify as a tax-free reorganization, the receipt of the merger consideration (which consists of Leucadia common shares and cash payments in lieu of fractional Leucadia common shares) for shares of MK Resources common stock would be a taxable transaction for U.S. federal income tax purposes and generally would result in a capital gain or loss for the U.S. holder. If the merger does qualify as a tax-free reorganization, U.S. holders would recognize no gain or loss on the exchange of MK Resources common stock for Leucadia common shares. Leucadia and MK Resources intend to report the merger as a taxable transaction. It should be noted that an MK Resources stockholder is not bound by Leucadia's and MK Resources' reporting position.

TRANSFERABILITY OF LEUCADIA COMMON SHARES (Page 41)

      The Leucadia common shares issued in the merger may be traded freely subject to (1) restrictions under Leucadia's certificate of incorporation applicable to 5% shareholdings, which are described under "Description of Leucadia Stock--Transfer Restrictions on Leucadia Common Shares," and (2) restrictions under the Securities Act of 1933 applicable to subsequent transfers of Leucadia common shares issued to affiliates of either Leucadia or MK Resources.

COMPARISON OF STOCKHOLDER RIGHTS (Page 73)

      The conversion of your shares of MK Resources common stock into the right to receive Leucadia common shares in the merger will result in differences between your rights as an MK Resources stockholder, which are governed by the Delaware General Corporation Law and MK Resources' certificate of incorporation and bylaws, and your rights as a Leucadia shareholder, which are governed by the New York Business Corporation Law and Leucadia's certificate of incorporation and bylaws.

ACCOUNTING TREATMENT (Page 41)

      Leucadia's acquisition of the minority interest in MK Resources will be accounted for by Leucadia by the purchase method of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

APPRAISAL RIGHTS (Page 38)

      Under Delaware law, holders of MK Resources common stock will be entitled to appraisal rights. For a detailed discussion of the appraisal rights of holders of MK Resources common stock, see "The Merger--Appraisal Rights."

REGULATORY APPROVALS

      We are not aware of any federal, state or local regulatory requirements that must be complied with or other approvals that must be obtained before completing the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws and the filing of a certificate of merger as required under the Delaware General Corporation Law.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LEUCADIA AND MK RESOURCES

      We are providing the following selected financial information to assist you in analyzing the financial aspects of the merger. We derived the financial information presented for Leucadia and for MK Resources at March 31, 2005, and for the three months ended March 31, 2005 and 2004 from the unaudited financial statements contained in Leucadia's and MK Resources' respective Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2005. We derived the financial information presented for Leucadia and for MK Resources at, and for each of the years in the five-year period ended, December 31, 2004 from the audited financial statements and other financial information contained in Leucadia's and MK Resources' respective Annual Reports on Form 10-K, as amended, for those years. The selected Leucadia and MK Resources financial data set forth below, including the accompanying notes, are qualified in their entirety by, and should be read in conjunction with, the historical consolidated financial statements and related notes and management's discussion and analysis contained in the annual, quarterly and other reports filed by Leucadia and MK Resources with the SEC, which we have incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 78.
The selected historical financial information presented below at March 31, 2005, and for the three months ended March 31, 2005 and 2004 have been derived from unaudited financial statements; however, Leucadia's and MK Resources' management believes that such financial information for their respective companies reflects all adjustments, consisting of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the three months ended March 31, 2005 may not be indicative of annual results of operations.

Leucadia Selected Historical Consolidated Financial Data

                                           THREE MONTHS ENDED
                                                MARCH 31,                             YEAR ENDED DECEMBER 31,
                                      -------------------------  -------------------------------------------------------------------
                                           2005         2004         2004         2003           2002          2001         2000
                                      -----------   -----------  -----------  -----------     -----------    ----------- -----------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA (a)

Revenues and other income (b)         $  560,785    $  509,730   $2,262,111   $  548,971      $  235,157     $  369,553  $  489,566

Expenses                                 568,696       544,924    2,206,826      580,724         274,301        297,478     288,413

Income (loss) from continuing
  operations before income taxes,
  minority expense of trust
  preferred securities and equity in
  income (losses) of associated
  companies                               (7,911)      (35,194)      55,285      (31,753)        (39,144)        72,075     201,153

Income (loss) from continuing
  operations before minority expense
  of trust preferred securities and
  equity in income (losses) of
  associated companies (c)                (8,535)      (35,452)      75,477       11,689         104,931         83,799     133,019

Minority expense of trust preferred
  securities, net of taxes                     -             -            -       (2,761)         (5,521)        (5,521)     (5,521)

Equity in income (losses) of
  associated companies, net of taxes      11,148        23,981       76,479       76,947          54,712        (15,974)     19,040

Income (loss) from continuing
  operations                               2,613       (11,471)     151,956       85,875         154,122         62,304     146,538

Income (loss) from discontinued
  operations, including gain (loss)
  on disposal, net of taxes                    -          (481)      (6,456)      11,179           7,501        (70,223)    (30,530)

Cumulative effect of a change in
  accounting principle                         -             -            -            -               -            411           -

Net income (loss)                          2,613       (11,952)     145,500       97,054         161,623         (7,508)    116,008

Per share:

Basic earnings (loss) per common
  share:

  Income (loss) from continuing
   operations                         $      .02    $     (.11)  $     1.42   $      .94     $      1.85     $      .75  $     1.76

  Income (loss) from discontinued
   operations, including gain (loss)
   on disposal                                 -             -         (.06)         .12             .09           (.85)       (.37)

  Cumulative effect of a change in
   accounting principle                        -             -            -            -               -            .01           -
                                      -----------   -----------  -----------  -----------     -----------    ----------- -----------

      Net income (loss)               $      .02    $     (.11)  $     1.36   $     1.06      $     1.94     $     (.09) $     1.39
                                      ===========   ===========  ===========  ===========     ===========    =========== ===========

Diluted earnings (loss) per common
  share:

  Income (loss) from continuing
   operations                          $     .02     $    (.11)   $    1.40    $     .93      $     1.83      $     .75    $   1.76

  Income (loss) from discontinued
   operations, including gain (loss)
   on disposal                                 -             -         (.06)         .12             .09           (.85)       (.37)

  Cumulative effect of a change in
   accounting principle                        -             -            -            -               -            .01           -
                                      -----------   -----------  -----------  -----------     -----------    ----------- -----------

      Net income (loss)                $     .02     $    (.11)   $    1.34    $    1.05      $     1.92      $    (.09)   $   1.39
                                      ===========   ===========  ===========  ===========     ===========    =========== ===========

(table continued from previous page)

                                        AT MARCH 31,                                AT DECEMBER 31,
                                                         --------------------------------------------------------------------------
                                           2005              2004           2003            2002           2001           2000
                                        ------------     ------------    ------------  -------------    ------------   ------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED BALANCE SHEET DATA (a)

Cash and investments                    $ 2,345,486      $ 2,320,052     $ 1,602,495   $  1,043,471     $ 1,080,271    $   998,892

Total assets                              4,757,261        4,800,403       4,397,164      2,541,778       2,469,087      2,417,783

Debt, including current maturities        1,551,793        1,551,741       1,178,834        233,073         252,279        190,486

Customer banking deposits                    21,934           24,591         145,532        392,904         476,495        526,172

Shareholders' equity                      2,240,815        2,258,653       2,134,161      1,534,525       1,195,453      1,204,241

Book value per common share             $     20.82      $     20.99     $     20.09   $      17.16     $     14.41    $     14.52

Cash dividends per common share         $         -      $       .25     $       .17   $        .17     $       .17    $       .17


--------------------

(a) In December 2004, Leucadia effected a three-for-two stock split of its common shares in the form of a 50% stock dividend. The stock dividend was paid on December 31, 2004 to holders of record of the common shares at the close of business on December 23, 2004. The information for Leucadia in the table above gives retroactive effect to the stock split for all periods presented.

     WilTel Communications Group, LLC is reflected as a consolidated subsidiary as of November 6, 2003, the date Leucadia acquired the balance of the WilTel shares it did not previously own in exchange for the issuance of 16,734,690 Leucadia common shares. In 2002, Leucadia acquired 47.4% of WilTel for $353,900,000 in cash, including expenses, which was accounted for by Leucadia under the equity method of accounting. Leucadia's share of WilTel's losses prior to November 6, 2003 is included in the caption equity in income (losses) of associated companies ($52,087,000 for 2003 and $13,374,000 for 2002). Symphony Health Services, LLC is reflected as a consolidated subsidiary since its acquisition in September 2003.

(b) Includes net securities gains (losses) of $55,000 and $9,272,000 for the three months ended March 21, 2005 and 2004, respectively, and $142,936,000, $9,953,000, $(37,066,000), $28,450,000 and $124,964,000 for the years ended
     December 31, 2004, 2003, 2002, 2001 and 2000, respectively.

(c) As a result of the favorable resolution of various state and federal income tax contingencies, the income tax provision reflects a benefit of approximately $27,300,000, $24,400,000, $120,000,000 and $36,200,000 for
     the years ended December 31, 2004, 2003, 2002 and 2001, respectively.

MK Resources Selected Historical Consolidated Financial Data

                                            THREE MONTHS ENDED
                                                  MARCH 31,                             YEAR ENDED DECEMBER 31,
                                          ----------------------     --------------------------------------------------------------
                                            2005          2004         2004           2003       2002         2001          2000
                                          ---------    ---------     ---------     ---------   ---------    ---------     ---------
                                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA

Revenue:
  Product sales                           $      -     $    339      $    993      $  1,441    $  4,841     $  6,002      $ 11,314
  Mining services                                -            -             -             -           -        1,297         6,088
                                          ---------    ---------     ---------     ---------   ---------    ---------     ---------
      Total revenue                              -          339           993         1,441       4,841        7,299        17,402

Gross profit (loss):
  Product sales                                (39)         137           639           858       2,612          550         4,107
  Mining services                                -            -             -             -           -         (154)          434
  Project development                          (56)         (62)         (304)         (565)       (279)        (665)         (465)
                                          ---------    ---------     ---------     ---------   ---------    ---------     ---------
Total gross profit (loss)                      (95)          75           335           293       2,333         (269)        4,076
Exploration costs                              (86)         (77)         (398)         (523)       (674)        (717)       (1,018)
General and administrative expenses           (708)        (775)       (3,161)       (2,492)     (1,662)      (2,413)       (1,975)

LOSS FROM OPERATIONS                      $   (889)    $   (776)     $ (3,165)     $ (2,616)   $   (227)    $ (3,197)     $  1,096
BASIC AND DILUTED LOSS FROM OPERATIONS
  PER SHARE                               $   (.02)    $   (.02)     $   (.08)     $   (.07)   $   (.01)    $   (.09)     $    .03
NET INCOME (LOSS)                         $   (892)    $   (572)     $ (5,772)     $    201    $   (153)    $ (3,179)     $  1,017
BASIC AND DILUTED NET INCOME (LOSS) PER
  SHARE                                   $   (.02)    $   (.02)     $   (.15)     $    .01    $   (.00)    $   (.09)     $    .03

Weighted average shares outstanding:
  Basic                                 37,733,359   37,545,649    37,536,461    37,425,457  37,395,649   37,350,060    37,320,000
  Diluted                               37,733,359   37,545,649    37,536,461    37,437,899  37,395,649   37,350,060    37,320,000

OTHER FINANCIAL DATA

Depreciation, depletion and amortization:
  Product sales                           $      5     $      3      $      3      $      5    $        -   $    653      $    485
  Mining services                                -            -             -             -             -          6            28
Capital expenditures                         9,215        3,836        16,264         7,516         3,505      4,777        10,632


                                                  AT MARCH 31,                              AT DECEMBER 31,
                                                                   ----------------------------------------------------------------
                                                       2005          2004         2003            2002          2001         2000
                                                    ----------     ---------   ---------       ---------     ---------    ---------
                                                                                           (IN THOUSANDS)
BALANCE SHEET DATA

Cash and cash equivalents                           $  32,755      $  7,098    $  2,634        $  1,426      $  1,365     $    999

Total assets                                          163,706       123,795      90,158          70,355        60,441       60,323

Line of credit--Leucadia National Corporation (a)      16,152        35,131      41,500          31,900        29,000       23,300

Subsidiary credit agreement--Leucadia National
  Corporation                                          34,742             -           -               -             -            -

Stockholders' equity                                  104,458        80,181      41,021          31,424        24,851       29,668


----------------
(a) As more fully discussed in MK Resources' Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, the recognition of beneficial conversion features on MK Resources' credit facility with

     Leucadia results in increases in capital in excess of par value and book value per share, with corresponding reductions to long term liabilities. MK Resources had recognized aggregate cumulative beneficial conversion features of approximately $67.4 million and $37.3 million as of March 31, 2005 and December 31, 2004, respectively. Approximately $14.1 million and $6.0 million of cumulative beneficial conversion features had been amortized (which has the effect of increasing long-term liabilities) and capitalized to mining properties (which has the effect of increasing mining properties) as of March 31, 2005 and December 31, 2004, respectively.

CERTAIN HISTORICAL AND PRO FORMA PER SHARE DATA

      In the following table, we present per share data for Leucadia and MK Resources on a historical basis, a pro forma combined basis for Leucadia and equivalent pro forma basis for MK Resources, as of and for the three months ended March 31, 2005 and as of and for the year ended December 31, 2004. Pro forma combined financial statements are not presented because the impact of the acquisition is not material. The data does not purport to be indicative of (1) the results of operations or financial position that would have been achieved if the merger had been completed at the beginning of the period or as of the date indicated, or (2) the results of operations or financial position that may be achieved in the future. The pro forma per share data does not reflect any payment that may be required to be made in connection with the exercise of appraisal rights by MK Resources stockholders under Delaware law in connection with the merger. The MK Resources equivalent pro forma per share data is computed by multiplying the Leucadia pro forma combined per share data by 0.0317, the fraction of a Leucadia common share to be exchanged for each share of MK Resources common stock in the merger. Except for per share amounts related to historical income (loss) from continuing operations for the year ended December 31, 2004, all per share amounts below are unaudited. We derived the historical information in the table below for the year ended December 31, 2004 from Leucadia's and MK Resources' Annual Reports on Form 10-K, as amended, for 2004, and the information for the three months ended March 31, 2005 from their Quarterly Reports on Form 10-Q for the same period.

                                                                            YEAR ENDED             THREE MONTHS ENDED
                                                                          DECEMBER 31, 2004          MARCH 31, 2005
                                                                          -----------------          --------------
LEUCADIA--HISTORICAL
Income (loss) from continuing operations per common share:
  Basic                                                                    $      1.42            $       .02
  Diluted                                                                         1.40                    .02
Cash dividends per common share                                                    .25                      -
Book value per common share (b)                                                  20.99                  20.82

MK RESOURCES--HISTORICAL
Income (loss) from continuing operations per common share:
  Basic                                                                    $      (.15)           $      (.02)
  Diluted                                                                         (.15)                  (.02)
Cash dividends per common share                                                      -                      -
Book value per common share (b)                                                   2.12                   2.77

LEUCADIA--PRO FORMA COMBINED (a)
Income (loss) from continuing operations per common share:
  Basic                                                                    $      1.40            $       .02
  Diluted                                                                         1.38                    .02
Cash dividends per common share (c)                                                .25                      -
Book value per common share (b)                                                    N/A                  20.87



MK RESOURCES--PRO FORMA EQUIVALENTS
Income (loss) from continuing operations per common share:
  Basic                                                                    $       .04            $         -
  Diluted                                                                          .04                      -
Cash dividends per common share                                                    .01                      -
Book value per common share                                                        N/A                    .66


--------------

(a) The pro forma adjustments assume that the merger is approved and Leucadia acquires all of the shares in MK Resources that it does not already own. By virtue of Leucadia's current ownership in MK Resources, Leucadia's vote will be sufficient to approve the merger. The execution of a merger agreement on May 2, 2005 created a measurement date for accounting purposes enabling Leucadia to determine the value of the Leucadia common shares to be issued, which was based on the closing prices of Leucadia common shares over a five day period commencing two days before and ending two days after the date the merger agreement was signed. The aggregate value of the Leucadia common shares to be issued in the merger used for purposes of the pro forma data is $11,567,000.

(b) The historical book values per common share were computed by dividing shareholders' equity by the number of common shares outstanding at the end of the period. The Leucadia combined pro forma book value per common share is computed by dividing pro forma shareholders' equity by the pro forma number of common shares outstanding as of March 31, 2005.

(c) The Leucadia combined pro forma cash dividends per common share assumes that the historical amount paid per common share would have been paid on each of the pro forma number of common shares.

COMPARATIVE MARKET DATA

      Leucadia common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "LUK" , as well as on the Pacific Exchange, Inc. MK Resources common stock is quoted on the NASD Over-the-Counter Bulletin Board, or the OTCBB, under the symbol "MKRR". The following table presents trading information for Leucadia common shares and MK Resources common stock on May 2, 2005, the last trading day before the public announcement of the execution of the merger agreement, and [___________], 2005, the latest practicable trading day before the date of this document. You should read the information presented below in conjunction with "Comparative Per Share Market Price Data and Dividend Information" on page 14.



                                         LEUCADIA COMMON SHARES                     MK RESOURCES COMMON STOCK
                                     -----------------------------------       ------------------------------------
                                       HIGH          LOW          CLOSE        HIGH BID      LOW BID      LAST SALE
                                       ----          ---          -----        --------      -------      ---------
May 2, 2005                          $35.02        $34.24        $34.90         $1.10         $0.99         $1.01
[___________], 2005


      For illustrative purposes, the following table provides MK Resources equivalent per share information on each of the relevant dates. MK Resources equivalent per share amounts are calculated by multiplying Leucadia per share amounts by the exchange ratio.



                                      MK RESOURCES EQUIVALENT PER SHARE
                                      ---------------------------------
                                       HIGH          LOW          CLOSE
                                       ----          ---          -----
May 2, 2005                           $1.11         $1.09         $1.11
[___________], 2005

      The market prices of Leucadia common shares and shares of MK Resources common stock are subject to fluctuation. The actual value of the Leucadia common shares you receive in the merger will likely differ from the values illustrated. You are urged to obtain current market quotations.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION AND DIVIDEND INFORMATION

      The following table sets forth, for the calendar periods indicated, the high and low sale prices per Leucadia common share on the consolidated transaction reporting system, as reported by the Bloomberg Professional Service provided by Bloomberg L.P., and the high and low bid quotations per share of MK Resources common stock as reported by the OTCBB.


                                                                            LEUCADIA               MK RESOURCES
                                                                          COMMON SHARES            COMMON STOCK
                                                                        -----------------        -----------------
                                                                        HIGH          LOW        HIGH         LOW
                                                                        ----          ---        ----         ---
2003
   First Quarter...................................................    $25.73       $21.73        $0.52      $0.40
   Second Quarter..................................................     26.29        23.86         0.80       0.43
   Third Quarter...................................................     26.27        24.22         1.20       0.65
   Fourth Quarter..................................................     30.79        25.19         1.53       1.06
2004
   First Quarter...................................................    $35.97       $30.69        $3.15      $1.41
   Second Quarter..................................................     37.74        30.03         3.00       2.15
   Third Quarter...................................................     37.78        32.23         2.75       1.40
   Fourth Quarter..................................................     47.00        37.50         3.11       1.85
2005
   First Quarter...................................................    $46.65       $32.40        $2.10      $1.30
   Second Quarter (through June 10, 2005)..........................     39.99        32.91         2.05       0.95


      On [___________], 2005, the last practicable trading day before the printing of this proxy statement/prospectus, Leucadia common shares closed at $[_____] per share and the last sale price per share of MK Resources common stock reported on the OTCBB was $[_____]. You may obtain more recent stock price quotes from most newspapers or other financial sources, and we encourage you to do so.

      In December 2004, Leucadia effected a three-for-two stock split of its common shares in the form of a 50% stock dividend. The stock dividend was paid on December 31, 2004 to holders of record of the common shares at the close of business on December 23, 2004. The information for Leucadia in the table above reflects the stock split.

      In 2004, Leucadia paid cash dividends of $0.25 per common share (on a post-split basis). In 2003 and 2002, Leucadia paid cash dividends of $0.17 per common share (on a post-split basis). The payment of dividends in the future is subject to the discretion of Leucadia's board of directors and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the board of directors may deem to be relevant.

      In connection with the declaration of dividends or the making of distributions on, or the purchase, redemption or other acquisition of common shares, Leucadia is required to comply with certain restrictions contained in certain of its debt instruments. Leucadia's regulated subsidiaries are restricted in the amount of distributions that can be made to Leucadia without regulatory approval.

      MK Resources has never paid any cash dividends on shares of MK Resources common stock.

                                  RISK FACTORS

      As a result of the merger, MK Resources' stockholders will be subject to the following new or increased risks related to Leucadia's other businesses and/or the structure of the merger. In addition to the risks described below, the combined company will continue to be subject to the risks described in the documents that MK Resources and Leucadia have filed with the SEC that are incorporated by reference into this proxy statement/prospectus. If any of the risks described below or in the documents incorporated by reference into this proxy statement/prospectus actually occur, the business, financial condition, results of operations or cash flows of the combined company could be materially adversely affected. The risks described below should be considered along with the other information included or incorporated by reference into this proxy statement/prospectus.

RISK FACTORS RELATING TO THE MERGER

      THE NUMBER OF LEUCADIA COMMON SHARES THAT HOLDERS OF MK RESOURCES COMMON STOCK WILL RECEIVE IN THE MERGER WILL BE BASED UPON A FIXED EXCHANGE RATIO. THE VALUE OF THE LEUCADIA COMMON SHARES AT THE TIME MK RESOURCES STOCKHOLDERS RECEIVE THEM COULD BE LESS THAN THE VALUE OF THOSE SHARES TODAY.

      In the merger, each share of MK Resources common stock will be converted into the right to receive 0.0317 of a Leucadia common share. Leucadia and MK Resources will not adjust the exchange ratio as a result of any change in the market price of Leucadia common shares between the date of this proxy statement/prospectus and the date the MK Resources stockholders receive Leucadia common shares in exchange for shares of MK Resources common stock. The market price for Leucadia common shares will likely be different, and may be lower, on the date MK Resources stockholders receive Leucadia common shares from the market price of Leucadia common shares today as a result of changes in the business, operations or prospects of Leucadia, general market and economic conditions and other factors. Because we will complete the merger only after MK Resources holds its special meeting of stockholders and the other conditions to closing are satisfied, the price of the Leucadia common shares on the date of the special meeting of stockholders will not necessarily be indicative of the price of the Leucadia common shares at the time we complete the merger. MK Resources stockholders are urged to obtain current market quotations for Leucadia common shares and MK Resources common stock. See "Summary--Comparative Per Share Market Price Information and Dividend Policy."

      THE TRADING PRICE OF LEUCADIA COMMON SHARES WILL BE AFFECTED BY FACTORS DIFFERENT FROM OR IN ADDITION TO THE FACTORS AFFECTING THE TRADING PRICE OF MK RESOURCES COMMON STOCK.

      If the merger is completed, all holders of outstanding shares of MK Resources common stock immediately before the merger will become holders of Leucadia common shares. Leucadia owns and operates in a number of lines of business. Accordingly, Leucadia's results of operations and business, as well as the trading price of Leucadia common shares, may be affected by factors different from or in addition to those affecting MK Resources' results of operations and business and the price of MK Resources common stock.

      FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT THE PRICE OF MK RESOURCES COMMON STOCK AND MK RESOURCES' FUTURE BUSINESS AND OPERATIONS.

      If we do not complete the merger for any reason, MK Resources may be subject to a number of risks, including the following:

     o Neither Inmet nor Leucadia will be obligated to consummate the Inmet transaction, which would cause MK Resources to lose its funding source for development of the Las Cruces project.

     o MK Resources may be obligated to pay Leucadia a fee of $3 million if the merger agreement is terminated in certain circumstances.

     o The current market price of MK Resources common stock may reflect a market assumption that we will complete the merger, and a failure to complete the merger could result in a decline in the market price of the MK Resources common stock.

     o Many costs related to the merger, such as legal, accounting, financial advisor and financial printing fees, must be paid regardless of whether we complete the merger.

     o If MK Resources is unable to obtain alternative financing, it could lose certain governmental subsidies upon which the Las Cruces project relies.

RISK FACTORS RELATING TO LEUCADIA AND LEUCADIA COMMON SHARES

      LEUCADIA IS DEPENDENT ON CERTAIN KEY PERSONNEL. THESE INDIVIDUALS ARE ALSO SIGNIFICANT SHAREHOLDERS OF LEUCADIA AND HAVE SIGNIFICANT INFLUENCE OVER LEUCADIA'S AFFAIRS.

      Leucadia is dependent on the services of its senior management, including Ian M. Cumming and Joseph S. Steinberg, Leucadia's chairman of the board and president, respectively. Messrs. Cumming's and Steinberg's employment agreements with Leucadia expire June 30, 2015. As of April 12, 2005, Messrs. Cumming and Steinberg and their respective families (excluding certain private charitable foundations) beneficially owned approximately 11.5% and 12.7% of the outstanding Leucadia common shares, respectively. Accordingly, Messrs. Cumming and Steinberg could exert significant influence over all matters requiring approval by Leucadia shareholders, including the election or removal of directors and the approval of mergers or other business combination transactions. Certain of Leucadia's public debt instruments ($865.8 million outstanding at June 13, 2005) contain provisions granting the holders thereof the right, subject to certain exceptions, to require Leucadia to repurchase such debt at 101% of principal amount plus accrued but unpaid interest upon a change of control (as defined in such instruments) of Leucadia. None of these change of control provisions would be triggered by consummation of the merger or the Inmet transaction addressed in this proxy statement/prospectus.

      LEUCADIA COMMON SHARES ARE SUBJECT TO TRANSFER RESTRICTIONS.

      Leucadia and certain of its subsidiaries have tax loss carryforwards and other tax attributes. To some extent, the amount and availability of these tax attributes are subject to certain qualifications, limitations and uncertainties. In order to reduce the possibility that certain changes in ownership could result in the imposition of limitations on the use of the tax loss carryforwards, Leucadia's certificate of incorporation contains provisions that generally restrict the ability of a person or entity from accumulating 5% or more of the Leucadia common shares and the ability of persons or entities now owning 5% or more of the Leucadia common shares from acquiring additional Leucadia common shares. Stock ownership for these purposes is determined by reference to the applicable tax law rules, including rules of ownership attribution. The restriction will remain until the earliest of (a) December 31, 2024, (b) the repeal of Section 382 of the Internal Revenue Code (or any comparable successor provision) and (c) the beginning of a taxable year of Leucadia to which these tax attributes may no longer be carried forward. The restriction may be waived by Leucadia's board of directors. Leucadia shareholders are advised to carefully monitor their ownership of Leucadia common shares and consult their own legal advisors and/or Leucadia to determine whether their ownership of Leucadia common shares approaches the proscribed level. All certificates representing the Leucadia common shares offered by this proxy statement/prospectus will bear a legend indicating that such shares are subject to such restriction.

      LEUCADIA MAY REDUCE OR CEASE TO PAY DIVIDENDS ON ITS COMMON SHARES.

      Leucadia paid cash dividends of $0.25 per common share in 2004 and $0.17 per common share in 2003 (on a post-split basis). However, we can provide no assurance that Leucadia will pay dividends on its common shares in the future (or, if Leucadia does pay dividends, as to the amount thereof). The payment of dividends on Leucadia common shares in the future is subject to the discretion of Leucadia's board of directors and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that our board of directors may deem to be relevant. In connection with the declaration of dividends or the making of distributions on, or the purchase, redemption or other acquisition of Leucadia common shares, Leucadia is required to comply with certain restrictions contained in certain of its debt instruments.

      THE VALUE OF LEUCADIA COMMON SHARES MAY BE ADVERSELY AFFECTED BY UNCERTAINTIES RELATING TO ITS TELECOMMUNICATIONS SUBSIDIARY, WILTEL COMMUNICATIONS GROUP, LLC, AS A RESULT OF THE PENDING MERGER OF SBC COMMUNICATIONS, INC. AND AT&T CORP.

      SBC is WilTel's largest customer, accounting for approximately 70% of the WilTel Network segment's 2004 operating revenues. WilTel and SBC have agreed to use a fixed price for voice transport services (the substantial majority of WilTel's SBC generated revenue) through July 1, 2005. As a result of SBC's announced intention to migrate the services provided by WilTel to the AT&T network, WilTel and SBC have been engaged in negotiations with respect to a transition pricing agreement and other matters that will enable WilTel to continue to provide services to SBC after July 1, 2005. If WilTel is unable to satisfactorily conclude these negotiations, it could impair WilTel's ability to meet its obligations under its credit agreement, result in an asset impairment charge and adversely impact results of operations.

      WilTel will have to modify its operations in light of the anticipated loss of its major customer, including expanding its customer base and evaluating opportunities for consolidation. However, even if successful in this endeavor, WilTel does not believe it will be able to fully replace the revenues and profits generated by the SBC agreements in the near future, if at all.

      FUTURE ACQUISITIONS AND INVESTMENTS BY LEUCADIA MAY BE UNSUCCESSFUL, AND LEUCADIA MAY SELL EXISTING OPERATIONS, ANY OF WHICH MAY ADVERSELY AFFECT LEUCADIA'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF LEUCADIA COMMON SHARES.

      Leucadia continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses. Any future dispositions, acquisitions or other new investments may result in significant changes in the composition of Leucadia's assets and liabilities. Consequently, Leucadia's business, financial condition and results of operations, as well as the trading price of Leucadia common shares, may be affected by factors different from or in addition to those affecting Leucadia's business, financial condition, results of operations and trading price at the present time.

      Leucadia's ability to make future acquisitions and investments successfully depends on a range of factors, including its ability to identify and compete with others for potential acquisition targets; the acquisition price, terms and conditions of any completed acquisitions; and the future profitability of any new acquisitions and investments.

      FUTURE ACQUISITIONS AND INVESTMENTS MAY EXPOSE LEUCADIA TO RISKS TO WHICH IT IS NOT CURRENTLY SUBJECT.

      Future acquisitions and investments may expose Leucadia to risks such as:

     o the possibility that future acquisitions and investments may not immediately, if ever, add value to Leucadia;

     o diversion of management's attention from normal daily operations of Leucadia's businesses; and

     o the possibility that the acquired businesses or investments will generate insufficient profits to offset the increased expenses associated with the acquisitions and investments.

      CONTINUED INSTABILITY AND UNCERTAINTY IN THE TELECOMMUNICATIONS INDUSTRY, ASSOCIATED WITH INCREASED COMPETITION, AGGRESSIVE PRICING AND OVERCAPACITY, MAY ADVERSELY AFFECT LEUCADIA'S REVENUES, PROFITABILITY AND CASH FLOW, AS WELL AS THE VALUE OF LEUCADIA COMMON SHARES.

      There is substantial competition in the telecommunications industry. Competition may continue to intensify due to the efforts of existing competitors in the industry to address difficult market conditions through reduced pricing, bundled offerings or otherwise, as well as a result of the entry of new competitors and the development of new technologies, products and services. Price competition has been intense and may further intensify, and overcapacity has and may continue to result in decreasing prices even if the demand for higher-bandwidth services increases. If WilTel is unable to offer reliable, value-added services on a price competitive basis in the markets it serves, its revenues and profits may decline.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      Some statements included in this proxy statement/prospectus and the SEC filings that are incorporated by reference into this proxy statement/prospectus contain "forward-looking statements" as this term is defined in the Private Securities Litigation Reform Act of 1995 or PSLRA. Such forward-looking statements are made pursuant to the safe-harbor provisions of the PSLRA. All statements, other than statements of historical facts, that address activities, events, developments or results that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. The words "believes," "anticipates," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward looking statements, but are not the exclusive means of identifying them. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those expressed in, or implied by, the forward-looking statements as the result of various important factors, certain (but not all) of these factors are discussed below, as well as in the "Risk Factors" section of this proxy statement/prospectus and in documents incorporated by reference in this proxy statement/prospectus:

     o A worsening of general economic and market conditions or increases in prevailing interest rate levels, which may result in reduced sales of Leucadia's products and services, lower valuations for Leucadia's associated companies and investments or a negative impact on the credit quality of Leucadia's assets;

     o Changes in foreign and domestic laws, regulations and taxes, which may result in higher costs and lower revenue for Leucadia's businesses, including as a result of unfavorable political and diplomatic developments, currency fluctuations, changes in governmental policies, expropriation, nationalization, confiscation of assets and changes in legislation relating to non-U.S. ownership;

     o Increased competition and changes in pricing environments, which may result in decreasing revenues and/or margins, increased raw materials costs for Leucadia's plastics business, loss of market share or significant price erosion;

     o Continued instability and uncertainty in the telecommunications industry, associated with increased competition, aggressive pricing and overcapacity;

     o Dependence on key personnel, in particular, Leucadia's chairman and president, the loss of whom would severely affect Leucadia's ability to develop and implement its business strategy;

     o Inability to attract and retain highly skilled personnel, which would make it difficult to conduct the businesses of certain of Leucadia's subsidiaries, including WilTel and Symphony;

     o Adverse legal and regulatory developments that may affect particular businesses, such as regulatory developments in the telecommunications and healthcare industries, or in the environmental area, which could affect Leucadia's real estate development activities and telecommunications business, as well as its other operations;

     o WilTel's ability to negotiate a satisfactory transition services agreement with SBC, which if not successful could impair WilTel's ability to meet its obligations under its credit agreement, result in an asset impairment charge and adversely impact results of operations;

     o WilTel's ability to replace the profits generated by SBC, which if lost as a result of SBC's proposed acquisition of AT&T, will have a significant unfavorable impact on WilTel's results of operations;

     o WilTel's ability to acquire or maintain rights of way necessary for the operation of its network, which could require WilTel to find alternate routes or increase WilTel's costs to provide services to its customers;

     o WilTel's dependence on a small number of suppliers and high-volume customers, the loss of any of which could adversely affect WilTel's ability to generate operating profits and positive cash flows;

     o Changes in telecommunications laws and regulations, which could adversely affect WilTel and its customers through, for example, higher costs, increased competition and a loss of revenue;

     o Adverse regulatory developments impacting Medicare, which could materially reduce Symphony's revenues;

     o Weather related conditions and significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms, which may impact Leucadia's wineries, real estate holdings and reinsurance operations;

     o The inability to insure or reinsure certain risks economically, or the ability to collect on insurance or reinsurance policies, which could result in Leucadia having to self-insure business risks;

     o Changes in U.S. real estate markets and real estate collateral values, including the residential market in Southern California and the commercial market in Washington, D.C., which are sensitive to mortgage interest rate levels;

     o Adverse economic, political or environmental developments in Spain, which could delay or preclude the issuance of permits necessary to develop the Las Cruces project or which could result in increased costs of bringing the project to completion and increased costs in financing the development of the project;

     o The inability to obtain necessary financing for the Las Cruces project, or the failure of the Inmet transaction to close, which could delay or prevent completion of the project;

     o Decreases in world wide copper prices or weakening of the U.S. dollar against the euro, which could adversely affect the commercial viability of the Las Cruces project;

     o WilTel's ability to adapt to technological developments or continued or increased pricing competition in the telecommunications industry, which could adversely affect WilTel's ability to generate operating profits and positive cash flows;

     o WilTel's inability to generate operating profits and positive cash flows, which could result in a default under WilTel's credit agreement, pursuant to which substantially all of its assets are pledged;

     o Current and future legal and administrative claims and proceedings against WilTel, which may result in increased costs and diversion of management's attention;

     o Regional or general increases in the cost of living, particularly in the regions in which Leucadia has operations or sells its products or services, which may result in lower sales of such products and services; and

     o Risks associated with future acquisitions and investments, including changes in the composition of Leucadia's assets and liabilities through such acquisitions, competition from others for potential acquisition targets, diversion of management's attention from normal daily operations of the business and insufficient revenues to offset increased expenses associated with acquisitions.

      The factors described above, in the "Risk Factors" section of this proxy statement/prospectus and in the documents we have incorporated by reference are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference in this proxy statement/prospectus in the case of forward-looking statements made in those incorporated documents. Other unknown or unpredictable factors also could have material adverse effects on Leucadia's future results, performance or achievements. Accordingly, Leucadia's actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

      Except as may be required by law, neither Leucadia nor MK Resources has any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

                        THE MK RESOURCES SPECIAL MEETING

      This proxy statement/prospectus is being sent to MK Resources stockholders in connection with the solicitation of proxies by MK Resources' board of directors from the holders of MK Resources common stock for use at the special meeting of MK Resources stockholders. This proxy statement/prospectus is also being furnished to MK Resources stockholders as a prospectus of Leucadia in connection with the issuance of Leucadia common shares to MK Resources stockholders in connection with the merger.

      We are first sending this proxy statement/prospectus to MK Resources stockholders on or about [___________], 2005.

TIME AND PLACE; PURPOSES

      MK Resources will hold the special meeting on [___________], [___________], 2005 at [_____] a.m., local time, at [___________]. At the special meeting (and any adjournment or postponement of the meeting), MK Resources common stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

RECORD DATE

      The board of directors of MK Resources has fixed the close of business on [___________], 2005 as the record date for the determination of the holders of MK Resources common stock entitled to receive notice of and to vote at the special meeting. Only holders of record of shares of MK Resources common stock on the record date are entitled to vote at the special meeting. On the record date, there were [___________] shares of MK Resources common stock outstanding held by approximately [_____] holders of record.

RECOMMENDATION OF THE MK RESOURCES BOARD OF DIRECTORS

      Upon the recommendation of the independent directors of MK Resources, who were advised by Raymond James Ltd., the MK Resources board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of MK Resources, and adopted the merger agreement. The MK Resources board of directors unanimously recommends that holders of MK Resources common stock vote "FOR" the approval and adoption of the merger agreement.

QUORUM; VOTES REQUIRED FOR APPROVAL

      The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of outstanding MK Resources common stock at the close of business on the record date will constitute a quorum.

      Under Delaware law and MK Resources' certificate of incorporation, the affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter, with each share of MK Resources common stock having one vote, is required to approve and adopt the merger agreement.

      Because the shares of MK Resources common stock held by Leucadia represent approximately 72.1% of the shares of MK Resources common stock entitled to vote at the special meeting, Leucadia's vote will be sufficient to approve the merger. Leucadia has entered into a voting agreement with Inmet, pursuant to which Leucadia has agreed to vote the MK Resources common stock held by Leucadia in favor of the approval of the merger agreement at the special meeting (or any adjournment or postponement). See "--Voting Agreement."

VOTING; REVOCATION OF PROXIES

      You may cause your MK Resources shares to be voted by returning the enclosed proxy card(s) by mail or voting in person at the special meeting. The proxies will vote all shares of MK Resources common stock represented by properly executed proxy cards received before or at the special meeting, unless revoked, in accordance with the instructions indicated on those proxy cards. If you do not indicate instructions for a proposal on a properly executed and delivered proxy, the proxies will vote the shares covered by the proxy "FOR" the proposal to approve and adopt the merger agreement. We urge you to mark your proxy card(s) to indicate how to vote your shares.

      Abstentions may be specified on the proposal to approve and adopt the merger agreement. MK Resources will count a properly executed proxy marked "ABSTAIN" with respect to the proposal to approve and adopt the merger agreement as present for purposes of determining whether there is a quorum. Because approval of the proposal to approve and adopt the merger agreement at the special meeting requires the affirmative vote of the holders of at least a majority of the outstanding shares of MK Resources common stock entitled to vote on the proposal, whether or not voted, a proxy marked "ABSTAIN" with respect to that proposal will have the effect of a vote against the proposal. In addition, the failure of an MK Resources stockholder to return a proxy or to vote in person at the special meeting will have the effect of a vote against the proposal.

      If your shares are held in the name of a bank, broker or a nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares or when granting or revoking a proxy. Absent specific instructions from you, your broker is not permitted to vote your shares. A "broker non-vote" occurs when a bank, broker or nominee does not vote on a proposal because it does not have discretionary voting power for that proposal, and it has not received instructions from the beneficial owner on how to vote on that proposal. MK Resources will count broker non-votes as present and represented at the special meeting for purposes of determining a quorum, but the bank, broker or nominee will not vote those shares on any proposal submitted to stockholders. As a result, a broker non-vote on the proposal to approve and adopt the merger agreement will have the same effect as a vote against the proposal.

      If you are a holder of record, you may revoke your proxy at any time before it is voted by:

     o written notice that you wish to revoke your proxy to the Secretary of MK Resources at MK Resources Company, 60 East South Temple, Suite 1225, Salt Lake City, Utah 84111;

     o    timely submission of a subsequently dated proxy card; or

     o    appearing in person and voting at the special meeting.

      Your attendance at the special meeting will not by itself revoke your proxy.

      MK Resources is not aware of any business to be acted on at the special meeting, except as described in this proxy statement/prospectus. If any other matters are properly presented at the special meeting, or any adjournment of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment and applicable law.

STOCKHOLDER PROPOSALS

      MK Resources' bylaws limit the business that may be transacted at a special meeting of stockholders to matters relating to the purposes of the meeting stated in the notice of the meeting or otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of MK Resources' board of directors. Accordingly, stockholders may not submit other proposals for consideration at the special meeting.

      MK Resources will hold an annual meeting of its stockholders in 2005 only if the merger is not completed. If MK Resources holds an annual meeting in 2005 and a stockholder wants the board of directors to consider inclusion of the stockholder's proposal in MK Resources' proxy statement and form of proxy for that meeting, MK Resources must receive the stockholder's proposal at MK Resources' principal executive offices not less than 60 calendar days before the annual meeting. However, in the event the date of the 2005 annual meeting (if any) is not publicly announced at least 75 calendar days before the date of the annual meeting, MK Resources must receive the stockholder proposal at MK Resources' principal executive offices no later than the close of business on the 10th day following the date on which the date of the 2005 annual meeting is publicly announced.

PERSONS MAKING THE SOLICITATION

      The proxies of MK Resources stockholders are being solicited by MK Resources' board of directors. MK Resources will pay its own costs of soliciting proxies and will share equally with Leucadia the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. MK Resources will also request banks, brokers and other nominees of shares of MK Resources common stock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will, upon request, reimburse the holders for their reasonable expenses in so doing. In addition to this solicitation by mail, officers and regular employees of MK Resources may solicit proxies in person or by mail, telephone, facsimile or other means of electronic transmission. We will not pay any additional compensation to directors, officers or employees for such solicitation efforts.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Information regarding the security ownership of MK Resources' directors and executive officers is incorporated in this proxy statement/prospectus by reference to MK Resources' Annual Report on Form 10-K for the year ended December 31, 2004, as amended.

VOTING AGREEMENT

      At the time we entered into the merger agreement, Leucadia entered into a voting agreement with Inmet. As of the record date, the shares subject to the voting agreement represented approximately 72.1% of the outstanding MK Resources common stock.

      Pursuant to the voting agreement, Leucadia has agreed to vote (or cause to be voted) all of the MK Resources common stock beneficially owned by Leucadia, together with any shares of MK Resources common stock acquired after the date of the voting agreement:

     o in favor of approval of the merger agreement and the transactions contemplated by the merger agreement;

     o against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of MK Resources in the merger agreement or the Inmet share purchase agreement;

     o against any takeover proposal (see "The Merger Agreement--Covenants and Agreements--No Solicitation" and "The Inmet Transaction--The Inmet Share Purchase Agreement--No Solicitation"); and

     o against any agreement, amendment of the certificate of incorporation or bylaws of MK Resources or other action that would impair the consummation of the merger or the Inmet transaction.

Leucadia has also agreed not to enter into any other arrangements with respect to disposition of their shares of MK Resources common stock and not to take any action that would have the effect of impairing Leucadia's ability to perform its obligations under the voting agreement.

      The voting agreement will terminate automatically upon the termination of the Inmet share purchase agreement in accordance with its terms. Subject to the payment to Inmet of certain fees, the Inmet share purchase agreement can be terminated if MK Resources receives a superior proposal from a third party and complies with certain procedural requirements set forth in the Inmet share purchase agreement.

                                   THE MERGER

      This section of the proxy statement/prospectus describes certain aspects of the merger agreement and the proposed merger. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus. MK Resources stockholders are urged to read the merger agreement in its entirety. In the event of any discrepancy between the terms of the merger agreement and the following description, the merger agreement will control.

BACKGROUND TO THE MERGER

      In June 1995, Leucadia acquired 46% of the outstanding shares of MK Resources (then known as MK Gold Company) from Morrison Knudsen Corporation in a private transaction. At the time Leucadia acquired its interest, MK Resources was engaged in the business of mining gold and exploring for and acquiring gold and other metal properties.

      In September 1999, MK Resources acquired the Las Cruces project by acquiring all of the outstanding shares and subordinated debt of RioMin Exploraciones, S.A. from Rio Tinto Metals Limited for $42 million in cash. MK Resources funded the acquisition of RioMin through borrowings of $20.0 million under a credit facility with Leucadia, the sale of 18.1 million shares of common stock to Leucadia for $15.8 million ($0.88 per share) and MK Resources' own working capital of $6.2 million. After the acquisition, the name of RioMin was changed to Cobre Las Cruces.

      Following acquisition of the Las Cruces project in 1999, MK Resources focused its development activities on the Las Cruces project, including pre-production permitting, engineering studies and surface land acquisition. MK Resources' remaining gold reserves were exhausted, and gold mining operations at MK Resources' only remaining gold mining operation ceased in 2001. Accordingly, MK Resources' operations did not provide sufficient funding for permitting and land acquisition activities at the Las Cruces project. During this period, the sole source of funding for the Las Cruces project was additional borrowings under MK Resources' credit facility with Leucadia. Through various amendments, the credit facility was amended to increase the amount of available borrowings in order to provide sufficient funding for MK Resources. By December 31, 2003, MK Resources had outstanding borrowings under the credit facility of $41.5 million.

      While borrowings under the credit facility were sufficient to fund pre-production permitting and land acquisition activities, Leucadia was not willing to finance the entire amount of the initial capital costs of the project, which were then estimated to be at least (euro)280 million, or approximately $339.6 million at exchange rates in effect on June 10, 2005. Therefore, during 2003 and 2004, MK Resources evaluated its opportunities to obtain additional financing.

      In early 2004, MK Resources engaged Cutfield Freeman & Co. Ltd. to advise it with respect to financing alternatives available for the Las Cruces project. Cutfield Freeman advised MK Resources that traditional project financing for the Las Cruces project would be difficult to obtain without a project completion guarantee from a financially responsible party. Leucadia was not willing to provide such a completion guarantee. Without a completion guarantee, Cutfield Freeman advised MK Resources that only a limited number of banks would be willing to provide debt financing for the Las Cruces project and that those banks would require MK Resources to first obtain equity financing for approximately 50% of the funds necessary to develop the project. The board of directors of MK Resources instructed Cutfield Freeman to identify potential partners that could assist MK Resources in financing the development of the Las Cruces project, whether by joint venture, acquisition of MK Resources or the Las Cruces project or otherwise. The board of directors also instructed management of MK Resources to meet with investment banks regarding a potential public offering.

      In April 2004, MK Resources engaged CIBC World Markets Corp. to manage a proposed public offering of common stock. The proposed offering contemplated the sale of common stock in the United States, Canada and possibly Europe. As part of the proposed offering, MK Resources expected to list its common stock on the Toronto Stock Exchange and the American Stock Exchange. In addition, Leucadia agreed to convert all outstanding loans under MK Resources' credit facility with Leucadia into shares of MK Resources common stock at the public offering price if the public offering was completed.

      While MK Resources was preparing for a public offering, Cutfield Freeman continued its efforts to identify potential partners that could provide an alternative source of financing. As part of this process, Cutfield Freeman identified approximately nine companies worldwide. The board of directors of MK Resources instructed Cutfield Freeman to make preliminary contacts with these companies to determine whether such companies were interested in a potential transaction. As a result of these contacts, in May 2004, MK Resources received a preliminary offer from one of the companies contacted by Cutfield Freeman (which we refer to as the other interested party) relating to a potential acquisition of MK Resources. MK Resources' board of directors considered the preliminary offer and instructed the chief executive officer and the president of MK Resources to meet with the other interested party to determine whether the other interested party was interested in making a more definitive proposal. MK Resources continued to have preliminary discussions with the other interested party while MK Resources prepared for the proposed public offering. MK Resources' board of directors ultimately concluded that any transaction with the other interested party would be subject to significant execution and financing risks for the Las Cruces project. Therefore, MK Resources' board of directors determined to proceed with the proposed public offering.

      In July 2004, MK Resources and CIBC World Markets commenced marketing efforts relating to the public offering. Due to market conditions, MK Resources' proposed public offering was unsuccessful, and MK Resources concluded that it could not successfully complete an equity offering at that time unless market conditions improved significantly. MK Resources also investigated the possibility of obtaining interim, smaller amounts of debt or equity financing in order to advance the development of the Las Cruces project while it waited for market conditions to improve, but due to the uncertainties and expenses associated with future financing, MK Resources concluded that the smaller equity or debt financings were not a viable option. On October 13, 2004, in order to fund ongoing activities at the Las Cruces project, MK Resources amended its credit facility with Leucadia to increase the amount of available borrowings from $55 million to $75 million. The amendment also increased the interest rate from the prime rate to the prime rate plus 3.0% and included a conversion feature that (1) continued to provide for the automatic conversion of all outstanding loans under the credit facility into shares of MK Resources common stock at the public offering price in the event MK Resources completed its proposed public offering, which was still under consideration, but was not being actively pursued, or (2) permitted Leucadia to convert from time to time all or a portion of the outstanding loans under the credit facility into shares of MK Resources common stock at a conversion price of $1.75 per share if MK Resources withdrew its proposed public offering. At December 31, 2004, outstanding borrowings under the credit facility were $66.5 million.

      In light of MK Resources' lack of success in raising equity financing, MK Resources continued to work with Cutfield Freeman to identify potential partners that could assist MK Resources in financing the development of the Las Cruces project, whether by joint venture, acquisition of MK Resources or the Las Cruces project or otherwise. A limited number of mining companies expressed an interest in acquiring MK Resources or the Las Cruces project, and officers of MK Resources met with representatives of each of those companies.

      By December 2004, officers of MK Resources had contacted a number of companies in the mining industry and had expressions of interest concerning a potential transaction from three of those companies. One of these companies placed a very low value on the Las Cruces project, and discussions with that company did not progress beyond very preliminary stages. Each of the remaining two companies expressed a significant interest in acquiring MK Resources or all or part of the Las Cruces project. One of these companies was Inmet. The other company was the other interested party discussed above. Preliminary discussions with Inmet and the other interested party continued over the course of several weeks. Ultimately, the board of directors of MK Resources again determined that any transaction with the other interested party was subject to significant execution and financing risks because of the other interested party's financial position. The preliminary discussions with the other interested party also indicated that any transaction with that party would have a less appealing transaction structure in which a significant portion of the consideration to be received by MK Resources would consist of a royalty, the ultimate value of which was uncertain, and would not likely ascribe sufficient value to MK Resources or the Las Cruces project. Thereafter, MK Resources focused its efforts on a transaction with Inmet.

      During 2005, discussions among MK Resources, Inmet and Leucadia progressed as to a potential transaction in which Inmet would issue 5,600,000 Inmet shares to MK Resources to acquire a 70% equity interest in the Las Cruces project. Inmet was not interested in acquiring 100% of the Las Cruces project, and expressed a preference to acquire an interest in the project rather than MK Resources itself. However, any transaction with Inmet would still require the project owners to provide significant additional cash and guarantees to finance the development of the Las Cruces project. In light of MK Resources' financial position and Inmet's unwillingness to provide more than 70% of the necessary financing, the parties explored the possibility that Leucadia would provide this financing, which Leucadia was willing to consider if MK Resources were wholly owned by Leucadia. As part of these discussions, Leucadia advised Inmet that it would not agree to any course of action with respect to the acquisition of MK Resources stock from the MK Resources public stockholders or the sale of a 70% interest in the Las Cruces project to Inmet unless the independent directors of MK Resources approved the transactions. Inmet advised Leucadia and MK Resources that Inmet's interest in the acquisition was subject to its due diligence review of the project (which continued into April 2005), a favorable indication from potential project finance lenders that project financing would be available on acceptable terms, and negotiation of the terms of an acceptable transaction. Various possible structures for these transactions were discussed. During this time, Inmet conducted due diligence on the Las Cruces project, and MK Resources and Leucadia conducted due diligence on Inmet and its operations and management.

      The audit committee of the board of directors of MK Resources, which consists of all of the independent directors of MK Resources, was advised of the progress of discussions among MK Resources, Inmet and Leucadia. The independent directors were advised by Leucadia that if Leucadia were to proceed with any transaction, it would only do so upon the favorable recommendation of the independent directors of MK Resources. In addition, the independent directors were advised by counsel to MK Resources that due to the interests of Leucadia and the other directors in any transaction involving Leucadia, an independent review of any proposed transaction by the directors of MK Resources unaffiliated with Leucadia and management was advisable and appropriate under both Delaware law and the audit committee charter. To be in a position to respond quickly to any offer that might be made by Leucadia or Inmet, the independent directors engaged Ducker, Montgomery, Aronstein & Bess P.C., as independent legal counsel in March 2005, and engaged Raymond James Ltd., as financial advisor in April 2005.

      In March 2005, MK Resources amended its credit agreement with Leucadia to increase the amount of available borrowings from $75 million to $80 million and decrease Leucadia's optional conversion price from $1.75 per share to $1.30 per share. Also in March 2005, MK Resources' wholly owned Dutch subsidiary, MK Gold Exploration B.V., entered into a separate credit agreement with Leucadia, under which the Dutch subsidiary borrowed $34.6 million for the purpose of making a capital contribution to its wholly owned Spanish subsidiary, Cobre Las Cruces, S.A. Cobre Las Cruces owns the Las Cruces project, and the capital contribution was required in order for Cobre Las Cruces to remain eligible to receive certain Spanish government subsidies relating to the Las Cruces project. As conditions to amending the credit agreement with Leucadia and obtaining the Dutch subsidiary credit agreement, MK Resources agreed (1) to guarantee the obligations of the Dutch subsidiary under its separate credit agreement with Leucadia and (2) to secure MK Resources' obligations under its own credit agreement with Leucadia and MK Resources' guarantee of the Dutch subsidiary credit agreement by pledging to Leucadia 65% of the issued and outstanding stock of the Dutch subsidiary.

      During April 2005, representatives of MK Resources, Leucadia and Inmet and their respective counsel discussed the possible terms of the share purchase agreement, the merger agreement, the voting agreement and certain other agreements to be entered into as part of the proposed transactions, and discussions were held with a potential lender to assess the availability of project financing for the project on terms acceptable to Inmet and Leucadia. Also during April, the independent directors of MK Resources held two formal meetings and certain informal conversations to discuss the possible transaction and its status. The chairman of the audit committee, together with independent counsel and a representative of Raymond James, also traveled to Spain to meet with MK Resources' Spanish legal counsel, to conduct a visit to the Las Cruces project and to interview project personnel.

      The negotiation of the transaction documents among Inmet, MK Resources and Leucadia continued for several weeks. Through their counsel, the independent directors also negotiated certain terms of the draft share purchase agreement and the merger agreement. While the independent directors had preliminary discussions with representatives of Leucadia regarding the methodology to be used in determining the consideration to be offered to the minority stockholders of MK Resources if Inmet were willing to commit to acquire the 70% interest in the Las Cruces project, Leucadia did not make a formal proposal until April 26, 2005.

      On April 26, 2005, the board of directors of MK Resources received a merger proposal (which we refer to as the April 26th proposal) from Leucadia, pursuant to which MK Resources would become a wholly owned subsidiary of Leucadia. In that letter, Leucadia said that while it had been MK Resources' sole source of funding for the Las Cruces project to date, unless MK Resources were wholly owned by Leucadia, Leucadia was not willing to commit to provide the necessary cash funding and guarantees of the magnitude required by the terms of the proposed Inmet transaction to develop the project. Pursuant to the April 26th proposal, Leucadia would acquire all of the publicly held stock of MK Resources immediately prior to consummation of Inmet's acquisition of the 70% interest in the Las Cruces project and stockholders of MK Resources would receive 0.0266 of a Leucadia common share for each share of MK Resources common stock held. Based upon the $33.90 per share closing price of Leucadia common shares on April 26, 2005, the market value of the fraction of a Leucadia common share to be issued in exchange for each publicly held share of MK Resources common stock was approximately $0.90. In the April 26th proposal, Leucadia stated that the proposed exchange ratio was based on the asset value of MK Resources implied by the purchase price to be paid in the sale of 70% of the Las Cruces project to Inmet, adjusted to reflect (a) those assets of MK Resources that are not part of the Las Cruces project, (b) MK Resources' liabilities not assumed in the sale and (c) the cost to Leucadia of additional investment in the Las Cruces project and providing guarantees for the Las Cruces project financing. The April 26th proposal also stated that Leucadia's interest in the merger was entirely dependent upon reaching an agreement with Inmet satisfactory to Leucadia with respect to Inmet's acquisition of 70% of the Las Cruces project, as well as reaching an agreement with MK Resources as to the merger.

      From April 26, 2005 to May 2, 2005, representatives of MK Resources, Leucadia and Inmet continued to negotiate final terms of the share purchase agreement and the merger agreement, including deal protection and non-solicitation provisions, the definition of a superior proposal, as well as the payment of a breakup fee in the event of a superior proposal or a willful breach of certain covenants. The chairman of the audit committee of the MK Resources board of directors also negotiated with representatives of Leucadia the consideration to be offered to MK Resources stockholders by Leucadia pursuant to the merger agreement. These negotiations included efforts to increase the consideration offered, as well as efforts to obtain Leucadia's agreement to set a fixed value for the publicly held stock of MK Resources to be acquired by Leucadia in the merger by proposing a variable exchange ratio of Leucadia common shares to MK Resources common stock.

      On April 30, 2005, the independent directors met to discuss the revised terms negotiated between the chairman of the audit committee of MK Resources' board of directors and Leucadia.

      While Leucadia was unwilling to consider a variable exchange ratio based upon a fixed price for MK Resources common stock, Leucadia did agree to increase the amount of Leucadia common shares to be paid in the merger by increasing the merger ratio by 19% to 0.0317 of a Leucadia common share for each share of MK Resources common stock held by stockholders of MK Resources, other than Leucadia. Based upon the $34.78 per share closing price of Leucadia common shares on April 29, 2005, the last trading day prior to the increase in the exchange ratio, the market value of the fraction of a Leucadia common share to be issued in exchange for each publicly held share of MK Resources common stock was approximately $1.10. At the April 30 meeting, the independent directors also discussed with counsel certain income tax considerations applicable to MK Resources stockholders, including the uncertainty as to whether the transaction would be a tax-free reorganization, and the results of the due diligence review conducted with respect to Leucadia. In addition, the independent directors instructed legal counsel for MK Resources to negotiate additional modifications to certain provisions of the share purchase agreement and the merger agreement regarding the definition of superior proposal and the terms of the break-up fee. Raymond James, as financial advisor to the independent directors, made a presentation to the independent directors, including a discussion of analyses used in evaluating the proposed merger with Leucadia. During the meeting, Raymond James indicated that, in its opinion, the exchange ratio of 0.0317 of a Leucadia common share for each share of MK Resources common stock was fair, from a financial point of view, to the minority stockholders of MK Resources. Raymond James further indicated that it would be in a position to deliver a written opinion to that effect on May 2, 2005.

      During May 1, 2005, counsel for MK Resources, Leucadia and Inmet continued to negotiate the remaining issues relating to the share purchase agreement and the merger agreement, including issues with respect to assignability of and expenses under the registration rights agreement covering the Inmet shares to be issued in the transaction and matters relating to the break-up fee and liquidated damages under the share purchase agreement. That afternoon, the independent directors of MK Resources met to discuss the resolution of the outstanding issues relating to the share purchase agreement and the merger agreement. In response to Leucadia's unwillingness to agree to a variable exchange ratio, the independent directors determined to seek Leucadia's agreement to an arrangement that would allow the exchange ratio to be adjusted if there was a significant increase or decrease in the price of Leucadia common shares prior to the closing of the transactions. Later that day, Leucadia informed the independent directors that it would not agree to such an arrangement.

      During the evening of May 1, 2005, the full board of directors of MK Resources met to discuss the proposed transactions. Raymond James gave an overview of the presentation it had made to the independent directors the day before, and reiterated its opinion that the exchange ratio was fair, from a financial point of view, to the stockholders of MK Resources other than Leucadia. The meeting of the full board of directors was then adjourned so that the independent directors could reconvene to consider their final recommendation to the board of directors. After full discussion and consideration, the


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
independent directors, acting as both the audit committee and all of the independent directors of MK Resources, unanimously approved the merger agreement and the Inmet share purchase agreement and recommended approval of the merger agreement and the Inmet share purchase agreement by the board of directors. Following this recommendation, the full board of directors of MK Resources reconvened and unanimously approved the Inmet share purchase agreement and the merger agreement, and recommended that the merger agreement be submitted to the stockholders of MK Resources for approval. The approval of the board of directors and the independent directors was conditioned upon the approval of the increased merger consideration and the transactions by the board of directors of Leucadia, which was scheduled to meet the following morning, and the delivery by Raymond James of its executed fairness opinion.

      On May 2, 2005, the board of directors of Leucadia met and approved the Inmet share purchase agreement, the increased merger consideration, and the merger agreement. Later that day, Raymond James delivered an executed fairness opinion to the independent directors and the board of directors of MK Resources, which was subsequently confirmed by Raymond James after considering the information, including MK Resources' restated 2004 audited financial statements, contained in MK Resources' May 16, 2005 amendment to its Annual Report on Form 10-K for the year ended December 31, 2004. See "--Opinion of the Financial Advisor to the Independent Directors of MK Resources." During the evening of May 2, 2005, the parties signed the merger agreement and the Inmet share purchase agreement. Press releases announcing the transaction were issued by Inmet and jointly by Leucadia and MK Resources on the morning of May 3, 2005.

RECOMMENDATION OF THE MK RESOURCES BOARD OF DIRECTORS

      On May 1, 2005, MK Resources' board of directors unanimously:

     o determined that the terms and provisions of the merger agreement were fair to, and in the best interests of, MK Resources and its common stockholders (other than Leucadia);

     o    approved and declared advisable the merger agreement; and

     o directed that the merger agreement be submitted to MK Resources' stockholders for their consideration and approval.

      The board of directors of MK Resources unanimously recommends that stockholders vote at the special meeting "FOR" approval and adoption of the merger agreement.

MK RESOURCES' REASONS FOR THE MERGER

      INDEPENDENT DIRECTORS OF MK RESOURCES

      In reaching their decision to approve the merger agreement and recommend that MK Resources' board of directors approve the merger agreement, the independent directors serving on MK Resources' board of directors consulted with their financial advisors and legal counsel, as well as with MK Resources' management, and considered a number of factors and potential benefits of the merger, including the following:

     o the financial terms and structure of the merger, including the relationship of the exchange ratio of 0.0317 of a Leucadia common share for each share of MK Resources common stock to recent market prices of MK Resources common stock, and its relationship to the recent ratio of the MK Resources common stock market price to the Leucadia common share market price.

     o Leucadia's business diversification relative to MK Resources, and the fact that Leucadia common shares have a larger public float and trading volume and are more liquid than MK Resources common stock;

     o the need of MK Resources to obtain financing for the Las Cruces project, the efforts already undertaken by management of MK Resources to obtain financing for the Las Cruces project, and the limited financing alternatives available;

     o Inmet's willingness to acquire a 70% interest in the Las Cruces project on the condition that Leucadia invest additional cash and provide guarantees to secure project financing;

     o the financial condition, results of operations, earnings and businesses of MK Resources and Leucadia and current industry, economic, political and market conditions;

     o the presentations and opinion of Raymond James that, as of May 2, 2005, and subject to and based upon the assumptions and other considerations as set forth in its opinion, the exchange ratio of
          0.0317 pursuant to the merger agreement is fair from a financial point of view to the minority stockholders of MK Resources;

     o the efforts of Cutfield Freeman & Co. and MK Resources' management to maintain active dialogues with other entities that might have considered a purchase of, or business combination transaction with, MK Resources, the unsuccessful results of those discussions and the apparent unlikeliness of receiving a superior proposal;

     o the terms of the merger agreement and related agreements, including price and structure, which were considered by the MK Resources independent directors to provide a fair and equitable basis for the merger;

     o that the merger agreement permits the automatic termination of the merger agreement in the event that MK Resources terminates the Inmet share purchase agreement after receiving a superior proposal and complying with certain procedural requirements, subject in some circumstances to MK Resources paying a termination fee to Leucadia;

     o the terms of the Inmet share purchase agreement, which were considered by the MK Resources independent directors to provide a fair and equitable basis for the sale to Inmet of a 70% interest in the Las Cruces project;

     o that the Inmet share purchase agreement permits the termination of the Inmet share purchase agreement in the event that MK Resources receives a superior proposal, subject to the compliance by MK Resources with applicable provisions of that agreement and, under some circumstances, payment of fees to Inmet;

     o the judgment, advice and analyses of MK Resources' management with respect to the potential strategic, financial and operational benefits of both the merger and the Inmet transaction, including management's favorable recommendation of the merger;

     o the ability of stockholders who do not vote their shares of MK Resources common stock in favor of the approval and adoption of the merger agreement to have the right in connection with the merger agreement to demand appraisal of the fair value of their shares of MK Resources common stock under the Delaware General Corporation Law (see "--Appraisal Rights");

     o whether the transaction with Leucadia offered greater value to MK Resources stockholders than other alternatives available to MK Resources, including MK Resources continuing as an independent company, particularly given the difficulty with obtaining financing and Leucadia's announced unwillingness to commit to financing the Las Cruces project at the required level unless MK Resources became a wholly owned subsidiary of Leucadia;

     o the limited financial resources available to MK Resources to continue funding the Las Cruces project and, in the absence of obtaining additional financing, the possible loss of certain governmental subsidies that are crucial to the Las Cruces project; and

     o the review of, and discussions with, the independent directors' legal and financial advisors and MK Resources' senior management regarding certain business, financial, legal and accounting aspects of the merger and the Inmet transaction, and the results of legal and financial due diligence.

      MK Resources' independent directors also considered and, as appropriate, balanced against the potential benefits of the merger a number of neutral and potentially negative factors, including the following:

     o the relationship of the exchange ratio of 0.0317 of a Leucadia common share for each share of MK Resources common stock to historical market prices of MK Resources common stock, and its relationship to the historical ratio of the MK Resources common stock market price to the Leucadia common share market price;

     o the possibility that the merger might not be completed because a condition to closing might not be satisfied;

     o the costs, such as legal, accounting, financial advisor and financial printing fees, that will be incurred in seeking to consummate the merger;

     o the restrictions on MK Resources' business before the closing or termination of the merger agreement and the potential extended time frame that the company might be subject to those restrictions;

     o the risk of diverting management and employee resources from focusing on development of the Las Cruces project, and the potential for delay because of Inmet's involvement in operational matters;

     o the terms of the voting agreements between Inmet and Leucadia under which Leucadia has agreed to vote the shares of MK Resources common stock held by Leucadia (approximately 72.1% of the outstanding common stock of MK Resources) in favor of the approval of the merger agreement at the special meeting of stockholders;

     o the possibility that, notwithstanding the provisions of the merger agreement allowing MK Resources, under certain circumstances, to furnish information to and conduct discussions with a third party and terminate the merger agreement in connection with a superior proposal for a business combination or acquisition of the company, the termination fee payable upon such a termination might discourage other parties who might otherwise have an interest in a business combination with, or an acquisition of, MK Resources;

     o the circumstances under which MK Resources would have to pay the termination fee and the financial impact on MK Resources if it had to pay the termination fee;

     o that the value of the merger consideration is determined by a fixed exchange ratio, and the possibility that the market value of Leucadia common shares might decrease, resulting in less aggregate value at closing being paid to MK Resources stockholders;

     o the unwillingness of Leucadia to agree to a floating exchange ratio based upon a fixed price for MK Resources common stock, or a floating exchange ratio subject to a collar arrangement whereby there would be a minimum and maximum amount of Leucadia common shares issuable per share of MK Resources common stock;

     o the interests of certain executive officers and directors of MK Resources with respect to the merger, described under "Interests of Certain Persons in the Merger," in addition to their interests as stockholders of MK Resources generally, including the potential conflicting interest of G. Frank Joklik, who is a director and the chief executive officer of MK Resources, and Thomas E. Mara, who is a director and the president of MK Resources and an executive vice president of Leucadia, which owns approximately 72.1% of the outstanding shares of common stock of MK Resources and after the transactions contemplated by the Inmet share purchase agreement and the merger agreement will own 100% of the outstanding common stock of MK Resources, which, in turn, will own 30% of the Las Cruces project. Leucadia had loaned approximately $104 million to MK Resources and its subsidiaries as of May 2, 2005; and

     o    the other matters described under "Risk Factors."

      After detailed consideration of these factors, the independent directors determined that the merger was fair to, and in the best interests of, MK Resources and its stockholders (other than Leucadia, as to which the independent directors made no determination).

      The above discussion of the information and factors considered by the MK Resources independent directors is not intended to be exhaustive but includes the material factors considered by the MK Resources independent directors. In view of the variety of factors and the amount of information considered, MK Resources independent directors did not quantify, rank or otherwise find it practicable to assign relative weights to the specific factors they considered in reaching their decision. The determination was made after consideration of all the factors, both positive and negative, taken as a whole. In addition, individual independent directors may have given different weights to different factors.

      BOARD OF DIRECTORS OF MK RESOURCES

      In reaching its decision to approve the merger agreement and recommend that MK Resources stockholders vote to approve and adopt the merger agreement, MK Resources' board of directors consulted with financial advisors and legal counsel, as well as with MK Resources' management, and carefully considered a number of factors and potential benefits of the merger, including the following:

     o the conclusions and recommendation of the MK Resources independent directors; and

     o the positive and negative factors referred to under "Independent Directors of MK Resources" above as having been taken into account by the MK Resources independent directors.

      After detailed consideration of these factors, the MK Resources board of directors determined that the merger was fair to, and in the best interests of, MK Resources and its stockholders.

      The above discussion of the information and factors considered by the MK Resources board of directors is not intended to be exhaustive but includes the material factors considered by the MK Resources board of directors. In view of the variety of factors and the amount of information considered, MK Resources' board of directors did not quantify, rank or otherwise find it practicable to assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all the factors, both positive and negative, taken as a whole. In addition, individual members of the MK Resources' board of directors may have given different weights to different factors.

OPINION OF THE FINANCIAL ADVISOR TO THE INDEPENDENT DIRECTORS OF MK RESOURCES

      BACKGROUND

      The independent directors of MK Resources selected Raymond James Ltd., which we refer to as Raymond James in this proxy statement/prospectus, as their financial advisor with respect to the merger. Raymond James is the Canadian wholly owned subsidiary of Raymond James Financial Inc., a nationally recognized investment banking firm. Raymond James, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes, and has substantial experience in the mining industry.

      In its role as financial advisor, Raymond James was asked by the independent directors to render an opinion as to the fairness from a financial point of view of the exchange ratio to the stockholders of MK Resources, other than Leucadia. On May 2, 2005, Raymond James delivered its written opinion to the independent directors and the board of directors of MK Resources to the effect that, as of that date and based upon and subject to the assumptions, limitations and qualifications in the opinion, the exchange ratio is fair from a financial point of view to the stockholders of MK Resources, other than Leucadia.

      A copy of the Raymond James opinion is attached as Appendix C. You are urged to read the Raymond James opinion in its entirety for the assumptions made, the procedures followed, the matters considered, and the limits of the review made by Raymond James in connection with its opinion. Raymond James prepared its opinion for the independent directors and the board of directors of MK Resources. The Raymond James opinion is not, and should not be construed as, a valuation or appraisal of MK Resources, Inmet or Leucadia or any of their respective securities, assets or liabilities. The opinion is directed only to the fairness from a financial point of view of the exchange ratio to stockholders of MK Resources, other than Leucadia. The Raymond James opinion does not constitute a recommendation to any stockholder as to how to vote on the merger and does not constitute an opinion as to the price at which the Leucadia stock will actually trade. Raymond James did not, and was not requested by the MK Resources board of directors to, make any recommendation as to the form or amount of the consideration to be paid in the merger, which issues were resolved in negotiations between MK Resources and Leucadia.

      Raymond James provides a full range of financial advisory and securities services. Raymond James may provide such services to MK Resources or Leucadia in the future for which it would expect to receive fees. In the ordinary course of its business, Raymond James may actively trade MK Resources or Leucadia securities for its own account or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

      Under the terms of a letter agreement, dated April 6, 2005, the independent directors of MK Resources engaged Raymond James as financial advisor in connection with the merger and Inmet transaction, and requested that Raymond James render an opinion as to the fairness from a financial point of view of the exchange ratio to MK Resources stockholders, other than Leucadia. Pursuant to this letter agreement, MK Resources is obligated to pay Raymond James a customary fee upon consummation of the merger. Under the letter agreement, MK Resources is also obligated to reimburse Raymond James for its reasonable expenses incurred in connection with the engagement and to indemnify Raymond James and related parties for certain liabilities arising out of its engagement.

      INFORMATION REVIEWED BY RAYMOND JAMES

      In preparing its opinion, Raymond James reviewed and relied upon, or carried out, among other things, the following:

     o Drafts of the merger agreement, the Inmet share purchase agreement and drafts of certain related documents;

     o certain publicly available information relating to MK Resources, Leucadia and Inmet;

     o discussions and meetings with senior management of MK Resources with respect to, among other things, the business and operations of MK Resources and the transactions contemplated by the Inmet share purchase agreement and the merger agreement;

     o discussions with senior management of Leucadia with respect to, among other things, the business and operations of Leucadia and the transactions contemplated by the Inmet share purchase agreement and the merger agreement;

     o discussions with senior management of Inmet with respect to, among other things, the business and operations of Inmet and the transactions contemplated by the Inmet share purchase agreement and the merger agreement;

     o MK Resources' financial forecasts, budgets, analyses, mine and business plans and financial models;

     o a summary of the 2001 independent feasibility study relating to the Las Cruces project prepared by Bechtel International Inc.;

     o a summary of the 2003 independent feasibility study relating to the Las Cruces project prepared by DMT-Montan Consulting GmbH and Outokumpu Technology Group;

     o the 2004 43-101 report prepared by Pincock Allen & Holt and certain materials relating to the 2005 updating of that report;

     o    a site visit to the Las Cruces project;

     o discussions with CIBC World Markets Inc. with respect to their role as lead underwriter of the 2004 proposed public offering of up to 70,150,000 shares of MK Resources common stock and other matters;

     o materials prepared by, and discussions with, Cutfield Freeman & Co. Ltd. with respect to MK Resources' evaluation of potential debt financing and the solicitation of mining companies with respect to their potential interest in acquiring MK Resources or the Las Cruces project;

     o the agreements documenting outstanding loans from Leucadia to MK Resources and its Dutch subsidiary, MK Gold Exploration B.V.;

     o discussions with MK Resources' independent registered public accounting firm and MK Resources' U.S. and Spanish legal counsel;

     o representations as to certain factual matters contained in certificates from senior officers of MK Resources to Raymond James;

     o    Raymond James' knowledge of the Canadian and U.S. public markets; and

     o certain other information, investigations and analyses as Raymond James considered appropriate in the circumstances.

      ASSUMPTIONS

      Raymond James relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions and representations obtained by it from public sources, senior management of MK Resources, Leucadia and Inmet and consultants and advisors to MK Resources. Subject to the exercise of professional judgment, and except as expressly described in Raymond James' fairness opinion, Raymond James did not attempt to verify independently the completeness, accuracy or fair presentation of any of the information. With respect to forecasts, projections or estimates provided to Raymond James and used in its analyses, Raymond James noted in its fairness opinion that projecting future results is inherently subject to uncertainty. Raymond James assumed, however, that those forecasts, projections and estimates were prepared using the assumptions that, in the opinion of MK Resources, are (or were at the time of preparation and continue to be) reasonable in the circumstances.

      In preparing the fairness opinion, Raymond James made several assumptions, including that all final versions of documents conform in all material respects to the drafts provided to Raymond James, conditions precedent to the completion of the merger and the Inmet transaction will be satisfied in due course, all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse condition or qualification, and the procedures being followed to implement the transactions are valid and effective. Raymond James' fairness opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of the date of the opinion and the condition and prospects, financial and otherwise, of MK Resources, Leucadia, Inmet and their respective subsidiaries, as they were reflected in the information reviewed by Raymond James and as they have been represented to Raymond James in discussions with management of MK Resources, Leucadia and Inmet, respectively. In its analyses and in preparing the fairness opinion, Raymond James made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Raymond James and any party involved in the transactions.

      Raymond James believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.

      The following is a summary of the material analyses used by Raymond James in reaching its opinion and does not purport to be a complete description of the analyses performed by Raymond James.

      To assess the fairness from a financial point of view of the exchange ratio to the stockholders of MK Resources, other than Leucadia, Raymond James considered a range of values derived for MK Resources common stock relative to the indicative value of the consideration payable by Leucadia pursuant to the merger and other factors.

      In deriving a range of values for the MK Resources common stock, Raymond James considered, but did not use, a stock market trading analysis given, among other factors, the low trading volumes of MK Resources common stock. In developing a range of values, Raymond James employed a net realizable value analysis, taking into consideration, among other things, the following:

     o MK Resources has substantially exhausted its alternatives for financing the Las Cruces project;

     o    MK Resources' other assets do not generate cash flow; and

     o MK Resources has substantial and growing debt to Leucadia, and Leucadia has given MK Resources written notice that Leucadia is not willing to commit to providing additional cash and guarantees of the magnitude required for the Las Cruces project for a company it does not wholly own.

      In employing a net realizable value analysis, Raymond James derived a range of values for each asset and liability of MK Resources using assumptions and methodologies that Raymond James considered appropriate in the circumstances.

      In considering MK Resources' principal asset, the Las Cruces project, Raymond James used a discounted cash flow analysis. For purposes of this analysis, Raymond James applied a range of real discount rates of 10% to 11%, reflecting Raymond James' assessment of the risks associated with the project and other assumptions used in the analysis. Other major assumptions incorporated into the analysis included, among other things, a long-term copper price of $0.95 per pound; an initial euro/U.S. dollar exchange rate of 1.31, reducing to
1.05 at the projected time of full production; and capital costs, production and other estimates provided by MK Resources.

      In assessing MK Resources' most significant liability, the convertible credit facility owed to Leucadia, Raymond James, in deriving the high end of the range, assumed the debt was converted by Leucadia, and, in the low end of the range, assumed the debt was not converted.

      In considering the other assets and liabilities of MK Resources, Raymond James, for the most part, used book values subject to certain adjustments that it considered appropriate.

      From a range of values derived from the foregoing, Raymond James deducted additional costs, including costs associated with the sale of the Las Cruces project and the wind up of MK Resources, to derive a final range of values.

      In addition to the above approach, Raymond James also derived a range of values for the Las Cruces project and, in turn, MK Resources, based on estimates imputed from the Inmet transaction. In assessing the Inmet share consideration to be paid under the Inmet transaction, Raymond James used a stock market trading analysis. In undertaking this analysis, Raymond James considered, among other things, the number of Inmet common shares to be issued relative to the number of issued and outstanding Inmet common shares; the market capitalization of Inmet and the relative stock market trading liquidity of Inmet common shares; the degree to which Inmet is institutionally owned and followed by research analysts; a comparison of Inmet to other similar mining companies using various valuation metrics; and that, as at the date of its fairness opinion, Raymond James was not aware of any material information that had not been publicly disclosed that would reasonably have been expected to affect the market price of the Inmet common shares other than the pending acquisition of the Las Cruces project.

      To assess the consideration payable by Leucadia pursuant to the merger, Raymond James used a stock market trading analysis. In undertaking this analysis, Raymond James considered, among other things, the number of Leucadia common shares to be issued relative to the number of issued and outstanding Leucadia common shares; the significant market capitalization of Leucadia and the stock market trading liquidity of Leucadia common shares; the degree to which Leucadia is institutionally owned; and that as at the date of its fairness opinion Raymond James was not aware of any material information that had not been publicly disclosed that would reasonably have been expected to affect the market price of the Leucadia common shares.

      Raymond James' analysis of the implied value of the consideration payable by Leucadia pursuant to the merger relative to the range of values for the MK Resources common stock derived from the net realizable value analysis and the range of values imputed from the Inmet transaction supports the conclusions reached in its fairness opinion.

      In reaching its fairness opinion, Raymond James also considered other factors, including:

     o Raymond James' assessment of the likelihood of Leucadia and MK Resources identifying and consummating a more attractive alternative transaction. In making this assessment Raymond James considered the length and extent of Leucadia's and MK Resources' efforts to identify and pursue alternative value maximizing strategies (including the attempts to raise equity and arms-length debt, and the results of the solicitation of mining companies to acquire MK Resources or the Las Cruces project) and the failure of these efforts to identify a more attractive alternative.

     o The enhanced stock market trading liquidity provided to minority stockholders of MK Resources by virtue of holding Leucadia common shares rather than MK Resources common stock.

     o The fact that minority stockholders will have appraisal rights in respect to the merger.

     o The minority stockholders' loss of copper exposure and their loss of the opportunity to participate in the potential future earnings from the Las Cruces project (other than indirectly in a less significant way through their holdings of Leucadia common shares).

      Based on the analysis described above, Raymond James concluded that the exchange ratio was, at the date of the fairness opinion, fair from a financial point of view to stockholders of MK Resources, other than Leucadia.

      On May 12, 2005, after Raymond James had issued its fairness opinion, the audit committee of the board of directors of MK Resources, after discussions with management, concluded that MK Resources' 2004 audited financial statements should no longer be relied upon because of an accounting error related to the application of Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Cost" to the amortization of debt discount. To correct this error, MK Resources restated its 2004 audited financial statements.

      MK Resources provided to Raymond James a copy of Amendment No. 2 to its Annual Report on Form 10-K/A for the year ended December 31, 2004, as filed with the SEC on May 16, 2005, which contains MK Resources' restated 2004 audited financial statements and certain other information relating to the accounting error that required the restatement.

      Raymond James considered the information contained in the Form 10-K/A, including the restated financial statements, and confirmed to the independent directors and the board of directors of MK Resources in writing that the information in the Form 10-K/A, including the restated financial statements, would not have altered the conclusion reached in the fairness opinion as of the date of the fairness opinion. A copy of the written confirmation of Raymond James is attached as Appendix D to this proxy statement/prospectus.

LEUCADIA'S REASONS FOR THE MERGER

      Leucadia believes that the merger is substantively and procedurally fair to the unaffiliated MK Resources stockholders. Leucadia bases its belief on various factors, including:

     o Approval of the Merger and the Inmet Transaction by the Independent Directors of MK Resources. The MK Resources directors who are not affiliated with Leucadia or management of MK Resources recommended that the full board of directors of MK Resources approve the merger agreement and the Inmet share purchase agreement, and recommend that MK Resources stockholders unaffiliated with Leucadia vote in favor of the approval and adoption of the merger agreement.

     o Authority of the Independent Directors. The independent directors were authorized to engage their own counsel, an independent financial advisor and such other professional advisors they deemed appropriate. In addition, no restrictions were placed on the independent directors in terms of the scope of their review or their ability to independently evaluate any proposal.

     o Opinion of Independent Financial Adviser. The opinion of Raymond James rendered to the independent directors and the full board of directors of MK Resources stated that the exchange ratio is fair from a financial point of view to MK Resources stockholders, other than Leucadia, which opinion was confirmed by Raymond James after MK Resources restated its consolidated audited financial statements for the year ended December 31, 2004 to correct an accounting error related to the amortization of debt discount.

     o Procedurally Fair Negotiations. The exchange ratio was negotiated between the executive vice president and treasurer of Leucadia (who is also the president and a director of MK Resources) and the independent directors of MK Resources, who acted on behalf of the MK Resources stockholders unaffiliated with Leucadia, with the assistance of their financial and legal advisors, in a manner intended to ensure procedural fairness. Leucadia had no involvement in the independent directors' evaluation of the fairness of the merger to the MK Resources stockholders unaffiliated with Leucadia.

     o MK Resources' Business and Financial Condition. MK Resources' business, financial condition, results of operations, prospects, including MK Resources' lack of financial resources to make the additional cash investments and to provide the guarantees necessary to secure the project financing required for the development of the Las Cruces project, and general economic and stock market conditions.

     o The Exchange Ratio Reflects the Asset Value of MK Resources Implied by the Price to Be Paid by Inmet for the Las Cruces Project. Leucadia believes the exchange ratio reflects the asset value of MK Resources as implied by the purchase price to be paid by Inmet for a 70% interest in the Las Cruces project pursuant to the Inmet share purchase agreement, adjusted to reflect the assets of MK Resources that are not part of the Las Cruces project, MK Resources' liabilities not assumed in the Inmet transaction and the cost to Leucadia of additional investment in the Las Cruces project and providing guarantees for the financing of the Las Cruces project. In addition, the exchange ratio of 0.0317 is 19% higher than the 0.0266 ratio initially proposed by Leucadia.

     o The Merger Provides MK Resources Stockholders with a Continued Interest in the Las Cruces Project. After the consummation of the merger and the Inmet transaction, Leucadia will retain a 30% indirect interest in the Las Cruces project through MK Resources, and former stockholders of MK Resources who become Leucadia shareholders in the merger will have a continued interest in the Las Cruces project through their holdings of Leucadia common shares.


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
     o Limited Liquidity of the MK Resources Common Stock. The trading market for the shares of MK Resources common stock has been relatively illiquid, and the merger provides MK Resources stockholders greater liquidity in the form of Leucadia common shares.

     o Availability of Appraisal Rights. MK Resources stockholders who do not vote their shares of MK Resources common stock in favor of the approval and adoption of the merger agreement will have the right in connection with the merger agreement to demand appraisal of the fair value of their shares of MK Resources common stock under the Delaware General Corporation Law. See "--Appraisal Rights."

      Leucadia did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its conclusions as to fairness. The foregoing discussion of the information and factors considered and given weight by Leucadia is not intended to be exhaustive, but includes all material factors considered by Leucadia in connection with the fairness of the merger to MK Resources stockholders unaffiliated with Leucadia.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. federal income tax consequences of the merger to MK Resources stockholders whose shares of MK Resources common stock are converted into Leucadia common stock pursuant to the merger, and as to non-U.S. holders, as defined below, with respect to ownership and disposition of Leucadia common shares received in the merger. The discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the Code), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Neither Leucadia nor MK Resources has sought, or intends to seek, a ruling from the Internal Revenue Service regarding the tax consequences associated with the merger.

      The discussion applies only to persons who hold shares of MK Resources common stock as capital assets, and does not address the tax consequences that may be relevant to a particular MK Resources stockholder subject to special treatment under U.S. federal income tax laws, such as dealers in securities; banks; insurance companies; other financial institutions; mutual funds; real estate investment trusts; tax-exempt organizations; investors in pass-through entities; stockholders who hold MK Resources common stock as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction; U.S. holders, as defined below, that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; stockholders who acquired shares of MK Resources stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; and certain expatriates or former long-term residents of the United States. MK Resources stockholders described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the merger.

      If capital stock of MK Resources is held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are stockholders of MK Resources common stock and partners in such partnerships are urged to consult their own tax advisors regarding the consequences to them of the merger.

      For purposes of this discussion:

     o a "U.S. holder" is a beneficial owner of MK Resources common stock, or of Leucadia common stock that is received in exchange for MK Resources common stock, that is (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia,
          (3) a trust (i) in respect of which a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that was in existence on August 20, 1996 and validly elected to continue to be treated as a domestic trust, or (4) an estate that is subject to U.S. federal income tax on its worldwide income from all sources; and

     o a "non-U.S. holder" is any individual, corporation, trust or estate which holds common stock of MK Resources, or of common stock of Leucadia that is received in exchange for MK Resources common stock, other than a U.S. holder.

      The following discussion is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to MK Resources stockholders. This discussion is generally limited to U.S. federal income tax considerations and does not address other U.S. tax considerations or state, local or foreign tax considerations.

      This summary is not a substitute for an individual analysis of the tax consequences of the merger to an MK Resources stockholder. Each MK Resources stockholder is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the proposed transaction, including any consequences arising from the particular facts and circumstances of the MK Resources stockholder, and as to any estate, gift, state, local or foreign tax consequences of the proposed transaction.

      U.S. HOLDERS

      The U.S. federal income tax consequences of the merger to the U.S. holders depend upon whether the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code (which we refer to in this discussion as a Reorganization). In order for the merger to qualify as a Reorganization, Leucadia may not provide, nor be deemed to provide, any consideration other than Leucadia common stock to acquire shares of MK Resources. Any MK Resources stockholder who dissents from the merger will receive cash that may, depending on the factual circumstances, be treated for purposes of the U.S. federal income tax rules governing Reorganizations as provided by Leucadia. If there are, in fact, dissenters and the cash paid to dissenters is treated under these rules as provided by Leucadia, the merger would not qualify as a Reorganization. Further, it is unclear whether the merger would qualify as a Reorganization even if no MK Resources stockholder dissents from the merger because, in order for the merger to qualify as a Reorganization, MK Resources, after the merger, would be required to continue its historic business enterprise, within the meaning of the Code. Satisfaction of this continuity of business enterprise requirement is uncertain because of the pre-existing intention and obligation of MK Resources to sell 70% of MK Resources' interests in its principal asset, the Las Cruces project, to Inmet.

      Due to the factors described above, it is not clear whether or not the merger will qualify as a Reorganization. Leucadia and MK Resources do not intend to obtain a ruling or other guidance from the Internal Revenue Service regarding the tax treatment of the merger. Leucadia and MK Resources intend to treat the merger as a taxable transaction, including for tax reporting purposes. It should be noted that an MK Resources stockholder receiving Leucadia common shares in the merger is not bound by Leucadia's and MK Resources' reporting position described above, and MK Resources stockholders should consult their own tax advisors regarding the potential for treating the merger as a Reorganization for tax purposes and the consequences associated with taking this position if it is subsequently determined that the merger did not qualify as a Reorganization.

      If the merger does not qualify as a Reorganization, the receipt of the merger consideration (which consists of Leucadia common shares and cash payments in lieu of fractional Leucadia common shares) for shares of MK Resources common stock would be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of MK Resources common stock for Leucadia common shares and a cash payment in lieu of a fractional Leucadia common share as a result of the merger would recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the sum of the fair market value of the Leucadia common shares received and any cash payment in lieu of a fractional Leucadia common share and (2) the stockholder's adjusted tax basis in the shares of MK Resources common stock surrendered. Gain or loss would be determined separately for each block of MK Resources common stock (i.e., common stock acquired at the same cost in a single transaction) surrendered for Leucadia common shares and a cash payment in lieu of a fractional Leucadia common share in connection with the merger. Such gain or loss will be long-term capital gain or loss if a stockholder's holding period for such MK Resources common stock is more than one year as of the date of the closing of the merger. For U.S. holders who are individuals, any long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations. A U.S. holder's adjusted tax basis in the Leucadia common shares received in the merger would equal its fair market value, and a U.S. holder's holding period for the Leucadia common shares received would begin on the day after the closing date of the merger.

      If the merger were to qualify as a Reorganization, U.S. holders would recognize no gain or loss on the exchange of MK Resources common stock for Leucadia common shares. The aggregate basis of the Leucadia common shares received by each U.S. holder would be the same as the aggregate basis of the MK Resources common stock surrendered in exchange for the Leucadia common shares, and the holding period of such Leucadia common shares would include the U.S. holder's holding period in the MK Resources common stock. U.S. holders would recognize capital gain or loss on a cash payment for a fractional Leucadia common share in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder's basis in the MK Resources common stock surrendered that is allocable to the fractional share. Such capital gain or loss would constitute long-term capital gain or loss if the U.S. holder's holding period is greater than one year as of the date of the closing of the merger. For U.S. holders who are individuals, any long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

      U.S. HOLDERS INFORMATION REPORTING AND BACKUP WITHHOLDING

      Payments of Leucadia common shares and cash in lieu of fractions of a Leucadia common share may be subject to information reporting and backup withholding at a 28% rate. If Leucadia or the exchange agent has a withholding obligation with respect to Leucadia common shares to be received by an MK Resources stockholder, the exchange agent will sell a portion of the Leucadia common shares otherwise deliverable to the stockholder in the merger in order to generate cash proceeds equal to 28% of the fair market value of the Leucadia common shares to be received as merger consideration by the stockholder, and will remit such cash proceeds to the Internal Revenue Service.

      In the case of a U.S. holder, backup withholding can be avoided if such U.S. holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number, or "TIN" (generally a Social Security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies that such number is correct and otherwise complies with the backup withholding tax rules. Each U.S. holder should complete and sign the Substitute Form W-9, which will be included as part of the letter of transmittal, and return it to the exchange agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

      NON-U.S. HOLDERS

      Regardless of whether the merger qualifies as a Reorganization, a non-U.S. holder of MK Resources common stock will not be subject to U.S. federal income or withholding tax on gain with respect to the merger and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Leucadia common shares received in the merger (including a redemption of Leucadia common shares treated as a sale for U.S. federal income tax purposes), as long as:

     o such gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States;

     o in the case of certain capital gains, the non-U.S. holder either is not considered, for U.S. federal income tax purposes, to be present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption;

     o the non-U.S. holder qualifies for an exemption from backup withholding, as discussed below;

     o in the case of the merger, MK Resources is not and has not been a U.S. real property holding corporation at any time within the shorter of the five-year period ending on the date on which the proposed transaction is consummated or such non-U.S. holder's holding period; and

     o in the case of a disposition of Leucadia common shares received in the merger, Leucadia is not and has not been a U.S. real property holding corporation at any time within the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder's holding period.

      Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. MK Resources does not believe that it is or has been a U.S. real property holding corporation within the last five years and does not expect to become a U.S. real property holding corporation prior to the date of the closing of the merger. Leucadia does not believe that it is, and does not expect to become, a U.S. real property holding corporation. If either MK Resources or Leucadia nevertheless constituted a U.S. real property holding corporation at a relevant time, a non-U.S. holder who at no time actually or constructively owned more than 5% of the common stock of MK Resources or common shares of Leucadia, as the case may be, generally would not be subject to U.S. federal income or withholding tax on the relevant gain, provided that such common stock or shares were regularly traded, at the relevant time, on an established securities market within the meaning of the applicable regulations.

      NON-U.S. HOLDERS INFORMATION REPORTING AND BACKUP WITHHOLDING

      Payments of Leucadia common shares and cash in lieu of fractions of a Leucadia common share may be subject to information reporting and backup withholding at a 28% rate. In order to qualify for an exemption from backup withholding with respect to Leucadia common shares received pursuant to the merger, cash received for a fractional Leucadia common share, or proceeds received in a subsequent disposition of Leucadia common shares, a non-U.S. holder may be required to provide a TIN, certify the non-U.S. holder's foreign status or otherwise establish an applicable exemption.

      NON-U.S. HOLDERS TAXATION OF DISTRIBUTIONS

      Distributions made with respect to Leucadia common shares generally will be taxable as dividends for U.S. federal income tax purposes to the extent paid out of Leucadia's current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of any distribution made on Leucadia common shares exceeds Leucadia current and accumulated earnings and profits, it will be treated first as a tax-free return of the non-U.S. holder's adjusted tax basis in such common shares and thereafter as capital gain from a deemed disposition of such common shares.

      Dividends paid to a non-U.S. holder of Leucadia common shares received in the merger generally will be subject to withholding of U.S. federal income tax at a 30% rate unless the dividends are U.S. trade or business income and the non-U.S. holder files a properly executed IRS Form W-8ECI (or successor form) with the withholding agent. The 30% withholding rate may be reduced if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder of common stock will be required to provide a properly executed IRS Form W-8BEN (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder of Leucadia common shares that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its tax advisor regarding its entitlement to benefits under a relevant income tax treaty.

      Leucadia must report annually to the IRS and to each non-U.S. holder any dividend income that is subject to withholding or that is exempt from U.S. withholding tax pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a non-U.S. holder resides. Dividends paid to non-U.S. holders of common stock generally will be exempt from backup withholding (currently at a rate of 28%) if the non-U.S. holder provides a properly executed IRS Form W-8BEN (or successor form) or otherwise establishes an exemption.

      APPRAISAL RIGHTS

      U.S. holders and non-U.S. holders considering the exercise of their appraisal rights should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any consequences of the exercise of such rights arising under the laws of any other taxing jurisdiction.

APPRAISAL RIGHTS

      Holders of shares of MK Resources common stock who do not vote in favor of the approval and adoption of the merger agreement and who properly demand appraisal of their shares of MK Resources common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law, or the DGCL.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262, attached to this proxy statement/prospectus as Appendix E. All references in this summary to a "common stockholder" or "holder of common shares" or "persons who hold common shares" are to the record holder of the shares of MK Resources common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of MK Resources common stock held of record in the name of another person, such as a broker, fiduciary, depositary or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

      Under Section 262, persons who hold shares of MK Resources common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of MK Resources common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the Court.

      Under Section 262, where a merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the approval and adoption of the merger agreement by the MK Resources stockholders, MK Resources, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/prospectus constitutes that notice, and the applicable statutory provisions are attached to this proxy statement/prospectus as Appendix E. Any holder of MK Resources common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Appendix E because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

      A holder of shares of MK Resources common stock wishing to exercise appraisal rights must deliver to MK Resources, before the vote on the proposal to approve and adopt the merger agreement at the MK Resources special meeting of stockholders, a separate written demand for the appraisal of the holder's common shares and must not vote such shares of common stock in favor of the approval and adoption of the merger agreement (including by returning a signed proxy without indicating any voting instructions as to the proposed transactions). A holder of MK Resources common stock who abstains from voting on the proposed transactions at the MK Resources special meeting of stockholders will not waive his, her or its appraisal rights under Section 262. A holder of shares of MK Resources common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold of record the shares of common stock through the effective time of the merger. A proxy or vote against the approval of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform MK Resources of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder.

      All written demands for appraisal pursuant to Section 262 should be sent or delivered to MK Resources at MK Resources Company, 60 East South Temple, Suite 1225, Salt Lake City, Utah 84111, Attention: Secretary.

      Only a holder of record of shares of MK Resources common stock is entitled to assert appraisal rights for the shares of MK Resources common stock registered in that holder's name. A demand for appraisal in respect of shares of MK Resources common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificate(s), and must state that the person intends thereby to demand appraisal of the holder's shares of MK Resources common stock in connection with the merger. If the shares of MK Resources common stock are owned of record other than by the beneficial owner, such as by a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner, and if the shares of MK Resources common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the record owner or owners. A record holder such as a broker, fiduciary, depositary or other nominee, who holds shares of MK Resources common stock as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares of MK Resources common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of MK Resources common stock held for other beneficial owners; in that case, however, the written demand must set forth the number of shares of MK Resources common stock as to which appraisal is sought and where no number of shares of MK Resources common stock is expressly mentioned the demand will be presumed to cover all shares of MK Resources common stock held in the name of the record owner. We urge common stockholders who hold their shares of MK Resources common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights to consult with their broker or other nominee to determine the appropriate procedures for the nominee to make a demand for appraisal.

      If the merger agreement is approved, within ten days after the effective time of the merger, the surviving corporation must notify each holder of MK Resources common stock who has complied with Section 262 and who has not voted in favor of the approval and adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not later, the surviving corporation or any holder of MK Resources common stock who has complied with the required conditions of Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the holder's shares of MK Resources common stock. The surviving corporation is under no obligation to and has no present intention to file a petition, and common stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, it is the obligation of the holders of MK Resources common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of MK Resources common stock within the time period prescribed in Section 262.

      Within 120 days after the effective time of the merger, any holder of MK Resources common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of common shares not voted in favor of the approval of the merger agreement and with respect to which demands for appraisals have been received and the aggregate number of holders of such common shares. The surviving corporation must mail the statement within ten days after it has received a written request for such a statement or within ten days after the expiration of the period or delivery of demands for appraisal, whichever is later.

      If a holder of shares of MK Resources common stock timely files a petition for an appraisal and serves a copy of the petition upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all common stockholders who have demanded an appraisal of their shares of MK Resources common stock and with whom the surviving corporation has not reached agreements as to the value of such stockholders' shares. After notice to the common stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those common stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section 262. The Delaware Court of Chancery may require the holders of shares of MK Resources common stock who demanded payment for their common stock to submit their common stock certificates to the Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding; and if any common stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the common stockholder.

      After determining the holders of MK Resources common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of MK Resources common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Although MK Resources believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court. Holders of MK Resources common stock considering seeking appraisal should be aware that the fair value of their shares of MK Resources common stock as so determined could be more than, the same as or less than the consideration they would receive in the merger if they did not seek appraisal of their shares of MK Resources common stock and that opinions from financial advisors as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Moreover, MK Resources does not anticipate offering more than the applicable merger consideration to any common stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of MK Resources common stock is less than the applicable merger consideration. In determining "fair value," the Court is required to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Court will also determine the amount of interest, if any, to be


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
paid upon the amounts to be received by persons whose shares of MK Resources common stock have been appraised, and may consider all relevant factors, including the rate of interest that the surviving corporation would have had to pay to borrow money during the pendency of the proceeding. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. However, costs do not include attorneys' fees and expert witness expenses, although upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

      Any holder of shares of MK Resources common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of MK Resources common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of MK Resources common stock (except dividends or other distributions payable to holders of record of MK Resources common stock as of a record date before the effective time of the merger in respect of a dividend payment date occurring before the effective time of the merger). The tax consequences to a MK Resources common stockholder who receives cash for his or her shares of MK Resources common stock as a result of the exercise of appraisal rights are described under "--Material United States Federal Income Tax Consequences."

      A holder of MK Resources common stock will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the common stockholder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any common stockholder absent court approval. Such approval may be conditioned upon such terms as the Court deems just. A stockholder who withdraws his, her or its demand for appraisal of such stockholders' shares of MK Resources common stock, or otherwise fails to perfect or loses the right to seek appraisal, will receive the merger consideration that the stockholder would have been entitled to receive under the merger agreement, had the stockholder not elected to seek appraisal rights. FAILURE TO FOLLOW THE STEPS REQUIRED BY
SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT THE HOLDER OF MK RESOURCES COMMON STOCK WILL BE ENTITLED TO RECEIVE SOLELY THE CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT).

CERTAIN EFFECTS OF THE MERGER

      Following the merger, MK Resources will become a privately held corporation, and the shares of MK Resources common stock will cease to be quoted on the OTCBB. In addition, following the merger, we will file a Form 15 with the SEC requesting the suspension and termination of registration of shares of MK Resources common stock under the Securities Exchange Act of 1934, which we refer to as the Exchange Act.

ACCOUNTING TREATMENT FOR THE MERGER

      Leucadia's acquisition of the minority interest in MK Resources will be accounted for by Leucadia by the purchase method of accounting in accordance with U.S. GAAP. Leucadia expects that its purchase price for the minority interest will be greater than the book value of the minority interest, and that such excess will be allocated to MK Resources' assets and liabilities based on their relative fair values.

TRANSFERABILITY OF LEUCADIA COMMON SHARES

      The Leucadia common shares offered hereby will be registered under the Securities Act of 1933, which we refer to as the Securities Act, and listed on the NYSE. Accordingly, such shares may be traded freely subject to (1) restrictions under Leucadia's certificate of incorporation applicable to 5% shareholdings (see "Risk Factors--Leucadia Common Shares are Subject to Transfer Restrictions" and "Description of Leucadia Stock--Transfer Restrictions on Leucadia Common Shares") and (2) restrictions applicable upon the resale of Leucadia common shares issued to any MK Resources stockholder that is, or is expected to be, an "affiliate" of Leucadia or MK Resources for purposes of Rule 145 under the Securities Act. Persons that may be deemed to be "affiliates" of Leucadia or MK Resources for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, Leucadia or MK Resources, and will include the directors and certain executive officers of MK Resources. The merger agreement requires MK Resources to use its


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
reasonable best efforts to cause each of its affiliates to execute a written agreement with Leucadia to the effect that such affiliate will not transfer any Leucadia common shares received as a result of the merger, except pursuant to an effective registration statement under the Securities Act or in a transaction not required to be registered under the Securities Act.

      This proxy statement/prospectus does not cover resales of Leucadia common shares received by any person in connection with the merger, and Leucadia has not authorized any person to make any use of this proxy statement/prospectus in connection with any resale of Leucadia common shares.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of MK Resources' board of directors with respect to the merger agreement, MK Resources stockholders should be aware that certain MK Resources executive officers and directors have interests in the merger and have arrangements that are different from, or in addition to, those of MK Resources stockholders generally. These interests and arrangements may create potential conflicts of interest. MK Resources' board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that MK Resources stockholders vote in favor of approving the merger agreement.

MK RESOURCES STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      The executive officers and directors of MK Resources own 215,675 shares of common stock of MK Resources, representing an aggregate of approximately 0.6% of the outstanding shares of MK Resources common stock entitled to vote on the approval and adoption of the merger agreement. In connection with the merger, each of these shares will be converted into the right to receive 0.0317 of a Leucadia common share.

STOCK OPTIONS

      The executive officers and directors of MK Resources own options to purchase 1,340,000 shares of common stock of MK Resources. MK Resources expects that all these options will terminate upon consummation of the merger in accordance with their terms without being exercised if the exercise prices for all the options remain above the current trading price of MK Resources common stock on the OTCBB (as they currently are) and above the value of the MK Resources common stock as implied by the exchange ratio.

DIRECTOR AND OFFICER INTERLOCK

      You should be aware that certain directors of MK Resources have interests that may present them with certain potential conflicts of interest. G. Frank Joklik is a director of MK Resources, serving as chairman of the board, and an executive officer of MK Resources, serving as the chief executive officer. Thomas E. Mara is a director and the president of MK Resources, and he also serves as executive vice president and treasurer of Leucadia.

      The audit committee of the MK Resources' board of directors, which is comprised of independent directors not affiliated with Leucadia or MK Resources' management, reviewed and approved the merger agreement as required by the audit committee's charter. See "The Merger--MK Resources' Reasons for the Merger--Independent Directors of MK Resources." You should be aware that G. Robert Durham, a member of the MK Resources board of directors and its audit committee, who qualifies as "independent" (as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act), also serves as an independent director of The FINOVA Group Inc., a company in which Leucadia has an indirect 25% interest and which is managed by Leucadia pursuant to a management agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS' AND OFFICERS' INSURANCE

      The merger agreement provides that Leucadia will continue to indemnify each of the present and former directors and officers of MK Resources after the completion of the merger. Under the merger agreement, Leucadia agrees to purchase and maintain, for three years following the effective time of the merger, directors' and officers' insurance for the aggregate amount of coverage of $10 million for the benefit of persons who are currently covered by MK Resources' primary directors' and officers' liability insurance policy (other than any person who is an officer of Leucadia), and to cover these persons under Leucadia's primary directors' and officers' liability insurance for at least three years after the effective time of the merger.

                              THE MERGER AGREEMENT

      The following is a summary of the merger agreement. This summary does not purport to be a complete description of the terms and conditions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus. MK Resources stockholders are urged to read the merger agreement in its entirety. In the event of any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

      The summary of the terms of the merger agreement is intended to provide information about the terms of the merger. The terms and information in the merger agreement should not be relied on as disclosures about Leucadia or MK Resources without giving consideration to the entirety of public disclosure by Leucadia and MK Resources as set forth in all of their respective public reports with the SEC. The terms of the merger agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. In particular, the representations and warranties made by the parties to each other in the merger agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Leucadia and MK Resources will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

THE MERGER

      GENERALLY

      Upon the terms and subject to the conditions set forth in the merger agreement, Marigold Acquisition Corp., a wholly owned subsidiary of Leucadia, which we refer to as Merger Sub, will be merged with and into MK Resources. As a result of the merger, MK Resources will continue as the surviving corporation and will become a wholly owned subsidiary of Leucadia.

      THE COMPLETION OF THE MERGER

      The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware or at such other time as specified in the certificate of merger. The merger will be completed after all of the conditions to the merger contained in the merger agreement are satisfied or, where permissible, waived. Upon completion of the merger:

     o the certificate of incorporation of the surviving corporation will be substantively identical to the Merger Sub's certificate of incorporation immediately before the merger, until it is subsequently amended as provided by applicable law and such certificate of incorporation;

     o the bylaws of the surviving corporation will be substantively identical to Merger Sub's bylaws immediately before the merger, until they are subsequently amended as provided by applicable law and such bylaws; and

     o the directors and officers of Merger Sub immediately before the merger will become the directors and officers, respectively, of the surviving corporation until their respective successors are duly elected or appointed.

      MANNER AND BASIS OF CONVERTING SHARES OF MK RESOURCES COMMON STOCK IN THE MERGER

      Under the terms of the merger agreement, at the effective time of the merger, each share of MK Resources common stock outstanding immediately before the effective time (other than shares of MK Resources common stock held by MK Resources, Leucadia or Merger Sub) will be converted into the right to receive
0.0317 of a Leucadia common share. Shares of MK Resources common stock held by MK Resources, Leucadia or Merger Sub immediately before the completion of the merger will be cancelled at the effective time of the merger without payment of any consideration.


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
      Fractional Leucadia common shares will not be issued in the merger. Instead, each stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional Leucadia common shares that otherwise would be received by the stockholder) will receive cash (without interest and subject to any withholding for taxes) equal to such stockholder's proportionate interest in the net proceeds from the sale in the open market by the exchange agent of the aggregated fractional common shares of Leucadia issued for that purpose.

      The merger agreement provides that promptly after the date of completion of the merger, the exchange agent will mail to each record holder of a certificate or certificates that represented shares of MK Resources common stock immediately before the merger, a letter of transmittal and instructions for use in exchanging MK Resources common stock certificates for Leucadia common share certificates. In addition, the merger agreement contemplates that, promptly after the exchange agent receives back from a record holder an MK Resources common stock certificate, the letter of transmittal and any other customary documents that are reasonably required by the exchange agent or Leucadia, the exchange agent will mail to the record holder a certificate or certificates representing the appropriate number of Leucadia common shares, any dividends or other distributions on those Leucadia common shares from the effective time of the merger to which the holder is entitled pursuant to the merger agreement and an amount of cash for any fractional share. You should not surrender any MK Resources stock certificates until you receive the letter of transmittal.

      After the completion of the merger, each certificate that previously represented shares of MK Resources common stock will be cancelled and shall cease to exist. Each holder of a certificate of MK Resources common stock shall cease to have any rights with respect thereto, except the right to receive Leucadia common shares, any dividends or other distributions to which the holder is entitled pursuant to the merger agreement and cash for any fractional share. Leucadia will not pay dividends or other distributions on any Leucadia common shares to be issued in exchange for any MK Resources common stock certificate that is not surrendered until the MK Resources common stock certificate is properly surrendered, as provided in the merger agreement.

      BASIS OF CONVERTING SHARES OF COMMON STOCK OF MERGER SUB IN THE MERGER

      Under the terms of the merger agreement, at the effective time of the merger, each share of common stock of Merger Sub outstanding immediately before the effective time will be converted into one share of common stock of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains various representations and warranties of MK Resources, Leucadia and Merger Sub.

      MK Resources. The representations and warranties of MK Resources relate generally to:

     o    organization, standing and corporate power;

     o    capitalization;

     o    authority, non-contravention and voting requirements;

     o    governmental approvals;

     o    MK Resources' SEC documents;

     o    absence of undisclosed liabilities;

     o    absence of certain changes or events;

     o information supplied by MK Resources in this proxy statement/prospectus;

     o    tax matters;

     o    the opinion of Raymond James;

     o    brokers and other advisors;

     o    state takeover statutes; and

     o    the Inmet share purchase agreement.

      Leucadia and Merger Sub. The representations and warranties of Leucadia and Merger Sub relate generally to:

     o    organization, standing and corporate power;

     o    authority and non-contravention;

     o    consents and approvals;

     o information supplied by Leucadia and Merger Sub in this proxy statement/prospectus;

     o    capitalization;

     o    Leucadia common shares;

     o    Leucadia's SEC documents;

     o    absence of undisclosed liabilities;

     o    absence of certain changes or events;

     o    ownership and operations of Merger Sub;

     o    finders and brokers; and

     o    the Inmet share purchase agreement.

      Certain representations and warranties of MK Resources, Leucadia and Merger Sub are qualified as to materiality or "material adverse effect." When used with respect to MK Resources or Leucadia and Merger Sub, "material adverse effect" means a material adverse change in, or a material adverse effect upon, the business, operations, prospects, assets, liabilities or financial condition of MK Resources and its material subsidiaries, taken as a whole, or Leucadia and its subsidiaries, taken as a whole, as applicable, excluding any such change or effect resulting from:

     o    conditions in the global economy or securities markets in general;

     o developments affecting the worldwide base metal mining industry in general which do not have a materially disproportionate effect on MK Resources and its material subsidiaries, taken as a whole, or Leucadia and its subsidiaries, taken as a whole, as applicable;

     o    changes in the price of copper; or

     o    changes in currency exchange rates.

      When used with respect to Leucadia, "material adverse effect" also excludes any change or effect resulting from the economic or financial effects of SBC Communications Inc.'s proposed acquisition of AT&T Corp.

      The representations and warranties given by MK Resources, Leucadia and Merger Sub will terminate at the effective time of the merger. These representations and warranties will also terminate in the event that the merger agreement is terminated in accordance with its terms, except that MK Resources' representations and warranties relating to brokers and other advisors will survive any such termination.

COVENANTS AND AGREEMENTS

      CONDUCT OF MK RESOURCES PRIOR TO COMPLETION OF THE MERGER

      The merger agreement contemplates that, until the completion of the merger, MK Resources will conduct its business in the ordinary course consistent with past practice and will use commercially reasonable efforts to preserve the goodwill of those having business relationships with it and to comply in all material respects with applicable laws and material licenses, permits and agreements. The merger agreement also expressly prohibits MK Resources from engaging in certain transactions. Among other things, MK Resources has agreed that it will not:

     o issue, sell, grant, dispose of, pledge or otherwise encumber, or redeem, purchase or otherwise acquire, any shares of its capital stock, voting securities or equity interests, or any securities, options, warrants or rights convertible into, or exchangeable or exercisable for, any shares of its capital stock, voting securities, or equity interests;

     o declare, pay any dividend on, or make any other distribution on, any shares of its common stock;

     o split, combine, subdivide or reclassify any shares of its common stock;

     o amend or waive any of its rights under, or accelerate the vesting under, any provision of the MK Resources stock option plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of MK Resources or any restricted stock purchase agreement or any similar or related contract;

     o enter into, terminate or amend any agreement that is material to MK Resources, except in the ordinary course of business consistent with past practice;

     o make any changes in financial or tax accounting methods, except as required by U.S. GAAP or applicable law;

     o make or change any material election concerning taxes or tax returns, file any amended tax return, enter into any closing agreement with respect to taxes, settle any material tax claim or assessment or surrender any right to claim a refund of taxes or obtain any tax ruling;

     o adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger or other reorganization; or

     o settle or compromise any litigation or investigation that is material to MK Resources.

      See "The Inmet Transaction--Conduct of the Las Cruces Companies Before Completion of the Inmet Transaction" for other material restrictions on MK Resources' conduct of business prior to completion of the merger.

      CONDUCT OF LEUCADIA PRIOR TO COMPLETION OF THE MERGER

      The merger agreement contemplates that, until the completion of the merger, Leucadia will conduct its business in compliance in all material respects with all applicable laws; will use commercially reasonable efforts to preserve intact its material business organizations and material relationships with third parties; and will not take any action or engage in any transactions that would in any material respect impede or delay the ability of the parties to satisfy any of the conditions set forth in the merger agreement.

      NO SOLICITATION

      The merger agreement provides that MK Resources will, and will cause its subsidiaries and its and its subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives to:

     o immediately cease and cause to be terminated any discussions or negotiations with any person conducted before the date of the merger agreement with respect to any inquiry, proposal or offer relating to any of the following types of transactions, which we refer to as takeover proposals:

           -- any merger, amalgamation, share exchange, business combination, takeover bid, sale or other disposition of the assets of MK Resources or MK Gold Exploration B.V. and Cobre Las Cruces, S.A., which we refer to collectively as the Las Cruces Companies;

           -- any recapitalization, reorganization, liquidation, material sale or issue of treasury securities of MK Resources or the Las Cruces Companies or rights or interests in or to treasury securities of MK Resources or the Las Cruces Companies or rights or options to acquire any material number of treasury securities; or

           -- any type of similar transaction which would or could, in any case, constitute a transfer to any third party of any material asset (other than in accordance with the November 2003 feasibility study, or the interim period development plan for the Las Cruces project or a directive of the management committee, which are described under "The Inmet Transaction--The Inmet Share Purchase Agreement") or any of the capital stock of MK Resources or a Las Cruces Company; and

     o use best efforts to obtain the return from all such persons or cause the destruction of all copies of confidential information previously provided to such persons by MK Resources, its subsidiaries or representatives.

      The merger agreement further provides that MK Resources will not, and will not authorize or permit its subsidiaries or representatives to, and will cause its subsidiaries and representatives not to, directly or indirectly, except as specifically permitted by the merger agreement:

     o solicit, initiate, cause, facilitate, knowingly encourage (including by way of furnishing information), engage in, or respond to (other than to decline) any inquiries or proposals regarding any takeover proposal;

     o knowingly encourage or participate in any discussions or negotiations with any third party regarding any takeover proposal;

     o    agree to, approve or recommend a takeover proposal; or

     o    enter into any agreement related to any takeover proposal.

      The merger agreement provides that these restrictions would not prevent MK Resources or its board of directors from complying with disclosure obligations under the Exchange Act with regard to a takeover proposal. The merger agreement also provides that the above restrictions would not prevent MK Resources, at any time before, but not after, the MK Resources stockholders have approved and adopted the merger agreement, subject to providing Leucadia not less than 24 hours written notice of its intention to take such actions, from:

     o furnishing to the person making the takeover proposal information with respect to MK Resources and its subsidiaries (including non-public information), but only after the person enters into a customary confidentiality agreement with MK Resources, and provided that:

           -- the confidentiality agreement may not include any provision calling for an exclusive right to negotiate with MK Resources; and

           -- a copy of all non-public information delivered to the person is delivered to Leucadia concurrently with its delivery to the person if it has not previously been furnished to Leucadia; and

     o participating in discussions and negotiations with the person regarding the takeover proposal;

if and only to the extent that:

     o the takeover proposal is made after the date the merger agreement in circumstances not involving a breach of that agreement, and is not withdrawn;

     o the board of directors of MK Resources reasonably determines in good faith that the takeover proposal constitutes a bona fide unsolicited takeover proposal in respect of a direct or indirect interest in not less than 70% of MK Resources or the Las Cruces Companies:

           -- that is not conditional on obtaining financing for the acquisition (although it may be conditional on obtaining financing for the development of the Las Cruces project) or, if conditional on such financing for the acquisition, the independent directors of MK Resources have unanimously determined by resolution that the party making the proposal has sufficient financial resources to effect the transaction (and in the case of consideration comprised of stock or debt of the party, that consideration is free of restrictions on the issuance thereof); and

           -- in respect of which, the MK Resources board of directors has determined in good faith, after consultation with, and receiving advice, which may include a written opinion, from, as appropriate, their financial, legal and other advisors that the acquisition proposal would, if consummated in accordance with its terms, result in a transaction which would be more favorable, from a financial point of view, to the MK Resources stockholders other than Leucadia and its affiliates (who we refer to as the minority stockholders), than the merger upon the consummation of the Inmet transaction (any such more favorable acquisition proposal is referred to in this discussion as a superior proposal); and

     o the board of directors of MK Resources determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such actions is necessary in order for the MK Resources board of directors to comply with its fiduciary duties to MK Resources' stockholders under Delaware law.

      Under the merger agreement, MK Resources must promptly advise Leucadia, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, MK Resources in respect of any takeover proposal. In any such notice to Leucadia, MK Resources must indicate the identity of the person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and will include with such notice copies of any written materials received from or on behalf of such person relating to such proposal, offer, inquiry or request). Thereafter, MK Resources must promptly keep Leucadia fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and MK Resources will provide Leucadia with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

      Except in connection with the exercise of the fiduciary duties of the board of directors of MK Resources in a manner consistent with the provisions described above or after the termination of the merger agreement in accordance with its terms, MK Resources and its board of directors further agree in the merger agreement not to:

     o withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Leucadia, the recommendation or approval or declaration of advisability by the MK Resources board of directors of the merger agreement and the merger;

     o approve or recommend, or propose publicly to approve or recommend, any takeover proposal; or

     o approve or recommend, or propose publicly to approve or recommend, or cause or authorize MK Resources or any of its subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any takeover proposal (other than a confidentiality agreement as permitted above).

      STOCKHOLDERS MEETING

      The merger agreement requires MK Resources to call and hold a stockholders meeting to vote upon the approval and adoption of the merger agreement as soon as practicable following the date of the merger agreement. In addition, subject to specified conditions related to its fiduciary duties, the board of directors of MK Resources has agreed to recommend that stockholders vote in favor of the approval and adoption of the merger agreement.

      REASONABLE BEST EFFORTS TO COMPLETE THE MERGER

      Subject to the terms of the merger agreement, Leucadia and MK Resources will use reasonable best efforts to take, or cause to be taken, all actions necessary to complete the transactions contemplated by the merger agreement.

      PUBLICITY

      Leucadia and MK Resources have each agreed not to issue any press releases or public announcements with respect to the merger or the merger agreement without the prior consent of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or Nasdaq.

      NOTICE AND ACCESS TO INFORMATION

      The parties have agreed to notify each other of certain written communications, notices and proceedings related to the merger. In addition, MK Resources has agreed to provide Leucadia with reasonable access to its and its subsidiaries' information concerning its and its subsidiaries' business, properties and personnel as may reasonably be requested.

      INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE

      The merger agreement provides that Leucadia will continue to indemnify each of the present and former directors and officers of MK Resources after the completion of the merger. Under the merger agreement, Leucadia agrees to purchase and maintain, for three years following the effective time of the merger, directors' and officers' insurance for the aggregate amount of coverage of $10 million for the benefit of persons who are currently covered by MK Resources' primary directors' and officers' liability insurance policy (other than any person who is an officer of Leucadia), and to cover these persons under Leucadia's primary directors' and officers' liability insurance for at least three years after the effective time of the merger.

CONDITIONS TO THE MERGER

      The respective obligations of Leucadia and MK Resources to effect the merger are subject to the satisfaction or waiver of the following conditions:

     o the merger agreement will have been duly adopted by holders of a majority of the outstanding shares of MK Resources common stock entitled to vote on the matter in accordance with applicable law and MK Resources' certificate of incorporation and bylaws;

     o the Inmet share purchase agreement will be in full force and effect, and the conditions to the Inmet transaction will have been satisfied or waived;

     o no law, injunction, judgment or ruling enacted, issued or entered by any governmental authority will be in effect enjoining, restraining, preventing or prohibiting the consummation of the merger, and no governmental authority will have instituted or be threatening to institute any proceeding seeking to enjoin, restrain, prevent or prohibit the consummation of the merger; and

     o the registration statement of which this proxy statement/prospectus forms a part will have been declared effective by the SEC under the Securities Act, and no stop order suspending its effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC.

      The obligations of Leucadia to effect the merger are subject to the satisfaction or waiver of additional conditions, including all of the following:

     o the representations and warranties of MK Resources in the merger agreement will be true and correct, as of the date of the merger agreement and as of the closing date (except to the extent any representation and warranty expressly relates to an earlier date, in which case that representation and warranty will be true and correct as of that earlier date), in all material respects (in the case of representations and warranties qualified by materiality) and in all respects (in the case of representations and warranties qualified by materiality), and Leucadia will have received a certificate signed on behalf of MK Resources by the chief executive officer and the chief financial officer of MK Resources to that effect;

     o MK Resources will have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the closing date, and Leucadia will have received a certificate signed on behalf of MK Resources by the chief executive officer and the chief financial officer of MK Resources to that effect;

     o Leucadia will have received written resignation letters from each member of the board of directors of MK Resources, effective as of the effective time of the merger; and

     o appraisal rights will not have been exercised and notice of the intention to exercise such rights will not have been given in accordance with Delaware law by the stockholders of MK Resources with respect to, in the aggregate, more than 3% of the issued and outstanding shares of MK Resources common stock as of immediately before the effective time of the merger.

      The obligations of MK Resources to effect the merger are subject to the satisfaction or waiver of additional covenants, including all of the following:

     o the representations and warranties of Leucadia in the merger agreement will be true and correct, as of the date of the merger agreement and as of the closing date (except to the extent any representation and warranty expressly relates to an earlier date, in which case that representation and warranty will be true and correct as of that earlier date), in all material respects (in the case of representations and warranties qualified by materiality) and in all respects (in the case of representations and warranties qualified by materiality), and MK Resources will have received a certificate signed on behalf of Leucadia by the chief executive officer and the chief financial officer of Leucadia to that effect; and

     o Leucadia will have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the closing date, and MK Resources will have received a certificate signed on behalf of Leucadia by an executive officer to that effect.

TERMINATION OF THE MERGER AGREEMENT; EFFECTS OF TERMINATION

      The merger agreement will automatically terminate if, before MK Resources stockholders approve and adopt the merger agreement, MK Resources terminates the Inmet share purchase agreement after (1) receiving a superior proposal and (2) complying with the provisions of the Inmet share purchase agreement described under "The Inmet Transaction--The Inmet Share Purchase Agreement--No Solicitation." If the merger agreement is terminated under these circumstances and Leucadia becomes obligated to pay Inmet a fee of $3 million under the Inmet share purchase agreement, MK Resources must pay to Leucadia a termination fee of $3 million. See "The Inmet Transaction--The Inmet Share Purchase Agreement--No Solicitation." If MK Resources does not have sufficient funds to pay the termination fee within three business days of the termination of the merger agreement, the fee will be due upon the consummation of the transaction contemplated by the superior proposal, together with interest on the termination fee at Citibank's prime rate plus 3% from the fourth business day after the termination of the merger agreement through and including the date of payment. If MK Resources fails to promptly pay the termination fee, MK Resources must also pay all of Leucadia's costs and expenses, including attorneys' fees, in connection with efforts to collect the fee.

      The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger, whether before or after the approval and adoption of the merger agreement by MK Resources stockholders, by action taken by the board of directors of the terminating party or parties:

     o by mutual written consent of Leucadia and MK Resources, subject to Leucadia's and MK Resources' obligation under the Inmet share purchase agreement to use their commercially reasonable endeavors to complete the merger;

     o    by either Leucadia or MK Resources:

           -- if the merger is not consummated by December 31, 2005, unless the failure to consummate the merger on or before that date is primarily due to the failure by the party seeking to terminate the merger agreement to perform any of its obligations under the merger agreement; or

           -- if any law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal and is final and nonappealable, unless the legal restraint is primarily due to the failure by the party seeking to terminate the merger agreement to perform any of its obligations under the merger agreement;

     o by Leucadia, if MK Resources breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, or if any of the representations or warranties of MK Resources set forth in the merger agreement fails to be true, such that the conditions to Leucadia's obligation to effect the merger would not be satisfied, and such breach or failure cannot be cured, or has not been cured by MK Resources within 30 days following written notice; or

     o by MK Resources, if Leucadia breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, or if any of the representations or warranties of Leucadia set forth in the merger agreement fails to be true, such that the conditions to MK Resources' obligation to effect the merger would not be satisfied, and such breach or failure cannot be cured, or has not been cured by Leucadia within 30 days following written notice.

      If the merger agreement is terminated and the merger is abandoned as described above, the merger agreement will be null and void, with no liability on the part of any party to the merger agreement, except the liability MK Resources may have with respect to payment of the termination fee and Leucadia's costs and expenses to collect the fee, and the liability of any party resulting from fraud or any willful breach of the merger agreement.

EXPENSES

      The merger agreement provides that all expenses incurred in connection with the negotiation and execution of the merger agreement and the consummation of the merger are to be paid by the party incurring such expenses.


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
AMENDMENTS AND SUPPLEMENTS; WAIVERS

      The merger agreement may be amended or supplemented at any time before the completion of the merger, even after the merger agreement has been approved by MK Resources stockholders. Unless applicable law requires that MK Resources stockholders approve any subsequent amendment or change to the provisions of the merger agreement, such amendment or change may be effected by written agreement of MK Resources and Leucadia by action taken by their respective boards of directors.

      Before the completion of the merger, MK Resources or Leucadia may, subject to applicable law, (1) waive any inaccuracies in the other party's representations and warranties; (2) extend the time for the performance of any of the obligations or acts of the other party; or (3) waive the other party's compliance with any provisions or pertinent conditions of the merger agreement.

      On June 13, 2005, Leucadia, MK Resources and Merger Sub entered into an amendment and waiver agreement pursuant to which Leucadia waived any action or claim it may have against MK Resources arising from the failure of MK Resources' representations and warranties with respect to its SEC filings and financial statements to be true and correct as a consequence of (1) the accounting error related to the application of a financial accounting standard relating to the amortization of debt discount, which required the restatement of MK Resources' 2004 audited financial statements, and (2) the fact that the summary of ore reserves included in MK Resources' Annual Report on Form 10-K for the year ended December 31, 2004 was based on the summary of ore reserves contained in a July 8, 2004 technical report prepared by Pincock Allen & Holt for MK Resources, which July 8, 2004 technical report incorrectly categorized ore reserves in a manner inconsistent with the categorization of the mineral resource data included in that same report.



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
                              THE INMET TRANSACTION

      Although holders of MK Resources common stock are not being asked to consider and vote at the special meeting upon the Inmet transaction (including the Inmet share purchase agreement), we provide in this section a summary of the primary agreements MK Resources and/or Leucadia have entered into, or intend to enter into in connection with the Inmet transaction. The Inmet share purchase agreement, which has been unanimously approved by the MK Resources board of directors upon the recommendation of the independent directors of MK Resources, will be effected after the completion of the merger, subject to the terms and conditions of the Inmet share purchase agreement, at which time Leucadia will be able to approve the Inmet transaction as the sole stockholder of MK Resources.

THE INMET SHARE PURCHASE AGREEMENT

      The following is a summary of the Inmet share purchase agreement. This summary does not purport to be a complete description of the terms and conditions of the Inmet share purchase agreement and is qualified in its entirety by reference to the Inmet share purchase agreement, a copy of which is attached as Appendix B to this proxy statement/prospectus. MK Resources stockholders are urged to read the Inmet share purchase agreement in its entirety. In the event of any discrepancy between the terms of the Inmet share purchase agreement and the following summary, the Inmet share purchase agreement will control.

      The summary of the terms of the Inmet share purchase agreement is intended to provide information about the terms of the Inmet transaction. The terms and information in the merger agreement should not be relied on as disclosures about Leucadia or MK Resources without giving consideration to the entirety of public disclosure by Leucadia and MK Resources as set forth in all of their respective public reports with the SEC. The terms of the Inmet share purchase agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Inmet transaction. In particular, the representations and warranties made by the parties to each other in the Inmet share purchase agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Inmet transaction should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Leucadia and MK Resources will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Inmet share purchase agreement and will update such disclosure as required by federal securities laws.

      GENERALLY

      Upon the terms and subject to the conditions set forth in the Inmet share purchase agreement, MK Resources will sell to Inmet a 70% interest in the Las Cruces project in exchange for the issuance by Inmet to MK Resources of 5,600,000 Inmet common shares. The number of Inmet common shares to be issued to MK Resources will be subject to adjustment if, at any time before the closing of the Inmet transaction, Inmet changes the number of Inmet common shares outstanding as the result of a subdivision or consolidation of the Inmet common shares, a dividend or distribution of Inmet common shares or securities exchangeable for or convertible into Inmet common shares, or a reclassification, recapitalization, exchange of shares or similar event. In addition, Leucadia will sell to Inmet 70% of the principal amount of all outstanding loans made by Leucadia to the Las Cruces Companies (MK Gold Exploration B.V. and Cobre Las Cruces S.A.) so that, at the closing of the Inmet transaction, 70% of the debt of the Las Cruces Companies will be owed to Inmet, and 30% of that debt will be owed to Leucadia. Inmet is not acquiring any interest in MK Resources' outstanding indebtedness under its $80 million credit facility with Leucadia. The obligations under this credit facility will continue to be obligations of MK Resources following the merger and the Inmet transaction, and will constitute intercompany debt between MK Resources and Leucadia until such indebtedness is repaid or cancelled.

      Upon the completion of the Inmet transaction, Inmet and Leucadia intend to enter into a shareholders' agreement to set out their respective rights, duties and obligations with respect to the Las Cruces project. The shareholders' agreement will address, among other things, the respective financing obligations of the parties, the plans and budgets for the development and operation of the project, the governance and management of the project, including special approval rights for Leucadia in respect of certain significant actions, and restrictions on transfer of interests in the Las Cruces project.

      REPRESENTATIONS AND WARRANTIES

      The Inmet share purchase agreement contains various representations and warranties of MK Resources, Leucadia and Inmet.

      MK Resources and Leucadia. The representations and warranties of MK Resources and Leucadia relate generally to:

     o    organization, good standing and qualifications to do business;

     o    corporate authority and approval;

     o    enforceability;

     o    absence of investments by the Las Cruces Companies;

     o    no bankruptcy or dissolution;

     o    capitalization of the Las Cruces Companies;

     o    right to transfer the 70% interest in the Las Cruces project;

     o no options or other commitments to sell shares or assets of the Las Cruces Companies;

     o    the Leucadia loan to the Dutch subsidiary, MK Gold Exploration B.V.;

     o    business status of the Las Cruces Companies;

     o    non-contravention;

     o    litigation;

     o    corporate records;

     o    the merger;

     o    acquisition of the Inmet common shares;

     o    the Las Cruces Companies;

     o    SEC filings and financial statements;

     o financial information, no material adverse change, absence of undisclosed liabilities and tax matters in respect of the Las Cruces Companies;

     o governmental approvals and subsidies in respect of the Las Cruces project;

     o    contracts;

     o    mining concessions held by Cobre Las Cruces;

     o    mining rights and licenses of the Las Cruces Companies;

     o    compliance with governmental approvals by the Las Cruces Companies;

     o the November 2003 feasibility study prepared by DMT - Montan Consulting GmbH and Outokumpu Technology Group, which we refer to as the feasibility study;

     o the schedule and budget developed by MK Resources and Cobre Las Cruces for operations during the interim period from close of business on the date of the Inmet share purchase agreement until the termination of the agreement or the completion of the Inmet transaction, which we refer to as the interim period development plan;

     o    compliance with laws by the Las Cruces Companies;

     o    the land and assets of the Las Cruces Companies;

     o    environmental matters in respect of the Las Cruces Companies;


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
     o    employee matters in respect of the Las Cruces Companies;

     o    insurance of the Las Cruces Companies;

     o    conduct of business in the ordinary course by the Las Cruces
          Companies; and

     o    intellectual property of the Las Cruces Companies.

      Inmet. The representations and warranties of Inmet relate generally to:

     o    organization, good standing and qualifications to do business;

     o    corporate authority and approval;

     o    enforceability;

     o    no bankruptcy or dissolution;

     o    non-contravention;

     o capitalization and the Inmet common shares to be issued as consideration;

     o    subsidiaries;

     o    no obligation to issue securities;

     o    no material adverse change;

     o    public disclosure and regulatory compliance;

     o    absence of undisclosed liabilities;

     o    tax matters;

     o    mining rights and licenses;

     o    compliance with governmental approvals;

     o    compliance with laws; and

     o    environmental matters.

      Certain representations and warranties of MK Resources, Leucadia and Inmet are qualified as to materiality or "material adverse change." When used in the Inmet share purchase agreement, "material adverse change" means a material adverse change in, or a material adverse effect upon, the business, operations, prospects, assets, liabilities or financial condition of the Las Cruces Companies, taken as a whole, or Inmet on a consolidated basis, as applicable, excluding any such change or effect resulting from:

     o    conditions in the global economy or securities markets in general;

     o developments affecting the worldwide base metal mining industry in general which do not have a materially disproportionate effect on the Las Cruces Companies, taken as a whole, or Inmet on a consolidated basis, as applicable;

     o    changes in the price of copper; or

     o    changes in currency exchange rates.

      The representations and warranties given by MK Resources, Leucadia and Inmet will generally survive for a period of eighteen months from the closing date of the Inmet transaction. Representations and warranties relating to certain tax liabilities will terminate at the expiration of the applicable tax reassessment period. Some representations and warranties will survive indefinitely, including those made by:

     o each party relating to its organization, good standing and qualifications to do business; corporate authority and approval; enforceability; and no bankruptcy or dissolution;

     o MK Resources and Leucadia relating to the absence of investments by the Las Cruces Companies; the capitalization of the Las Cruces Companies; the right to transfer the 70% interest in the Las Cruces project; and the mining concessions held by the Las Cruces Companies; and

     o Inmet relating to its capitalization and the Inmet common shares to be issued as consideration.

      CONDUCT OF THE LAS CRUCES COMPANIES BEFORE COMPLETION OF THE INMET TRANSACTION.

      Under the Inmet share purchase agreement, Inmet, MK Resources and Leucadia agreed to establish a management committee consisting of two members appointed by MK Resources and Leucadia, who are Messrs. G. Frank Joklik and John C. Farmer, on the one hand, and two members appointed by Inmet, who are Messrs. Jochen Tilk and Frank Balint. MK Resources and Leucadia have designated Mr. Joklik to serve as the chair of the management committee.

      The Inmet share purchase agreement provides that, during the interim period from close of business on the date of the agreement until the termination of the agreement or completion of the Inmet transaction, the management committee will determine:

     o the manner in which Cobre Las Cruces implements the interim period development plan, which consists of a schedule and budget developed by MK Resources and Cobre Las Cruces for operations during the interim period; and

     o the procedures, methods and actions of Cobre Las Cruces with respect to the business of exploration, evaluation and project development carried on by the Las Cruces Companies.

      The Inmet share purchase agreement requires that all actions by the management committee be consistent with the interim period development plan, although the parties have the right, from time to time during the interim period, to revise the interim period development plan by mutual consent. All decisions by the management committee will require a unanimous vote of the members in attendance at a meeting at which there is a quorum. A quorum of the management committee will exist if at least one member appointed by Leucadia and MK Resources, on the one hand, and one member appointed by Inmet, on the other hand, are present at the meeting.

      During the interim period, subject to the availability of funds, MK Resources and Leucadia will take commercially reasonable, good faith actions to cause Cobre Las Cruces to:

     o carry on the business of the Las Cruces Companies as directed by the management committee;

     o implement all directives of the management committee with respect to the implementation of the interim period development plan;

     o permit members of the management committee to be present at the Las Cruces project, to participate in management discussions regarding the Las Cruces project with senior management of Cobre Las Cruces, including discussions relating to continuing the development of the Las Cruces project, conducting drilling work, capital spending and development;

     o use reasonable commercial efforts to preserve its business organization, including the services of its officers and employees and their business relationships with suppliers and others having business dealings with them;

     o permit the management committee to become fully and effectively involved in all work relating to the development of the Las Cruces project in accordance with the interim period development plan and the feasibility study;

     o operate the business of the Las Cruces Companies and continue to develop the Las Cruces project, in accordance with the interim period development plan;

     o bring all matters relating to the business of the Las Cruces Companies or the Las Cruces project with a value or cost of at least $50,000 before the management committee;

     o do all acts and things necessary in order to ensure that the mining concessions held by Cobre Las Cruces remain in good standing, including making any required expenditures and conducting any necessary work;


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
     o do all acts and things necessary in order to ensure that Cobre Las Cruces remains eligible to receive the governmental subsidies;

     o maintain all its assets, whether owned or leased, in their current condition, subject to normal course wear and tear, and maintain insurance upon all of its assets comparable in amount, scope and coverage to that in effect on the date of the Inmet share purchase agreement; and

     o maintain their books, records and accounts in the ordinary course of business.

      In addition, the Inmet share purchase agreement provides that during the interim period, MK Resources and Leucadia will use their commercially reasonable, good faith efforts to ensure that the following acts or matters, to the extent that they are in the control of MK Resources and Leucadia, will not occur in relation to the business of the Las Cruces Companies, the Las Cruces project or the Las Cruces Companies without the prior written consent of Inmet:

     o any development of any material aspect of the Las Cruces project except as disclosed to and approved by the management committee;

     o any disposal, lease, or license of any material asset otherwise than in the ordinary course of the business;

     o any change in the share or loan capital of any of the Las Cruces Companies, except as contemplated by the Inmet share purchase agreement or the loan agreements to be entered into between MK Gold Exploration B.V. and each of Inmet and Leucadia in connection with the closing of the Inmet transaction, which we refer to as the shareholder loan agreements;

     o any declaration, authorization, making or payment of a dividend in cash, in specie or in kind by, or any reduction in paid-up capital of, the Las Cruces Companies;

     o any creation, allotment or issue of, or any grant of any option or other right to subscribe or purchase, or any redemption, purchase or repurchase of any share of any of the Las Cruces Companies or securities convertible into or exchangeable for such shares;

     o the incurrence of any liabilities to MK Resources and Leucadia, other than borrowings from time to time under existing credit agreements as in effect on the date of the Inmet share purchase agreement and intercompany borrowings;

     o the payment of any management charge or fee to Leucadia or any of its affiliates by the Las Cruces Companies;

     o any creation or grant of a lien (other than a permitted encumbrance) on, over or affecting any of the outstanding securities of any of the Las Cruces Companies, or on the whole or any substantial part of the assets of any of the Las Cruces Companies, except as contemplated by the Inmet share purchase agreement or the shareholder loan agreements;

     o the making of any loan or granting of credit by any of the Las Cruces Companies to any person, except for intercompany loans to MK Resources or any of the Las Cruces Companies;

     o any amendment to the governing documents of any of the Las Cruces Companies;

     o any change to the accounting policies or practices of any of the Las Cruces Companies, except where required by U.S. GAAP, generally accepted accounting principles in Spain, or Spanish GAAP, or by applicable law;

     o the acquisition, whether by merger, consolidation, formation or otherwise, of any body corporate or business, of all or substantially all of the assets of any body corporate or business, or the entering into of any partnership or joint venture arrangement;

     o the expenditure of funds or the making of any expenditure commitment pursuant to any binding agreement to make any single expenditure or series of related expenditures (in each case, whether operational or capital), except as required by or consistent with the interim period development plan or as approved by the management committee;


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
     o any modification, amendment, cancellation or termination of any material contract other than a termination arising out of the expiration of its term;

     o the failure to renew on expiry or to pay any premium due in respect of its insurance and/or the modification of any insurance policy held by the Las Cruces Companies in any material respect and/or the allowance of any such insurance to lapse or the doing of anything which would render such insurance void or voidable;

     o the granting of any guarantees or indemnities by any of the Las Cruces Companies;

     o    the appointment of any new director of any of the Las Cruces
          Companies;

     o except in the ordinary course of business, the engagement of any new employees or dismissal of or variation to the terms and conditions of employment with any existing employees, other than previously scheduled salary increases made in the ordinary course of business or as required by any collective agreements;

     o the incurrence of material liabilities not contemplated by the interim period development plan, unless such action has been approved by the management committee;

     o the undertaking of any activities in connection with the marketing of the future production of products; and

     o the settlement of any litigation to which any of the Las Cruces Companies is a party.

      In the event of a disagreement among the members of the management committee, management of the Las Cruces Companies, after giving reasonable consideration to the position of Inmet, may take such actions to operate the business of the Las Cruces Company and to develop the Las Cruces project during the interim period as they reasonably believe in good faith to be in accordance with the interim period development plan or required by applicable law.

      CONDUCT OF INMET BEFORE COMPLETION OF THE INMET TRANSACTION.

      The Inmet share purchase agreement provides that, during the interim period, except as expressly contemplated or permitted by the Inmet share purchase agreement or as required by applicable law, or unless MK Resources and Leucadia otherwise agree in writing, Inmet will, and will cause each of its material subsidiaries to, conduct its business operations and affairs in a manner consistent with the objective of maximizing economic returns while giving the highest regard to occupational health and safety, responsible environmental practice and local community and stakeholder concerns and in compliance in all material respects with all applicable laws, and will use its commercially reasonable efforts to preserve intact their material business organizations and material relationships with third parties and will not (subject to the exercise by the directors of Inmet of their fiduciary duties) take any actions that would adversely affect Inmet's ability to complete the Inmet transaction or that would result in a material adverse change in respect of Inmet.

      NO SOLICITATION

      Acquisition Proposal. Under the Inmet share purchase agreement, each of MK Resources and Leucadia agrees that it will not, and will not authorize or permit any of its directors, officers or representatives to, and will cause the Las Cruces Companies and their directors, officers and representatives not to, directly or indirectly:

     o solicit, initiate, knowingly encourage, engage in or respond to (other than to decline) any inquiries or proposals regarding any of the following types of transactions, which we refer to as acquisition proposals:

           -- any merger, amalgamation, share exchange, business combination, takeover bid, sale or other disposition of the assets of MK Resources or the Las Cruces Companies;

           -- any recapitalization, reorganization, liquidation, material sale or issue of treasury securities of MK Resources or the Las Cruces Companies or rights or interests in or to treasury securities of MK Resources or the Las Cruces Companies or rights or options to acquire any material number of treasury securities; or

           -- any type of similar transaction which would or could, in any case, constitute a transfer to any third party of any material asset (other than in accordance with the feasibility study, the interim period development plan or a directive of the management committee) or any of the capital stock of MK Resources or a Las Cruces Company;


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
     o knowingly encourage or participate in any discussions or negotiations regarding any acquisition proposal;

     o    agree to, approve or recommend an acquisition proposal; or

     o    enter into any agreement related to an acquisition proposal.

      The Inmet share purchase agreement provides that these restrictions would not prevent MK Resources or its board of directors from complying with disclosure obligations under the Exchange Act with regard to an acquisition proposal.

      The Inmet share purchase agreement also provides that the above restrictions would not prevent MK Resources or its directors, officers or representatives from furnishing non-public information to, or entering into a confidentiality agreement, discussions and/or negotiations with, any person in response to a bona fide unsolicited acquisition proposal that is submitted by that person after the date of the Inmet share purchase agreement and which is not withdrawn, if:

     o MK Resources promptly provides Inmet and Leucadia with written notice of the acquisition proposal or any request for non-public information relating to MK Resources or the Las Cruces Companies and a description of the material terms and conditions of any acquisition proposal and the identity of the person making the proposal or request for non-public information, and thereafter continues to promptly advise Inmet and Leucadia of all material developments relating to the acquisition proposal;

     o the board of directors of MK Resources concludes in good faith, after consultation with counsel, that such action is required in order for them to comply with their fiduciary obligations under applicable law; and

     o prior to furnishing the requested non-public information to, entering into a confidentiality agreement with, or entering into discussions and/or negotiations with, such person, MK Resources gives written notice to Inmet and Leucadia of its intention to do so.

      Superior Proposal. The Inmet share purchase agreement also provides that the board of directors of MK Resources may approve, or recommend that MK Resources stockholders approve and adopt, an acquisition proposal received prior to the date of the MK Resources special meeting to obtain the requisite vote of stockholders for the approval and adoption of the merger agreement, if:

     o the MK Resources board of directors has determined in good faith that the acquisition proposal constitutes a bona fide unsolicited acquisition proposal in respect of a direct or indirect interest in not less than 70% of MK Resources or the Las Cruces Companies received after the date of the Inmet share purchase agreement in circumstances which do not constitute a breach of that agreement:

           -- that is not conditional on obtaining financing for the acquisition (although it may be conditional on obtaining financing for the development of the Las Cruces project) or, if conditional on such financing for the acquisition, the independent directors of MK Resources have unanimously determined by resolution that the party making the proposal has sufficient financial resources to effect the transaction (and in the case of consideration comprised of stock or debt of the party, that consideration is free of restrictions on the issuance thereof); and

           -- in respect of which, the MK Resources board of directors has determined in good faith, after consultation with, and receiving advice, which may include a written opinion, from, as appropriate, their financial, legal and other advisors that the acquisition proposal would, if consummated in accordance with its terms, result in a transaction which would be more favorable, from a financial point of view, to the MK Resources stockholders other than Leucadia and its affiliates (who we refer to as the minority stockholders) than the merger upon the consummation of the Inmet transaction (any such more favorable acquisition proposal is referred to in this discussion as a superior proposal);

     o the MK Resources board of directors has notified Inmet and Leucadia of its determination and of its intention to approve or recommend the approval of the superior proposal (the date of such notification is referred to in this discussion as the notification date);


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     o    Inmet and Leucadia have been provided with a copy of the document containing the superior proposal;

     o Leucadia and Inmet have not exercised their respective rights to counter the acquisition proposal in the manner described in the two immediately following paragraphs, or if such rights to counter have been exercised, they have not resulted in approval of the Leucadia counter-proposal or the Inmet counter-proposal; and

     o MK Resources has notified Inmet and Leucadia in writing that it is terminating the Inmet share purchase agreement.

      During the one business day period following the notification date, Leucadia, in its sole discretion, may elect to make a written proposal, which we refer to as the Leucadia counter-proposal, to adjust the consideration payable to the minority stockholders under the merger so that:

     o the minority stockholders would receive or be deemed to receive consideration with a value per share of MK Resources common stock at least equal to the value per share of MK Resources common stock available to them under the superior proposal; and

     o the board of directors of MK Resources would be able to approve or recommend, in the exercise of their fiduciary duties, that the minority stockholders approve and adopt the Leucadia counter-proposal on the basis of the consideration payable to the minority stockholders;

in which event the board of directors of MK Resources will approve or recommend the approval and adoption of the Leucadia counter-proposal.

      If Leucadia elects not to exercise its right to counter the superior proposal, Inmet will be entitled, during the five business day period following Leucadia's one business day period to counter, to make a proposal, which we refer to as the Inmet counter-proposal, to adjust the consideration payable to MK Resources in respect of the Inmet transaction such that:

     o the minority stockholders would receive or be deemed to receive consideration with a value per share of MK Resources common stock at least equal to the value per share of MK Resources common stock available to them under the superior proposal; and

     o the board of directors of MK Resources would be able to approve or recommend, in the exercise of their fiduciary duties, that the minority stockholders approve and adopt the Inmet counter-proposal on the basis of the consideration payable to the minority stockholders;

in which event the board of directors of MK Resources will approve or recommend the approval and adoption of the Inmet counter-proposal. For purposes of determining whether the Inmet counter-proposal is equivalent to the superior proposal:

     o Inmet is not required to change the percentage interest of the Las Cruces Companies to be acquired by it;

     o in determining whether to approve or recommend the approval of the Inmet counter-proposal, only the value of such counter-proposal to the minority stockholders is to be taken into account by the board of directors of MK Resources (and the board of directors of MK Resources will not consider any additional consideration received by Leucadia) such that Inmet would be required to pay only such additional consideration under the Inmet counter-proposal (in the form of Inmet common shares or cash or a combination of both, at its option) as would, when used as a basis for paying additional consideration to the minority stockholders on the merger, provide the minority stockholders with a value or deemed value per share of MK Resources common stock at least equal to the value per share of MK Resources common stock available to them under the superior proposal; and

     o in order to effect the payment of the value of all such additional consideration to the minority stockholders, Leucadia agrees to pay aggregate additional consideration to the minority stockholders in the merger (either in Leucadia common shares or cash or a combination of both, at its option) equal in value to the additional consideration paid by Inmet under the Inmet counter-proposal.

      Under the Inmet share purchase agreement, MK Resources agrees not to enter into any agreement in respect of the superior proposal during the six business day period during which Leucadia and Inmet have rights to counter the superior proposal. The Inmet share purchase agreement also provides that MK Resources may postpone the special meeting at which MK Resources stockholders will consider the approval and adoption of the merger to the extent required to permit Inmet to exercise its right to make a counter-proposal.


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
      Compensation Fee. If MK Resources terminates the Inmet share purchase agreement to approve a superior proposal or recommend that MK Resources stockholders approve and adopt a superior proposal in the manner described above, then Leucadia must pay to Inmet:

     o within three business days of the termination of the Inmet share purchase agreement, $3 million; and

     o within three business days of the completion of the transaction resulting from the superior proposal, if such completion occurs within twelve months of the termination of the Inmet share purchase agreement, the amount, if any, by which 75% of the excess value exceeds $3 million, where excess value means the amount, if any, by which:

           -- the value received or deemed to have been received by Leucadia in the superior proposal, together with the value of the interest in the Las Cruces Companies retained by Leucadia (if any) under the superior proposal;

           exceeds

           -- the value that would have been received or would have been deemed to have been received by Leucadia in the Inmet transaction, together with the value of the interest in the Las Cruces Companies which would have been retained by Leucadia under the Inmet transaction, in each case ascribing a present value to any future consideration to be received by Leucadia.

      We call this payment the compensation fee.

      OTHER COVENANTS AND AGREEMENTS

      The other principal covenants and agreements in the Inmet share purchase agreement include the following:

      Satisfaction of the Conditions. Subject to the provisions described in "The Inmet Transaction--The Share Purchase Agreement--No Solicitation," each of the parties to the Inmet share purchase agreement also undertakes to use all commercially reasonable endeavors to ensure the satisfaction of the conditions to the completion of the Inmet transaction over which it has control as promptly as possible, and to cooperate with each other to obtain the satisfaction of the conditions relating to the receipt of any required governmental approvals and the making of any required notices to governmental bodies.

      Approvals; Costs of Consents. Under the Inmet share purchase agreement, each of MK Resources and Leucadia will, and will cause the Las Cruces Companies to:

     o make or cause to be made all such filings under applicable law as may be required to consummate the Inmet transaction; and

     o use all reasonable efforts to obtain or make, or cause to be obtained or made, all authorizations, approvals, consents and waivers from, and notifications to, all persons required under applicable law in order to consummate the Inmet transaction.

The Inmet share purchase agreement further provides that Inmet, on the one hand, and MK Resources and Leucadia, on the other hand, will pay 70% and 30%, respectively, of all fees, costs or expenses charged or applicable in connection with obtaining the consents required to assign certain contracts which require third party consents and any governmental approvals required in connection with the Inmet transaction. Inmet, on the one hand, and MK Resources and Leucadia, on the other hand, will share equally the fees, costs and expenses of obtaining the consent required to assign to a Las Cruces Company the royalty right granted by MK Resources to Rio Tinto Metals Limited under the sale and purchase agreement, dated September 1, 1999, between MK Resources (then known as MK Gold Company) and Rio Tinto, and to assign to Cobre Las Cruces a farm-in agreement, which is a type of joint venture agreement, dated February 24, 2000, between Iberia Exploraciones, S.A., a wholly owned subsidiary of MK Resources, and Riomin Iberica S.A., a wholly owned subsidiary of Rio Tinto, related to certain exploration permits west of the Las Cruces project. Inmet will not be responsible for any costs associated with the merger.

      Compliance Verification and Continued Access. During the interim period, MK Resources and Leucadia will cause the Las Cruces Companies to permit Inmet to have full access to the management and employees of the Las Cruces Companies, the assets and liabilities of the Las Cruces Companies and their books and records, including geological block models, mine plans and capital expenditure project documents, for the purposes of, among other things:


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
     o verifying the compliance of MK Resources and Leucadia with their respective representations, warranties and covenants under the Inmet share purchase agreement;

     o    exercising Inmet's rights under the Inmet share purchase agreement;
          and

     o studying and making plans for the development of the Las Cruces project.

Inmet will endeavor to ensure that all such access, investigations and inspections will be conducted in a commercially reasonable manner to minimize any disruption of the operation of the business of the Las Cruces Companies or the ongoing development of the Las Cruces project.

      Continued Securities Compliance. The Inmet share purchase agreement requires Inmet to use its commercially reasonable efforts to maintain its status as a reporting issuer in good standing and not in default within the meaning of the Securities Act (Ontario) and other applicable Canadian securities laws, and to maintain the listing of the Inmet common shares on the Toronto Stock Exchange, until Leucadia ceases to own, directly or indirectly, at least 5% of the Inmet common shares, although this covenant will not prohibit Inmet from entering into a merger, reorganization, or other transaction which has been approved by the Inmet board of directors in the exercise of its fiduciary duties.

      CONDITIONS TO THE INMET TRANSACTION

      Conditions for the Benefit of Inmet. The obligation of Inmet to complete the Inmet transaction is conditioned upon the performance or compliance with the following conditions at or before the time of closing:

     o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition will be in effect preventing the consummation of the Inmet transaction or preventing the Las Cruces Companies from developing or operating the Las Cruces project in all material respects as contemplated in the feasibility study or otherwise materially impairing the value of the Las Cruces project;

     o all required governmental approvals identified by the parties will have been obtained on terms acceptable to Inmet, acting in a commercially reasonable manner, and will remain in effect, and all required notices to governmental bodies identified by the parties will have been made;

     o the merger will have been completed in accordance with the terms of the merger agreement;

     o a commitment letter containing all material terms (including representations, warranties, covenants, conditions, events of default, market flex provisions, material adverse change definition and completion test) for fully underwritten and committed project financing of not less than $255 million and a (euro)66 million bridge facility from third-party lenders, in form reasonably acceptable to Inmet acting in good faith, will have been executed and delivered by the parties to the commitment letter other than Inmet;

     o a shareholders' agreement will have been executed and delivered by the parties to that agreement, other than Inmet, setting out the respective rights, duties and obligations of the parties to that agreement with respect to the Las Cruces project;

     o the parties to the contracts identified by MK Resources and Leucadia as requiring third party consents will have delivered all necessary consents, approvals or waivers in form and substance satisfactory to Inmet acting in a commercially reasonable manner;

     o no material adverse change in respect of the Las Cruces Companies, taken as a whole, shall have occurred since December 31, 2004;

     o each of the representations and warranties of MK Resources and Leucadia in the Inmet share purchase agreement (read without any materiality qualifications) will be true and correct as of the time of closing as though made at and as of that time (except to the extent such representations and warranties speak as of an earlier date), other than failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a material adverse change in respect of the Las Cruces Companies, and Inmet will have been furnished with such certificates or other instruments of MK Resources, Leucadia and the Las Cruces Companies or of their respective officers as Inmet or its counsel may reasonably think necessary in order to establish that this condition has been satisfied;


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
     o MK Resources, Leucadia and the Las Cruces Companies will have performed or complied with, in all material respects, all of the terms, covenants and conditions of the Inmet share purchase agreement to be performed or complied with by them at or prior to the time of closing, and Inmet will have been furnished with such certificates or other instruments of MK Resources, Leucadia and the Las Cruces Companies or of their respective officers as Inmet or its counsel may reasonably think necessary in order to establish that this condition has been satisfied;

     o all directors and officers of each of the Las Cruces Companies specified by Inmet (except any such directors or officers who are unaffiliated with MK Resources and Leucadia other than solely through the Las Cruces Companies) will have tendered their resignations to be effective 30 days after the time of closing or such other date as Inmet may reasonably specify;

     o each of MK Resources and Leucadia will have provided full releases releasing each of the Las Cruces Companies from all claims arising from any cause, matter or thing arising at or prior to the time of closing (other than the Leucadia loan to MK Gold Exploration B.V.) and terminating all contracts (other than the Leucadia loan to MK Gold Exploration B.V.) with any of the Las Cruces Companies;

     o all necessary steps and proceedings shall have been taken to permit the shares representing the 70% interest in the Las Cruces project to be duly transferred to and registered in the name of Inmet;

     o the loans owing by MK Netherlands to MK Resources will have been assigned on a 70%/30% basis to Inmet and Leucadia, respectively, and the debt facilities provided by MK Resources to Cobre Las Cruces will have been terminated;

     o MK Resources and Leucadia will have delivered to Inmet a favorable opinion of Leucadia's counsel, as to matters governed by the laws of the United States, and opinions of local counsel as to the laws of the Netherlands and Spain, in form and substance acceptable to Inmet, acting reasonably and in good faith; and

     o Leucadia and its affiliates, other than the Las Cruces Companies, will, at their option, either:

           -- have delivered to the office of Inmet or as directed by it, all original books and records, or copies if originals are unavailable and all data, in each case, of the Las Cruces Companies (or of MK Resources and Leucadia relating to the Las Cruces project to the extent they have records or data not also in the possession of the Las Cruces Companies) relating to the Las Cruces project, in written or electronic form, in their possession or control consisting of, or based on, confidential information (other than information generated by MK Resources and Leucadia or received by them with respect to evaluations of offers relating to the Las Cruces project or the Las Cruces Companies) and a senior officer of Leucadia will have provided to Inmet a certificate to this effect; or

           -- have undertaken in writing and made arrangements satisfactory to Inmet, acting in a commercially reasonable manner, to complete such deliveries no later than thirty days after the closing date.

      Conditions for the Benefit of MK Resources and Leucadia. The obligation of MK Resources and Leucadia to complete the Inmet transaction is conditioned upon the performance or compliance with the following conditions at or before the time of closing:

     o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition will be in effect preventing the consummation of the Inmet transaction or preventing the Las Cruces Companies from developing or operating the Las Cruces project in all material respects as contemplated in the feasibility study or otherwise materially impairing the value of the Las Cruces project;

     o all required governmental approvals identified by the parties will have been obtained, and all required notices to governmental bodies identified by the parties will have been made;

     o the merger will have been completed in accordance with the terms of the merger agreement;


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
     o a commitment letter containing all material terms (including representations, warranties, covenants, conditions, events of default, market flex provisions, material adverse change definition and completion test) for fully underwritten and committed project financing of not less than $255 million and a (euro)66 million bridge facility from third-party lenders, in form reasonably acceptable to Leucadia acting in good faith, will have been executed and delivered by the parties to the commitment letter other than MK Resources and Leucadia;

     o Inmet will have purchased 70% of the Leucadia loan to MK Gold Exploration B.V. for 64.6% of the face amount or if, prior to closing, Leucadia forgives $2,700,000 of indebtedness owed to it by MK Gold Exploration B.V. under that loan, Inmet will have purchased 70% of that loan for 70% of the face amount;

     o a shareholders' agreement with respect to the Las Cruces project will have been executed and delivered by Inmet;

     o the Toronto Stock Exchange will have approved the listing of the Inmet common shares to be issued to MK Resources in the Inmet transaction, and at the time of closing, those Inmet common shares shall be listed and posted for trading on the Toronto Stock Exchange;

     o no material adverse change in respect of Inmet shall have occurred since December 31, 2004;

     o each of the representations and warranties of Inmet in the Inmet share purchase agreement (read without any materiality qualifications) will be true and correct as of the time of closing as though made at and as of that time (except to the extent such representations and warranties speak as of an earlier date), other than failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a material adverse change in respect of Inmet, and MK Resources and Leucadia will have been furnished with such certificates or other instruments of Inmet or of its officers as MK Resources and Leucadia or their counsel may reasonably think necessary in order to establish that this condition has been satisfied;

     o Inmet will have performed or complied with, in all material respects, all of the terms, covenants and conditions of the Inmet share purchase agreement to be performed or complied with by it at or prior to the time of closing, and MK Resources and Leucadia will have been furnished with such certificates or other instruments of Inmet or of its officers as MK Resources and Leucadia or their counsel may reasonably think necessary in order to establish that this condition has been satisfied;

     o all necessary steps and proceedings will have been taken to permit the Inmet common shares to be issued to MK Resources in the Inmet transaction to be duly issued to and registered in the name of MK Resources; and

     o Inmet will have delivered to MK Resources and Leucadia a favorable opinion of counsel to Inmet as to matters governed by the laws of Canada (including, without limitation, as to the free tradability of the Inmet common shares to be issued to MK Resources in the Inmet transaction after a four-month hold period mandated by Canadian securities laws) and in form and substance acceptable to MK Resources and Leucadia, acting reasonably and in good faith.

      TERMINATION OF THE INMET SHARE PURCHASE AGREEMENT; EFFECTS OF TERMINATION

      The Inmet share purchase agreement will automatically terminate at 11:59 p.m., Eastern Standard Time, on December 31, 2005, if the closing date does not occur on or before December 31, 2005.

      Inmet may terminate the Inmet share purchase agreement by notice to MK Resources and Leucadia and be released from all obligations under that agreement, if any term, covenant or condition to be performed, satisfied or complied with by MK Resources, Leucadia or the Las Cruces Companies for the benefit of Inmet has not been performed, satisfied or complied with in all material respects by December 31, 2005, and the failure to perform, satisfy or comply would give rise to the failure of any of the conditions to Inmet's obligation to consummate the Inmet transaction.

      If, because a material term, covenant or condition contained in the Inmet share purchase agreement is not performed, satisfied or complied with in all material respects as a result of a willful breach of the Inmet share purchase agreement by, or the gross negligence of, MK Resources, Leucadia or a Las Cruces Company, one of the following circumstances, which we refer to as willful termination triggers, occurs:


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
     o Inmet terminates the Inmet share purchase agreement in accordance with its terms, or the share purchase agreement automatically terminates as the result of the failure of the closing date to occur on or before December 31, 2005, in either case, as a result of a failure of one of the conditions to Inmet's obligation to consummate the Inmet transaction solely attributable to a willful breach of the Inmet share purchase agreement by, or the gross negligence of, MK Resources, Leucadia or a Las Cruces Company; or

     o MK Resources terminates the Inmet share purchase agreement under the no solicitation provisions of the Inmet share purchase agreement after receiving a superior proposal (see "--No Solicitation"), in a circumstance where Leucadia or MK Resources has willfully breached a material provision of the Inmet share purchase agreement relating to transaction protections;

then MK Resources and Leucadia will pay to Inmet the sum of: (1) $7,000,000, representing liquidated damages and not as a penalty; plus (2) up to $3,000,000 for reasonable fees and expenses incurred by Inmet during the due diligence process and in the negotiation and preparation of the Inmet share purchase agreement and any ancillary documents, and not recovered by reason of such termination. If the liquidated damages and the fees and expenses are payable as a result of MK Resources' termination after receiving a superior proposal, that payment will be reduced by the total amounts paid to Inmet under the no solicitation provisions of the Inmet share purchase agreement (see "--No Solicitation"). The Inmet share purchase agreement provides that the exercise by the MK Resources board of directors of its fiduciary duties cannot constitute a willful breach by, or gross negligence of, MK Resources, Leucadia or a Las Cruces Company. Except as provided in the following paragraph, payment of the liquidated damages and the fees and expenses (as reduced by the total amount paid to Inmet under the no solicitation provisions) will be the exclusive remedy for, and in full satisfaction of, any and all claims that Inmet may have against MK Resources and Leucadia and, following payment to Inmet, Inmet will have no other action or claim which it may assert against MK Resources and Leucadia.

      If the Inmet share purchase agreement is terminated as a result of a willful termination trigger and either MK Resources or Leucadia enters into a written agreement with respect to any acquisition proposal with a party other than Inmet within six months following the termination, and that transaction is completed within one year from the termination (any such transaction is referred to as an alternative transaction), then Leucadia will pay Inmet, within 30 days following the completion of the alternative transaction, 100% of the amount of the excess value determined in the manner described under "--No Solicitation--Compensation Fee," except that the expression "alternative transaction" will be substituted for the expression "superior proposal" in calculating excess value. Any amounts previously paid to Inmet under the no solicitation provisions or as liquidated damages under the preceding paragraph will be deducted from any payment due under this paragraph.

      MK Resources and Leucadia may terminate the Inmet share purchase agreement by notice to Inmet and be released from all obligations under that agreement, if any term, covenant or condition to be performed, satisfied or complied with by Inmet for the benefit of MK Resources and Leucadia has not been performed, satisfied or complied with in all material respects by December 31, 2005, and the failure to perform, satisfy or comply would give rise to the failure of any of the conditions to MK Resources' and Leucadia's obligations to consummate the Inmet transaction.

      If, because a material term, covenant or condition contained in the Inmet share purchase agreement is not performed, satisfied or complied with in all material respects as a result of a willful breach of the Inmet share purchase agreement by, or the gross negligence of, Inmet:

     o MK Resources and Leucadia terminate the Inmet share purchase agreement under the circumstances described in the foregoing paragraph; or

     o the share purchase agreement automatically terminates as the result of the failure of the closing date to occur on or before December 31, 2005;

in either case, as a result of the failure of one or more conditions to MK Resources' and Leucadia's obligation to consummate the Inmet transaction solely attributable to a willful breach of the Inmet share purchase agreement by, or the gross negligence of, Inmet, then Inmet will pay to MK Resources and Leucadia the sum of: (1) $7,000,000, representing liquidated damages and not as a penalty; and (2) up to $3,000,000 for reasonable fees and expenses incurred by MK Resources and Leucadia during the due diligence process and in the


                                       65
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negotiation and preparation of the Inmet share purchase agreement and any ancillary documents, which are not recovered by reason of such termination. If payments have previously been made to MK Resources and Leucadia under the termination provision described in the next paragraph, the amounts previously paid will be deducted from any payment due under this provision. This payment will be the exclusive remedy for, and in full satisfaction of, any and all claims that MK Resources and Leucadia may have against Inmet and, following payment to MK Resources and Leucadia, MK Resources and Leucadia will have no other action or claim which they may assert against Inmet.

      MK Resources and Leucadia may also terminate the Inmet share purchase agreement by notice to Inmet in the event that Inmet enters into, or agrees to enter into any amalgamation, merger, plan of arrangement, or other business combination or similar transaction which would reasonably be expected to result in a material adverse change in respect of Inmet. Upon such termination, each of MK Resources and Leucadia will be released from all obligations under the Inmet share purchase agreement, and Inmet will be liable to MK Resources and Leucadia for reasonable fees and expenses incurred by them during the due diligence process and in the negotiation and preparation of the Inmet share purchase agreement and any ancillary documents up to a maximum of $3 million.

      AMENDMENTS AND WAIVERS

      No modification of or amendment to the Inmet share purchase agreement will be valid or binding unless set forth in writing and duly executed by the parties to that agreement. No waiver of any breach of any term or provision of the Inmet share purchase agreement will be effective or binding unless made in writing and signed by the party purporting to give the waiver and, unless otherwise provided, will be limited to the specific breach waived.

      On June 13, 2005, Inmet, Leucadia and MK Resources entered into an amendment and waiver agreement pursuant to which Inmet waived any action or claim it may have against MK Resources and Leucadia arising from the failure of MK Resources' and Leucadia's representations and warranties with respect to MK Resources' SEC filings and financial statements to be true and correct as a consequence of (1) the accounting error related to the application of a financial accounting standard relating to the amortization of debt discount, which required the restatement of MK Resources' 2004 audited financial statements, and (2) the fact that the summary of ore reserves included in MK Resources' Annual Report on Form 10-K for the year ended December 31, 2004 was based on the summary of ore reserves contained in a July 8, 2004 technical report prepared by Pincock Allen & Holt for MK Resources, which July 8, 2004 technical report incorrectly categorized ore reserves in a manner inconsistent with the categorization of the mineral resource data included in that same report.

THE REGISTRATION RIGHTS AGREEMENT

      The following is a summary of the registration rights agreement to be entered into among Inmet, Leucadia and MK Resources. This summary does not purport to be a complete description of the terms and conditions of the registration rights agreement and is qualified in its entirety by reference to the registration rights agreement, a copy of which is attached as Appendix F to this proxy statement/prospectus. MK Resources stockholders are urged to read the registration rights agreement in its entirety. In the event of any discrepancy between the terms of the registration rights agreement and the following summary, the registration rights agreement will control.

      In connection with the Inmet transaction, immediately before the consummation of the Inmet transaction, Inmet, Leucadia and MK Resources will enter into a registration rights agreement pursuant to which Leucadia and MK Resources will receive certain registration rights relating to the Inmet common shares to be issued to MK Resources in the Inmet transaction, and Leucadia will receive certain rights with respect to the nomination of a director for election to Inmet's board of directors.

      The registration rights agreement provides Leucadia and MK Resources with registration rights relating to the Inmet common shares to be issued to MK Resources in the Inmet transaction and any shares of Inmet common shares Leucadia or MK Resources may acquire after the Inmet transaction. The ability of Leucadia and MK Resources to exercise these registration rights is subject, however, to their agreement under the registration rights agreement not to transfer the Inmet common shares issued in the Inmet transaction (other than to affiliates of Leucadia or MK Resources) until the earlier of the fourth anniversary of the consummation of the Inmet transaction and the time when Leucadia's and Inmet's guarantees of the third party project financing to be obtained for the Las Cruces project have been released. It is expected that these guarantees will be released when the completion tests to be specified under the third party project financing have been achieved.


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
      Under the registration rights agreement, Leucadia and MK Resources have the right to require Inmet to register in Canada under applicable Canadian securities laws all or any portion of the Inmet common shares covered by the agreement (subject to Inmet's right to require that any registration at the request of Leucadia and MK Resources include not less than 1,000,000 Inmet common shares). Inmet is required to effect up to three registrations at the request of Leucadia and MK Resources. The registration rights agreement also provides that whenever Inmet proposes to register any of its securities for itself or others, Inmet must provide prompt notice to Leucadia and MK Resources and, subject to customary exceptions and limitations, include in that registration all Inmet common shares owned by Leucadia and MK Resources that they request to be included. Leucadia and MK Resources may not request registration under the Securities Act in the United States, unless Inmet is subject to the periodic reporting requirements of the Exchange Act at the time a request for registration is made by Leucadia or MK Resources, or Inmet proposes to register its common shares for itself or others under the Securities Act in the United States.

      The registration rights agreement sets forth customary registration procedures. All registration expenses incurred in connection with any registration, other than underwriting and selling discounts and commissions, will be paid by Inmet, except for registration expenses incurred in connection with a registration requested by Leucadia or MK Resources after Inmet has obtained an opinion of its outside counsel that the Inmet common shares covered by the registration rights agreement may be sold without registration under Canadian securities laws, which expenses will be borne 50% by Inmet and 50% by Leucadia and MK Resources. The agreement imposes customary indemnification and contribution obligations on Inmet for the benefit of Leucadia and MK Resources and any underwriters, although Leucadia and MK Resources must indemnify Inmet for any liabilities resulting from written information provided by Leucadia or MK Resources, as the case may be.

      Leucadia's and MK Resources' rights under the registration rights agreement remain in effect with respect to the Inmet common shares covered by the agreement until:

     o all those shares have been sold under an effective registration statement under applicable securities laws; or

     o all those shares have been sold to the public under Rule 144 under the Securities Act or prospectus exemptions under Canadian securities laws.

      In addition, pursuant to the registration rights agreement, Leucadia has the right to nominate one designee to Inmet's board of directors until:

     o    Leucadia owns less than 5% of the outstanding Inmet common shares; or

     o Leucadia owns less than 10% of the outstanding Inmet common shares, in the event Leucadia or its affiliates have sold or otherwise transferred to a third party any of the Inmet common shares held by Leucadia and its affiliates on the date of the registration rights agreement, other than pursuant to an Inmet common share reorganization. Transfers of the Inmet common shares to or among Leucadia's affiliates will not result in the application of this higher minimum shareholding percentage.

      Any designee of Leucadia elected to serve on Inmet's board of directors will hold office until the designee's successor is elected and qualified or until the designee's earlier death, resignation, disqualification or removal for cause, without regard to whether Leucadia owns less than the applicable minimum shareholding percentage of outstanding Inmet common shares.



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
                                  THE COMPANIES

LEUCADIA NATIONAL CORPORATION

      Leucadia is a diversified holding company engaged in a variety of business, including telecommunications, healthcare services, manufacturing, banking and lending, real estate activities, winery operations, development of a copper mine and property casualty reinsurance. Leucadia concentrates on return on investment and cash flow to maximize long-term shareholder value. Additionally, Leucadia continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses in order to maximize shareholder value. In identifying possible acquisitions, Leucadia tends to seek assets and companies that are troubled or out of favor and, as a result, are selling substantially below the values it believes to be present.

MK RESOURCES COMPANY

      MK Resources is in the business of exploring for, acquiring, developing and mining mineral properties. Its principal asset is the Las Cruces project, a high-grade copper deposit located in Spain that is currently undergoing the final stages of pre-production permitting, surface land acquisition, financing and initial project development. Las Cruces will be an open pit mine with a hydrometallurgical process plant allowing for on-site cathode copper production.

MARIGOLD ACQUISITION CORP.

      Marigold Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Leucadia created solely for the purpose of effecting the merger. In the merger, Marigold Acquisition Corp. will be merged with and into MK Resources, with MK Resources surviving the merger as a wholly owned subsidiary of Leucadia.


      COMPOSITION OF THE BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT OF THE
                             SURVIVING CORPORATION

BOARD OF DIRECTORS

      The merger agreement provides that the directors of Merger Sub immediately before the merger will become the directors of the surviving corporation until their respective successors are duly elected or appointed. Messrs. Thomas E. Mara and Joseph A. Orlando are the current directors of Merger Sub. Leucadia expects that Messrs. G. Frank Joklik and H.E. Scruggs will be appointed as additional directors of Merger Sub before the effective time of the merger, and that Messrs. Joklik, Mara, Orlando and Scruggs will be the initial directors of the surviving corporation upon the merger.

      Mr. Joklik has served as chairman of the board for MK Resources since 1998, and has served as a director of MK Resources since 1995. Mr. Joklik served as president and chief executive officer of MK Resources from 1995 through 1998. Upon his appointment as chairman of the board, Mr. Joklik took a leave of absence from his position as president and chief executive officer of MK Resources. Mr. Joklik returned from leave of absence to his position as chief executive officer of MK Resources during the second quarter of 1999. Mr. Joklik was formerly the president and chief executive officer of Kennecott Corporation.

      Mr. Mara joined Leucadia in April 1977 and was elected vice president of Leucadia in May 1977. He has served as executive vice president of Leucadia since May 1980 and as treasurer of Leucadia since January 1993. In addition, he has served as a director of MK Resources since February 2000 and president of MK Resources since March 2004 and as a director of FINOVA since September 2002 and chief executive officer of FINOVA since September 2002.

      Mr. Orlando, a certified public accountant, has served as chief financial officer of Leucadia since April 1996 and as vice president of Leucadia since January 1994.

      Mr. Scruggs joined Leucadia in 1995, and served as vice president from March 2000 through December 2001, and from August 2002 until the present.

EXECUTIVE OFFICERS

      The merger agreement provides that the officers of Merger Sub immediately before the merger will become the officers of the surviving corporation until their respective successors are duly elected or appointed. Messrs. Thomas E. Mara and Joseph A. Orlando are the current president and secretary of Merger Sub, respectively, and Leucadia expects that they will continue to hold such offices in Merger Sub immediately before the merger and will be the executive officers of the surviving corporation upon the merger. See "--Board of Directors" for information about Messrs. Mara and Orlando.


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
                          DESCRIPTION OF LEUCADIA STOCK

AUTHORIZED CAPITAL

      As of June 10, 2005, Leucadia's certificate of incorporation provides that it has authority to issue the following capital stock:

     o    300,000,000 common shares, $1.00 par value, of which 107,685,578 shares are issued and outstanding; and

     o 6,000,000 preferred shares, $1.00 par value, of which no shares are issued and outstanding.

COMMON SHARES

      Subject to the rights of the holders of any preferred shares that may be outstanding, holders of Leucadia common shares are entitled to receive dividends as may be declared by Leucadia's board of directors out of funds legally available to pay dividends, and, in the event of liquidation, dissolution or winding up of Leucadia's affairs, to share in any distribution of Leucadia's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred shares. Each holder of common shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of shareholders. Holders of common shares have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Leucadia common shares. Leucadia common shares are traded on the NYSE and the Pacific Exchange, Inc. under the symbol "LUK".

PREFERRED SHARES

      Leucadia is authorized by its certificate of incorporation to issue up to 6,000,000 shares of preferred stock in one or more series. The board of directors has the authority, without any vote or action by Leucadia's shareholders, to (a) authorize the issuance of preferred stock up to the limit set by Leucadia's certificate of incorporation, (b) create new series of preferred stock and (c) fix the terms of each series, including any rights related to dividends, voting, conversion, redemption and liquidation preference. The issuance of preferred stock could adversely affect the voting and other rights of holders of the common shares and may have the effect of delaying or preventing a change in control of Leucadia.

TRANSFER RESTRICTIONS ON LEUCADIA COMMON SHARES

      GENERAL

      In order to protect Leucadia's significant tax loss carryforwards and other tax attributes, certain transfers of Leucadia common shares are subject to restriction under Leucadia's certificate of incorporation. The certificate of incorporation imposes a restriction on the transfer of Leucadia common shares (and any other capital stock that Leucadia issues in the future) to designated persons.

      TAX LAW LIMITATIONS

      The benefit of a company's existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under
Section 382 of the Internal Revenue Code. Section 382 limits the use of losses and other tax benefits by a company that has undergone an "ownership change," as defined in Section 382 of the Code. Generally, an "ownership change" occurs if one or more shareholders, each of whom owns 5% or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire


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
capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock that is voting or convertible (or otherwise participates in corporate growth).

      If an "ownership change" were to occur in respect of Leucadia or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by net operating losses (or "NOLs") or other tax attributes existing (or "built-in") prior to such "ownership change" could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of Leucadia, the subsidiary or the subsidiary group that underwent the "ownership change" by (2) the federal long-term tax exempt rate. Because both the aggregate value of Leucadia or any of its subsidiaries and the federal long-term tax-exempt rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and "built-in" losses) were an "ownership change" to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an "ownership change," the limitation for the ensuing year would be increased by the amount of such excess.

      DESCRIPTION OF THE TRANSFER RESTRICTION

      Leucadia's certificate of incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any attempted transfer of Leucadia common shares or any other securities that would be treated as Leucadia "stock" under the applicable tax regulations (which we refer to in this discussion as "Leucadia Stock") to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Leucadia Stock. The transfer restriction also restricts any other attempted transfer of Leucadia Stock that would result in the identification of a new "5-percent shareholder" of Leucadia, as determined under applicable tax regulations. This would include, among other things, an attempted acquisition of Leucadia Stock from an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Internal Revenue Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The transfer restriction may also apply to proscribe the creation or transfer of certain "options," which are broadly defined, in respect of the Leucadia Stock.

      Acquisitions of Leucadia Stock directly from Leucadia, whether by way of option exercise or otherwise, are not subject to the transfer restriction. Consequently, persons or entities who are able to acquire Leucadia common shares directly from Leucadia, including Leucadia employees, officers and directors, may do so without application of the transfer restriction, irrespective of the number of our common shares they are acquiring. As a result, those persons or entities dealing directly with Leucadia may be seen to receive an advantage over persons or entities who are not able to acquire Leucadia common shares directly from Leucadia and, therefore, are restricted by the terms of the transfer restriction. It should be noted, however, that any direct acquisitions of Leucadia common shares from Leucadia first requires board approval and in granting such approval, the board will review the implications of any such issuance for Leucadia's NOLs and other tax attributes.

      Leucadia's board of directors has the discretion to approve a transfer of Leucadia Stock that would otherwise violate the transfer restriction. Nonetheless, if the board of directors decides to permit a transfer that would otherwise violate the transfer restriction, that transfer or later transfers may result in an "ownership change" that would limit the use of the tax attributes of Leucadia. The board of directors intends to consider any attempted transfer individually and determine at the time whether it is in the best interest of Leucadia, after consideration of any factors that the board deems relevant, to permit the transfer notwithstanding that an "ownership change" may occur.

      The transfer restriction will restrict a shareholder's ability to acquire additional Leucadia Stock in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of Leucadia Stock, or any other Leucadia Stock that the shareholder may acquire, may be restricted as a result of the transfer restriction.

      Generally, the restriction is imposed only with respect to the number of shares of Leucadia Stock, or options with respect to Leucadia Stock (the "Excess Stock"), purportedly transferred in excess of the threshold established in the transfer restriction. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of Leucadia's board of directors.

      The transfer restriction restricts any person or entity, or group of persons or entities, from acquiring sufficient Leucadia Stock to cause that person or entity to become the owner of 5% of the Leucadia Stock, and prohibits the current 5-percent shareholders, as determined under applicable tax regulations, from increasing their ownership of Leucadia Stock without obtaining the approval of Leucadia's board of directors.

      Leucadia's certificate of incorporation further provides that all certificates representing Leucadia Stock bear the following legend: "THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE."

      In accordance with the transfer restriction, Leucadia will not permit any of its employees or agents, including the transfer agent, to record any transfer of Leucadia common shares purportedly transferred in excess of the threshold established in the transfer restriction. As a result, requested transfers of Leucadia Stock may be delayed or refused.

      Leucadia's certificate of incorporation provides that any transfer attempted in violation of the restrictions would be void ab initio, even if the transfer has been recorded by the transfer agent and new certificates issued. The purported transferee of the Leucadia Stock would not be entitled to any rights of shareholders with respect to the Excess Stock, including the right to vote the Excess Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

      If Leucadia's board of directors determines that a purported transfer has violated the transfer restriction, Leucadia will require the purported transferee to surrender the Excess Stock, and any dividends the purported transferee has received on the Excess Stock, to an agent designated by the board of directors. The agent will then sell the Excess Stock in one or more arm's-length transactions, executed on the NYSE, if possible, to a buyer or buyers, which may include Leucadia; provided that nothing will require the agent to sell the Excess Stock within any specific time frame if, in the agent's discretion, the sale would disrupt the market for the Leucadia Stock or have an adverse effect on the value of the Leucadia Stock. If the purported transferee has resold the Excess Stock before receiving our demand to surrender the Excess Stock, the purported transferee generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee has received on the Excess Stock. From such proceeds, the agent will pay any amounts remaining after repaying its own expenses and reimbursing the purported transferee for the price paid for the Excess Stock (or the fair market value of the Excess Stock at the time of the attempted transfer to the purported transferee by gift, inheritance or similar transfer) to a named charity or, in certain circumstances, charities selected by the Leucadia board of directors.

      The transfer restriction and related provisions contained in Leucadia's bylaws may be deemed to have an `anti-takeover' effect because they restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate at least 5% of the Leucadia Stock and the ability of persons, entities or groups now owning at least 5% of the Leucadia Stock from acquiring additional Leucadia Stock. The transfer restriction discourages or prohibits accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

      Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events could cause a change of ownership to occur under Section 382 of the Internal Revenue Code. Further, there can be no assurance, in the event transfers in violation of the transfer restriction are attempted, that the IRS will not assert that those transfers have federal income tax significance notwithstanding the transfer restriction. As a result, the transfer restriction serves to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above on the use of tax attributes of Leucadia.

      Leucadia has been advised by its counsel, Weil, Gotshal & Manges LLP, that, absent a court determination, (1) there can be no assurance that the transfer restriction will be enforceable against all of Leucadia's shareholders and (2) the transfer restriction may be subject to challenge on equitable grounds. However, it should be noted that the existing transfer restriction has been in place since December 31, 1992 and has not been challenged to date.

      The determination of 5% shareholder status is based upon the outstanding Leucadia Stock, which currently consists of only common shares. Consequently, in determining the existence of a 5% shareholder, a holder's percentage ownership, taking into account certain attribution and other rules, would be calculated with reference to outstanding common shares (increased, for such holder, by the number of common shares deemed to be, but not actually outstanding). Future changes in the capitalization of Leucadia may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restriction to future transfers of common shares. However, because the transfer restriction generally applies (with certain exceptions) to a person or group of persons who


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owns (including by attribution) at least 5% of all "stock" of Leucadia, a change in capitalization that increases the "stock" of Leucadia likely would result in a reduction in the number of individuals or groups who would be subject to the transfer restriction, while a diminution of "stock" of Leucadia would have the opposite effect.

      Holders are advised to carefully monitor their ownership of common shares (and any future securities of Leucadia that may constitute "Leucadia Stock" for purposes of the transfer restriction) and should consult their own legal advisors and/or Leucadia to determine whether their ownership approaches the prohibited level.

TRANSFER AGENT

      American Stock Transfer & Trust Company is the transfer agent and registrar for Leucadia common shares.

                        COMPARISON OF STOCKHOLDER RIGHTS

INTRODUCTION

      MK Resources is incorporated under the laws of the State of Delaware and the rights of MK Resources stockholders are governed by Delaware law and MK Resources' certificate of incorporation and bylaws. Leucadia is incorporated under the laws of the State of New York and the rights of Leucadia's shareholders are governed by New York law and Leucadia's certificate of incorporation and bylaws. If your shares of MK Resources common stock are exchanged pursuant to the merger into Leucadia common shares, your rights as a shareholder will change as a result of the differences between the respective governing documents of MK Resources and Leucadia and differences between Delaware law and New York law. The following summary highlights material differences between the current rights of MK Resources stockholders and Leucadia shareholders.

      This following comparison of the New York Business Corporation Law, or NYBCL, and Leucadia's certificate of incorporation and bylaws, on the one hand, with the Delaware General Corporation Law, or, DGCL, and MK Resources' certificate of incorporation and bylaws, on the other hand, is intended only to be a summary and not a comprehensive discussion of rights of either company's shareholders. Copies of Leucadia's certificate of incorporation and bylaws and MK Resources' certificate of incorporation and bylaws have been filed with the SEC, and this summary is qualified in its entirety by reference to the specific provisions of these documents. See "Where You Can Find More Information" beginning on page 78.

AUTHORIZED SHARES; PREFERRED STOCK

      MK RESOURCES

      MK Resources' certificate of incorporation authorizes MK Resources to issue 135,000,000 shares of capital stock consisting of 125,000,000 shares of common stock and 10,000,000 shares of preferred stock. Under Delaware law and MK Resources' certificate of incorporation, the board of directors has the right to issue preferred shares with the powers, rights and designations as it may so determine.

      LEUCADIA

      Leucadia's certificate of incorporation authorizes Leucadia to issue 306,000,000 shares of capital stock consisting of 300,000,000 common shares and 6,000,000 preferred shares. Under New York law and Leucadia's certificate of incorporation, the board of directors has the right to issue preferred shares with the powers, rights and designations as it may so determine.

VOTING OF STOCKHOLDERS; LIMITATIONS ON SHARE OWNERSHIP

      MK RESOURCES

      Subject to applicable law and MK Resources' certificate of incorporation, holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

      LEUCADIA

      Subject to applicable law and Leucadia's certificate of incorporation, each Leucadia shareholder is entitled to one vote per Leucadia common share. In addition, Leucadia's certificate of incorporation generally restricts Leucadia shareholders from becoming the owners of 5% of the outstanding Leucadia common shares or, if they already own 5% of the outstanding Leucadia common shares, from increasing their percentage ownership interest or transferring their interests unless such increase or transfer is approved by the board of directors. See "Description of Leucadia Stock--Transfer Restrictions on Leucadia Common Shares."

ANNUAL MEETING; SPECIAL MEETINGS OF STOCKHOLDERS

      MK RESOURCES

      Delaware law provides that stockholder meetings must be held annually for the election of directors, and special meetings of stockholders may be called by the board of directors or by persons authorized in the certificate of incorporation or the bylaws. MK Resources' certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the chairman of the board of directors, or by the secretary of MK Resources within 10 calendar days after receipt of the written request of a majority of the directors MK Resources would have if there were no vacancies.


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
      MK Resources' bylaws provide that, except as otherwise required by law, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at a meeting of stockholders.

      LEUCADIA

      New York law provides that shareholder meetings must be held annually and a special meeting of shareholders may be called by the board of directors or by persons authorized in the certificate of incorporation or the bylaws. Leucadia's bylaws provide that the board of directors may call special meetings of shareholders at any time.

      Leucadia's bylaws provide that, except as otherwise required by law, the certificate of incorporation or the bylaws, a majority of shares entitled to vote, present in person or represented by proxy, will constitute a quorum at a meeting of shareholders (subject to class voting rights, if any).

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      MK RESOURCES

      MK Resources' bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be received by MK Resources' corporate secretary:

     o    not less than 60 calendar days before the annual meeting, or

     o if public announcement of the date of the annual meeting is not made at least 75 calendar days before the date of the annual meeting, notice must be received no later than the close of business on the 10th calendar day following the date on which public announcement is first made of the date of the annual meeting.

      LEUCADIA

      Leucadia's bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder's notice must be received by Leucadia's corporate secretary:

     o not less than 120 days before the first anniversary date of Leucadia's proxy statement in connection with the last annual meeting, or

     o if no annual meeting was held in the previous year, not less than a reasonable time, as determined by the board of directors, before the date of the applicable annual meeting.

REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS

      MK RESOURCES

      Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by stockholders for cause. MK Resources' certificate of incorporation and bylaws provide that, subject to any rights of holders of any preferred stock, a director may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

      Under Delaware law, vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or a sole remaining director, unless the charter or bylaws provide otherwise. MK Resources' certificate of incorporation provides that, subject to any rights of holders of any preferred stock, vacancies will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or a sole remaining director.

      LEUCADIA

      Under New York law, any director or the entire board of directors may be removed for cause by holders of a majority of the shares voting on the removal. Under New York law and Leucadia's bylaws, any director may be removed for cause by the affirmative vote of a majority of the directors present, provided a quorum (one-third of the directors) is present. Under New York law, if the


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
certificate of incorporation or bylaws of a company so provide, any director or the entire board of directors may be removed without cause by vote of the shareholders. Leucadia's certificate of incorporation and bylaws do not provide for removal of directors without cause.

      Under New York law and Leucadia's bylaws, a vacancy on the board of directors, other than due to the removal of a director without cause, may be filled by a vote of the board of directors or if the number of directors then in office is less than a quorum, by vote of a majority of directors then in office.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      MK RESOURCES

      Delaware law generally permits a corporation to provide indemnification and advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with a proceeding if the person acted in good faith and for a purpose he or she reasonably believed to be in or, in the case of service for another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

      MK Resources' certificate of incorporation provides for indemnification to the fullest extent permitted by law.

      LEUCADIA

      New York law generally permits a corporation to provide indemnification and advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and necessarily incurred by the person in connection with a proceeding if the person acted in good faith and for a purpose he or she reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

      Leucadia's bylaws provide for indemnification to the fullest extent permitted by law.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

      MK RESOURCES

      Under Delaware law, a majority of the outstanding stock of the corporation entitled to vote must approve a merger or consolidation at an annual or special meeting.

      LEUCADIA

      Under New York law, for corporations in existence on February 22, 1998 like Leucadia, whose certificate of incorporation expressly provides, and for corporations formed after that date, the holders of a majority of the shares entitled to vote must approve a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation.

STOCKHOLDER ACTION BY WRITTEN CONSENT

      MK RESOURCES

      Delaware law provides that unless a corporation otherwise provides in its certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consent(s) in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present. MK Resources' certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

      LEUCADIA

      New York law provides that any action required or permitted to be taken by vote may be taken without a meeting if written consent(s) setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on the matter. In addition, under New York law, if the certificate of incorporation so permits, any action required or permitted to be taken by vote may be taken without a meeting, if written consent(s) setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter are present and voted. Leucadia's certificate of incorporation does not permit action by written consent with less than a unanimous vote.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

      MK RESOURCES

      In its certificate of incorporation, MK Resources expressly elects not to be governed by DGCL Section 203. Section 203 provides that, subject to certain specified exceptions, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder. However, notwithstanding MK Resources' express election not to be governed by
Section 203, in 1995 its certificate of incorporation was amended to provide that it shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

     o before such time, MK Resources' board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of MK Resources' voting stock outstanding at the time the transaction commenced, excluding certain shares; or

     o at or subsequent to that time, the business combination is approved by MK Resources' board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      This provision in MK Resources' certificate of incorporation regarding business combinations does not apply in certain instances, including any business combination involving Leucadia or its affiliates, unless Leucadia or its affiliates own less than 15% of MK Resources' voting stock at any time, and thereafter become the owners of 15% or more of MK Resources' voting stock other than in accordance with the provisions described above. Upon the occurrence of this event, the prohibition of certain business combinations will apply to Leucadia and its affiliates. Since Leucadia has owned more than 15% of MK Resources voting stock since 1995, the provision will not apply to the merger or the Inmet share purchase agreement.

      Generally, a "business combination" includes a merger, assets or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of MK Resources' voting stock.

      Under certain circumstances, the foregoing provisions in MK Resources' certificate of incorporation may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with MK Resources for a three-year period. The provisions of MK Resources' certificate of incorporation may encourage companies interested in acquiring MK Resources to negotiate in advance with MK Resources' board of directors because the stockholder approval requirement would be avoided if MK Resources' board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in MK Resources' board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

      LEUCADIA

      New York law includes an anti-takeover statute that restricts the ability of a New York corporation to engage in a business combination with an interested shareholder for a period of five years following such interested shareholder's stock acquisition date. Under New York law, an interested shareholder is defined as the beneficial owner of 20% or more of the corporation's shares or an affiliate or associate of the corporation who has, within the previous five years, beneficially owned 20% or more of the corporation's then outstanding shares. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. Although New York law permits a corporation to "opt out" of the anti-takeover statute by an amendment to its bylaws approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation, excluding the voting stock of interested shareholders and their affiliates and associates, Leucadia has not done so. This anti-takeover statute is not applicable to Ian M. Cumming or Joseph S. Steinberg, Leucadia's chairman of the board and president, respectively, who together with their families (excluding certain private charitable foundations) beneficially owned on April 12, 2005, approximately 24.2% of the outstanding Leucadia common shares, and who file a joint statement on Schedule 13D in respect of their Leucadia shareholdings, so long as they continue to beneficially own in the aggregate at least 5% of Leucadia's outstanding voting stock, because the statute excludes from its operation business combinations with an interested shareholder who was the beneficial owner of 5% or more of the outstanding voting stock of a corporation on October 30, 1985 and who remained so to such interested stockholders' stock acquisition date.

STOCK EXCHANGE LISTING

      MK RESOURCES

      MK Resources common stock is traded in the over-the-counter market and quoted on the OTCBB under the symbol "MKRR".

      LEUCADIA

      Leucadia common shares are traded on the NYSE and the Pacific Exchange, Inc. under the symbol "LUK".

                       WHERE YOU CAN FIND MORE INFORMATION

      Leucadia and MK Resources file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Leucadia and MK Resources file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room.

      Leucadia and MK Resources' filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. Information contained on Leucadia's and MK Resources' websites is not part of this proxy statement/prospectus.

      Leucadia has filed a registration statement on Form S-4 to register with the SEC the Leucadia common shares that Leucadia will issue in the merger. This proxy statement/prospectus is a part of that registration statement. This proxy statement/prospectus also constitutes a proxy statement of MK Resources to MK Resources stockholders and a prospectus of Leucadia for the Leucadia common shares that Leucadia will issue to MK Resources stockholders in the merger. The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus except for any information superseded by information contained directly in this proxy statement/prospectus or in a later filed document incorporated by reference in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Leucadia and MK Resources have previously filed with the SEC. These documents contain important information about Leucadia and MK Resources, as well as other information required to be disclosed or incorporated by reference into this proxy statement/prospectus. You may obtain copies of the Form S-4 (and any amendments to the Form S-4), as well as the documents incorporated by reference into this proxy statement/prospectus, in the manner described above and from Leucadia and MK Resources as described below.

      Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement or otherwise filed with the SEC, reference is made to the copy so filed, and each statement shall be deemed qualified in its entirety by this reference.

      The following documents filed by Leucadia with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/ prospectus.


    LEUCADIA SEC FILINGS                                           PERIOD
--------------------------------            ------------------------------------------------------------
Annual Report on Form 10-K                  Year ended December 31, 2004, filed on March 14, 2005, as
                                            amended on Form 10-K/A, filed on March 29, 2005 and June 10,
                                            2005

Quarterly Report on Form 10-Q               Quarter ended March 31, 2005, filed on May 10, 2005

Current Reports on Form 8-K                 Filed on March 14, 2005, March 31, 2005, April 12, 2005,
                                            April 25, 2005, April 28, 2005, May 2, 2005, May 3, 2005,
                                            May 10, 2005, May 20, 2005 and May 31, 2005

      The following documents filed by MK Resources with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

        MK RESOURCES SEC FILINGS                                         PERIOD
--------------------------------            ------------------------------------------------------------
Annual Report on Form 10-K                  Year ended December 31, 2004, filed on March 30, 2005,
                                            as amended on Form 10-K/A on April 28, 2005 and May 16, 2005

Quarterly Report on Form 10-Q               Quarter ended March 31, 2005, filed on May 16, 2005

Current Reports on Form 8-K                 Filed on March 8, 2005, March 21, 2005, April 4, 2005, April
                                            28, 2005, May 3, 2005, May 13, 2005, May 17, 2005, June 3, 2005
                                            and June 8, 2005

      Leucadia and MK Resources also incorporate by reference into this proxy statement/prospectus additional documents that either may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and (a) in the case of filings by Leucadia, the earlier of the completion of the merger or the termination of the merger agreement, and (b) in the case of filings by MK Resources, the earlier of the date of the special meeting of MK Resources stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy and information statements.

      Leucadia has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Leucadia and Marigold Acquisition Corp., and MK Resources has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to MK Resources.

      Documents incorporated by reference into this proxy statement/prospectus are available from Leucadia and MK Resources without charge upon written or oral request at the addresses provided below. Exhibits to documents incorporated by reference into this proxy statement/prospectus will only be furnished if they are specifically incorporated by reference into this document. If you request any incorporated documents from Leucadia or MK Resources, such documents will be mailed to you by first class mail, or another equally prompt means, within one business day after the date your request is received. IN ORDER TO OBTAIN DELIVERY OF THESE DOCUMENTS BEFORE THE SPECIAL MEETING, YOU SHOULD REQUEST THE DOCUMENTS NO LATER THAN [___________], 2005.

      LEUCADIA NATIONAL CORPORATION                   MK RESOURCES COMPANY
          315 Park Avenue South                 60 East South Temple, Suite 1225
         New York, New York 10010                  Salt Lake City, Utah 84111
              (212) 460-1900                             (801) 297-6900
      Attention: Corporate Secretary                  Attention: Secretary

                                  LEGAL MATTERS

      The validity of the Leucadia common shares being offered by this proxy statement/prospectus will be passed upon for Leucadia by Weil, Gotshal & Manges LLP of New York, New York (members of which beneficially own, in the aggregate, approximately 24,975 Leucadia common shares, representing less than 0.1% of the outstanding common shares).


                                     EXPERTS

      The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Leucadia National Corporation incorporated in this proxy statement/prospectus by reference to Leucadia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, and, insofar as the financial statements relate to WilTel Communications Group, Inc. for the period from January 1, 2003 through November 5, 2003, in reliance upon the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firms as experts in accounting and auditing.

      The financial statements of Olympus Re Holdings, Ltd. incorporated in this proxy statement/prospectus by reference to Leucadia National Corporation's Form 10-K, as amended, for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of The FINOVA Group Inc. appearing in Leucadia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Berkadia LLC for the years ended December 31, 2003 and 2002, appearing in Leucadia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of WilTel as of November 5, 2003 (Successor Company), and for the periods from January 1, 2003 through November 5, 2003, and November 1, 2002 through December 31, 2002 (Successor Company) and the period January 1, 2002 through October 31, 2002 (Predecessor Company), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of EagleRock Capital Partners (QP), LP for the years ended December 31, 2004, 2003 and 2002 and the financial statements of EagleRock Master Fund, LP for the years ended December 31, 2004, 2003 and the period ended December 31, 2002, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements incorporated in this proxy statement/prospectus by reference to MK Resources' Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to MK Resources' restatement of its financial statements as described in Notes 1 and 18 to the financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


                                  MISCELLANEOUS

      No person has been authorized to give any information or make any representation on behalf of Leucadia or MK Resources not contained in this proxy statement/prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. The information contained in this proxy statement/prospectus is accurate only as of the date of this proxy statement/prospectus and, with respect to material incorporated into this document by reference, the dates of such referenced material.

      If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

                                                                      Appendix A

                                                                  EXECUTION COPY

================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                      among

                         LEUCADIA NATIONAL CORPORATION,

                           MARIGOLD ACQUISITION CORP.

                                       and

                              MK RESOURCES COMPANY


                             Dated as of May 2, 2005



================================================================================

                                TABLE OF CONTENTS


                                                                                                      PAGE

ARTICLE I             The Merger.......................................................................A-5

         Section 1.1.          The Merger..............................................................A-5

         Section 1.2.          Closing.................................................................A-5

         Section 1.3.          Effective Time..........................................................A-6

         Section 1.4.          Effects of the Merger...................................................A-6

         Section 1.5.          Certificate of Incorporation and By-laws of the
                               Surviving Corporation...................................................A-6

         Section 1.6.          Directors and Officers of the Surviving Corporation.....................A-6

ARTICLE II            Effect of the Merger on the Capital Stock of the Company and
                      Merger Sub; Exchange of Certificates.............................................A-6

         Section 2.1.          Effect on Capital Stock.................................................A-6

         Section 2.2.          Exchange of Certificates................................................A-7

         Section 2.3.          Appraisal Rights........................................................A-11

         Section 2.4.          Adjustments.............................................................A-11

ARTICLE III           Representations and Warranties of the Company....................................A-12

         Section 3.1.          Organization, Standing and Corporate Power..............................A-12

         Section 3.2.          Capitalization..........................................................A-13

         Section 3.3.          Authority; Noncontravention; Voting Requirements........................A-14

         Section 3.4.          Governmental Approvals..................................................A-15

         Section 3.5.          Company SEC Documents; Undisclosed Liabilities..........................A-15

         Section 3.6.          Absence of Certain Changes or Events....................................A-16

         Section 3.7.          Information Supplied....................................................A-16

         Section 3.8.          Tax Matters.............................................................A-17

         Section 3.9.          Opinions of Financial Advisors..........................................A-19

         Section 3.10.         Brokers and Other Advisors..............................................A-19

         Section 3.11.         State Takeover Statutes.................................................A-19

         Section 3.12.         Share Purchase Agreement................................................A-19

ARTICLE IV            Representations and Warranties of Parent and Merger Sub..........................A-20

         Section 4.1.          Organization............................................................A-20

         Section 4.2.          Authority...............................................................A-20



                                      A-2

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                      PAGE

         Section 4.3.          Consents and Approvals; No Violations...................................A-21

         Section 4.4.          Information Supplied....................................................A-21

         Section 4.5.          Capitalization..........................................................A-22

         Section 4.6.          Parent Common Stock.....................................................A-22

         Section 4.7.          SEC Documents; Undisclosed Liabilities..................................A-22

         Section 4.8.          Absence of Certain Changes or Events....................................A-23

         Section 4.9.          Ownership and Operations of Merger Sub..................................A-23

         Section 4.10.         Finders or Brokers......................................................A-23

         Section 4.11.         Share Purchase Agreement................................................A-23

ARTICLE V             Additional Covenants and Agreements..............................................A-24

         Section 5.1.          Preparation of the Form S-4 and the Proxy Statement;
                               Stockholder Meetings....................................................A-24

         Section 5.2.          Conduct of Business.....................................................A-25

         Section 5.3.          No Solicitation by the Company; Etc.....................................A-25

         Section 5.4.          Reasonable Best Efforts.................................................A-29

         Section 5.5.          Public Announcements....................................................A-30

         Section 5.6.          Access to Information...................................................A-30

         Section 5.7.          Notification of Certain Matters.........................................A-31

         Section 5.8.          Indemnification and Insurance...........................................A-31

         Section 5.9.          Securityholder Litigation...............................................A-32

         Section 5.10.         Fees and Expenses.......................................................A-32

         Section 5.11.         Affiliates..............................................................A-32

         Section 5.12.         Rule 16b-3..............................................................A-32

ARTICLE VI            Conditions Precedent.............................................................A-32

         Section 6.1.          Conditions to Each Party's Obligation to Effect the Merger..............A-32

         Section 6.2.          Conditions to Obligations of Parent and Merger Sub......................A-33

         Section 6.3.          Conditions to Obligation of the Company.................................A-33

         Section 6.4.          Frustration of Closing Conditions.......................................A-34

ARTICLE VII           Termination......................................................................A-34



                                      A-3

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                      PAGE

         Section 7.1.          Termination.............................................................A-34

         Section 7.2.          Effect of Termination...................................................A-35

         Section 7.3.          Termination Fee.........................................................A-35

ARTICLE VIII          Miscellaneous....................................................................A-36

         Section 8.1.          No Survival, Etc........................................................A-36

         Section 8.2.          Amendment or Supplement.................................................A-36

         Section 8.3.          Extension of Time, Waiver, Etc..........................................A-37

         Section 8.4.          Assignment..............................................................A-37

         Section 8.5.          Counterparts............................................................A-37

         Section 8.6.          Entire Agreement; No Third-Party Beneficiaries..........................A-37

         Section 8.7.          Governing Law; Jurisdiction; Waiver of Jury Trial.......................A-37

         Section 8.8.          Specific Enforcement....................................................A-38

         Section 8.9.          Notices.................................................................A-38

         Section 8.10.         Severability............................................................A-39

         Section 8.11.         Definitions.............................................................A-39

         Section 8.12.         Interpretation..........................................................A-41


                          AGREEMENT AND PLAN OF MERGER

           This AGREEMENT AND PLAN OF MERGER, dated as of May 2, 2005 (this "AGREEMENT"), among LEUCADIA NATIONAL CORPORATION, a New York corporation ("PARENT"), MARIGOLD ACQUISITION CORP., a Delaware corporation and wholly owned Subsidiary of Parent ("MERGER SUB"), and MK RESOURCES COMPANY, a Delaware corporation (the "COMPANY"). Certain terms used in this Agreement are used as defined in Section 8.11.

           WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "MERGER"), on the terms and subject to the conditions provided for in this Agreement; and

           WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, the Company, Parent and Inmet Mining Corporation ("INMET") are entering into a Share Purchase Agreement (the "SHARE PURCHASE AGREEMENT", and the transactions contemplated thereby, the "INMET SHARE PURCHASE") pursuant to which the Company has agreed, among other things, to sell 70% of the issued and outstanding capital stock of MK Gold Exploration B.V., a private company with limited liability under the laws of the Netherlands, or 70% of the equity interests of such other entity mutually acceptable to the Company, Parent and Inmet owning, directly or indirectly, 100% of the Material Company Subsidiaries (as defined below) (such capital stock or equity interests, the "PURCHASED SHARES"), and Inmet has agreed, among other things, to purchase the Purchased Shares for the aggregate consideration of 5,600,000 Inmet common shares (subject to adjustment as provided in the Share Purchase Agreement).

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   The Merger
                                   ----------

           SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION").

           SECTION 1.2. Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "CLOSING DATE"), which date shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

           SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "EFFECTIVE TIME").

           SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           SECTION 1.5. Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law, and (b) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

           SECTION 1.6. Directors and Officers of the Surviving Corporation. Each of the parties hereto shall take all necessary action to cause the directors and officers of Merger Sub immediately prior to the Effective Time to be the directors and officers, respectively, of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
                Company and Merger Sub; Exchange of Certificates
                ------------------------------------------------

           SECTION 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") or the holder of any shares of capital stock of Merger Sub:

           (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock that are owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 0.0317 (the "EXCHANGE RATIO") of a validly issued, fully paid and nonassessable common share, par value $1.00 per share, of Parent ("PARENT COMPANY STOCK") (the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "CERTIFICATE"), shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

           SECTION 2.2. Exchange of Certificates.

           (a) Exchange Agent. On or promptly following the Closing Date, Parent shall deposit with American Stock Transfer & Trust Company or such bank or trust company as may be designated by Parent (the "EXCHANGE AGENT"), for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock (such shares of Parent Common Stock, together with any dividends or other distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "EXCHANGE FUND").

           (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the holder's Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent, and which shall be in such form and shall have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificate(s) in exchange for certificates representing the Merger Consideration, any dividends or other distributions to which holders of Certificate(s) are entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.2(e). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate(s) shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificate(s) so surrendered, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and (C) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), and the Certificate(s) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate is properly endorsed or is otherwise in proper form for transfer and the Person requesting such issuance shall have paid any transfer and other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), in each case, without interest.

           (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender of such Certificate, and no cash payment in lieu of any fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.2(e), in each case until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. Following surrender of any Certificate in accordance with this Article II, there shall be paid to the record holder thereof, without interest, (i) promptly following the time of such surrender, the amount of cash payable in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions, payable with respect to that number of whole shares of Parent Common Stock issuable in exchange for such Certificate pursuant to this Article II, with a record date after the Effective Time and paid with respect to Parent Common Stock prior to such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

           (d) Transfer Books; No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.2(c) and cash paid in lieu of any fractional shares pursuant to Section 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law. Subject to the last sentence of
Section 2.2(g), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

           (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu thereof, each former holder of shares of Company Common Stock who would otherwise have been entitled to such a fractional share interest (after aggregating all fractional shares of Parent Common Stock that otherwise would have been received by such holder) will be entitled to receive an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of such holders, of the aggregated fractional shares of Parent Common Stock issued pursuant to this Section 2.2(e). Promptly following the Effective Time, (i) the Exchange Agent shall determine the total amount of the fractional shares of Parent Common Stock to which all such former Company stockholders would otherwise be entitled, and aggregate the same into whole shares of Parent Common Stock (rounded up to the nearest whole share), (ii) Parent shall issue such whole shares of Parent Common Stock to the Exchange Agent, as agent for such former stockholders, and (iii) the Exchange Agent shall sell such shares of Parent Common Stock at the then prevailing prices on the New York Stock Exchange through one or more member firms of the New York Stock Exchange (which sales shall be executed in round lots to the extent practicable). Until the net proceeds of such sales have been distributed to such former stockholders, the Exchange Agent will hold such proceeds in trust for such holders. Promptly after the determination of the amount of cash to be paid to such former stockholders in lieu of any fractional interests in Parent Common Stock, the Exchange Agent shall pay such amounts to such former stockholders (subject to any required withholding of Taxes).

           (f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled pursuant to Section 2.2(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.2(e), in each case pursuant to this Agreement.

           (g) Termination of Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for ninety (90) days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any dividends or other distributions with respect to shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to Section 2.2(e)) would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all cash payable in lieu of fractional shares pursuant to
Section 2.2(e)) shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

           (h) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent.

           (j) Withholding Taxes. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, Parent and the Exchange Agent shall be treated as though they withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock. If withholding is required from shares of Parent Common Stock, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

           SECTION 2.3. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of
Section 262 of the DGCL (the "DISSENTING STOCKHOLDERS"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "DISSENTING SHARES"), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

           SECTION 2.4. Adjustments. Notwithstanding any provision of this
Article II to the contrary (but without in any way limiting the covenants in Section 5.2(a)), if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

                                  ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

           The Company represents and warrants to Parent and Merger Sub that except as set forth in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"):

           SECTION 3.1. Organization, Standing and Corporate Power.

           (a) Each of the Company and the Material Company Subsidiaries is a corporation duly organized, validly existing and in good standing, if applicable, under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, the business, operations, prospects, assets, liabilities or financial condition of the Company and the Material Company Subsidiaries, taken as a whole, excluding any change or effect caused by or resulting from or attributable to (i) conditions in the global economy or securities markets in general; (ii) developments affecting the worldwide base metal mining industry in general which do not have a materially disproportionate effect on the Company and the Material Company Subsidiaries, taken as a whole;
(iii) changes in the price of copper; or (iv) changes in currency exchange rates.

           (b) Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "COMPANY 10-K") sets forth (by incorporation by reference) all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Material Company Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the

Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and the "blue sky" laws of the various States of the United States) (collectively, "LIENS"), except for Liens in favor of Parent. Except as disclosed in the Company 10-K, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

           (c) The Company has delivered to Parent correct and complete copies of its certificate of incorporation and by-laws (the "COMPANY CHARTER DOCUMENTS") and correct and complete copies of the certificates of incorporation and by-laws (or comparable organizational documents) of each of the Material Company Subsidiaries (the "SUBSIDIARY CHARTER DOCUMENTS"), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Charter Documents are in full force and effect and neither the Company nor any of the Material Company Subsidiaries is in violation of any of their respective provisions.

           SECTION 3.2. Capitalization.

           (a) The authorized capital stock of the Company consists of 125,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED STOCK"). At the close of business on April 29, 2005, (i) 37,733,359 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 3,000,000 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 2,105,000 shares of Company Common Stock were subject to outstanding Company Stock Options granted under the Company Stock Plans) and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 3.2(a) of the Company Disclosure Schedule is a correct and complete list, as of April 29, 2005, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise, and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. Since April 29, 2005, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options referred to above in this Section 3.2(a). Except (A) as set forth above in this Section 3.2(a), (B) as otherwise expressly permitted by Section 5.2 or (C) as contemplated by the terms of any Contract with Parent, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

           (b) Except for the Share Purchase Agreement, the Company Stock Plans and any Contract with Parent, none of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Material Company Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

           SECTION 3.3. Authority; Noncontravention; Voting Requirements.

           (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Merger, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "BANKRUPTCY AND EQUITY EXCEPTION").

           (b) The non-management members of the Company's Board of Directors unaffiliated with Parent (the "INDEPENDENT DIRECTORS") have unanimously determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and the stockholders of the Company (other than Parent) and should be approved and declared advisable by the Company's Board of Directors. The Company's Board of Directors, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Merger, and (ii) resolved to recommend that stockholders of the Company adopt this Agreement.

           (c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any

Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of the Material Company Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of the Material Company Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "CONTRACT") or Permit, to which the Company or any of the Material Company Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, (x) individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect, or (y) may result under any Contract with Parent.

           (d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "COMPANY STOCKHOLDER APPROVAL") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger.

           SECTION 3.4. Governmental Approvals. Except for (i) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "PROXY STATEMENT"), and other filings required under, and compliance with other applicable requirements of, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), and the rules of The New York Stock Exchange and the NASD OTC Bulletin Board and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

           SECTION 3.5. Company SEC Documents; Undisclosed Liabilities.

           (a) The Company has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2004 (as such documents have been amended since the time of their filing, collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "COMPANY SEC DOCUMENTS"). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended, as of the date of the last such amendment (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

           (c) Except for (i) any trade payables and accrued Taxes in an aggregate amount less than $500,000 owing by the Las Cruces Companies incurred in the ordinary course of business consistent with past practice, (ii) borrowings under the Credit Agreements or (iii) as set forth in Section 3.5(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities which, if known, would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2004 (including the notes thereto) included in the Company 10-K or (ii) incurred after December 31, 2004 in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.6. Absence of Certain Changes or Events. Except for borrowings under the Credit Agreements, since December 31, 2004, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.7. Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.4, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "FORM S-4") will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 3.8. Tax Matters.

           (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes required to be paid by the Company or any of its Subsidiaries, have been timely paid.

           (b) The most recent financial statements contained in the filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries.

           (c) The Federal income Tax Returns of the Company and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service (or the applicable statute of limitations has expired) for all years through December 31, 2000. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

           (d) Neither the Company nor any of the Material Company Subsidiaries has any outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes.

           (e) No claim has been made by a taxing authority in a jurisdiction where the Company or any of the Material Company Subsidiaries does not file Tax Returns that the Company or a Subsidiary of the Company is or may be subject to taxation in that jurisdiction.

           (f) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received by the Company.

           (g) Except as set forth in Section 3.8(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

           (h) Except for the Company's Executive Severance Plan, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

           (i) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due.

           (j) The Company has made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

           (k) To the knowledge of the Company, it has not been and will not be a "United States real property holding corporation" within the meaning of
Section 897 of the Code during the five-year period ending on the Closing Date.

           (l) The Company's existing net operating losses and other attributes are not currently subject to material limitation under Section 382 and Section 383 of the Code, and completion of the Merger will not result in the application of any such limitation.

           For purposes of this Agreement: (x) "TAXES" means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and
(C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise;
(y) "TAX RETURNS" means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and (z) "CODE" means the Internal Revenue Code of 1986, as amended.

           SECTION 3.9. Opinions of Financial Advisors. The Independent Directors and the Board of Directors of the Company have received the opinion of Raymond James Ltd., dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock (other than Parent) (the "FAIRNESS OPINION"). A correct and complete copy of the Fairness Opinion has been delivered to Parent. The Company has been authorized by Raymond James Ltd. to permit the inclusion of the Fairness Opinion and/or references thereto in the Proxy Statement, subject to prior review and consent by Raymond James Ltd. (such consent not to be unreasonably withheld or delayed).

           SECTION 3.10. Brokers and Other Advisors. Except for Raymond James Ltd., Cutfield Freeman & Co. Ltd. and CIBC World Markets Corp., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent a correct and complete copy of the Company's engagement letters with Raymond James Ltd., Cutfield Freeman & Co. Ltd. and CIBC World Markets Corp., which letters describe all fees payable to Raymond James Ltd., Cutfield Freeman & Co. Ltd. and CIBC World Markets Corp. in connection with the Merger, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Raymond James Ltd., Cutfield Freeman & Co. Ltd. and CIBC World Markets Corp. (the "ENGAGEMENT LETTERS").

           SECTION 3.11. State Takeover Statutes. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger.

           SECTION 3.12. Share Purchase Agreement. The Share Purchase Agreement has been duly authorized and approved by the Company's Board of Directors, duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Company is not in default under or in breach of or is otherwise delinquent in performance under the Share Purchase Agreement, and has not exercised any termination rights with respect thereto.

                                   ARTICLE IV

             Representations and Warranties of Parent and Merger Sub
             -------------------------------------------------------

           Parent and Merger Sub jointly and severally represent and warrant to the Company:

           SECTION 4.1. Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent has heretofore made available to the Company a complete and correct copy of its certificate of incorporation and by-laws as amended to date. Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, the business, operations, prospects, assets, liabilities or financial condition of Parent and its Subsidiaries, taken as a whole, excluding any change or effect caused by or resulting from or attributable to (i) conditions in the global economy or securities markets in general; (ii) developments affecting the worldwide base metal mining industry in general which do not have a materially disproportionate effect on such party; (iii) changes in the price of copper;
(iv) changes in currency exchange rates; or (v) economic or financial effects of SBC Communications Inc.'s proposed acquisition of AT&T Corp. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           SECTION 4.2. Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger, have been duly authorized and approved by their respective Boards of Directors and adopted by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

           SECTION 4.3. Consents and Approvals; No Violations.

           (a) Except for (i) the filing with the SEC of the Form S-4 and other filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act and the rules of The New York Stock Exchange and the NASD OTC Bulletin Board and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Merger Sub of the Merger, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

           (b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the Merger, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents, approvals and filings referred to in Section 4.3(a) are obtained and made, (x) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

           SECTION 4.4. Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.7, none of the information supplied (or to be supplied) in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in
(a) the Form S-4 will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, and (b) the Proxy Statement will, on the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the applicable requirements of the Securities Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 4.5. Capitalization. The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 6,000,000 shares of preferred stock, par value $1.00 per share ("PARENT PREFERRED STOCK"). At the close of business on April 28, 2005, there were 107,625,828 shares of Parent Common Stock issued and outstanding (of which 43,374,172 shares were held by Parent in its treasury) and no shares of Parent Preferred Stock issued and outstanding. As of April 28, 2005, there were 1,427,580 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding options and 7,619,745 shares of Parent Common Stock reserved for issuance upon conversion of outstanding convertible debt. The shares of issued and outstanding Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

           SECTION 4.6. Parent Common Stock. The shares of Parent Common Stock issuable in the Merger as contemplated by this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law) and not subject to preemptive rights. Subject to the restrictions on transfer set forth in Parent's certificate of incorporation as amended to date and those imposed by Rule 145 under the Securities Act, the shares of Parent Common Stock issuable in the Merger as contemplated by this Agreement will be freely tradeable.

           SECTION 4.7. SEC Documents; Undisclosed Liabilities.

           (a) Parent has filed all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2004 (as such documents have been amended since the time of their filing, collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PARENT SEC DOCUMENTS"). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the Securities Act) and as of their respective SEC filing dates or, if amended, as of the date of the last such amendment (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material).

           (c) Neither Parent nor any of its Subsidiaries has any liabilities which, if known, would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against on the audited balance sheet of Parent and its Subsidiaries as of December 31, 2004 (including the notes thereto) included in Parent's Annual Report on Form 10-K for the period then ended or (ii) incurred after December 31, 2004 in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

           SECTION 4.8. Absence of Certain Changes or Events. Since December 31, 2004, there has not occurred any event or change that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

           SECTION 4.9. Ownership and Operations of Merger Sub. Parent beneficially owns all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger, has engaged in no other business activities and had conducted its operations only as contemplated hereby.

           SECTION 4.10. Finders or Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

           SECTION 4.11. Share Purchase Agreement. The Share Purchase Agreement has been duly authorized and approved by Parent's Board of Directors, duly executed and delivered by Parent and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. Parent is not in default under or in breach of or is otherwise delinquent in performance under the Share Purchase Agreement, and has not exercised any termination rights with respect thereto.

                                    ARTICLE V

                       Additional Covenants and Agreements
                       -----------------------------------

           SECTION 5.1. Preparation of the Form S-4 and the Proxy Statement; Stockholder Meetings.

           (a) As soon as practicable following the date of this Agreement, the Company shall prepare for filing with the SEC the Proxy Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Proxy Statement will be included as part of the prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Merger. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as may be reasonably requested by Parent in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger and (ii) all orders of the SEC relating to the Form S-4.

           (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") solely for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3, the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement (the "COMPANY BOARD RECOMMENDATION"). The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.3(c)) the Company Board Recommendation.

           SECTION 5.2. Conduct of Business.

           (a) Except as expressly permitted by this Agreement or the Share Purchase Agreement (including, as contemplated by the Interim Period Development Plan or as authorized by the Management Committee (as such terms are defined in the Share Purchase Agreement)), as approved by Parent or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to,
(1) conduct its business in the ordinary course consistent with past practice,
(2) use commercially reasonable efforts to maintain and preserve the goodwill of those having business relationships with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, and (3) comply in all material respects with all applicable Laws and the requirements of all licenses, Permits, leases, agreements and other instruments that are material to the Company and its Subsidiaries taken as a whole. Any transaction specifically approved by Thomas E. Mara acting in his capacity as President of the Company shall constitute Parent approval for purposes of this Section 5.2(a). Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (x) the Company may issue shares of Company Common Stock upon the exercise of options granted under the Company Stock Plans that are outstanding on the date of this Agreement and in accordance with the terms thereof and (y) capital stock, voting securities or equity interests of the Company's Subsidiaries may be issued to the Company or a direct or indirect wholly owned Subsidiary of the Company; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

          (ii) (A) enter into, terminate or amend any agreement that is material to the Company and its Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice, (B) enter into or extend the term or scope of any contract or agreement that purports to restrict the Company, or any Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify the Engagement Letters, (D) enter into any contract or agreement that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Merger, or
     (E) release any Person from, or modify or waive any provision of, any confidentiality or similar agreement;

          (iii) make any changes in financial or Tax accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable Law;

          (iv) make or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

          (v) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

          (vi) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company's agreement set forth in Section 5.9); or

          (vii) agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would (A) cause any of the representations or warranties of the Company set forth in this Agreement (1) that are qualified as to materiality or Material Adverse Effect to be untrue or (2) that are not so qualified to be untrue in any material respect, or (B) in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Merger set forth in this Agreement.

           (b) Parent agrees that, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated or permitted by this Agreement or as required by applicable Law, or unless the Company otherwise agrees in writing, Parent shall, and shall cause each of its

Subsidiaries to, conduct their business in compliance in all material respects with all applicable Laws and regulations and shall use their commercially reasonable efforts to preserve intact their material business organizations and material relationships with third parties and shall not take any action or engage in any transactions that would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Merger set forth in this Agreement.

           SECTION 5.3. No Solicitation by the Company; Etc.

           (a) The Company shall, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "REPRESENTATIVES") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. The Company shall not, and shall not authorize or permit its Subsidiaries or Representatives to, and shall cause its Subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate, knowingly encourage (including by way of furnishing information), engage in, or respond to (other than to decline) any inquiries or proposals regarding any Takeover Proposal, (ii) knowingly encourage or participate in any discussions or negotiations with any third party regarding any Takeover Proposal, (iii) agree to, approve or recommend a Takeover Proposal or (iv) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Directors of the Company receives an unsolicited, bona fide Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement which is not withdrawn, and the Board of Directors of the Company reasonably determines in good faith that such Takeover Proposal constitutes a Superior Proposal and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to the Company's stockholders under Delaware law, then the Company may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than 24 hours written notice of its intention to take such actions (A) furnish to the Person making such Takeover Proposal information with respect to the Company and its Subsidiaries (including non-public information), but only after such Person enters into a customary confidentiality agreement with the Company, provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) a copy of all such non-public information delivered to such Person is delivered to Parent concurrently with its delivery to such Person if it has not previously been furnished to Parent and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or Representatives shall be deemed to be a breach of this Section
5.3 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph promptly after the execution thereof.

           (b) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

           (c) Except as expressly permitted by Section 5.3(e) or following the termination of this Agreement in accordance with its terms (subject, if applicable, to the Company's obligation to pay to Parent the full fee required by Section 7.3), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the Merger or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.3(a)).

           (d) For purposes of this Agreement:

           "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any merger, amalgamation, share exchange, business combination, takeover bid, sale or other disposition of the assets of the Company or the Material Company Subsidiaries, any recapitalization, reorganization, liquidation, material sale or issue of treasury securities of the Company or the Material Company Subsidiaries or rights or interests therein or thereto or rights or options to acquire any material number of treasury securities or any type of similar transaction which would or could, in any case, constitute a transfer to any third party of any material Asset (as defined in the Share Purchase Agreement) (other than in accordance with the Feasibility Study, the Interim Period Development Plan or a directive of the Management Committee (as such terms are defined in the Share Purchase Agreement)) or any of the capital stock of the Company or a Material Company Subsidiary, in each case, other than the Merger.

           "SUPERIOR PROPOSAL" means an unsolicited, bona fide written Takeover Proposal in respect of a direct or indirect interest in not less than 70% of the Company or the Material Company Subsidiaries received after the date hereof in circumstances which do not constitute a breach of this Agreement: (A) that is not conditional on obtaining financing for the acquisition of the direct or indirect interest in the Material Company Subsidiaries (although, for greater certainty, it may be conditional on obtaining financing for the development of the Project (as defined in the Share Purchase Agreement)), or, if conditional on financing for such acquisition, the Independent Directors have unanimously determined by resolution that the party making the proposal has sufficient financial resources to effect the transaction (and in the case of consideration comprised of stock or debt of such party, such consideration is free of restrictions on the issuance thereof); and (B) in respect of which the Board of Directors of the Company has determined in good faith, after consultation with, and receiving advice (which may include a written opinion) from, as appropriate, their financial, legal and other advisors that such Takeover Proposal would, if consummated in accordance with its terms, result in a transaction which would be more favorable, from a financial point of view, to the holders of the Company Common Stock other than Parent and its Affiliates, than the Merger, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

           (e) Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board determines in good faith, after consultation with outside counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.3(c).

           SECTION 5.4. Reasonable Best Efforts.

           (a) Subject to the terms and conditions of this Agreement (including
Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Merger, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and
(ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Merger.

           (b) In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to the Merger and (ii) if any state takeover statute or similar Law becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Merger.

           (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Merger and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Merger, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Merger.

           (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Merger.

           SECTION 5.5. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

           SECTION 5.6. Access to Information. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent's representatives reasonable access during normal business hours to all of the Company's and its Subsidiaries' properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including "comment letters") received by the Company from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request; provided, that no investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the Company.

           SECTION 5.7. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) any notice or other communication received by such party from any Governmental Authority in connection with the Merger or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any orders, actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

           SECTION 5.8. Indemnification and Insurance.

           (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the "INDEMNITEES") with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent (A) required by the Company Charter Documents as in effect on the date of this Agreement and (B) permitted under applicable Law.

           (b) Parent shall purchase and maintain in effect, for a three (3) year period commencing immediately after the Effective Time, directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's current primary directors' and officers' liability insurance policy (other than any such person who is an officer of Parent), for the aggregate amount of coverage of $10 million, which shall be in addition to such coverage otherwise available to such persons under Parent's primary directors' and officers' liability insurance, and Parent shall continue to cover such persons under Parent's primary directors' and officers' liability insurance until at least three (3) years after the Effective Time.

           (c) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee and his or her heirs.

           SECTION 5.9. Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to 0the Merger, and no such settlement shall be agreed to without Parent's prior consent, which consent shall not be unreasonably withheld or delayed.

           SECTION 5.10. Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement or the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

           SECTION 5.11. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all Persons who will be, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing a written agreement substantially in the form attached as Exhibit A.

           SECTION 5.12. Rule 16b-3. Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

           SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Closing Date of the following conditions:

           (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of the Company;

           (b) Share Purchase Agreement. The Share Purchase Agreement shall be in full force and effect, and the conditions precedent to the consummation of the Inmet Share Purchase set forth in the Share Purchase Agreement shall have been satisfied (or waived, if permissible under applicable Law);

           (c) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "RESTRAINTS") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal, and no Governmental Authority shall have instituted any proceeding or be threatening to institute any proceeding seeking any such Restraint; and

           (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

           SECTION 6.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

           (c) Director Resignations. Parent shall have received written resignation letters from each of the members of the board of directors of the Company, effective as of the Effective Time; and

           (d) Appraisal Rights. Appraisal rights shall not have been exercised and notice of the intention to exercise such rights shall not have been given in accordance with the provisions of Section 262(d) of the DGCL by the stockholders of the Company with respect to, in the aggregate, more than 3% of the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time.

           SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

           (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

           SECTION 6.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger, as required by and subject to Section 5.4.

                                   ARTICLE VII

                                   Termination
                                   -----------

SECTION 7.1.      Termination.

           (a) This Agreement shall automatically terminate if, prior to receipt of the Company Stockholder Approval, (A) the Company receives a Superior Proposal, (B) the Company shall have complied with the provisions of Section 7.2 of the Share Purchase Agreement and (C) the Company shall have terminated the Share Purchase Agreement pursuant to Section 7.2(2) thereof.

           (b) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (i) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

          (ii) by either of the Company or Parent:

               (1) if the Merger shall not have been consummated on or before the Walk-Away Date, provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii)(1) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement; or (2) if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii)(2) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

          (iii) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (B) is incapable of being cured, or is not cured, by the Company within thirty (30) calendar days following receipt of written notice from Parent of such breach or failure; or

          (iv) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) calendar days following receipt of written notice from the Company of such breach or failure.

           SECTION 7.2. Effect of Termination. In the event of the automatic termination of this Agreement pursuant to Section 7.1(a), or the termination of this Agreement as provided in Section 7.1(b) (subject to the giving of written notice thereof to the other party or parties, specifying the provision of
Section 7.1(b) pursuant to which such termination is made), this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Section 3.10, Sections 5.9, 5.10, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) the Company may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

           SECTION 7.3. Termination Fee.

           (a) In the event that the Company terminates this Agreement pursuant to Section 7.1(a) and Parent becomes obligated to pay to Inmet a fee of $3 million pursuant to Section 7.2(5) of the Share Purchase Agreement, the Company shall pay to Parent a fee of $3 million in cash (the "TERMINATION FEE").

           (b) Any payment required to be made pursuant to Section 7.3(a) shall be made to Parent within three (3) business days of the termination of this Agreement by the Company pursuant to Section 7.1(a). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

           (c) In the event that the Company shall have insufficient funds (after exhausting all available financing under then existing facilities) to pay the Termination Fee required pursuant to this Section 7.3 when due and payable pursuant to Section 7.3(b), the Termination Fee shall be due and payable upon the consummation of the transaction contemplated by the Superior Proposal, together with interest thereon at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time, as such bank's Prime Lending Rate plus 3%, from the fourth business day after the termination of this Agreement pursuant to Section 7.1(a) through and including the date of payment. In addition, if the Company shall fail to pay such fee when due and payable under this Section 7.3(c), the Company shall also pay to Parent all of Parent's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. The Company acknowledges that the fee and the other provisions of this Section 7.3 are an integral part of the Merger and that, without these agreements, Parent would not enter into this Agreement.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

           SECTION 8.1. No Survival, Etc. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Article II and Sections 5.8 and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely, and (ii) the agreements set forth in Sections 5.9, 5.10, 7.2 and 7.3 and this Article VIII shall survive termination indefinitely.

           SECTION 8.2. Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Merger by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

           SECTION 8.3. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto,
(b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

           SECTION 8.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

           SECTION 8.5. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 8.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Company Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

           SECTION 8.7. Governing Law; Jurisdiction; Waiver of Jury Trial.

           (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

           (b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

           (c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

           SECTION 8.8. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the City of New York, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

           SECTION 8.9. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

                  If to Parent or Merger Sub, to:

                           Leucadia National Corporation
                           315 Park Avenue South
                           New York, New York  10010
                           Attention:  President
                           Facsimile:  (212) 598-3245

                  with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Andrea A. Bernstein, Esq.
                           Facsimile:  (212) 310-8007

                  If to the Company, to:

                           MK Resources Company
                           60 East South Temple, Suite 1225
                           Salt Lake City, UT  84111
                           Attention:  G. Frank Joklik
                           Facsimile:  (801) 297-6900

                  with a copy (which shall not constitute notice) to:

                           Stoel Rives LLP
                           201 South Main Street, Suite 1100
                           Salt Lake City, UT  84111
                           Attention:  Reed W. Topham, Esq.
                           Facsimile:  (801) 578-6999
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           SECTION 8.10. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Merger is fulfilled to the extent possible.

           SECTION 8.11. Definitions.

           (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

           "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "BUSINESS DAY" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

           "COMPANY STOCK OPTIONS" means all outstanding options (including any limited stock appreciation rights relating thereto) to purchase shares of Company Common Stock granted under the Company Stock Plans.

           "COMPANY STOCK PLANS" means the MK Gold Company Stock Incentive Plan and the MK Gold Company Stock Incentive Plan for Non-Employee Directors.

           "CREDIT AGREEMENTS" means the Credit Agreement, dated as of March 1, 1998, as amended to the Effective Time, between Parent and the Company, and the Credit Agreement, dated as of March 4, 2005, between MK Gold Exploration B.V. and Parent.

           "GAAP" means generally accepted accounting principles in the United States.

           "GOVERNMENTAL AUTHORITY" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

           "KNOWLEDGE" of any Person that is not an individual means, with respect to any matter in question, the knowledge after due inquiry of such Person's executive officers and all other officers and managers having responsibility relating to the applicable matter.

           "LAWS" means all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities.

           "MATERIAL COMPANY SUBSIDIARIES" means, MK Gold Exploration B.V. and Cobre Las Cruces S.A.

           "PERMITS" means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained.

           "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

           "SUBSIDIARY" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

           "WALK-AWAY DATE" means December 31, 2005.

The following terms are defined on the page of this Agreement set forth after such term below:


Agreement.......................................2      Form S-4.......................................14
Bankruptcy and Equity Exception................11      Indemnitees....................................28
Certificate.....................................4      Independent Directors..........................11
Certificate of Merger...........................3      Inmet...........................................2
Closing.........................................3      Inmet Share Purchase............................2
Closing Date....................................3      Liens..........................................10
Code...........................................16      Merger..........................................2
Company.........................................2      Merger Consideration............................4
Company 10-K...................................10      Merger Sub......................................2
Company Board Recommendation...................22      Parent..........................................2
Company Charter Documents......................10      Parent Common Stock.............................4
Company Common Stock............................4      Parent Material Adverse Effect.................17
Company Disclosure Schedule.....................9      Parent Preferred Stock.........................19
Company Material Adverse Effect.................9      Parent SEC Documents...........................19
Company Preferred Stock........................10      Proxy Statement................................12
Company SEC Documents..........................13      Purchased Shares................................2
Company Stockholder Approval...................12      Representatives................................24
Company Stockholders Meeting...................22      Restraints.....................................30
Contract.......................................12      SEC............................................12
DGCL............................................2      Securities Act.................................10
Dissenting Shares...............................8      Share Purchase Agreement........................2
Dissenting Stockholders.........................8      Subsidiary Charter Documents...................10
Effective Time..................................3      Superior Proposal..............................26
Engagement Letters.............................16      Surviving Corporation...........................2
Exchange Act...................................12      Takeover Proposal..............................25
Exchange Agent..................................4      Tax Returns....................................16
Exchange Fund...................................5      Taxes..........................................16
Exchange Ratio..................................4      Termination Fee................................33
Fairness Opinion...............................16

           SECTION 8.12. Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  LEUCADIA NATIONAL CORPORATION



                                  By:  /s/ Thomas E. Mara
                                       -----------------------------------------
                                       Name:   Thomas E. Mara
                                       Title:  Executive Vice President and
                                               Treasurer



                                  MARIGOLD ACQUISITION CORP.



                                  By:  /s/ Thomas E. Mara
                                       -----------------------------------------
                                       Name:   Thomas E. Mara
                                       Title:  President



                                  MK RESOURCES COMPANY



                                  By:  /s/ G. Frank Joklik
                                       -----------------------------------------
                                       Name:   G. Frank Joklik
                                       Title:  Chairman and Chief Executive
                                               Officer

                                                                       EXHIBIT A

                            Form of Affiliate Letter
                            ------------------------

Dear Sirs:

The undersigned, a holder of shares of common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), of MK Resources Company (the "COMPANY"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of May 2, 2005, among Leucadia National Corporation ("PARENT"), Marigold Acquisition Corp. ("MERGER SUB") and the Company, Merger Sub will be merged with and into the Company (the "MERGER"), and in connection with the Merger, the undersigned is entitled to receive common shares, par value $1.00 per share, of Parent ("PARENT COMMON STOCK").

If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of shares of Parent Common Stock by the undersigned.

The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger, except (a) pursuant to an effective registration statement under the Securities Act, (b) in conformity with the volume and other limitations of Rule 145 or (c) in a transaction which, in the opinion of counsel to the undersigned (such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent), or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto, or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement or applicable law) upon receipt of such evidence of compliance, Parent shall permit the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

         "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

The undersigned acknowledges that (a) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of Parent Common Stock and (b) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                                       Very truly yours,

Dated:

                                                                       [Annex I]

           On [ ], the undersigned sold the securities of Leucadia National Corporation ("PARENT") described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of Marigold Acquisition Corp. with and into MK Resources Company.

           Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

           The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                           Very truly yours,



            [Space to be provided for description of the Securities]

                                                                      Appendix B

                            INMET MINING CORPORATION

                                     - AND -

                          LEUCADIA NATIONAL CORPORATION

                                     - AND -

                              MK RESOURCES COMPANY

--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                                   May 2, 2005

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION.....................................................B-5
    1.1   Definitions..........................................................B-5
    1.2   Headings.............................................................B-15
    1.3   Extended Meanings....................................................B-15
    1.4   Currency.............................................................B-16
    1.5   Schedules............................................................B-16

ARTICLE 2 - PURCHASE AND SALE..................................................B-17
    2.1   Purchase and Sale....................................................B-17
    2.2   Closing..............................................................B-18

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES.....................................B-18
    3.1   Representations and Warranties of the Seller Parties Pertaining to
             Leucadia, MK Resources and the Las Cruces Companies...............B-18
    3.2   Additional Representations and Warranties of the Seller Parties
             Pertaining to the Las Cruces Companies............................B-24
    3.3   Representations and Warranties of Inmet..............................B-37
    3.4   Survival of the Representations, Warranties and Covenants............B-43

ARTICLE 4 - CONDITIONS.........................................................B-43
    4.1   Conditions for the Benefit of Inmet..................................B-43
    4.2   Conditions for the Benefit of the Seller Parties.....................B-47
    4.3   Procedure for Satisfaction of the Conditions.........................B-49
    4.4   Termination; Effect of Termination...................................B-51

ARTICLE 5 - COVENANTS..........................................................B-51
    5.1   Conduct of Business During the Interim Period........................B-51
    5.2   MK Resources Stockholder Meeting.....................................B-54
    5.3   Covenants of Inmet...................................................B-55
    5.4   Costs of Consents, Etc...............................................B-55
    5.5   Regulatory Approvals.................................................B-55
    5.6   Compliance Verification and Continued Access.........................B-55
    5.7   Related Party Contracts..............................................B-56
    5.8   Name Change and Use of Trade Marks...................................B-56
    5.9   Ibex.................................................................B-56
   5.10   Rio Tinto Royalty....................................................B-56
   5.11   Continued Securities Compliance......................................B-57
   5.12   Tax Status...........................................................B-57
   5.13   Supplementation and Amendment of Schedules...........................B-57

ARTICLE 6 - INDEMNIFICATION....................................................B-57
    6.1   Seller Parties' Indemnities..........................................B-57
    6.2   Indemnity of Inmet...................................................B-58
    6.3   Commissions..........................................................B-58
    6.4   Exclusive Remedies...................................................B-58
    6.5   Limitation of Liability of the Seller Parties........................B-58
    6.6   Limitation of Liability of Inmet.....................................B-59
    6.7   Notice of and Defence of Third Party Claims..........................B-59
    6.8   Calculation of Damages...............................................B-61
    6.9   Mitigation...........................................................B-61
   6.10   No Duplication.......................................................B-61
   6.11   Tax Treatment of Indemnity Payments..................................B-61

ARTICLE 7 - GENERAL............................................................B-61
    7.1   Public Announcements and Confidential Information....................B-61
    7.2   Transaction Protections..............................................B-62
    7.3   Information for Reporting Requirements...............................B-67
    7.4   Further Assurances...................................................B-67
    7.5   Time of the Essence..................................................B-68
    7.6   Dispute Resolution...................................................B-68
    7.7   Fees and Expenses....................................................B-68
    7.8   Benefit of the Agreement.............................................B-68
    7.9   Invalidity of Provisions.............................................B-68
   7.10   Entire Agreement.....................................................B-68
   7.11   Amendments and Waiver................................................B-69
   7.12   Assignment...........................................................B-69
   7.13   Notices..............................................................B-69
   7.14   Governing Law........................................................B-71
   7.15   Attornment...........................................................B-71
   7.16   Counterparts and Faxed Signatures....................................B-71

          THIS AGREEMENT made the 2nd day of May, 2005;

BETWEEN:

               INMET MINING CORPORATION, a corporation incorporated under the laws of Canada ("Inmet"),

                         - and -

               LEUCADIA NATIONAL CORPORATION, a corporation incorporated under the laws of the State of New York, United States of America ("Leucadia"),

                         - and -

               MK RESOURCES COMPANY, a corporation incorporated under the laws of the State of Delaware, United States of America ("MK Resources"),

          WHEREAS MK Resources is the holder of all of the shares in MK Netherlands (as defined below), and MK Netherlands is the registered and beneficial owner of all of the shares of CLC (as defined below), which holds the mining concession for the Las Cruces copper deposit in the autonomous region of Andalusia, Spain;

          AND WHEREAS Leucadia is the owner of approximately 72% of the stock of MK Resources, and has entered into a merger agreement with MK Resources, subject to stockholder approval, pursuant to which it will acquire the stock of MK Resources that it does not currently own at or prior to Closing pursuant to the Reorganization (as defined below);

          AND WHEREAS MK Resources desires to sell and Inmet desires to purchase the Purchased Shares (as defined below), upon and subject to the terms and conditions hereinafter set forth;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the Parties agree as follows:

                           Article 1 - INTERPRETATION
                           --------------------------

1.1  Definitions

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"Acquisition Proposal" has the meaning attributed to such term in Section 7.2(1)(a);

"Affiliate" means as to any Person, any other Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person;

"Agreement" means this agreement and all schedules attached to this agreement and all amendments, restatements or replacements made hereto by written agreement between the Parties;

"Alternative Transaction" has the meaning attributed to such term in section 4.1(4);

"Applicable Law" in respect of any Person, property, transaction or event, means all laws, statutes, regulations, common law, judgments, notices, approvals, orders and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Body having or purporting to have authority over that Person, property, transaction or event (and (i) where used in respect of a representation or warranty, as in effect as of the date of the representation or warranty and (ii) where used in respect of a covenant, as in effect from time to time, in each case unless otherwise noted);

"Assay Data" means the drill hole assay data upon which the Feasibility Study is based;

"Assets" means:

     (a)  the Mining Equipment;

     (b)  the Mining Concessions;

     (c)  the Land;

     (d)  the Water Rights;

     (e)  the Confidential Information; and

     (f) all assets, property, interests, or rights of, held by or owned by any of the Las Cruces Companies, including all personal property (whether tangible or intangible) and real property, including chattels and fixtures;

"Benefit Plans" means all written and all material unwritten plans, arrangements, agreements, programs or policies, whether funded or unfunded and whether or not mandated by any Governmental Body, relating to the employees of the Las Cruces Companies to which any of the Las Cruces Companies is a party or by which any of them are bound or under which any of them has any liability or contingent liability and relating to (i) retirement savings or pensions, (ii) employee welfare benefits, including hospitalization, health, disability, life, termination, past service or severance pay benefits or insurance, or (iii) bonus or other incentive compensation, stock options, profit sharing or deferred compensation, or relating to any similar subject matter, but excluding any such plan, arrangement, agreement, program or policy relating to the employees of the Las Cruces Companies that is administered by a Governmental Body and that does not require any of the Las Cruces Companies to make any monetary contribution;

"Books and Records" means all technical, financial, business, tax and employee books, records, files, papers, regulatory filings and returns and other books, records, files, papers and regulatory filings of the Las Cruces Companies in any form whatsoever (including written, printed, electronic or computer printout form), including lists of present customers, suppliers, consultants and employees, financial books and records of account, actuarial, tax and accounting information, recordings of geological and metallurgical data, reports, files, lists, drawings, plans, logs, briefs, customer and agency records, computer program documentation, medical records, data bases, employee data and records, deeds, certificates, contracts, surveys, title and legal opinions, records of payment, loan histories, investment asset documentation, evidences of mortgage insurance, written employment manuals and employment policies;

"Business" means the business and activities of exploration, evaluation, and project development carried on by the Las Cruces Companies, including the ownership, development and operation of the Project and the exploration and evaluation activities on the Faralaes Concessions;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday in Toronto, Canada; New York, New York; Amsterdam, the Netherlands, or Salt Lake City, Utah;

"Canadian GAAP" means the accounting principles generally accepted in Canada, including, for all principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated;

"Canadian Securities Laws" means the applicable securities laws of each of the provinces and territories of Canada, the respective regulations and rules made under those securities laws and the published policy statements of the Canadian securities regulatory authorities;

"CFC" has the meaning attributed to such term in section 3.3(14)(h) of this Agreement;

"Claim" means any claim for money damages or equitable relief arising out of a legal proceeding, and includes any cause of action, suit, proceeding, judgment, award, assessment, reassessment or notice of determination of loss;

"CLC" means Cobre Las Cruces, S.A., a company incorporated under the laws of Spain;

"Closing" means the completion of the Transaction in accordance with this Agreement at the Time of Closing;

"Closing Date" means the fifth Business Day immediately following the date on which a Condition Satisfaction Period commences, provided that if that Condition Satisfaction Period terminates prior to such fifth Business Day, then the Closing Date shall be determined with reference to the Condition Satisfaction Period next occurring, or such earlier or later date as may be agreed upon in writing by the Parties;

"Code" means the Internal Revenue Code of 1986, as amended;

"Condition Satisfaction Period" means any period of time commencing on the date on which each of the conditions set out in Sections 4.1 or 4.2 of this Agreement has been and continues to remain satisfied or, if not satisfied, has been waived by the Party or Parties for whose benefit such unsatisfied condition exists, and terminating on the date on which any of such conditions not so waived ceases to be satisfied (unless prior to the time such condition ceases to be satisfied, it has been waived by the Party benefiting therefrom);

"Confidential Information" means all information, regardless of its form, relating to the Project, the Las Cruces Companies or the Assets, including reports, results, maps, charts, strategic plans and other data, whether in oral, written or electronic form and whether or not stated or noted to be confidential, other than information which is or becomes available to the public without breach of the provisions of this Agreement;

"Consent Required Contracts" means those Material Contracts which, as a result of the completion of the transactions contemplated by this Agreement without obtaining consent, (i) would be violated, breached, terminated or modified, with or without notice; or (ii) would require payment or performance by any of the Las Cruces Companies of a fine, penalty or other additional cost or obligation, except, in the case of clause (i) or (ii), for any such violations, breaches, terminations, modifications, fines, penalties or additional costs or obligations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies;

"Contract" means any written or oral contract, agreement, lease, arrangement or commitment, including any Benefit Plan, to which any of the Las Cruces Companies is a party or by which any of them is or their respective assets are bound;

"Control" means:

     (a) when applied to the relationship between a Person and a Corporation, the beneficial ownership by such Person at the relevant time of shares of such Corporation carrying either at least 50% of the voting rights ordinarily exercisable at meetings of shareholders of such Corporation or the percentage of voting rights ordinarily exercisable at meetings of shareholders of such Corporation that are sufficient to elect a majority of the directors of such Corporation; and

     (b) when applied to the relationship between a Person and a partnership or joint venture, the beneficial ownership by such Person at the relevant time of more than 50% of the ownership interests of the partnership or joint venture in circumstances where it can reasonably be expected that such Person directs the affairs of the partnership or joint venture;

and the words "Controlled by", "Controlling" and similar words have corresponding meanings; provided that a Person (the "first-mentioned Person") who Controls a Corporation, partnership or joint venture (the "second-mentioned Person") shall be deemed to Control: (i) a Corporation, partnership or a joint venture (the "third-mentioned Person") which is Controlled by the second-mentioned Person, (ii) a Corporation, partnership or joint venture which is controlled by the third-mentioned Person and (iii) so on;

"Corporation" means a corporation, an incorporated company, a limited liability company, a besloten vennootschap met beperkte aansprakelijkheid or naamloze vennootschap under Dutch law, or a Sociedad Anonima, Sociedad Limitada or asociacion under Spanish law;

"Credit Agreements" means the Credit Agreement, dated as of March 1, 1998, as amended, between MK Resources and Leucadia, and the Credit Agreement, dated as of March 4, 2005, between MK Netherlands and Leucadia;

"Declaration of Environmental Impact" means the statement of the Seville Provincial Delegation of the Regional Ministry of the Environment issued on May 9, 2002 providing initial environmental approval of the Project and setting out environmental conditions for development regarding protective measures, mitigation and monitoring;

"Director" means, with respect to a Corporation, a member of the board of directors or managing board of the Corporation and includes, where permitted under Applicable Law at the relevant time, any alternate who is duly authorized to represent such member at meetings of the board of directors;

"Environmental Laws" means any Governmental Approval, any Applicable Law, or other requirement of any Governmental Body and any judicial or administrative interpretation thereof, regulating, relating to or imposing liability or standards of conduct concerning: (i) the environment, human health or safety, or emissions, discharges, releases or threatened releases into the environment (including, air, water, noise and land), (ii) the manufacture, processing, smelting, distribution, use, treatment, storage, disposal, transport or handling of waste (including solid or hazardous waste), waste water, pollutants, contaminants, chemicals or any Hazardous Materials, (iii) the reclamation or remediation of disturbed land, or (iv) the protection of archaeological sites, national or natural monuments and protected areas such as natural parks as defined in the Applicable Laws of the relevant jurisdiction;

"Excess Value" has the meaning attributed to such term in Section 7.2(5)(b);

"Faralaes Concessions" means the investigation permits listed in Schedule 1.1(1), as amended or renewed through the date of this Agreement;

"Feasibility Study" means the November 2003 Feasibility Study prepared by DMT - Montan Consulting GmbH and Outokumpu Technology Group;

"Financial Statements" means the audited financial statements of CLC for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002, consisting of balance sheets of CLC as at December 31, 2004, December 31, 2003 and December 31, 2002, and statements of income and statements of cash flows for the years ended December 31, 2004, December 31, 2003 and December 31, 2002, together with the notes thereto, copies of which are set out in Schedule 1.1(2);

"Governmental Approval" means any authorization, consent, approval, licence, ruling, permit, concession, certification, exemption, filing, variance, order, judgment, decree, publication, assessment, notice to, declaration of or with or registration by or with any Governmental Body including any extension or renewal thereof, but excluding Subsidies;

"Governmental Body" means the European Union or any agency thereof, or any national, state, regional, municipal or local governmental department, commission, board, bureau, agency, authority or instrumentality of Spain, the Netherlands, Canada, the United States or any political subdivision thereof, and any Person exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all tribunals, commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing;

"Hazardous Materials" means any substance or material defined or regulated pursuant to any of the applicable Environmental Laws or in the Declaration of Environmental Impact or the IPPC Authorization, including any materials defined as hazardous, toxic, corrosive, flammable, or dangerous waste;

"Ibex" means Iberia Exploraciones, S.A., a company incorporated under the laws of Spain;

"Ibex Agreement" means the farm-in and joint venture agreement between Ibex and Riomin Iberica S.A. dated February 24, 2000, as amended;

"Ibex Interests" means the rights and interests of Ibex set out in Schedule 1.1(3);

"Inmet Common Share Reorganization" has the meaning attributed to such term in
Section 2.1(3);

"Inmet Consideration Shares" means the Inmet common shares to be issued to MK Resources as consideration for the Purchased Shares;

"Inmet Counter-Proposal" has the meaning attributed to such term in Section 7.2(3)(b);

"Inmet Public Record" on any date, means all documents filed by Inmet with the Ontario Securities Commission or any other Canadian securities regulatory authorities which would be required to be incorporated by reference in a short-form prospectus of Inmet filed on that date pursuant to National Instrument 44-101 of the Canadian securities regulatory authorities;

"Intellectual Property" has the meaning given to such term in Section 3.2(8)(b);

"Interim Period" means the period between the close of business on the date of this Agreement and the Time of Closing;

"Interim Period Development Plan" means the schedule and budget prepared by MK Resources and CLC for operations during the Interim Period attached as Schedule 1.1(4);

"IPPC Authorization" means the authorization granted to CLC under EU Directive 96/61 on Integrated Pollution Prevention and Control;

"Knowledge of Inmet" means the knowledge, after due inquiry, of the officers and senior management of Inmet;

"Knowledge of the Seller Parties" means the knowledge, after due inquiry, of any of: (i) the directors, officers, and senior management of the Las Cruces Companies, (ii) the officers and directors (other than independent directors) of MK Resources, (iii) Thomas E. Mara, and (iv) Mike Doyle.

"Land" means all right, title or interest, including surface rights and leasehold interests, of the Las Cruces Companies in real property, excluding rights encompassed by mining concessions or exploration permits but including all buildings, erections, structures, improvements and fixtures now and hereafter thereon (a description of such real property being set out in Schedule 1.1(5));

"Las Cruces Companies" means MK Netherlands and CLC;

"Leucadia Loan" means the loan provided by Leucadia to MK Netherlands pursuant to the Credit Agreement dated March 4, 2005;

"Leucadia Counter-Proposal" has the meaning attributed to such term in Section 7.2(3)(a);

"Lien" means (i) any security interest, mortgage, pledge, prohibition, injunction, lien, charge or other encumbrance of any kind, or any prior assignment, option, claim, promise to contract, or interest of any kind, upon any property or assets, or upon the income or profits therefrom, including any right, regardless of origin, to participate in net profits, royalties, rents or other income in any way derived from or attributable to the Mining Concessions or any rights arising therefrom; (ii) any acquisition of or option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including any capital lease); or (iii) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse;

"Loss" means any loss, liability, damage, cost or expense suffered or incurred, including the costs and expenses of any assessment, judgment, settlement or compromise relating thereto and, fees and expenses of lawyers and other professionals acting on behalf of the Party recovering its Loss, net of recoveries and associated tax benefits, and excluding any incidental, indirect, special or punitive damages; for greater certainty, in respect of any Loss claimed by Inmet, no Claim for consequential damages or lost profits may be asserted in respect of any matter other than the Project, and in respect of the Project must be limited to the reduction of the net present value of the Project at the relevant times;

"Loss Payment" means the amount of any Loss required to be paid by an Indemnifying Party under this Agreement;

"Management Committee" has the meaning attributed to such term in Section
5.1(1);

"Material Adverse Change" means a material adverse change in, or a material adverse effect upon, the business, operations, prospects, assets, liabilities or financial condition of the Las Cruces Companies, taken as a whole, or Inmet on a consolidated basis, as the case may be, excluding any change or effect caused by or resulting from or attributable to (i) conditions in the global economy or securities markets in general; (ii) developments affecting the worldwide base metal mining industry in general which do not have a materially disproportionate effect on the Las Cruces Companies, taken as a whole, or Inmet on a consolidated basis, as the case may be; (iii) changes in the price of copper; or (iv) changes in currency exchange rates;

"Material Contracts" has the meaning given to such term in Section 3.2(3)(a);

"Material Inmet Mining Properties" means the Cayeli, Troilus and Pyhasalmi mines;

"Material Inmet Subsidiaries" means Cayeli Bakir Isletmeleri A.S., Pyhasalmi Mine Oy, and Inmet Finland Oy;

"Members of the Inmet Group" means Inmet and its Affiliates from time to time (which Affiliates will include the Las Cruces Companies from and after the Time of Closing) and also includes OTML;

"Members of the Leucadia Group" means Leucadia and its Affiliates from time to time, including MK Resources (which Affiliates will include the Las Cruces Companies until the Time of Closing);

"Merger Agreement" means the Agreement and Plan of Merger, dated as of the date hereof, among Leucadia, Marigold Acquisition Corp. and MK Resources;

"Mining Concessions" means the Project Concession and the Faralaes Concessions;

"Mining Equipment" means all drilling, loading, haulage and ancillary equipment used in operations relating to the Project, including the equipment listed in
Schedule 1.1(6);

"Minority Stockholders" has the meaning attributed to such term in Section
7.2(2);

"MK Netherlands" means MK Gold Exploration B.V., a besloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands;

"Notification Date" has the meaning attributed to such term in Section
7.2(2)(a).

"Ordinary Course of Business" means actions that are consistent with the general past operating practices of the Business and, during the Interim Period, also includes actions that are consistent with the Interim Period Development Plan or directives of the Management Committee or this Agreement.

"OTML" means Ok Tedi Mining Limited;

"Parties" means the parties to this Agreement and "Party" means any one of them;

"Party Group" means, respectively, Inmet and the Seller Parties;

"Permitted Encumbrances" means, in respect of any of the Assets: (a) the security granted thereon by the Las Cruces Companies in respect of the Syndicated Loan; (b) inchoate liens thereon; and (c) liens or any other encumbrances arising by operation of Applicable Law in respect of Taxes, assessments or governmental charges or levies (i) not yet due and payable or
(ii) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Las Cruces Companies' books; (d) zoning, entitlement, building and land use regulations, customary covenants, defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the conduct of the Business in the Ordinary Course of Business or the development of the Project in accordance with the Feasibility Study; and (e) liens created by bonding requirements set out in Schedule 3.2(5)(c);

"Person" means an individual, a partnership, a limited partnership, a joint venture, a syndicate, a Corporation, a Governmental Body, a trustee, any unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual and words importing "Person" have similar meaning;

"PFIC" has the meaning attributed to such term in Section 3.3(14)(g) of this Agreement;

"Pledge" means the Agreement and Deed of Pledge, dated March 7, 2005, whereby MK Resources pledged to Leucadia 65% of the issued shares of MK Netherlands;

"Project" means the Las Cruces high-grade copper deposit identified by the Project Concession and located in the autonomous region of Andalusia, Spain, where CLC proposes to build an open-pit copper mine and processing facility as set out in the Feasibility Study;

"Project Concession" means the mining concession relating to the Project listed in Schedule 1.1(7);

"Purchased Business Balance Sheet" means the balance sheet of MK Netherlands, on a consolidated basis, dated March 31, 2005, a copy of which is attached as
Schedule 1.1(8);

"Purchased Shares" means shares which constitute, at the Time of Closing, 70% of the issued shares of MK Netherlands or 70% of the equity interests of such other entity mutually acceptable to Inmet and the Seller Parties owning, directly or indirectly, 100% of the Las Cruces Companies;

"Registration Rights Agreement" means the agreement to be entered into as of the Closing Date between Inmet, Leucadia and MK Resources providing certain registration rights with respect to the Inmet Consideration Shares substantially in the form attached as Schedule 1.1(9);

"Related Party Contracts" has the meaning given to such term in Section
3.2(3)(e);

"Related Party Transactions" has the meaning given to such term in Section 3.2(3)(e);

"Reorganization" means a reverse triangular merger transaction in which a subsidiary of Leucadia will merge with and into MK Resources, Leucadia will acquire the approximately 28% of the shares of MK Resources it does not currently own for consideration consisting of shares of Leucadia, as further described in Schedule 4.1(1)(c);

"Rio Tinto Royalty" means the royalty right granted by MK Resources to Rio Tinto Metals Limited under the Sale and Purchase Agreement, dated September 1, 1999, between MK Gold Company (now known as MK Resources Company) and Rio Tinto Metals Limited;

"SEC" means the U.S. Securities and Exchange Commission;

"Seller Parties" means Leucadia and MK Resources;

"Shareholders Agreement" means the agreement to be entered into as of the Closing Date between Inmet, Leucadia, MK Resources and the issuer of the Purchased Shares providing for their respective rights and obligations in relation to the Las Cruces Companies, the Project and the Business, substantially on the terms set out in the term sheet attached as Schedule 4.1(1)(e);

"Spanish GAAP" means generally accepted accounting principles in Spain;

"Shareholder Loan Agreements" means the loan agreements to be entered into between MK Netherlands and each of Inmet and Leucadia on the Closing Date, in each case together with all related guarantees and security documentation;

"Subsidies" means all subsidies, grants, loans or other financial assistance (including tax privileges) provided, or to be provided, by any Governmental Body, including the subsidies listed in Schedule 3.2(2)(c);

"Superior Proposal" has the meaning attributed to such term in Section 7.2(2);

"Syndicated Loan" means the loan agreements and related security documents and agreements with respect to the third-party financing for the Project;

"Tax Authority" means any Governmental Authority responsible for the administration of any Taxes;

"Taxes" means (i) all taxes, levies, duties, imposts, mining licenses, fees, deductions, charges or withholdings of any kind whatsoever including national and municipal patents, sales, gross or net income, receipts, value added, use, ad valorem, transfer, franchise, payroll, capital, excise, goods and services, property or windfall profit taxes, stamp or similar documentary charges, customs duties, health and social security contributions, employment insurance premiums and any other withholdings or deductions relating to employees and all liabilities with respect thereto, including any interest, fines, penalties, surtaxes, charges, additions to tax or additional amounts and loss of relief in respect of any of the foregoing, imposed by any taxing or social security authority, body or instrumentality (whether Spanish, Dutch or foreign) upon the Las Cruces Companies or Inmet, as the case may be, and/or (ii) any liability of the Las Cruces Companies or Inmet, as the case may be, for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated or combined tax group;

"Tax Reassessment Period" means the period ending on the last day on which any assessment, reassessment or other document assessing liability for tax, interest or penalties may be issued to any of the Las Cruces Companies or Inmet, in respect of any taxation year or other period ending prior to the Closing Date, or in respect of any taxation period within which the Closing Date occurs, pursuant to any applicable tax legislation;

"Tax Returns" means all reports, returns and other documents filed or required to be filed by the Las Cruces Companies or Inmet, as the case may be, in respect of Taxes;

"Termination Date" means December 31, 2005;

"Third Party" means any Person other than a Party and its Affiliates;

"Third Party Claim" means any Claim asserted by a Third Party against Inmet or the Seller Parties, as the case may be;

"Time of Closing" means 10:00 a.m. (Eastern Standard Time) on the Closing Date or such other time as shall be mutually agreed to among the Parties;

"Transaction" means the sale of the Purchased Shares by MK Resources to Inmet in exchange for the Inmet Share Consideration pursuant to the terms of this Agreement;

"Transaction Documents" means: (i) this Agreement, (ii) the Shareholders Agreement, (iii) the Registration Rights Agreement, (iv) the Shareholder Loan Agreements, (v) the Voting Agreement; (vi) all agreements and instruments entered into or to be entered into pursuant to this Agreement, and (vii) all agreements and instruments entered into or to be entered into by one or more of the Parties with any Member of the Inmet Group or any Member of the Leucadia Group relating to the transactions contemplated by this Agreement, and excludes the Merger Agreement;

"U.S. Dollars" and the symbol "$" means lawful money of the United States of America;

"U.S. GAAP" means the accounting principles generally accepted in the United States;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"U.S. Securities Laws" means United States federal securities laws;

"Voting Agreement" means the agreement between Inmet and Leucadia dated the date hereof with respect to the voting of Leucadia's shares of MK Resources;

"Water Rights" means: (i) all registered and non-registered concessions, easements and other rights held by or contracted to the Las Cruces Companies to remove or divert from its natural source and to use water granted by any Persons to the Las Cruces Companies, including those rights pursuant to the permits, licenses or other authorizations listed in Schedule 1.1(10) and (ii) all rights and approvals related thereto, such as rights and approvals to access water and rights and approvals to locate equipment and other hydrological works necessary to access and transport water.

1.2  Headings

          The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3  Extended Meanings

          In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa. The term "including" as used herein means "including without limiting the generality of the foregoing".

1.4  Currency

          Unless otherwise indicated, all references to currency herein are to U.S. Dollars.

1.5  Schedules

     (1) The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule 1.1(1)      --   Faralaes Concessions;
Schedule 1.1(2)      --   Financial Statements;
Schedule 1.1(3)      --   Ibex Interests;
Schedule 1.1(4)      --   Interim Period Development Plan;
Schedule 1.1(5)      --   Land;
Schedule 1.1(6)      --   Mining Equipment;
Schedule 1.1(7)      --   Project Concession;
Schedule 1.1(8)      --   Purchased Business Balance Sheet;
Schedule 1.1(9)      --   Form of Registration Rights Agreement;
Schedule 1.1(10)     --   Water Rights;
Schedule 3.1(11)     --   Shareholder Loans;
Schedule 3.1(13)     --   Non-Violation;
Schedule 3.1(14)     --   Litigation;
Schedule 3.1(19)     --   Assets and Liabilities of MK Netherlands;
Schedule 3.2(1)(b)   --   Indebtedness;
Schedule 3.2(1)(c)   --   Defaults;
Schedule 3.2(1)(f)   --   Undisclosed Liabilities of the Las Cruces Companies;
Schedule 3.2(1)(g)   --   Las Cruces Companies Tax Matters;
Schedule 3.2(2)(a)   --   Governmental Approvals;
Schedule 3.2(2)(c)   --   Subsidies;
Schedule 3.2(3)(a)   --   Material Contracts;
Schedule 3.2(3)(b)   --   Breach of Contracts;
Schedule 3.2(3)(c)   --   Consent Required Contracts;
Schedule 3.2(3)(d)   --   Expenditure Commitments;
Schedule 3.2(3)(e)   --   Related Party Contracts;
Schedule 3.2(4)(a)   --   Rights on Mining Concessions;
Schedule 3.2(4)(b)   --   Mining Rights and Licences;
Schedule 3.2(4)(d)   --   Feasibility Study Issues;
Schedule 3.2(5)(a)   --   Hazardous Materials;
Schedule 3.2(5)(b)   --   Environmental Reports;
Schedule 3.2(5)(c)   --   Reclamation and Other Bonds;
Schedule 3.2(6)      --   Employment;
Schedule 3.2(7)      --   Insurance;
Schedule 3.2(8)(b)   --   Intellectual Property;
Schedule 3.2(8)(d)   --   Powers of Attorney;
Schedule 3.3(9)      --   Obligations to Issue Inmet Securities;

Schedule 4.1(1)(b)   --   Governmental Approvals Required for Closing;
Schedule 4.1(1)(c)   --   Reorganization;
Schedule 4.1(1)(e)   --   Shareholder Agreement Term Sheet; and
Schedule 4.1(1)(l)   --   Releasing Members of the Leucadia Group.

     (2) Capitalized terms used, but not otherwise defined, in the Schedules have the respective meanings ascribed thereto in the body of this Agreement.

                          ARTICLE 2 - PURCHASE AND SALE
                          -----------------------------

2.1  Purchase and Sale

     (1) Subject to the acquisition by Leucadia of 100% of the outstanding stock of MK Resources pursuant to the Reorganization, Leucadia agrees to cause MK Resources to sell the Purchased Shares to Inmet, and MK Resources agrees to sell and Inmet agrees to purchase the Purchased Shares at the Time of Closing, in both cases free and clear of all Liens.

     (2) In consideration for the Purchased Shares, Inmet shall issue from treasury to MK Resources 5,600,000 Inmet common shares (as such amount may be adjusted pursuant to Section 2.1(4)), the "Inmet Consideration Shares").

     (3) If at any time prior to the Time of Closing, Inmet shall:

     (a)  subdivide the Inmet common shares into a greater number of shares;

     (b)  consolidate the Inmet common shares into a lesser number of shares;

     (c) make a distribution to the holders of all or substantially all of the Inmet common shares of additional Inmet common shares or securities exchangeable for or convertible into Inmet common shares (excluding shares issued in the ordinary course pursuant to employment compensation plans);

     (d) otherwise change the number of Inmet common shares outstanding by reason of a reclassification, recapitalization, exchange of shares or similar event;

          (any such event being herein called an "Inmet Common Share Reorganization"), the number of Inmet Consideration Shares shall be adjusted in accordance with Section 2.1(4).

     (4) If an Inmet Common Share Reorganization occurs, and each time an Inmet Common Share Reorganization occurs, the number of Inmet Consideration Shares provided for by this Agreement immediately prior to giving effect to the Inmet Common Share Reorganization shall be multiplied by a fraction of which:

     (a) the numerator shall be the number of Inmet common shares that are (or will be) outstanding immediately after giving effect to the Inmet Common Share Reorganization (ignoring for this purpose the Inmet Consideration Shares), including in the case of a distribution of securities exchangeable for or convertible into Inmet common shares, the number of Inmet common shares that would be outstanding if such securities had been exchanged or converted into Inmet common shares; and

     (b) the denominator shall be the number of Inmet common shares outstanding immediately prior to giving effect to the Inmet Common Share Reorganization.

2.2 Closing

     (1) Except as provided in Section 2.2(2)(i) below, the sale and purchase of the Purchased Shares shall be completed at the Time of Closing at the offices of Torys LLP in Toronto, Ontario.

     (2) At Closing, (i) MK Resources shall transfer the Purchased Shares to Inmet by means of a notarial deed executed in the Netherlands before a Dutch civil law notary, and Inmet shall deliver to MK Resources share certificates representing the Inmet Consideration Shares registered in the name of MK Resources, and (ii) Inmet shall acquire 70% of the Leucadia Loan from Leucadia for consideration equal to 70% of the outstanding amount of the Leucadia Loan at the Time of Closing, including accrued interest.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

3.1 Representations and Warranties of the Seller Parties Pertaining to Leucadia, MK Resources and the Las Cruces Companies.

          In order to induce Inmet to enter into this Agreement, each of the Seller Parties jointly and severally represents and warrants to Inmet (and acknowledges that Inmet is relying on these representations and warranties in connection with the execution of this Agreement and the transactions contemplated hereby) that:

     (1) Due Incorporation. Each of the Seller Parties and the Las Cruces Companies has been duly incorporated and organized under the laws of the respective jurisdictions in which it is incorporated, validly exists thereunder and is in good standing, if applicable, under the Applicable Law governing its existence.

     (2) Due Authorization. Each of the Seller Parties and the Las Cruces Companies has the necessary corporate power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform its obligations thereunder. The execution and delivery of the Transaction Documents to which it is a party by each of the Seller Parties and the Las Cruces Companies and the performance of its obligations thereunder have been duly authorized by all necessary corporate actions on its part, other than the affirmative vote of the holders of a majority of the outstanding stock of MK Resources. Such execution, delivery and performance by each of the Seller Parties and the Las Cruces Companies, do not require any consent of, or notification to, any Person, or any action, consent or notification under any Applicable Law which has not already been, or will not by the Time of Closing have been, obtained or made, other than the affirmative vote of the holders of a majority of the then outstanding stock of MK Resources.

     (3) Enforceability. The Transaction Documents have been, or will be on or prior to the Time of Closing, duly executed and delivered by each of the Seller Parties and the Las Cruces Companies and, assuming due authorization, execution and delivery thereof by the other parties thereto other than any Seller Party or Las Cruces Company, constitute, or will constitute, valid and binding obligations of each of the Seller Parties and the Las Cruces Companies, as the case may be, enforceable against each of the Seller Parties and the Las Cruces Companies (to the extent that they are, respectively, parties thereto) in accordance with their respective terms, except as such enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other Applicable Law, now or later in effect, affecting the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

     (4) Absence of Investments. Except for the ownership of the shares of CLC by MK Netherlands, none of the Las Cruces Companies owns any shares or other securities in any Person and none of them has any obligation to acquire any interest in any Person.

     (5) No Bankruptcy. There has not been any petition or application filed by a Seller Party, a Las Cruces Company or, to the Knowledge of the Seller Parties, a Third Party, or any proceeding commenced which has not been discharged, by or, to the Knowledge of the Seller Parties, against the Seller Parties or the Las Cruces Companies or with respect to any assets of MK Resources or the Las Cruces Companies under any Applicable Law, relating to bankruptcy, insolvency, readjustment of debt or creditors' rights; none of the Seller Parties or the Las Cruces Companies is unable to meet its obligations as they generally become due, and no assignment has been made by any of such companies for the benefit of creditors.

     (6) No Dissolution. No meeting has been convened or resolution or petition proposed or order made for any of the Seller Parties or the Las Cruces Companies to be wound up or dissolved.

     (7) Capital of MK Netherlands. The authorized share capital of MK Netherlands is (euro)90,000, consisting of 90,000 shares of (euro)1 each. The issued share capital of MK Netherlands is (euro)18,200, and all 18,200 issued shares are held by MK Resources. The Purchased Shares have been, and at the Time of Closing will be, validly issued and are, and at the Time of Closing will be, fully paid. None of the Purchased Shares has been issued in violation of any pre-emptive or other rights of others. MK Netherlands has not declared any dividend or other distribution and is not under any obligation to redeem or repurchase any shares or other securities issued by it. Except for CLC, MK Netherlands does not have any direct or indirect subsidiaries nor any agreement of any nature to acquire any subsidiary or other business operation.

     (8) Capital of CLC. The share capital of CLC amounts to 101,745,150 Euros, fully subscribed and paid-in, divided into 2,034,903 registered shares of 50 Euro face value each, all of which are legally and beneficially owned by MK Netherlands. No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of the shares of CLC. The shares of CLC and all recordable corporate resolutions have been properly registered with the Commercial Registry in Seville, Spain.

     (9) Right to Transfer Purchased Shares. MK Resources is the sole holder of all of the Purchased Shares and has good and marketable title thereto. The Purchased Shares are not subject to any Lien (other than the Pledge), and at the Time of Closing will not be subject to any Lien, except as may be contemplated by the Shareholder Loan Agreements or the Syndicated Loan. Except for the Pledge, there are no agreements or restrictions which in any way limit the transfer to Inmet of the Purchased Shares. At the Time of Closing, MK Resources will have full legal right, power and authority to transfer the Purchased Shares to Inmet free of Liens, except as may be contemplated by the Shareholder Loan Agreements or the Syndicated Loan.

     (10) No Options. There is no:

     (a) outstanding subscription, right, option, warrant, call, commitment or agreement (other than this Agreement, the Credit Agreements and the Pledge) which obliges Leucadia or MK Resources to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Purchased Shares, the shares of CLC or the shares of Ibex or any interest therein or obliges any of the Las Cruces Companies to issue any of its capital stock;

     (b) right of pre-emption, right or obligation to acquire, redeem or convert, over or affecting the Purchased Shares, the shares of CLC or the shares of Ibex;

     (c) shareholders' agreement, voting trust, voting agreement, pooling agreement, proxy or other arrangement relating to the voting or other rights attached to any of the Purchased Shares, the shares of CLC or the shares of Ibex; or

     (d) outstanding right, option, warrant, call, commitment or agreement (other than the Rio Tinto Royalty) which obliges the Seller Parties or the Las Cruces Companies to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Assets or the Governmental Approvals (other than rights of Governmental Bodies affecting the Mining Concessions, the Water Rights and the Subsidies),

          and the Seller Parties have not agreed to give, create or enter into any of the foregoing.

     (11) Shareholder Loans. Schedule 3.1(11) sets out the amount of the Leucadia Loan. No Person has any agreement or option or any right or privilege (whether by law or contract) capable of becoming an agreement or option for the acquisition of any interest in the Leucadia Loan (other than Inmet pursuant to this Agreement).

     (12) Status of Las Cruces Companies. The Las Cruces Companies are duly qualified and have full corporate power and authority to carry on the Business and to own, hold valid title to, or have rights to their Assets and to hold the Governmental Approvals and have made all necessary filings and registrations under Applicable Law, except where the failure to be so qualified or to make such filings or registrations, individually or in the aggregate, has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change in respect of the Las Cruces Companies.

     (13) Non-Violation. The execution and delivery by each of the Seller Parties and the Las Cruces Companies of the Transaction Documents to which they are a party and the consummation of the transactions contemplated by the Transaction Documents do not or will not, as applicable, (i) conflict with, violate, result in a breach of, or constitute a default under any provision of the certificate of incorporation or articles, by-laws or other organizational documents of the Seller Parties or the Las Cruces Companies,
     (ii) violate, conflict with or result in the breach, termination or modification of, or otherwise give any other Person the right to terminate, or constitute a default under, with or without notice, the lapse of time or both, or cause the acceleration of any obligation under, the terms of any agreement or instrument other than the Consent Required Contracts listed in
     Schedule 3.2(3)(c) to which any of the Seller Parties or the Las Cruces Companies is a party or by which any of them or any of their respective properties or other assets may be bound or, with respect to the Las Cruces Companies, give any other Person the right to increase the obligations of the Las Cruces Companies, (iii) result in the creation of any Lien upon the Purchased Shares or the Assets, (iv) except as disclosed in Schedule 3.1(13), violate any Applicable Law applicable to the Seller Parties, the Las Cruces Companies, the Purchased Shares, the Assets or the Governmental Approvals, provided that the Transaction must be approved by the affirmative vote of the holders of a majority of the then outstanding stock of MK Resources, (v) result in the loss of or failure to renew or require the repayment of any Subsidy or (vi) except as disclosed in Schedule

     3.1(13), result in the loss of any material Asset or Governmental Approval, other than, in the cases of clauses (ii), (iii), (iv), (v) and (vi), any such violations, conflicts, breaches, defaults, terminations, modifications, accelerations, obligations, liens, losses or impairments that individually or in the aggregate have not, and would not reasonably be expected to, result in a Material Adverse Change in respect of the Las Cruces Companies.

     (14) Litigation. Except as set forth in Schedule 3.1(14), to the Knowledge of the Seller Parties, there are (i) no ongoing or threatened Claims, notices, investigations, mediations or arbitrations, or any matters under discussion with any Governmental Body or other Third Party, which individually or in the aggregate may reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies, whether at law or in equity or before or by any Governmental Body, and (ii) no outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting the Business, the Purchased Shares, the Assets, the Governmental Approvals, or the Las Cruces Companies, which individually or in the aggregate have resulted or may reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies. Neither of the Las Cruces Companies is in default of any material judgment, order, decree, writ, injunction, decision, ruling or award to which it is subject, and neither of the Seller Parties is in default of any material judgment, order, decree, writ, injunction, decision, ruling or award which relates to or adversely affects the interest of MK Resources in MK Netherlands, the interest of Leucadia in the Leucadia Loan, the Purchased Shares, the Las Cruces Companies, the Business, the Assets or the Governmental Approvals.

     (15) Corporate Records. The minute books of each of the Las Cruces Companies contain true, correct and complete copies of the minutes of every meeting of its board of Directors and of its shareholders and every written resolution of its Directors and shareholders during the periods covered by such minute books, and have been made available to Inmet or its advisors for the periods requested by Inmet. Full and complete copies of the constating documents of the Las Cruces Companies have been provided to Inmet. All corporate proceedings and actions reflected therein have been, in all material respects, conducted or taken in compliance with Applicable Law and with the respective constating documents of the Las Cruces Companies.

     (16) The Reorganization. Following the completion of the Reorganization, MK Resources will be a wholly-owned subsidiary of Leucadia. The terms of the Reorganization comply with Applicable Law. An opinion has been delivered by Raymond James Ltd., financial advisor to the independent directors of MK Resources, to the effect that the Reorganization is fair, from a financial perspective, to stockholders of MK Resources other than Leucadia. The Board of Directors and Audit Committee of MK Resources, which committee is comprised entirely of independent directors, have unanimously approved the Reorganization.

     (17) Acquisition of Inmet Consideration Shares. Each of the Seller Parties understands and acknowledges that the issuance and sale of the Inmet Consideration Shares has not been registered under the U.S. Securities Act and, unless an exemption from registration is available, none of the Inmet Consideration Shares may be offered or sold within the United States. MK Resources is an Accredited Investor (as that term is defined in Rule 501(a)(3) of Regulation D of the U.S. Securities Act) and is acquiring the Inmet Consideration Shares as principal for its own account, not for the benefit of any other person, for investment purposes only and not with any current view to any resale, distribution, or other disposition thereof in violation of any U.S. Securities Laws or Canadian Securities Laws. Each of the Seller Parties agrees that it will not offer, sell or otherwise transfer or pledge any of the Inmet Consideration Shares (other than pursuant to an effective registration statement under the U.S. Securities
     Act) unless (i) the sale is to Inmet, (ii) the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, or (iii) the sale is made pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder or is otherwise exempt from registration. Each of the Seller Parties understands and acknowledges that the Inmet Consideration Shares are "restricted securities" as defined in Rule 144 of the U.S. Securities Act, and upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of U.S. Securities Laws, the certificates representing the Inmet Consideration Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates a restrictive legend to such effect. Each of the Seller Parties acknowledges that (a) it has reviewed the Inmet Public Record and has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Inmet concerning the terms and conditions of the offering of the Inmet Consideration Shares and (ii) to obtain such additional information which Inmet possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Inmet Public Record and that it has considered necessary in connection with its decision to acquire the Inmet Consideration Shares (and for that purpose has requested and received the representations and warranties of Inmet provided in this Agreement) and (b) it is not acquiring the Inmet Consideration Shares as a result of any general solicitation or general advertising, as those terms are used in Regulation D under the U.S. Securities Act including, without limitation, advertisements, articles, notices and other communications published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

     (18) Public Disclosure Record. The public documents filed by each of the Seller Parties with the SEC since January 1, 2002 complied in all material respects, at the time of their filing, with the applicable requirements of U.S. Securities Laws. As of their respective dates, the public documents filed by the Seller Parties with the SEC since January 1, 2002 did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date and except (in the case of Leucadia) where such statement or omission would not impair the ability of Leucadia to complete the transactions contemplated by this Agreement or to obtain the Syndicated Loan. There is no disclosure required by U.S. Securities Laws with respect to the Seller Parties which has not been made, except, in the case of Leucadia, where such failure to disclose would not impair the ability of Leucadia to complete the transaction contemplated by this Agreement or to obtain the Syndicated Loan.

     (19) MK Netherlands. Except for its investment in CLC and as disclosed in
     Schedule 3.1(19), MK Netherlands has no assets, liabilities or obligations whatsoever (whether accrued, absolute, contingent or otherwise). MK Netherlands has been funded by either equity or debt, and such equity and debt has been properly registered with all appropriate Governmental Bodies and in connection therewith MK Netherlands has obtained all Governmental Approvals, investment contracts or other similar rights available under Applicable Law which are necessary or desirable to conduct its business (including to own the shares of, and to make loans to, CLC). MK Netherlands has complied with all foreign investment filing requirements in Spain in respect of CLC. MK Netherlands has no operations or activities other than its interest in CLC.

     (20) CLC. CLC has not declared any dividend or other distribution since it was acquired from Rio Tinto Metals Limited in 1999 and to the Knowledge of the Seller Parties is not under any obligation to redeem or repurchase any shares or other securities issued by it. CLC has obtained all Governmental Approvals, investment contracts or other similar rights available under Applicable Law which are necessary to operate in Spain as a subsidiary of a non-Spanish company.

3.2 Additional Representations and Warranties of the Seller Parties Pertaining to the Las Cruces Companies.

          The Seller Parties jointly and severally represent and warrant to Inmet as follows (and acknowledge that Inmet is relying on these representations and warranties in connection with the execution of this Agreement and the transactions contemplated hereby):

     (1)  Financial and Other Information.

     (a) Purchased Business Balance Sheet. The Purchased Business Balance Sheet has been prepared in accordance with U.S. GAAP (except for the absence of footnotes), and presents fairly in all material respects the assets, liabilities and financial position of MK Netherlands as of March 31, 2005 on a consolidated basis.

     (b) Indebtedness. Except for: (i) any trade payables and accrued Taxes in an aggregate amount less than $500,000 owing by the Las Cruces Companies incurred in the Ordinary Course of Business; or (ii) as disclosed in Schedule 3.2(1)(b), the Las Cruces Companies do not have any indebtedness other than the Leucadia Loan.

     (c) No Default of Indebtedness. Except as disclosed in Schedule 3.2(1)(c), the Las Cruces Companies are not in default under any guarantee, bond, debenture, note or other instrument evidencing any indebtedness or under the terms of any instrument pursuant to which any of the foregoing has been issued or made and delivered, and, to the Knowledge of the Seller Parties, there exists no state of facts which after notice or lapse of time or both or otherwise would constitute such a default.

     (d) Financial Statements. The Financial Statements were prepared in accordance with Spanish GAAP consistently applied, and present fairly in all material respects the financial position, results of operations and changes in the cash flow of CLC as at or for the applicable dates or periods. Except as disclosed in the Purchased Business Balance Sheet, there has been no Material Adverse Change in respect of the Las Cruces Companies since December 31, 2004 (except for expenditures in accordance with the Feasibility Study and the Interim Period Development Plan and any change caused by or resulting from changes in currency exchange rates).

     (e) Books and Records. All transactions of the Las Cruces Companies have been properly and accurately recorded in the appropriate Books and Records of the Las Cruces Companies and such Books and Records are correct and complete in all material respects and have been maintained and retained in accordance with Applicable Law, including Tax and corporate laws and regulations, accounting requirements and good business practice in the jurisdictions where the Las Cruces Companies operate.

     (f) Absence of Undisclosed Liabilities. Except as disclosed in Schedule 3.2(1)(f), the Las Cruces Companies have no liabilities or obligations of any nature or kind (whether accrued, absolute, contingent or otherwise), other than (i) those reflected in the fiscal 2004 Financial Statements and (ii) those incurred since December 31, 2004 in the Ordinary Course of Business;

     (g)  Tax Matters. Except as disclosed in Schedule 3.2(1)(g):

          (i) the Las Cruces Companies have timely filed all Tax Returns required to be filed under all applicable Tax laws, and such Tax Returns are true and complete in all material respects;

          (ii) all material Taxes due and payable by the Las Cruces Companies have been timely paid and all material deficiencies asserted or assessments made against the Las Cruces Companies as a result of any examination by any Tax Authority of Tax Returns filed in previous years have been fully paid or have been accrued for in accordance with the generally accepted accounting principles of the jurisdiction of incorporation of each Las Cruces Company;

          (iii) the Las Cruces Companies have not given any waiver of any statute of limitations relating to the payment of any Taxes with respect to their Business or operations;

          (iv) the Tax accruals reflected on the Purchased Business Balance Sheet are adequate to cover all material Tax liabilities payable by the Las Cruces Companies for the periods prior to March 31, 2005;

          (v) all material Tax liabilities of the Las Cruces Companies in respect of any period ending on or prior to the date hereof and that are not yet due and payable have been accrued in the books and accounts of the Las Cruces Companies or have been paid and such payments are reflected in such books and accounts;

          (vi) there are no notices of assessment or reassessment of unpaid Tax liabilities issued by any Tax Authority which have been received by the Las Cruces Companies;

          (vii) to the Knowledge of the Seller Parties, except as a result of the transactions contemplated by this Agreement, all Tax credits and allowances of any kind or Tax loss carry forwards reflected in the Tax Returns filed by the Las Cruces Companies are available to be offset against future Tax liabilities (except for Tax credits or Tax losses that have expired due to elapse of time or any statute of limitation in accordance with applicable Tax
               Law);

          (viii) the Las Cruces Companies are not liable for any Taxes of a Third Party under any contract or agreement, or transferee of such Third Party, or by any Applicable Law (except for value added, sales and similar Taxes that are customarily paid by a customer under a sales or service contract and collected by a seller); and

          (ix) the Las Cruces Companies have sufficient records relating to past events, including any elections made, to calculate the Tax liability or relief which would arise on any disposal or realization of any Assets.

     (h) Withholdings. Each of the Las Cruces Companies has withheld from all material payments to Persons with respect to whom it is required by Applicable Law to withhold any amounts, the amount of all material

          Taxes and other deductions required to be withheld therefrom and has paid the same to the relevant Tax Authorities within the time required under Applicable Law. Each of the Las Cruces Companies has collected all material Taxes and other amounts which it is required by Applicable Law to collect and has paid the same to the relevant Tax Authorities within the time required by Applicable Law.

     (i) No Other Business. The Las Cruces Companies have not conducted any operations other than the Business and do not have any assets or liabilities unrelated to the Project, the Faralaes Concessions or the Ibex Interests.

     (j) No Payments. None the Seller Parties nor the Las Cruces Companies nor, to the Knowledge of the Seller Parties, any of their officers, directors, agents, advisors or employees has agreed to make any payment or other use of the Assets: (i) except in compliance with all Applicable Law, to or on behalf of any official of any Governmental Body or for any purpose related to political activity; (ii) for any purpose that is illegal under Applicable Law, or (iii) for the establishment of any concealed fund or concealed bank account.

     (2)  Governmental Approvals.

     (a) Governmental Approvals. Schedule 3.2(2)(a) sets out: (i) all Governmental Approvals held by the Las Cruces Companies; (ii) all Governmental Approvals which have been applied for by the Las Cruces Companies but have not yet been obtained; and (iii) to the Knowledge of the Seller Parties, all material Governmental Approvals identified in the Feasibility Study which have not yet been applied for. The Seller Parties have no reason to believe that the Governmental Approvals disclosed pursuant to clauses (ii) and (iii) of the preceding sentence cannot be obtained on terms satisfactory for the development and operation of the Project in accordance with the Feasibility Study; provided, that the Seller Parties do not warrant that such Governmental Approvals will be obtained or that, if obtained, they will be obtained on terms and conditions satisfactory to CLC. The Las Cruces Companies have all Governmental Approvals required to carry on the Business as of the date of this Agreement. Except as disclosed in Schedule 3.2(2)(a), all Governmental Approvals which have been obtained are valid and subsisting (except for those Governmental Approvals specified in Schedule 3.2(2)(a) which expire in accordance with their terms and for which applications for renewals or extensions have been made) and the Las Cruces Companies are in compliance with such Governmental Approvals, have satisfied all conditions pertaining thereto required to be satisfied at the current stage of development of the Project, and have filed in a timely manner all statements and reports required by such Governmental Approvals, except for any such failures to comply, satisfy or timely file that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces

          Companies. Except as disclosed in Schedule 3.2(2)(a), neither of the Las Cruces Companies is a party to a proceeding to revoke, restrict or suspend any such material Governmental Approval, nor is there (i) any pending proceeding or Claim against the Las Cruces Companies or, to the Knowledge of the Seller Parties, involving the Project, or (ii) to the Knowledge of the Seller Parties, any proceeding or Claim threatened against the Las Cruces Companies or involving the Project, which could reasonably be expected to have such an effect.

     (b) Absence of Restrictions. Except for restrictions imposed pursuant to the terms of the Mining Concessions, Subsidies provided or pledged to CLC in connection with the Project and Governmental Approvals held by the Las Cruces Companies, to the Knowledge of the Seller Parties, none of the Las Cruces Companies is subject to any restriction, judgment, writ, injunction, decree, award, rule or regulation which materially adversely affects (or in the future, assuming that the Business is conducted as set out it the Feasibility Study, is reasonably likely to materially adversely affect) the Project, the Business, its operations, prospects, properties, assets or condition, financial or otherwise, or its ability to perform its obligations under the Transaction Documents.

     (c) Subsidies. Schedule 3.2(2)(c) sets out a complete list of all Subsidies provided or pledged to CLC in connection with the Project, together with the terms and conditions of each Subsidy in the form of the letters granting such Subsidies. Except as disclosed in Schedule 3.2(2)(c), CLC is not in default of the conditions of any Subsidy.

     (3)  Contracts.

     (a) Material Contracts. Schedule 3.2(3)(a) sets out a complete list of all Contracts except for:

          (i) contracts or agreements which may be terminated by the relevant Las Cruces Company without penalty on not more than 90 days' notice, or

          (ii) contracts or agreements with any Person who is at arm's length to the Las Cruces Companies for the supply of goods or services requiring aggregate payments per annum of less than $50,000.

          (Contracts to which neither of the foregoing exceptions applies are herein referred to as "Material Contracts".)

     (b) No Breach of Contracts. Except as set out in Schedule 3.2(3)(b), the Las Cruces Companies are not in default or breach of any provision of any Material Contract (nor, to the Knowledge of the Seller Parties, are any of the other parties thereto) and all the Material Contracts are in good standing and in full force and effect. Other than as specified in Schedule 3.2(3)(a), there are no amendments thereto, the Las Cruces Companies are entitled to all benefits thereunder and, to the Knowledge of the Seller Parties, except as disclosed in Schedule 3.2(3)(b), there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach of any Material Contract.

     (c) Consent Required Contracts. Schedule 3.2(3)(c) sets out a complete list of the Consent Required Contracts.

     (d) Expenditure Commitments. Schedule 3.2(3)(d) sets out all expenditure commitments (whether operational or capital) to which any of the Las Cruces Companies is bound with respect to any single expenditure or series of related expenditures in an amount equal to or greater than $50,000.

     (e) Related Party Contracts and Transactions. Schedule 3.2(3)(e) sets out all Contracts which were not fully performed on or before December 31, 2004 and transactions which occurred on or after January 1, 2005 between any of the Las Cruces Companies and one or more Members of the Leucadia Group (collectively, the "Related Party Contracts" or "Related Party Transactions", as applicable). No Member of the Leucadia Group is entitled to a Claim of any nature against any of the Las Cruces Companies other than Claims in respect of the Leucadia Loan and Related Party Contracts and Claims disclosed on Schedule 3.2(3)(e) or has assigned to any Person the benefit of a Claim against any of the Las Cruces Companies to which the Member would otherwise be entitled.

     (f) Sales Contracts. There are no sales, marketing, agency or other distribution contracts or arrangements (whether written or otherwise), to which any of the Las Cruces Companies is bound or which provide for the sale or marketing of product of the Project.

     (g) Equipment Leases. The consummation of the transactions contemplated by the Transaction Documents will not entitle any lessor to (i) terminate any Contract under which any of the Las Cruces Companies leases the Mining Equipment, (ii) require any of the Las Cruces Companies to purchase any leased Mining Equipment; or (iii) require the payment of any additional fee, except for any such terminations or required purchases or payments which individually or in the aggregate are not material to the Business.

     (4)  Mining, the Project and the Land.

     (a) Concessions. The Mining Concessions have been duly granted by the relevant Governmental Bodies and have been validly granted to and registered in the name of CLC, are held by it and are in full force and effect. Except as set forth in Schedule 3.2(4)(a), no Person other than CLC has any right, title or interest in, to or under the Mining Concessions and there are no adverse or competing Claims in respect thereof. No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase or reconveyance by CLC of the Mining Concessions. The Mining Concessions, under Spanish law as currently in effect, have the duration specified in Schedule 3.2(4)(a). There are no royalties payable by either the Seller Parties or the Las Cruces Companies in respect of the use or exploitation of the Project, except pursuant to the Rio Tinto Royalty.

     (b) Mining Rights and Licenses. Schedule 3.2(4)(b) sets out: (i) all material rights and licenses held by or on behalf of CLC from any Person; (ii) all material rights and licenses which have been applied for but have not yet been obtained; and (iii) to the Knowledge of the Seller Parties, all other material rights and licenses identified in the Feasibility Study which have not yet been applied for. The Seller Parties have no reason to believe that the rights and licenses disclosed in clauses (ii) and (iii) of the preceding sentence cannot be obtained on terms satisfactory for the development and operation of the Project in accordance with the Feasibility Study; provided, that the Seller Parties do not warrant that such rights and licenses will be obtained or that, if obtained, they will be obtained on terms and conditions satisfactory to CLC. Except as disclosed in Schedule 3.2(4)(b), all such rights and licenses which have been obtained are in full force and effect (except for those rights or licenses specified in Schedule 3.2(4)(b) which expire in accordance with their terms and for which applications for renewals or extensions have been made), and, to the Knowledge of the Seller Parties, no event has occurred that is reasonably likely to result in the revocation or withdrawal of such rights and licenses such as would reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies.

     (c) Compliance with Approvals. The Project complies with and is being developed, and all activities on the Mining Concessions are being carried out, in all material respects, in accordance with all covenants, conditions, restrictions, requirements and reservations in the Governmental Approvals applicable thereto including, in the case of the Project, the Declaration of Environmental Impact and the IPPC Authorization.

     (d) Feasibility Study. Except as disclosed in Schedule 3.2(4)(d), neither of the Seller Parties has received any written notice that any:

          (i) permits, consents or authorizations contemplated by the Feasibility Study will not be obtained on the terms applied for or will be revoked; or

          (ii) Person will oppose or contest the granting of, or seek the revocation of, any permits, consents, authorizations or authorities contemplated by the Feasibility Study.

          To the Knowledge of the Seller Parties, the reserve estimates contained in the Feasibility Study (with the modifications reflected in the technical report dated July 8, 2004 prepared by Pincock, Allen & Holt) were prepared in accordance with National Instrument 43-101, Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

          In addition, no information material to the preparation of the Feasibility Study was withheld from the person preparing it.

          The Seller Parties and the Las Cruces Companies have provided or made available to Inmet all material information, data, geological and geophysical test results, maps and surveys in the possession of the Seller Parties or the Las Cruces Companies requested by Inmet relating to the Project, the Land, and the Business and the exploration and drilling carried out therein by or on behalf of the Seller Parties or the Las Cruces Companies, and the Seller Parties and the Las Cruces Companies have not withheld from Inmet any such material information, data or test results.

     (e) Interim Period Development Plan. Substantially all of the work proposed to be performed under the Interim Period Development Plan is contemplated by the Feasibility Study.

     (f) Compliance with Laws. The Seller Parties have owned, held valid title to or had rights to the Assets and the Governmental Approvals and developed the Project (to its current state of development) in compliance in all material respects with Applicable Law. Neither the Seller Parties nor the Las Cruces Companies has received any written notice of non-compliance, and to the Knowledge of the Seller Parties, there are no facts that could reasonably be expected to give rise to a notice of non-compliance with Applicable Law, except for any such non-compliance that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies.

     (g) The Land. Except as set forth in Schedule 1.1(5), the Las Cruces Companies have good freehold or leasehold title to the Land free and clear of all encumbrances, other than Permitted Encumbrances, and interests in the Land is duly recorded by CLC in the relevant property registry. To the Knowledge of the Seller Parties, the Land and the current and planned (as contemplated in the Feasibility Study) uses of and development on the Land comply or are expected to comply with all applicable planning legislation and building laws and any legislation intended to control or regulate the use of land and any orders, regulations, consents or permissions made or granted under any of the same, except for any such failures to comply that individually or in the aggregate have not had and would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies. The Las Cruces Companies are not in breach of any covenant, restriction, stipulation or other obligation affecting the Land, other than any such breaches that individually or in the aggregate have not had and would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies. Except as disclosed on Schedule 1.1(5), there are no expropriation or similar proceedings, actual or, to the Knowledge of the Seller Parties, threatened, against any of the properties owned or leased by the Las Cruces Companies or any part thereof.

     (h) Assets. The Assets are not subject to any encumbrances, other than Permitted Encumbrances. The assets of the Las Cruces Companies are all of the assets, rights, interests, approvals and licenses and other property used by the Seller Parties or the Las Cruces Companies in the operation of the Business, other than assets used by Third Party contractors.

     (5)  Environmental Matters.

     (a) Hazardous Materials. Except as disclosed in Schedule 3.2(5)(a) or as disclosed in any of the environmental reports set forth in Schedule 3.2(5)(b), to the Knowledge of the Seller Parties, there is no hazard, source of pollution or condition that is having or may reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies or that is or has been in material violation of any Environmental Law and neither the Las Cruces Companies nor, to the Knowledge of the Seller Parties, any other Person under their authority or control has generated, used, treated, stored, released or disposed of, or permitted the generation, use, treatment, storage, release or disposal of Hazardous Materials on or in the Land, the Mining Concessions, the water inlet or discharge infrastructure for the Project, or the natural environment, except in material compliance with the Declaration of Environmental Impact, the IPPC Authorization and applicable Environmental Laws.

     (b) Environmental Reports. Attached as Schedule 3.2(5)(b) is a list of all material reports concerning environmental matters relating to or potentially affecting the Business, the Assets or the Governmental Approvals that are in the possession or control of the Las Cruces Companies or the Seller Parties, and the Seller Parties have provided to Inmet or its advisors true and complete copies of all such reports.

     (c) Reclamation and Other Bonds. Schedule 3.2(5)(c) identifies all bonds and other surety arrangements required by the terms of any Governmental Approval and, to the Knowledge of the Seller Parties, any other bonds or surety arrangements required of the Seller Parties or the Las Cruces Companies in connection with the Project, and further indicates the terms and conditions of any bonds and surety arrangements which have been obtained.

     (d) Environmental Issues. There have not been any investigations, proceedings, charges or convictions for material non-compliance with any Environmental Laws in connection with the Governmental Approvals, the Assets or the Business. There are no proceedings with respect to the Governmental Approvals, the Assets or the Business which allege the material violation of, or material non-compliance with, any Environmental Laws. There is no pending or, to the Knowledge of the Seller Parties, threatened investigation relating to any material non-compliance or alleged material non-compliance with any Environmental Law. Neither the Seller Parties nor the Las Cruces Companies have caused or permitted the discharge of any substance in connection with the Assets or the Business, other than in material compliance with Environmental Laws. There are no orders, directives or requests by a Governmental Body with respect to remedial or corrective actions necessary to ensure compliance with any Applicable Law, including Environmental Laws and Water Rights, nor are any remedial or corrective actions contemplated, required or being currently undertaken by the Las Cruces Companies. The Project and the Assets are free of any Liens imposed pursuant to applicable Environmental Laws, other than bonding requirements set out in Schedule 3.2(5)(c). No written notice or other communication has been received by the Las Cruces Companies from any Governmental Body in respect of the Business or the Assets that remedial or corrective action is or may be required pursuant to any Governmental Approval or Applicable Law.

     (6)  Employment.

     (a) Collective Agreements and Benefit Plans. Except as disclosed in Part I of Schedule 3.2(6), the Las Cruces Companies are not bound by or party to any collective bargaining agreement. Except as disclosed in Part II of Schedule 3.2(6), there has not been, for a period of 12 months prior to the date hereof, nor is there existing, nor, to the Knowledge of the Seller Parties, threatened, any strike, slowdown, picketing or work stoppage with respect to the unionized employees of the Las Cruces Companies. There are no ongoing, pending, or, to the Knowledge of the Seller Parties, threatened proceedings against the Las Cruces Companies alleging any unfair labour practice.

     (b)  Benefit Plans. Except as disclosed in Part III of Schedule 3.2(6),

          (i) each Benefit Plan is and has been established, registered, qualified, administered and invested, in material compliance with Applicable Law and none of the Las Cruces Companies has received any written notice from any Person alleging to the contrary;

          (ii) all liabilities and obligations under the Benefit Plans (whether pursuant to the terms thereof or Applicable Law) as of December 31, 2004 have been fully satisfied or funded or have been fully provided for in the December 31, 2004 Balance Sheet that forms part of the Financial Statements;

          (iii) there have been no amendments, modifications or restatements of any Benefit Plan made, or any improvements in benefits promised, under the Benefit Plans since the December 31, 2004 Balance Sheet that forms part of the Financial Statements;

          (iv) all contributions or premiums required to be paid to or in respect of each Benefit Plan have been paid in a timely fashion in accordance with the terms thereof and Applicable Law, and no Taxes, penalties or fees are owing under any Benefit Plan which have not been provided for in the December 31, 2004 Balance Sheet that forms part of the Financial Statements; and

          (v) there are no stay bonus, supplementary retirement arrangements, golden parachutes, incentive compensation, profit sharing or deferred compensation arrangements, nor any other similar arrangements nor any employment agreements with any executive employee of CLC to which CLC is a party or by which it is bound, nor any employment agreements with any other employee of CLC to which CLC is party or by which it is bound, the terms of which agreements would not be normal and customary for an employee of similar position having regard to common business practices in Spain in and in the mining industry.

     (c) Employment Contracts. MK Netherlands has never had any employees. Part IV of Schedule 3.2(6) lists all employees of CLC as of the date hereof, together with:

          (i) in respect of each Person named therein a brief job description, length of service, term of employment, current compensation (including rate of remuneration, salary, bonus and all other forms of compensation, and including any compensation that is or may become payable as a result of the completion of the Transaction) and severance obligations; and

          (ii) all written employment contracts and any amendments thereto, including in each case a description of the terms of each such contract.

     (d) Trade Unions and Bargaining Agents. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

          (i) holds bargaining rights with respect to any of the employees of CLC by way of certification, interim certification, voluntary recognition, designation, successor rights or otherwise; or

          (ii) has applied to be certified as the bargaining agent of any of the employees of CLC.

     (e) Remuneration. Except as disclosed in Part V of Schedule 3.2(6) and except for remuneration paid to employees in the Ordinary Course of Business and at current rates of remuneration, no payments have been made or authorized since December 31, 2004 by the Las Cruces Companies to officers, Directors, consultants or employees of the Las Cruces Companies.

     (f) No Indebtedness of Non-Arm's Length Individuals. No Director, former Director, officer, shareholder, consultant or employee of any of the Las Cruces Companies or any Person not dealing at arm's length with any such individual is indebted to the Las Cruces Companies.

     (g) Workers' Compensation. Except as disclosed in Part VI of Schedule 3.2(6), CLC is in compliance with all applicable workers' compensation or other similar legislation and has not been subject to any penalty or special assessments and has not been subject to increased assessments based on its experience rating.

     (h) Compliance with Employment Legislation. Except as disclosed in Part VII of Schedule 3.2(6), CLC is in compliance with all applicable employment, human rights, equity and similar legislation and there are no existing (or, to the Knowledge of the Seller Parties, contemplated) complaints, proceedings or orders in respect thereof.

     (i)  Pension and Termination Funding. Except as disclosed in Part VIII of
          Schedule 3.2(6), all liabilities and legal obligations of CLC in respect of pension, retirement and other benefits, contractual termination of employment payments or past service payments to employees and officers of CLC are reflected in the Financial Statements or are fully funded.

     (j) Except as disclosed in Part IX of Schedule 3.2(6), since December 31, 2004, and except as required by Applicable Law or collective bargaining agreements disclosed in Part I of Schedule 3.2(6), no change has been made in terms of employment, including pension commitments, by CLC, which would increase total payroll costs of CLC by more than five (5) percent per annum, and no change has been made in the terms of employment of any person employed by CLC who as of December 31, 2004 was entitled to a salary at an annual rate exceeding $75,000.

     (k) Except as disclosed in Part X of Schedule 3.2(6), the Las Cruces Companies have not made any employment commitments to any Governmental Body in connection with the Project.

     (7) Insurance Policies. Attached hereto as Schedule 3.2(7) is a true and complete list of all insurance policies maintained by the Las Cruces Companies including the insurer, the amount of the coverage, all deductible amounts, the type of insurance, the policy number, any pending claims thereunder, any claims in the three years prior to the date hereof in excess of $100,000, and, in respect of each policy that will terminate or expire prior to or at the Time of Closing (whether or not as a result of the completion of the transactions contemplated hereby) a notation to such effect. All such policies of insurance are in full force and effect and none of the Las Cruces Companies, nor any of the Seller Parties is in default of payment of any premium or other amount under the terms of any such policy. The Las Cruces Companies have all insurance required, in the relevant jurisdictions, by Applicable Law or the terms of any Governmental Approval.

     (8) General.

     (a) Carrying on the Business in the Ordinary Course. Since January 1, 2005, the Las Cruces Companies have carried on the Business in the Ordinary Course of Business in a manner generally consistent with the Feasibility Study (other than entering into the Leucadia Loan, the transactions contemplated by this Agreement and the transactions contemplated by the Merger Agreement).

     (b) Intellectual Property. Set out in Part I of Schedule 3.2(8)(b) is a complete and accurate list of all material trade marks, service marks, trade names, patents, inventions, trade secrets, domain names, copyrights, industrial designs, applications for the registrations thereof and other industrial and intellectual property (collectively "Intellectual Property"), owned or used by the Las Cruces Companies in order to carry on the Business as currently conducted. The Las Cruces Companies have the right to use all such Intellectual Property as required in order to carry on the Business as currently conducted. Except for Intellectual Property that is licensed and identified as such in Part II of Schedule 3.2(8)(b), the Las Cruces Companies are the registered and beneficial owners of such Intellectual Property, with good and valid title thereto. Except as disclosed in Part III of
          Schedule 3.2(8)(b):

          (i) the Las Cruces Companies are not required to pay any royalties, fees or other consideration to any Person with respect to the use by the Las Cruces Companies of such Intellectual Property;

          (ii) all Intellectual Property for which registrations have been obtained or sought is in good standing and has been duly registered or applications to register the same have been duly filed, other than any such failure to be in good standing, registered or filed that individually or in the aggregate have not had and would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies;

          (iii) neither of the Seller Parties has received notice that the conduct of the Business by the Las Cruces Companies infringes upon the Intellectual Property of any other Person; and

          (iv) no Person has been granted any licence or other right to any Intellectual Property used by the Las Cruces Companies.

     (c) Use of Name. Except as disclosed on Schedule 3.2(8)(c), each of the Las Cruces Companies has the right to use its name in the conduct of the Business and as a corporate name. The use of their names does not infringe on the rights of any other Person, and no Person other than the Seller Parties has the right to require any of them to change its name whether for corporate purposes or in connection with the conduct of the Business.

     (d) Powers of Attorney. Schedule 3.2(8)(d) sets out all powers of attorney granted by any of the Las Cruces Companies which remain in effect as of the date hereof.

3.3  Representations and Warranties of Inmet

          In order to induce the Seller Parties to enter into this Agreement Inmet represents and warrants to the Seller Parties (and acknowledges that each of the Seller Parties is relying on these representations and warranties in connection with the execution of this Agreement and the transactions contemplated hereby) that:

     (1) Due Incorporation. Inmet is duly incorporated and organized under the laws of Canada and validly exists thereunder. Inmet is duly qualified to carry on its business and is in good standing, if applicable, in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except where the failure to be so qualified individually or in the aggregate, has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change in respect of Inmet, and has all requisite power and authority to carry on its business and to own, lease and operate its property and assets.

     (2) Due Authorization. Inmet has the necessary corporate power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform its obligations thereunder. The execution and delivery of the Transaction Documents to which it is a party by Inmet and the performance of its obligations thereunder has been duly authorized by all necessary corporate actions on its part. Such execution, delivery and performance by Inmet do not require any consent of, or notification to, any Person, or any action, consent or notification under any Applicable Law which has not already been, or will not by the Time of Closing have been, obtained or made.

     (3) Enforceability. The Transaction Documents to which Inmet is a party have been or will be, as applicable, duly executed and delivered by Inmet and constitute, or will constitute when executed and delivered by Inmet and by the other parties thereto, valid and binding obligations of Inmet enforceable against Inmet in accordance with their respective terms, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other Applicable Law, now or later in effect, affecting the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

     (4) No Bankruptcy. There has not been any petition or application filed by any Member of the Inmet Group or any proceeding commenced which has not been discharged, by Inmet or any of the Material Inmet Subsidiaries or, to the Knowledge of Inmet, by OTML or, to the Knowledge of Inmet, against Inmet, the Material Inmet Subsidiaries, OTML, or with respect to any assets of Inmet, the Material Inmet Subsidiaries or OTML under any Applicable Law relating to bankruptcy, insolvency, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by Inmet or any of the Material Inmet Subsidiaries, or to the Knowledge of Inmet, OTML, for the benefit of creditors.

     (5) No Dissolution. No meeting has been convened or resolution proposed or petition proposed or order made for Inmet or any of the Material Inmet Subsidiaries or, to the Knowledge of Inmet, OTML, to be wound up or dissolved.

     (6) Non-Violation. The execution and delivery by Inmet of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not or will not, as applicable, (i) conflict with, violate, result in a breach of, or constitute a default under any provision of the articles or by-laws of Inmet, (ii) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other Person the right to terminate, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any agreement or instrument to which Inmet is a party or by which its properties or other assets may be bound, or give any Person the right to increase the obligations of Inmet or (iii) violate any Applicable Law, other than, in the cases of clauses (ii) or (iii), any such violations, conflicts, breaches, terminations, modifications, defaults, accelerations or obligations that individually or in the aggregate have not, and would not reasonably be expected to, result in a Material Adverse Change in respect of Inmet.

     (7) Subsidiaries. Each of the Material Inmet Subsidiaries, and, to the Knowledge of Inmet, OTML is duly incorporated, organized and subsisting under the laws of its respective jurisdiction of incorporation, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except where the failure to be so qualified individually or in the aggregate, has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change in respect of Inmet, and has all requisite corporate power and authority to carry on its business, to own, lease and operate its property and assets.

     (8) Capital. The authorized capital of Inmet consists of an unlimited number of common shares, an unlimited number of preference shares and an unlimited number of subordinate voting participating shares, of which 41,723,782 common shares (and no preference shares or subordinate voting participating shares) were issued and outstanding as fully paid and non-assessable on May 2, 2005.

     (9) No Obligations to Issue Securities. Except as disclosed in Schedule 3.3(9), no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any of the unissued shares or other securities of Inmet or any of its subsidiaries or, to the Knowledge of Inmet, OTML, other than stock options, deferred share units, or other rights granted pursuant to employment compensation plans.

     (10) No Material Adverse Change. Except as disclosed in the Inmet Public Record as of the date of this Agreement, there has been no Material Adverse Change in respect of Inmet since January 1, 2005.

     (11) Inmet Consideration Shares.

     (a) All necessary corporate action and other necessary steps and proceedings have been taken or will have been taken at or prior to the Time of Closing by Inmet so as to validly issue the Inmet Consideration Shares to MK Resources at the Time of Closing.

     (b) Provided that neither of the Seller Parties is a Beneficial Owner (within the meaning given to such term in section 1.1(d) of the Inmet Shareholder Rights Plan) of any shares of Inmet, neither of the Seller Parties shall, solely as a result of the Transaction, become an Acquiring Person as defined in section 1.1(a) of the Inmet Shareholder Rights Plan, including, in the case of Leucadia, as a result of the transfer of any Inmet Consideration Shares to Leucadia or one or more Members of the Leucadia Group.

     (c) Upon issue, the Inmet Consideration Shares will be validly issued and outstanding as fully paid and non-assessable shares registered in the name of MK Resources, free and clear of all trading restrictions in Canada (except for the four-month hold period imposed by the operation of Canadian Securities Laws). MK Resources will have good and registrable title to the Inmet Consideration Shares, free of Liens.

     (d) Assuming the truth of the representations set forth in Section 3.1(17), the offer and sale of the Inmet Consideration Shares under this Agreement are exempt from registration under U.S. Securities Laws and exempt from the prospectus and registration requirements under Canadian Securities Laws.

     (12) Inmet Public Disclosure and Regulatory Compliance.

     (a) Inmet is, and for more than four months preceding the date hereof, it has been, a reporting issuer in good standing within the meaning of the Securities Act (Ontario) and the other applicable Canadian Securities Laws and, and Inmet is not, and for more than four months preceding the date hereof, it has not been, in default of any requirement of the Securities Act (Ontario) or the regulations thereunder and the other applicable Canadian Securities Laws. Without limiting the foregoing, Inmet has filed with the Canadian securities regulatory authorities on a timely basis all forms, reports and documents required to be filed by it under Canadian Securities Laws.

     (b) The Inmet Public Record documents filed by Inmet with the Ontario Securities Commission and the other Canadian securities regulatory authorities complied, at the time of their filing, with the requirements of the Securities Act (Ontario) and all other Canadian Securities Laws and all the information and statements contained therein were at the respective times of filing thereof true and correct and contained no misrepresentation (as defined in the Securities Act (Ontario). There is no disclosure required by Canadian Securities Laws with respect to Inmet which has not been made, and no confidential disclosure has been made by or on behalf of Inmet under any Canadian Securities Laws.

     (c) Inmet is in full compliance with all material requirements of the Toronto Stock Exchange applicable to listed companies.

     (d) The consolidated audited financial statements of Inmet contained in its 2004 Annual Report, 2003 Annual Report and 2002 Annual Report, including the notes thereto, were prepared in accordance with Canadian GAAP consistently applied throughout the periods covered thereby and, subject to annual year end adjustments in the case of the unaudited interim financial statements, present fairly in all material respects the financial position of Inmet as at the date thereof and the results of its operations and cash flow for the periods covered thereby.

     (e) No order suspending trading of Inmet securities has been issued or is pending or, to the Knowledge of Inmet, threatened.

     (13) Absence of Undisclosed Liabilities. Inmet has no liabilities or obligations of any nature or kind (whether accrued, absolute, contingent or otherwise), other than (i) those reflected in the Inmet Public Record, and
     (ii) those incurred since December 31, 2004 in the ordinary course of business.

     (14) Tax Matters.

     (a) Inmet has timely filed all Tax Returns required to be filed under all applicable Tax laws, and such Tax Returns are true and complete in all material respects;

     (b) all material Taxes due and payable by Inmet have been timely paid and all material deficiencies asserted or assessments made against Inmet as a result of any examination by any Taxing Authority of Tax Returns filed in previous years have been fully paid or contested in good faith and have been accrued for in accordance with Canadian GAAP;

     (c) Inmet has not given any waiver of any statute of limitations relating to the payment of any Taxes with respect to its business or operations;

     (d) all material Tax liabilities of Inmet in respect of any period ending on or prior to the date hereof and that are not yet due and payable have been accrued in the books and accounts of Inmet or have been paid and such payments are reflected in such books and accounts;

     (e) there are no notices of assessment or reassessment of unpaid Tax liabilities issued by any Tax Authority which have been received by Inmet;

     (f) Inmet is not liable for any Taxes of a Third Party under any contract or agreement, or transferee of such Third Party, or by any Applicable Law (except for value added, sales and similar Taxes that are customarily paid by a customer under a sales or service contract and collected by a seller);

     (g) Inmet has not been advised and is not aware that it is a passive foreign investment company ("PFIC") within the meaning of Section 1297 of the Code;

     (h) Inmet has not been advised and is not aware that it is a controlled foreign corporation ("CFC") with the meaning of Section 957 of the Code; and

     (i) Inmet has withheld from all material payments to Persons with respect to whom it is required by Applicable Law to withhold any amounts, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the relevant Tax Authorities within the time required under Applicable Law. Inmet has collected all material Taxes and other amounts which it is required by Applicable Law to collect and has paid the same to the relevant Tax Authorities within the time required under Applicable Law.

     (15) Mining Rights and Licenses. All material mining rights, concessions and licenses relating to the Material Inmet Mining Properties, and, to the Knowledge of Inmet, those relating to Ok Tedi, are in full force and effect and, to the Knowledge of Inmet, no event has occurred that could reasonably be expected to result in the revocation or withdrawal of such concessions, rights and licenses.

     (16) Compliance with Approvals. Each of the Material Inmet Mining Properties, and, to the Knowledge of Inmet, Ok Tedi, complies with and is being developed, and all activities on the Material Inmet Mining Properties, and, to the Knowledge of Inmet, Ok Tedi, are being carried out, in all material respects in accordance with all covenants, conditions, restrictions, requirements and reservations in the Governmental Approvals applicable thereto. There are no terms, conditions or other requirements of any Governmental Approvals which the relevant Members of the Inmet Group have not been able to fulfill (or are not expected to be able to fulfill) when required to do so, in order to allow lawful operation of the Material Inmet Mining Properties, and, to the Knowledge of Inmet, Ok Tedi.

     (17) Compliance with Laws. The Members of the Inmet Group have owned and developed the Material Inmet Mining Properties, and, to the knowledge of Inmet, Ok Tedi, in compliance in all material respects with Applicable Law. Inmet has not received any notice of non-compliance and, to the Knowledge of Inmet, there are no facts which could reasonably be expected to give rise to a notice of non-compliance, with Applicable Law.

     (18) Environmental Issues. Except as disclosed in Inmet's 2004 Annual Report or its 2004 Annual Information Form (and to the Knowledge of Inmet, in the case of Ok Tedi):

     (a) there have not been any investigations, proceedings, charges or convictions for material non-compliance with any Environmental Laws in connection with the Material Inmet Mining Properties or Ok Tedi;

     (b) there are no proceedings with respect to the Material Inmet Mining Properties or Ok Tedi which allege the material violation of, or material non-compliance with, any Environmental Laws;

     (c) there is no pending or, to the Knowledge of Inmet, threatened investigation relating to any material non-compliance or alleged material non-compliance with any Environmental Law;

     (d) neither Inmet nor any of its subsidiaries has caused or permitted the discharge of any substance in connection with the Material Inmet Mining Properties, other than in material compliance with Environmental Laws;

     (e) there are no orders, directives or requests by a Governmental Body with respect to remedial or corrective actions necessary to ensure compliance with any Applicable Law, including Environmental Laws, nor are any remedial or corrective actions contemplated, required or being currently undertaken by Inmet or its subsidiaries; and

     (f) no written notice or other communication has been received by Inmet or its subsidiaries from any Governmental Body in respect of the Material Inmet Mining Properties or Ok Tedi that remedial or corrective action is or may be required pursuant to any Governmental Approval or Applicable Law.

3.4  Survival of the Representations, Warranties and Covenants

     (1) The representations and warranties set forth in Sections 3.1, 3.2 and
     3.3 shall each, from the Closing Date, survive the transactions herein provided for as follows:

     (a) the representations and warranties set out in Sections 3.1(1) to 3.1(10), 3.2(4)(a), 3.3(1) to 3.3(5), 3.3(8), 3.3(9) and 3.3(11) shall survive indefinitely and shall be of unlimited duration;

     (b) any representations or warranties that prove to be false as a result of any fraudulent misrepresentation made by the Person giving such representation or warranty shall survive indefinitely and shall be of unlimited duration;

     (c) the representations and warranties relating to the Tax liabilities set out in Sections 3.2(1)(g), 3.2(1)(h) and 3.3(14) shall terminate at the expiration of the Tax Reassessment Period;

     (d) the remaining representations and warranties set forth in Sections 3.1, 3.2 and 3.3 shall continue in full force and effect for a period of eighteen months from the Closing Date.

     (2) The covenants of the Seller Parties and Inmet set out in this Agreement shall survive the transactions herein provided for and notwithstanding such completion shall continue in full force and effect in accordance with the terms thereof to the extent necessary to give commercial effect thereto.

                             ARTICLE 4 - CONDITIONS
                             ----------------------

4.1  Conditions for the Benefit of Inmet

     (1) The sale by the Seller Parties and the purchase by Inmet of the Purchased Shares is subject to the following conditions which are for the exclusive benefit of Inmet to be performed or complied with at or prior to the Time of Closing:

     (a) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) preventing the consummation of the transactions contemplated by this Agreement; or

          (ii) preventing the Las Cruces Companies from developing or operating the Project in all material respects as contemplated in the Feasibility Study or otherwise materially impairing the value of the Project;

     (b) all required Governmental Approvals listed on Schedule 4.1(1)(b) shall have been obtained on terms acceptable to Inmet, acting in a commercially reasonable manner, and shall remain in effect, and all required notices to Governmental Bodies listed on Schedule 4.1(1)(b) shall have been made;

     (c)  the Reorganization shall have been completed in accordance with
          Schedule 4.1(1)(c);

     (d) a commitment letter containing all material terms (including representations, warranties, covenants, conditions, events of default, market flex provisions, material adverse change definition and completion test) for fully-underwritten and committed project financing of not less than $255 million and a 66 million Euro bridge facility from third-party lenders, in form reasonably acceptable to Inmet acting in good faith, shall have been executed and delivered by the parties thereto other than Inmet;

     (e) the Shareholders Agreement shall have been executed and delivered by the parties thereto, other than Inmet, substantially on the terms set out in the term sheet attached as Schedule 4.1(1)(e);

     (f) the parties to the Consent Required Contracts listed in Schedule 3.2(3)(c) other than the Las Cruces Companies shall have delivered all necessary consents, approvals or waivers, which consents, approvals and waivers must be in form and substance satisfactory to Inmet acting in a commercially reasonable manner;

     (g) no Material Adverse Change in respect of the Las Cruces Companies, taken as a whole, shall have occurred since December 31, 2004;

     (h) each of the representations and warranties of the Seller Parties in this Agreement (read without any materiality qualifications) shall be true and correct as of the Time of Closing as though made at and as of the Time of Closing (except to the extent such representations and warranties speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change in respect of the Las Cruces Companies;

     (i) The Seller Parties and the Las Cruces Companies shall have performed or complied with, in all material respects, all of the terms, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Time of Closing;

     (j) Inmet shall be furnished with such certificates or other instruments of the Seller Parties and the Las Cruces Companies or of officers of any of such as Inmet or its counsel may reasonably think necessary in order to establish that the conditions in Sections 4.1(h) and 4.1(i) have been satisfied;

     (k) all Directors and officers of each of the Las Cruces Companies specified by Inmet (except any such Directors or officers who are unaffiliated with the Seller Parties other than solely through the Las Cruces Companies) shall have tendered their resignations to be effective 30 days after the Time of Closing or such other date as Inmet may reasonably specify;

     (l) each of the Seller Parties and other Members of the Leucadia Group as set out in Schedule 4.1(1)(l) shall have provided full releases releasing each of the Las Cruces Companies from all claims arising from any cause, matter or thing arising at or prior to the Time of Closing (other than the Leucadia Loan) and terminating all Contracts (other than the Leucadia Loan) with any of the Las Cruces Companies;

     (m) all necessary steps and proceedings shall have been taken to permit the Purchased Shares to be duly and regularly transferred to and registered in the name of Inmet;

     (n) the loans owing by MK Netherlands to MK Resources shall have been assigned on a 70%/30% basis to Inmet and Leucadia, respectively and the debt facilities provided by MK Resources to CLC shall have been terminated;

     (o) the Seller Parties shall have delivered to Inmet a favourable opinion of Leucadia's counsel, as to matters governed by the laws of the United States of America, and opinions of local counsel as to the laws of the Netherlands and Spain, in form and substance acceptable to Inmet, acting reasonably and in good faith; and

     (p) Members of the Leucadia Group, other than the Las Cruces Companies, shall, at their option, either (i) have delivered to the office of Inmet or as directed by it, all original Books and Records, or copies if originals are unavailable and all data, in each case, of the Las Cruces Companies (or of the Seller Parties relating to the Project to the extent the Seller Parties have records or data not also in the possession of the Las Cruces Companies) relating to the Project, in written or electronic form, in their possession or control consisting of, or based on, Confidential Information (other than information generated by the Seller Parties or received by the Seller Parties with respect to evaluations of offers relating to the Project or the Las Cruces Companies) and a senior officer of Leucadia shall have provided to Inmet a certificate to this effect, or (ii) have undertaken in writing and made arrangements satisfactory to Inmet, acting in a commercially reasonable manner, to complete such deliveries no later than thirty (30) days after the Closing Date (provided that Leucadia may retain copies of any Books and Records which have been delivered to Inmet).

     (2) If any term, covenant or condition to be performed, satisfied or complied with by the Seller Parties or the Las Cruces Companies for the benefit of Inmet shall not have been performed, satisfied or complied with in all material respects by the Termination Date, and such failure to perform, satisfy or comply would give rise to the failure of any of the conditions set forth in Section 4.1(1). Inmet may, without limiting any other right that it may have, at its sole option:

     (a) terminate this Agreement by notice to the Seller Parties and, in such event, Inmet shall be released from all obligations hereunder; or

     (b) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of termination in the event of non-performance of any other term, covenant or condition in whole or in part.

     (3) If, because a material term, covenant or condition was not performed, satisfied or complied with in all material respects as a result of a willful breach of this Agreement by, or the gross negligence of, a Seller Party or a Las Cruces Company, (x) Inmet terminates this Agreement pursuant to Section 4.1(2)(a) or this Agreement is terminated pursuant to Section 4.4(1) (in either case as the result of the failure of any of the conditions set forth in Section 4.1(1) where such failure is solely attributable to a willful breach of this Agreement by, or the gross negligence of, a Seller Party or a Las Cruces Company), or (y) the Agreement is terminated pursuant to Section 7.2(2) (it being understood that (a) this Section 4.1(3) shall not apply to any termination pursuant to
     Section 7.2 unless a Seller Party has willfully breached a material provision of Section 7.2, and (b) the exercise of its fiduciary duties by the Board of Directors of MK Resources cannot be a willful breach by or gross negligence of a Seller Party or a Las Cruces Company), the Seller Parties shall pay Inmet the amount, if any, by which (i) the total of any amounts received pursuant to Section 7.2(5) of this Agreement, is less than
     (ii) the sum of (a) $7,000,000 representing liquidated damages and not as a penalty, and (b) up to $3,000,000 for reasonable fees and expenses incurred by Inmet (such fees and expenses to be evidenced by invoices, receipts or other evidence) during the due diligence process and in the negotiation and preparation of the Agreement and any related legal or business documents and not recovered by reason of such termination. Except as provided in
     Section 4.1(4) to the extent such provision applies, any payment under this
     Section 4.1(3) will be the exclusive remedy for, and in full satisfaction of, any and all Claims that Inmet may have against the Seller Parties and, following payment to Inmet, Inmet will have no other action or Claim which it may assert against the Seller Parties.

     (4) If this Agreement is terminated under the circumstances set out in
     Section 4.1(3), and either of the Seller Parties enters into a written agreement with respect to any of the transactions described in Section 7.2(1)(a) with a party other than Inmet within 6 months following the termination of this Agreement which transaction is completed within 1 year from the termination of this Agreement (an "Alternative Transaction"), then Leucadia shall pay Inmet within 30 days following the completion of the Alternative Transaction 100% of the amount of the Excess Value determined pursuant to Section 7.2(5)(b). For that purpose, the expression "Alternative Transaction" will be substituted for the expression "Superior Proposal" in the definition of "Excess Value". For the avoidance of doubt, if payments have been made under Section 7.2(5) and/or 4.1(3) and it is determined that Inmet is entitled to payment under this Section 4.1(4), the amounts previously paid under Section 7.2(5) and/or 4.1(3) (other than fees and expenses paid under Section 4.1(3)) shall be deducted from any payment otherwise due under this Section 4.1(4), and no other payment shall be payable by the Seller Parties under any other provision of this Agreement.

4.2  Conditions for the Benefit of the Seller Parties

     (1) The sale by MK Resources and the purchase by Inmet of the Purchased Shares is subject to the following conditions which are for the exclusive benefit of the Seller Parties to be performed or complied with at or prior to the Time of Closing:

     (a) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) preventing the consummation of the transactions contemplated by this Agreement; or
          (ii) preventing the Las Cruces Companies from developing or operating the Project in all material respects as contemplated in the Feasibility Study or otherwise materially impairing the value of the Project;

     (b) all required Governmental Approvals listed in Schedule 4.1(1)(b) shall have been obtained and all required notices to Governmental Bodies listed in Schedule 4.1(1)(b) shall have been made;

     (c)  the Reorganization shall have been completed in accordance with
          Schedule 4.1(1)(c);

     (d) a commitment letter containing all material terms (including representations, warranties, covenants, conditions, events of default, market flex provisions, material adverse change definition and completion test) for fully-underwritten and committed project financing of not less than $255 million and a 66 million Euro bridge facility from third-party lenders in form reasonably acceptable to Leucadia acting in good faith, shall have been executed and delivered by the parties thereto other than the Seller Parties;

     (e) Inmet shall have purchased 70% of the Leucadia Loan for 64.6% of the face amount or if, prior to Closing, Leucadia forgives $2,700,000 of indebtedness owed to it by MK Netherlands under the Leucadia Loan, Inmet shall have purchased 70% of the Leucadia Loan for 70% of the face amount;

     (f) the Shareholders Agreement shall have been executed and delivered by Inmet substantially on the terms set out in the term sheet attached as
          Schedule 4.1(1)(e);

     (g) the Toronto Stock Exchange shall have approved the listing of the Inmet Consideration Shares, and at the Time of Closing, the Inmet Consideration Shares shall be listed and posted for trading on the Toronto Stock Exchange;

     (h) no Material Adverse Change in respect of Inmet shall have occurred since December 31, 2004;

     (i) each of the representations and warranties of Inmet forth in this Agreement (read without any materiality qualifications) shall be true and correct as of the Time of Closing as though made at and as of the Time of Closing (except to the extent such representations and warranties speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change in respect of Inmet;

     (j) Inmet shall have performed or complied with, in all material respects, all of the terms, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Time of Closing;

     (k) Inmet shall have provided to the Seller Parties such certificates, affidavits or statutory declarations of Inmet or of officers of Inmet as the Seller Parties or their counsel may reasonably think necessary in order to establish that the conditions in Sections 4.2(1)(i) and 4.2(1)(j) have been satisfied;

     (l) all necessary steps and proceedings shall have been taken to permit the Inmet Consideration Shares to be duly issued to and registered in the name of MK Resources; and

     (m) Inmet shall have delivered to the Seller Parties a favourable opinion of counsel to Inmet as to matters governed by the laws of Canada (including, without limitation, as to the free tradability of the Inmet Consideration Shares after the four-month hold period) and in form and substance acceptable to the Seller Parties, acting reasonably and in good faith;

     (2) If any term, covenant or condition to be performed, satisfied or complied with by Inmet for the benefit of the Seller Parties shall not have been performed or complied with in all material respects by the Termination Date, and such failure to perform, satisfy or comply would give rise to the failure of any of the conditions set forth in Section 4.1(1), the Seller Parties may, without limiting any other right that they may have, at their sole option, either:

     (a) terminate this Agreement by notice to Inmet and, in such event, each of the Seller Parties shall be released from all obligations hereunder; or

     (b) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of their rights of termination in the event of non-performance of any other term, covenant or condition in whole or in part.

     (3) If, because a material term, covenant or condition was not performed, satisfied or complied with in all material respects as a result of a willful breach of this Agreement by, or the gross negligence of, Inmet, the Seller Parties terminate this Agreement pursuant to Section 4.2(2)(a) or the Agreement is terminated pursuant to Section 4.4(1) (in either case as a result of the failure of one of the conditions set out in Section 4.2(1) where such failure is solely attributable to a willful breach of this Agreement by, or the gross negligence of, Inmet), Inmet shall pay the Seller Parties (as directed by them) the sum of (a) $7,000,000 representing liquidated damages and not as a penalty, and (b) up to $3,000,000 for reasonable fees and expenses incurred by the Seller Parties (such fees and expenses to be evidenced by invoices, receipts or other evidence) during the due diligence process and in the negotiation and preparation of this Agreement and any related legal or business documents and not recovered by reason of such termination. Any payment under this
     Section 4.2(3) will be the exclusive remedy for, and in full satisfaction of, any and all Claims that the Seller Parties may have against Inmet and, following payment to the Seller Parties, the Seller Parties will have no other action or Claim which they may assert against Inmet. For the avoidance of doubt, if payments have been made under Section 4.4(2) and it is determined that the Seller Parties are entitled to payment under this
     Section 4.2(3), the amounts previously paid under Section 4.4(2) shall be deducted from any payment otherwise due under this Section 4.2(3), and no other payment shall be payable by Inmet under any other provision of this Agreement.

4.3  Procedure for Satisfaction of the Conditions

     (1) Subject to Section 7.2, each of the Parties undertakes to use all commercially reasonable endeavours to ensure the satisfaction of the conditions set out in Sections 4.1 and 4.2 over which it has control as promptly as possible. If any Party becomes aware of a Contract not listed in Schedule 3.2(3)(c) that meets the definition of a Consent Required Contract, such Party shall promptly notify the other Parties of such Contract, and such Contract shall be deemed a Consent Required Contract for purposes the condition set forth in Section 4.1(1)(f).

     (2) Subject to Section 7.2, the Parties shall co-operate one with the other to obtain the satisfaction of the conditions in Sections 4.1(1)(b) and 4.2(1)(b) and, in connection therewith, each Party Group shall:

     (a) not communicate or meet with any Governmental Body in connection with obtaining the satisfaction of such condition without first consulting with and obtaining the agreement of the other Party Group regarding the contents of such communication or the questions to be asked or information conveyed at such meeting and give the other Party Group the opportunity to join in such communication or participate in such meeting;

     (b) deliver to the other Party Group copies of relevant communications from such Governmental Body in a timely fashion; and

     (c) submit to the other Party Group for comment and prior written consent by the other Party Group drafts of any submissions to be made to and agreements to be entered into with such Governmental Body.

4.4  Termination; Effect of Termination

     (1) If the Closing Date does not occur on or before the Termination Date this Agreement shall automatically terminate at 11:59 p.m. (Eastern Standard Time) on the Termination Date.

     (2) If Inmet enters into, or agrees to enter into any amalgamation, merger, plan of arrangement, or other business combination or similar transaction which would reasonably be expected to result in a Material Adverse Change in respect of Inmet, the Seller Parties may, without limiting any other right that they may have, at their sole option, terminate this Agreement by notice to Inmet and, in such event, (a) each of the Seller Parties shall be released from all obligations hereunder and (b) Inmet shall be liable to the Seller Parties for reasonable fees and expenses incurred by them during the due diligence process and in the negotiation and preparation of this Agreement and any related legal or business documents up to a maximum of $3,000,000 (such fees and expenses to be evidenced by invoices, receipts and other evidence).

     (3) In the event of the termination of this Agreement as provided under this Section 4.4, Sections 4.1(2)(a) or 4.2(2)(a) or Section 7.2(2), this Agreement shall forthwith become null and void, except for Sections 4.1(3), 4.1(4), 4.2(3), 7.1 (other than 7.1(1)), 7.2 and 7.7 of this Agreement, which shall survive after the termination.

                              ARTICLE 5 - COVENANTS
                              ---------------------

5.1  Conduct of Business During the Interim Period

     (1) The Parties shall establish a management committee (the "Management Committee") consisting of two (2) members appointed by the Seller Parties and two (2) members appointed by Inmet. Each of the Seller Parties and Inmet may appoint one or more alternates to act in the absence of a regular member of the Management Committee appointed by it. Any alternate so acting shall be deemed a member. The Seller Parties and Inmet shall make or change appointments to the Management Committee by notice to the other members. The Seller Parties shall designate one member they appoint to serve as the Chair of the Management Committee.

     (2) During the Interim Period, the Management Committee shall determine:

     (a) the manner in which CLC implements the Interim Period Development Plan; and

     (b) the procedures, methods and actions of CLC with respect to the Business.

     (3) All actions by the Management Committee shall be consistent with the Interim Period Development Plan; provided, however, that the Seller Parties and Inmet by mutual consent shall have the right, from time to time during the Interim Period, to revise the Interim Period Development Plan.

     (4) The Management Committee shall hold regular meetings at such time and places agreed to by the members. The Chair shall give two (2) days notice to the members of such meetings, which may be waived. In case of an emergency or other situation requiring prompt action, the Chair may call a special meeting on reasonable notice. Members may attend meetings in person or by telephone.

     (5) All decisions by the Management Committee shall require a unanimous vote of the members in attendance at a regular or special meeting at which there is a quorum. A quorum of the Management Committee shall exist if at least one member appointed by the Seller Parties and one member appointed by Inmet are present at the meeting in person or by telephone.

     (6) During the Interim Period, subject to the availability of funds, the Seller Parties will take commercially reasonable, good faith actions to cause CLC to:

     (a)  carry on the Business as directed by the Management Committee;

     (b) implement all directives of the Management Committee with respect to the implementation of the Interim Period Development Plan;

     (c) permit members of the Management Committee to be present at the Project, to participate in management discussions regarding the Project with senior management of CLC, including discussions relating to continuing the development of the Project, conducting drilling work, capital spending and development;

     (d) use reasonable commercial efforts to preserve its business organization, including the services of its officers and employees and their business relationships with suppliers and others having business dealings with them; and

     (e) permit the Management Committee to become fully and effectively involved in all work relating to the development of the Project in accordance with the Interim Period Development Plan and the Feasibility Study.

     (f) operate the Business and continue to develop the Project, in accordance with the Interim Period Development Plan;

     (g) bring all matters relating to the Business or the Project with a value or cost of at least $50,000 before the Management Committee;

     (h) do all acts and things necessary in order to ensure that the Mining Concessions remain in good standing, including making any required expenditures and conducting any necessary work;

     (i) do all acts and things necessary in order to ensure that CLC remains eligible to receive the Subsidies;

     (j) maintain all its assets, whether owned or leased, in their current condition, subject to normal course wear and tear, and maintain insurance upon all of its assets comparable in amount, scope and coverage to that in effect on the date of this Agreement; and

     (k) maintain their books, records and accounts in the Ordinary Course of Business.

     (7) During the Interim Period, the Seller Parties shall use their commercially reasonable, good faith efforts to ensure that the following acts or matters, to the extent that they are in the control of the Seller Parties, will not occur in relation to the Business or the Project or the Las Cruces Companies without the prior written consent of Inmet:

     (a) any development of any material aspect of the Project except as disclosed to and approved by the Management Committee;

     (b) any disposal, lease, or license of any material asset otherwise than in the Ordinary Course of the Business;

     (c) any change in the share or loan capital of any of the Las Cruces Companies, except as contemplated by this Agreement or the Shareholder Loan Agreements;

     (d) any declaration, authorization, making or payment of a dividend in cash, in specie or in kind by, or any reduction in paid-up capital of, the Las Cruces Companies;

     (e) any creation, allotment or issue of, or any grant of any option or other right to subscribe or purchase, or any redemption, purchase or repurchase of any share of any of the Las Cruces Companies or securities convertible into or exchangeable for such shares;

     (f) the incurrence of any liabilities to the Seller Parties, other than borrowings from time to time under the Credit Agreements as in effect on the date of this Agreement and intercompany borrowings;

     (g) the payment of any management charge or fee to any Member of the Leucadia Group by the Las Cruces Companies;

     (h) any creation or grant of a Lien (other than a Permitted Encumbrance) on, over or affecting any of the outstanding securities of any of the Las Cruces Companies, or on the whole or any substantial part of the assets of any of the Las Cruces Companies, except as contemplated by this Agreement or the Shareholder Loan Agreements;

     (i) the making of any loan or granting of credit by any of the Las Cruces Companies to any Person, except for intercompany loans to MK Resources or any of the Las Cruces Companies;

     (j) any amendment to the constitutional documents of any of the Las Cruces Companies;

     (k) any change to the accounting policies or practices of any of the Las Cruces Companies, except where required by U.S. GAAP, Spanish GAAP or by Applicable Law;

     (l) the acquisition, whether by merger, consolidation, formation or otherwise, of any body corporate or business, of all or substantially all of the assets of any body corporate or business, or the entering into of any partnership or joint venture arrangement;

     (m) the expenditure of funds or the making of any expenditure commitment pursuant to any binding agreement to make any single expenditure or series of related expenditures (in each case, whether operational or capital), except as required by or consistent with the Interim Period Development Plan or as approved by the Management Committee;

     (n) any modification, amendment, cancellation or termination of any Material Contract other than a termination arising out of the expiration of its term;

     (o) the failure to renew on expiry or to pay any premium due in respect of its insurance and/or the modification of any insurance policy held by the Las Cruces Companies in any material respect and/or the allowance of any such insurance to lapse or the doing of anything which would render such insurance void or voidable;

     (p) the granting of any guarantees or indemnities by any of the Las Cruces Companies;

     (q)  the appointment of any new Director of any of the Las Cruces
          Companies;

     (r) except in the Ordinary Course of Business, engaging any new employees or dismissing or making any variation to the terms and conditions of employment with any existing employees, including increasing or agreeing to increase the remuneration, pension contributions, bonuses, commission or benefits or providing or agreeing to provide any gratuitous benefit or payment to any such person or their dependants other than previously scheduled salary increases made in the Ordinary Course of Business or as required by any collective agreements;

     (s) incurring material liabilities not contemplated by the Interim Period Development Plan, unless such action has been approved by the Management Committee;

     (t) undertaking any activities in connection with the marketing of the future production of products; and

     (u) settling any litigation to which any of the Las Cruces Companies is a party.

     (8) Notwithstanding the other provisions of this Section 5.1, in the event of a disagreement among the members of the Management Committee, management of the Las Cruces Companies, after giving reasonable consideration to the position of Inmet, may take such actions to operate the Business and develop the Project during the Interim Period as they reasonably believe in good faith to be in accordance with the Interim Period Development Plan or required by Applicable Law.

     (9) Notwithstanding anything to the contrary in this Agreement, Inmet agrees that neither any action taken by any of the Seller Parties or the Las Cruces Companies, nor the conduct of the Business by any of the Seller Parties or the Las Cruces Companies, in each case, in accordance with the Interim Period Development Plan or any directive of (or other approval by) the Management Committee, or with the approval of the Management Committee, and no state of facts, effect, change or occurrence that is the consequence of such action or conduct, shall constitute a breach of, or failure to perform, satisfy or comply with, any representation, warranty, term, covenant or condition by the Seller Parties under this Agreement, provided in each case that the Seller Parties have submitted the matter to the Management Committee if required by this Section 5.1.

5.2  MK Resources Stockholder Meeting

          MK Resources agrees to hold a stockholder meeting to approve the Reorganization as soon as possible.

5.3  Covenants of Inmet

          Inmet agrees that, during the period from the date of this Agreement until the Time of Closing, except as expressly contemplated or permitted by this Agreement or as required by Applicable Law, or unless the Seller Parties otherwise agree in writing, Inmet shall, and shall cause each of the Material Inmet Subsidiaries to, conduct its business operations and affairs in a manner consistent with the objective of maximizing economic returns while giving the highest regard to occupational health and safety, responsible environmental practice and local community and stakeholder concerns and in compliance in all material respects with all Applicable Laws, and shall use its commercially reasonable efforts to preserve intact their material business organizations and material relationships with Third Parties and shall not (subject to the exercise by the directors of Inmet of their fiduciary duties) take any actions that would adversely affect its ability to complete the Transaction or that would result in a Material Adverse Change in respect of Inmet.

5.4  Costs of Consents, Etc.

           Inmet, on the one hand, and the Seller Parties, on the other hand, shall pay 70% and 30%, respectively, of all fees, costs or expenses charged or applicable in connection with obtaining the consents required to assign the Consent Required Contracts and the Governmental Approvals required in connection with the Transaction, and shall share equally the fees, costs and expenses of obtaining consent required to assign the Rio Tinto Royalty and the Ibex Agreement. (For greater certainty, Inmet shall not be responsible for any costs associated with the Reorganization.)

5.5  Regulatory Approvals

          Each of the Seller Parties will, and will cause the Las Cruces Companies to:

     (1) Make or cause to be made all such filings under Applicable Law as may be required to consummate the Transaction in accordance with this Agreement.

     (2) Use all reasonable efforts to obtain or make, or cause to be obtained or made, all authorizations, approvals, consents and waivers from, and notifications to, all persons required under Applicable Law in order to consummate the Transaction in accordance with the terms of this Agreement.

5.6  Compliance Verification and Continued Access

     (1) During the Interim Period, the Seller Parties shall cause the Las Cruces Companies to permit Inmet, through its agents and representatives, to have full access to the management and employees of the Las Cruces Companies, the Assets and liabilities of the Las Cruces Companies and their Books and Records, including geological block models, mine plans and capital expenditure project documents, for the purposes of, among other things, (i) verifying the compliance of the Seller Parties with their respective representations, warranties and covenants hereunder, (ii) exercising Inmet's rights hereunder, and (iii) studying and making plans for the development of the Project. The Seller Parties shall cause the Las Cruces Companies to make available any and all documents and records of the Las Cruces Companies (or other relevant Members of the Leucadia Group to the extent they have documents relevant to the Las Cruces Companies and the representations, warranties and covenants of the Seller Parties) to Inmet and its agents and representatives. Such investigations and inspections shall not, however, affect or mitigate the representations and warranties of the Seller Parties hereunder, which shall continue in full force and effect. Inmet agrees that all such access, investigations and inspection shall be arranged exclusively through the Seller Parties, and not the Las Cruces Companies, and Inmet shall endeavour to ensure that all such access, investigations and inspections will be conducted in a commercially reasonable manner, minimizing any disruption of the operation of the Business or the ongoing development of the Project.

5.7  Related Party Contracts

           The Seller Parties shall terminate, or procure the termination by other Members of the Leucadia Group (as applicable), of any Related Party Contracts specified by Inmet other than the Leucadia Loan, with the result that all such contracts are terminated on or prior to the Closing Date. Any such termination shall be without penalty, cost, liability or further obligation to the Las Cruces Companies or Inmet.

5.8  Name Change and Use of Trade Marks

          The Seller Parties shall not object to the continued use after the Time of Closing of the name "MK Gold" by MK Netherlands; provided that as soon as reasonably practical after the Closing Date, Inmet and MK Resources shall cause MK Netherlands to change its name to a name not including "MK" or "MK Gold" in any form and MK Netherlands shall not thereafter use any stationery, invoices, business cards, advertising or other written materials containing any such name.

5.9  Ibex

          Prior to the Time of Closing, the Parties shall use their commercially reasonable efforts to cause the Ibex Agreement to be assigned to CLC and extended on terms reasonably acceptable to Inmet and the Seller Parties. If consent to the assignment cannot be obtained prior to the Time of Closing, MK Resources shall hold the agreement in trust for CLC and shall take any and all action with respect thereto as Inmet may reasonably direct.

5.10 Rio Tinto Royalty

          Prior to the Time of Closing, the Parties shall use their commercially reasonable efforts to cause the obligation to pay the Rio Tinto Royalty to be assigned by MK Resources to MK Netherlands or CLC or, if that is not possible, shall make such arrangements as are acceptable to the Parties acting reasonably.

5.11 Continued Securities Compliance

          Inmet will use its commercially reasonable efforts to maintain its status as a reporting issuer in good standing and not in default within the meaning of the Securities Act (Ontario) and other applicable Canadian Securities Laws, and to maintain the listing of the Inmet common shares on the Toronto Stock Exchange, until Leucadia ceases to own, directly or indirectly, at least 5% of the Inmet common shares. (Nothing in this Section shall prohibit Inmet from entering into a merger, reorganization, or other transaction which has been approved by the Inmet Board in the exercise of its fiduciary duties.)

5.12 Tax Status

          For as long as Leucadia or an Affiliate is a shareholder of Inmet, if Inmet becomes aware that it is a PFIC or CFC, Inmet shall promptly notify Leucadia. Inmet shall provide all information reasonably requested by Leucadia from time to time in order to determine whether Inmet is a PFIC or a CFC.

5.13 Supplementation and Amendment of Schedules

          The Seller Parties may, not less than five (5) days prior to the Closing Date, by written notice to Inmet, supplement and amend the Schedules with respect to any matter arising after the date of this Agreement that would be required to be disclosed under Section 3.1 and 3.2 if in existence on the date hereof. It is agreed that the Schedules, as supplemented and amended, shall be deemed to amend this Agreement for all purposes hereunder; provided, however, that the furnishing of such supplemental or amended information shall not be deemed to amend this Agreement for purposes of determining the satisfaction of the conditions set forth in Article 4, except to the extent such supplemental or amended information reflects actions taken by any Seller Party or Las Cruces Company consistent with, or pursuant to, the Interim Period Development Plan, a directive of (or other approval by) the Management Committee or this Agreement (including any state of facts, effect, change or occurrence that is the consequence of such actions).

                           ARTICLE 6 - INDEMNIFICATION
                           ---------------------------

6.1  Seller Parties' Indemnities

          Subject to the limitations set out in Sections 6.4 and 6.5, each of the Seller Parties shall jointly and severally indemnify and save harmless Inmet from and against all Losses directly or indirectly suffered by it resulting from any breach of any covenant of the Seller Parties or the Las Cruces Companies contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Sections 3.1 or 3.2 at any time that such covenant, representation or warranty, as the case may be, is in effect hereunder provided that the claim for indemnification is asserted by written notice during such period.

6.2  Indemnity of Inmet

          Subject to the limitations set out in Sections 6.4 and 6.6, Inmet shall indemnify and save harmless the Seller Parties from and against all Losses directly or indirectly suffered by either of them resulting from any breach of any covenant of Inmet contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.3 at any time that such covenant, representation or warranty, as the case may be, is in effect hereunder, provided that the claim for indemnification is asserted by written notice during such period.

6.3  Commissions

           The Seller Parties shall indemnify and save harmless Inmet from and against any Claims whatsoever for any commission or other remuneration payable or alleged to be payable to any Person in respect of the sale and purchase of the Purchased Shares where such Person purports to act or has acted for either of the Seller Parties in connection with the sale of the Purchased Shares. Inmet shall indemnify and save harmless the Seller Parties from and against any Claims whatsoever for any commission or other remuneration payable or alleged to be payable to any Person in respect of the sale and purchase of the Purchased Shares, where such Person purports to act or has acted for Inmet in connection with the sale of the Purchased Shares.

6.4  Exclusive Remedies

          Following the Closing, the rights of indemnification set out in this
Article 6 shall be the sole and exclusive remedies of the Parties under or in connection with this Agreement and shall be exclusive of all other remedies to which such parties would otherwise be entitled at law or in equity. (For greater certainty, only the remedies set out in Article 4 and Article 7 will be available, to the extent they apply, if the Closing does not occur.)

6.5  Limitation of Liability of the Seller Parties

     (1) Neither of the Seller Parties shall have any liability in respect of any Claim made by Inmet arising out of any breach of any covenant of the Seller Parties contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Sections
     3.1 or 3.2 or any Claim for indemnification hereunder unless and until the liability of the Seller Parties in respect of that Claim, when aggregated with the liability of the Seller Parties in respect of all other such Claims exceeds $2,000,000, in which event the Seller Parties shall be liable for the full amount of such Claims.

     (2) The aggregate liability of the Seller Parties in respect of all Claims under this Agreement shall not in any circumstances exceed $70,000,000.

6.6  Limitation of Liability of Inmet

     (1) Inmet shall not have any liability in respect of any Claim made by the Seller Parties arising out of any breach of any covenant of Inmet contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.3 or any Claim for indemnification hereunder unless and until the liability of Inmet in respect of that Claim, when aggregated with the liability of Inmet in respect of all other such Claims, exceeds $2,000,000, in which event Inmet shall be liable for the full amount of such Claims.

     (2) The aggregate liability of Inmet in respect of all Claims under this Agreement shall not in any circumstances exceed $70,000,000.

6.7  Notice of and Defence of Third Party Claims

     (1) If an Indemnified Party receives written notice of the commencement or assertion of any Third Party Claim in respect of which the Indemnified Party believes the Indemnifying Party has liability under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty (30) days after receipt of the initial notice of such Third Party Claim, unless a shorter procedural period applies in respect of such Third Party Claim, in which case notice shall be given before the expiry of one half of such period. To the extent reasonable and practical given the information readily available to the Indemnified Party, such notice to the Indemnifying Party shall describe the Third Party Claim in reasonable detail and shall indicate (without prejudice to the Indemnified Party's rights) the estimated amount of the Loss that has been or may be sustained by the Indemnified Party in respect thereof, provided that the failure to give such notice within such time period shall not reduce the Indemnified Party's rights hereunder, except to the extent of any actual prejudice suffered as a result of such failure.

     (2) The Indemnifying Party shall have the right, by giving notice to that effect to the Indemnified Party not later than thirty (30) days after receipt of such notice of such Third Party Claim and subject to the rights of any insurer or other Third Party having potential liability therefor, to elect to assume the defence of any Third Party Claim at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel, provided that the Indemnifying Party shall not be entitled to assume the defence of any Third Party Claim: (i) alleging any criminal or quasi-criminal wrongdoing (including fraud), (ii) which impugns the reputation of the Indemnified Party or (iii) where the Third Party making the Third Party Claim is a Governmental Body.

     (3) Prior to settling or compromising any Third Party Claim in respect of which the Indemnifying Party has the right to assume the defence, the Indemnifying Party shall obtain the consent of the Indemnified Party regarding such settlement or compromise, which consent shall not be unreasonably withheld or delayed by the Indemnified Party. In addition, the Indemnified Party shall be entitled to participate in (but not control) the defence of any Third Party Claim (and in so doing may retain its own counsel) at the cost and expense of the Indemnified Party. If the Indemnified Party does not consent to a settlement or compromise in respect of a Third Party Claim proposed by the Indemnifying Party, and the Losses in respect of such Third Party Claim, as determined by a final, non-appealable order or judgment, exceed the amount of Losses under the proposed settlement or compromise (the "Settlement Amount"), then the indemnification to which the Indemnified Party is entitled under this
     Article 6 in respect of such Third Party Claim shall equal the Settlement Amount.

     (4) With respect to any Third Party Claim in respect of which the Indemnified Party has given notice to the Indemnifying Party pursuant to this Section 6.7 and in respect of which the Indemnifying Party is not entitled to assume the defence or has not elected to do so, the Indemnifying Party may participate in (but not control) such defence assisted by counsel of its own choosing at the Indemnifying Party's sole cost and expense and, prior to settling or compromising any such Third Party Claim, the Indemnified Party shall obtain the consent of the Indemnifying Party regarding such settlement or compromise, which consent shall not be unreasonably withheld or delayed by the Indemnifying Party.

     (5) At their own cost and expense, the Indemnifying Party and Indemnified Parties shall use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim:

     (a) those employees whose assistance, testimony or presence is necessary to assist such Party in evaluating and in defending any Third Party Claim; and

     (b) all documents, records and other materials in the possession of such Party reasonably required by such Party for its use in defending any Third Party Claim,

     and shall otherwise co-operate with the Party defending such Third Party Claim.

     (6) If the Indemnifying Party elects to assume the defence of any Third Party Claim as provided in Section 6.7(2) and fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Party that the Indemnified Party bona fide believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall be liable for all reasonable costs and expenses paid or incurred in connection therewith; provided, that prior to settling or compromising any such Third Party Claim, the Indemnified Party shall have obtained the consent of the Indemnifying Party regarding such settlement or compromise, which consent shall not be unreasonably withheld or delayed by the Indemnifying Party.

     (7) Upon making a full Loss Payment, the Indemnifying Party shall, subject to the rights of any insurers and to the extent of such Loss Payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the Loss Payment relates.

     (8) Any Person providing indemnification pursuant to the provisions of this
     Article 6 is referred to herein as an "Indemnifying Party", and any Person entitled to be indemnified pursuant to the provisions of this Article 6 is referred to herein as an "Indemnified Party".

6.8  Calculation of Damages

           The Losses suffered by any Party hereto shall be calculated after giving effect to the receipt by the Indemnified Party of any recoveries from third parties, including insurance recoveries (it being understood and agreed that the Indemnified Parties shall not be required to seek insurance recoveries in respect of Losses to be indemnified hereunder), and shall take into account any Tax effects. In the event any insurance proceeds are actually realized by an Indemnified Party subsequent to the receipt by such Indemnified Party of a Loss Payment hereunder in respect of the Claims to which such insurance proceeds relate, appropriate refunds shall be made promptly to the Indemnifying Party regarding the amount of such Loss Payment.

6.9  Mitigation

          The Seller Parties and Inmet shall cooperate with each other with respect to resolving any Claim or Loss with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such Claim or Loss.

6.10 No Duplication

          Notwithstanding anything in this Agreement, any amounts payable pursuant to the indemnification obligations under this Article 6 shall be paid without duplication, and in no event shall any Party be indemnified under different provisions of this Agreement for the same Losses.

6.11 Tax Treatment of Indemnity Payments

          The Seller Parties and Inmet agree to treat any indemnity payment made pursuant to this Article 6 as an adjustment to the purchase price for all income tax purposes.

                               ARTICLE 7 - GENERAL
                               -------------------

7.1  Public Announcements and Confidential Information

     (1) No public announcement or press release concerning the sale and purchase of the Purchased Shares shall be made by any of the Seller Parties or Inmet except as may be required by Applicable Law or the rules of any stock exchange on which their respective shares are listed. Each Party Group will advise and consult with the other prior to any such required announcement or disclosure.

     (2) Each Party Group will keep all confidential information confidential and will not, without the prior written consent of the other Party Group, disclose in any manner, in whole or in part, or use, directly or indirectly, any confidential information for any purpose except in connection with the transactions contemplated by this Agreement.

     (3) Each of the Seller Parties agrees to use its best efforts: (i) to cause all Persons (other than Members of the Inmet Group or the banks in connection with the Syndicated Loan) who have entered into confidentiality agreements with any of the Seller Parties relating to a possible sale, re-financing or other similar transaction relating the Project, to destroy, and to certify the destruction of, all confidential information provided to such Persons under such confidentiality agreements, and (ii) to enforce at all times, at the request and cost of Inmet, all rights under such confidentiality agreements. Moreover, at the request of Inmet, the Seller Parties shall advise Inmet of their efforts made pursuant to this Section.

     (4) The Seller Parties and Inmet may disclose confidential information if required by Applicable Law or requested by legal process or regulatory authority to do so. If any of the Seller Parties or Inmet is required by Applicable Law or requested by legal process or regulatory authority to disclose any confidential information, such Party will give prompt notice to the other Parties of that fact so that they may seek a protective order or other remedy or waive compliance with this Agreement and, further, such Party will co-operate in any efforts to obtain a protective order or other remedy at the expense of the Party or Parties such protective order or remedy. If a protective order or other remedy is not obtained or compliance with this Agreement is waived, such Party will disclose only that portion of the confidential information which is required or requested.

     (5) Each of the Seller Parties and Inmet acknowledges that the other Party Group may not have an adequate remedy at law for damages and would be irreparably harmed if the covenants contained in this Section 7.1 are not performed. Accordingly, the Parties agree that, in addition to any other remedies they may have in law or equity, the other Party Group is entitled to injunctive relief to prevent breaches of, and to specifically enforce, this Section 7.1.

7.2  Transaction Protections

     (1) Non-Solicitation. During the period commencing on the date hereof and continuing until either the Closing Date or the date this Agreement is terminated in accordance with its terms, each Seller Party agrees that it will not, and will not authorize or permit any of its directors, officers or representatives to, and will cause the Las Cruces Companies and their directors, officers and representatives not to, directly or indirectly:

     (a) solicit, initiate, knowingly encourage, engage in or respond to (other than to decline) any inquiries or proposals regarding any merger, amalgamation, share exchange, business combination, take-over bid, sale or other disposition of the assets of MK Resources or the Las Cruces Companies, any recapitalization, reorganization, liquidation, material sale or issue of treasury securities of MK Resources or the Las Cruces Companies or rights or interests therein or thereto or rights or options to acquire any material number of treasury securities or any type of similar transaction which would or could, in any case, constitute a transfer to any third party of any material Asset (other than in accordance with the Feasibility Study, the Interim Period Development Plan or a directive of the Management Committee) or any of the capital stock of MK Resources or a Las Cruces Company (each an "Acquisition Proposal"), other than pursuant to the Transaction;

     (b) knowingly encourage or participate in any discussions or negotiations regarding any Acquisition Proposal;

     (c)  agree to, approve or recommend an Acquisition Proposal; or

     (d)  enter into any agreement related to an Acquisition Proposal;

     provided, however, that subject as hereinafter provided, nothing shall prevent MK Resources or its directors, officers or representatives from furnishing non-public information to, or entering into a confidentiality agreement and/or discussions and/or negotiations with, any person in response to a bona fide unsolicited Acquisition Proposal that is submitted by such person after the date hereof which is not withdrawn if:

     (e) MK Resources promptly provides Inmet and Leucadia with written notice of any such Acquisition Proposal or any request for non-public information relating to MK Resources or the Las Cruces Companies and a description of the material terms and conditions of any such proposal and the identity of the person making such proposal or request for non-public information and thereafter continues to promptly advise Inmet and Leucadia of all material developments relating to such Acquisition Proposal;

     (f) the Board of Directors of MK Resources concludes in good faith, after consultation with counsel, that such action is required in order for them to comply with their fiduciary obligations under Applicable Law; and

     (g) prior to furnishing such non-public information to, entering into a confidentiality agreement with, or entering into discussions and/or negotiations with, such person, MK Resources gives written notice to Inmet and Leucadia of its intention to do so.

     (2) Superior Proposals. The Board of Directors of MK Resources may approve, or recommend that the stockholders of MK Resources approve, an Acquisition Proposal received by them prior to the date of the stockholders meeting to obtain the requisite stockholder approval for the Reorganization if prior to such approval or recommendation:

     (a) it has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) and has notified Inmet and Leucadia of that fact and of its intention to approve or recommend the approval of the Acquisition Proposal (the date of such notification being the "Notification Date");

     (b) Inmet and Leucadia have been provided with a copy of the document containing such Superior Proposal;

     (c) Leucadia and Inmet have not exercised their respective rights to counter such Acquisition Proposal, as provided in Section 7.2(3), or if such rights to counter have been exercised, they have not resulted in approval of the Leucadia Counter-Proposal or the Inmet Counter-Proposal; and

     (d) MK Resources has notified Inmet and Leucadia in writing that it is terminating this Agreement, in which case this Agreement shall be terminated except as otherwise provided herein.

As used in this Section 7.2, "Superior Proposal" means a bona fide unsolicited Acquisition Proposal in respect of a direct or indirect interest in not less than 70% of MK Resources or the Las Cruces Companies received after the date hereof in circumstances which do not constitute a breach of this Agreement: (A) that is not conditional on obtaining financing for the acquisition (although, for greater certainty, it may be conditional on obtaining financing for the development of the Project) or, if conditional on such financing for the acquisition, the independent directors of MK Resources have unanimously determined by resolution that the party making the proposal has sufficient financial resources to effect the transaction (and in the case of consideration comprised of stock or debt of such party, such consideration is free of restrictions on the issuance thereof), and (B) in respect of which the Board of Directors of MK Resources have determined in good faith, after consultation with, and receiving advice (which may include a written opinion) from, as appropriate, their financial, legal and other advisors that such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction which would be more favourable, from a financial point of view, to the holders of the common stock of MK Resources other than Leucadia and its affiliates (the "Minority Stockholders"), than the Reorganization upon the consummation of the Transaction.

     (3)  Right to Counter.

     (a) If Leucadia so elects, in its sole discretion, during the one Business Day period following the Notification Date, they may make a written proposal (the "Leucadia Counter-Proposal") to adjust the consideration payable to the Minority Stockholders under the Reorganization such that (i) the Minority Stockholders would receive or be deemed to receive consideration with a value per MK Resources common share at least equal to the value per MK Resources common share available to them under the Superior Proposal, and (ii) the Board of Directors of MK Resources would be able to approve or recommend in the exercise of their fiduciary duties that the Minority Stockholders approve the Leucadia Counter-Proposal on the basis of the consideration payable to the Minority Stockholders, in which event the Board of Directors of MK Resources shall approve or recommend the approval of the Leucadia Counter-Proposal. Leucadia shall provide Inmet with a copy of any Leucadia Counter-Proposal contemporaneously with it being delivered to MK Resources.

     (b)  If Leucadia does not make a proposal during the period referred to in
          (a) above, Inmet shall be entitled, during the five Business Day period following the period referred to in (a) above, to make a proposal (the "Inmet Counter-Proposal") to adjust the consideration payable to MK Resources in respect of the Transaction such that (i) the Minority Stockholders would receive or be deemed to receive consideration with a value per MK Resources common share at least equal to the value per MK Resources common share available to them under the Superior Proposal, and (ii) the Board of Directors of MK Resources would be able to approve or recommend in the exercise of their fiduciary duties that the Minority Stockholders approve the Inmet Counter-Proposal on the basis of the consideration payable to the Minority Stockholders, in which event the Board of Directors of MK Resources shall approve or recommend the approval of the Inmet Counter-Proposal. It is acknowledged by the Parties that MK Resources may postpone the MK Resources stockholder meeting with respect to the Reorganization to the extent required to permit Inmet to exercise its right to make a counter-proposal pursuant to this Section 7.2(3)(b); and that it shall not be a breach of MK Resources' covenant in Section
          5.2 for MK Resources to postpone the MK Resources stockholder meeting for a period of time sufficient to allow Inmet to have the full period provided by this Section 7.2(3)(b) plus two (2) Business Days. For purposes of determining whether the Inmet Counter-Proposal is equivalent to the Superior Proposal:

          (i) Inmet is not required to change the percentage interest of the Las Cruces Companies being sought by it;

          (ii) in determining whether to approve or recommend the approval of the Inmet Counter-Proposal, only the value of such proposal to the Minority Stockholders is to be taken into account by the Board of Directors of MK Resources (for greater certainty the Board of Directors of MK Resources shall not consider any additional consideration received by Leucadia) such that Inmet would be required to pay only such additional consideration under the Inmet Counter-Proposal (in the form of common shares of Inmet or cash or a combination of both, at its option) as would, when used as a basis for paying additional consideration to the Minority Stockholders on the Reorganization, provide the Minority Stockholders with a value or deemed value per MK Resources common share at least equal to the value per MK Resources common share available to them under the Superior Proposal; and

          (iii) in order to effect the payment of the value of all such additional consideration to the Minority Stockholders, Leucadia agrees to pay aggregate additional consideration to the Minority Stockholders on the Reorganization (either in Leucadia shares or cash or a combination of both, at its option) equal in value to the additional consideration paid by Inmet under the Inmet Counter-Proposal.

          During the six Business Day period provided in Sections 7.2(3)(a) and
          (b), MK Resources shall not enter into any agreement in respect of the Superior Proposal with the party making the Superior Proposal.

     (4) Voting Covenant of Leucadia. Concurrently herewith, Leucadia will enter into a Voting Agreement pursuant to which it will agree to vote its shares of common stock of MK Resources in favour of the Reorganization and against any Acquisition Proposal so long as this Agreement shall not have been terminated in accordance with its terms.

     (5) Compensation Fee. If MK Resources terminates this Agreement under
     Section 7.2(2), then Leucadia shall pay in immediately available funds to an account designated by Inmet:

     (a) within three Business Days of the termination of the Agreement, cash in the amount of $3,000,000; and

     (b) within three (3) Business Days of the completion of the transaction resulting from the Superior Proposal, provided that such completion occurs within twelve (12) months of the termination of this Agreement, the amount, if any, by which 75% of the Excess Value exceeds $3,000,000, where Excess Value means: (i) the value received or deemed to have been received by Leucadia in the Superior Proposal, together with the value of the interest in the Las Cruces Companies retained by Leucadia (if any) under the Superior Proposal exceeds, (ii) the value that would have been received or would have been deemed to have been received by Leucadia in the Transaction, together with the value of the interest in the Las Cruces Companies which would have been retained by Leucadia under the Transaction, in each case ascribing a present value to any future consideration to be received by Leucadia.

     The obligation to make any payment required by this paragraph shall survive any termination of this Agreement.

     (6) Nothing in this Section 7.2 shall prohibit the Board of Directors of MK Resources from taking and disclosing to MK Resources' stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board determines in good faith after consultation with outside counsel, that failure to so disclose such position would constitute a violation of Applicable Law; provided, however, that in no event shall MK Resources or its Board of Directors or any committee thereof take, or agree to resolve to take, any action prohibited by this Section 7.2.

7.3  Information for Reporting Requirements

     (1)  Following the Closing:

     (a) Inmet shall use reasonable commercial effects to provide any information with respect to Inmet that may be reasonably required by Leucadia to enable it to comply with the accounting and disclosure requirements of the SEC as in effect from time to time, which information shall be provided to Leucadia promptly upon request therefor (such information shall be provided without charge if it is information prepared by Inmet in the ordinary course, and at Leucadia's cost, if such information is not normally prepared by Inmet, including reasonable compensation for management time). Inmet will advise Leucadia prior to taking any changes to its capitalization which reasonably could be expected to raise Leucadia's interest in Inmet to 20% or more (or such lower percentage such that Leucadia would be required to provide information as to Inmet in order for Leucadia to be in compliance with the SEC requirements under Applicable Law at the relevant time), and, prior to effecting or agreeing to effect any such changes to Inmet's capitalization, Inmet will permit Leucadia to reduce its interest in Inmet below the relevant threshold or, to the extent such reduction is not possible at the relevant time, delay the proposed change in Inmet's capitalization until such time as the reduction of Leucadia's interest can be completed.

     (b) The Seller Parties shall provide (at Inmet's expense) the information required to file a business acquisition report (which must be filed within 75 days of the Time of Closing) and a technical report in respect of the Project under National Instrument 43-101 (which must be filed within 30 days of the date of this Agreement).

7.4  Further Assurances

          Each of the Parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any other Party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.5  Time of the Essence

          Time shall be of the essence of this Agreement.

7.6  Dispute Resolution

          When any dispute arises, management of each of the Parties shall meet and confer in a good faith effort to resolve the same. If the dispute cannot be resolved within two weeks, the Chief Executive Officer of each of the Parties shall meet and confer in a good faith effort to resolve the dispute. If the dispute cannot be resolved within two weeks from the time it is referred to the Chief Executive Officers, the Parties agree to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation or some other dispute resolution procedure.

7.7  Fees and Expenses

           Each of the Parties shall pay their respective legal, accounting and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

7.8  Benefit of the Agreement

          This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

7.9  Invalidity of Provisions

          Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by Applicable Law, the Parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

7.10 Entire Agreement

          This Agreement, together with the Transaction Documents, constitute the entire agreement between the Parties with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

7.11 Amendments and Waiver

          No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

7.12 Assignment

          This Agreement may not be assigned by a Party without the written consent of the other Parties, except to an Affiliate of the assigning Party, provided that such Affiliate enters into a written agreement with the other Parties to be bound by the provisions of this Agreement in all respects and to the same extent as the assigning Party is bound and provided that the assigning Party shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such Affiliate fails to do so. Notwithstanding the foregoing, Inmet shall not be relieved of its obligation to issue the Inmet Consideration Shares following any permitted assignment by Inmet hereunder.

7.13 Notices

          Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by facsimile addressed to the recipient as follows:

     To Leucadia:

               Leucadia National Corporation
               315 Park Avenue South
               New York, New York, 10010

               Attention: President
               Facsimile: (212) 598-3245

          with a copy to:

               Weil, Gotshal & Manges LLP
               767 5th Avenue
               New York, New York 10153

               Attention: Andrea A. Bernstein
               Facsimile: (212) 310-8007

     To MK Resources (or to the Las Cruces Companies up to the Time of Closing):

               MK Resources Company
               Eagle Gate Tower, Suite 1225
               60 East South Temple
               Salt Lake City, Utah
               84111-1004

               Attention: G. Frank Joklik
                          Chairman and CEO

               Facsimile: (801) 297-6900

          with a copy to:

               Stoel Rives LLP
               201 South Main Street
               Suite 1100
               Salt Lake City, Utah
               84111

               Attention: Reed W. Topham
               Facsimile: (801) 578-6999

     To Inmet (or to the Las Cruces Companies after the Time of Closing):

               Inmet Mining Corporation
               330 Bay Street, Suite 1000
               Toronto, Ontario
               M5H 2S8

               Attention: Steve Astritis
                          Vice-President, General Counsel
               Facsimile: (416) 368-4692

          with a copy to:

               Torys LLP
               Suite 3000
               79 Wellington Street West
               Toronto, Ontario
               M5K 1N2

               Attention: Brian Davis
               Facsimile: (416) 865-7380
or to such other address, individual or facsimile number as may be designated by notice given by one Party to another. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours; provided, however, that any notice given under Section 7.2(d) by electronic communication shall be deemed effective upon transmittal.

7.14 Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.15 Attornment

          The federal courts sitting in New York County shall have jurisdiction to entertain any action arising under this Agreement and each of the Parties to this Agreement hereby attorns to the jurisdiction of the federal courts sitting in New York County.

7.16 Counterparts and Faxed Signatures

           This Agreement may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same Agreement. Counterparts may be executed in faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties, provided, however, that any Party providing its signature in such a manner shall promptly forward to the other Parties an original of the signed signature page of this Agreement which was so faxed.

          IN WITNESS WHEREOF the parties have executed this Agreement.

                                        INMET MINING CORPORATION

                                        Per: /s/ Jochen E. Tilk
                                             -----------------------------------
                                             /s/ Steve Astritis
                                             -----------------------------------

                                        LEUCADIA NATIONAL CORPORATION

                                        Per:  /s/ Thomas E. Mara
                                             -----------------------------------


                                        MK RESOURCES COMPANY

                                        Per:  /s/ G. Frank Joklik
                                             -----------------------------------

                                                                      Appendix C

                                 RAYMOND JAMES
                                 -------------


PRIVATE AND CONFIDENTIAL


May 2, 2005

Audit Committee of the Board of Directors
of MK Resources Company and the Board
of Directors of MK Resources Company
c/o MK Resources Company
60 East South Temple, Suite 1225
Salt Lake City, Utah  84111
USA

Attn:  Audit Committee of the Board of Directors and the Board of Directors:

Raymond James Ltd. ("Raymond James") understands that MK Resources Company ("MK") is considering a two-step transaction (the "Transaction") whereby:

     o under the first part, Leucadia National Corporation ("Leucadia"), the largest shareholder of, and a significant lender to, MK intends, by means of a merger, to acquire all the outstanding common shares of MK that Leucadia does not already own from the other shareholders of MK (the "Minority Shareholders") in consideration for the issuance of
          0.0317 common shares of Leucadia (the "Exchange Ratio") for each common share of MK held by Minority Shareholders; and,

     o under the second part, Leucadia intends to cause MK to sell a 70% indirect interest in the Las Cruces project to Inmet Mining Corp. ("Inmet") for 5,600,000 common shares of Inmet with MK to retain a 30% indirect participating interest in the Las Cruces project.

The terms and conditions of the Transaction, the required approvals, information concerning the agreement, MK, Leucadia and Inmet will be more fully described in a Proxy Statement (the "Proxy Statement") which Raymond James understands will be mailed to holders of common shares of MK in advance of the shareholders' meeting that will be held to consider the Transaction.

The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of MK, serving as the independent committee of the Board, retained (the "Engagement Agreement") Raymond James to provide an opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the Exchange Ratio to Minority Shareholders. The Fairness Opinion has been solely provided for the use of the Audit Committee and the Board and may not be used or relied upon by any other person without the express prior written consent of Raymond James. Raymond James will receive a fee from MK for its services. Raymond James will also be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by MK in certain circumstances.


                               Raymond James Ltd.
         Suite 2200 - 925 West Georgia Street, Vancouver, B.C., V6C 3L2
                       o 604 659 8200 o 604 659 8399 Fax
--------------------------------------------------------------------------------
                   Member of Canadian Investor Protection Fund

Neither Raymond James nor any of its affiliates is an insider, associate or affiliate of MK, Leucadia, Inmet or their respective associates or affiliates (collectively the "Interested Parties"). There are currently no understandings, agreements or commitments between Raymond James and any of the Interested Parties with respect to any future business dealings. Raymond James may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for one or more of the Interested Parties. Pursuant to the Engagement Agreement, the compensation of Raymond James under the Engagement Agreement does not depend in whole or in part on the conclusions reached in the Fairness Opinion, or the successful completion of the Transaction.

Raymond James acts as a trader and dealer, both as principal and agent, in major financial markets and as such, may have had and may in the future have positions in the Interested Parties, and from time to time, may have executed or may execute transactions on behalf of the Interested Parties for which it received or may receive compensation. As an investment dealer, Raymond James conducts research on publicly traded companies and may, in the ordinary course of its business, be expected to provide research reports and investment advice to its clients on issues and investment matters including research and advice concerning one or more of the Interested Parties.

Raymond James understands and agrees that the Fairness Opinion may be reproduced in full, and summarized together with the conclusions and advice pertaining thereto, in the Proxy Statement, provided that the contents of the Proxy Statement have been approved in writing by Raymond James (such approval not to be unreasonably withheld). The Fairness Opinion is not, and should not be construed as, a valuation or appraisal of MK, Leucadia or Inmet or any of their respective securities, assets or liabilities.

SCOPE OF REVIEW

In connection with rendering the Fairness Opinion, we have reviewed and relied upon, or carried out, among other things, the following:

     1.   drafts of certain agreements relating to the Transaction;

     2. certain publicly available business and financial information relating to MK, Leucadia and Inmet which we considered to be relevant;

     3. discussions and meetings with members of senior management of MK with respect to, among other things, the business and operations of MK and the Transaction;

     4. discussions with management of Leucadia with respect to, among other things, the business and operations of Leucadia and the Transaction;

     5. discussions with management of Inmet with respect to, among other things, the business and operations of Inmet and the Transaction;

     6. MK senior management's financial forecasts, analyses, mine and business plans, and financial models;

     7. certain technical reports prepared by various mining consultants concerning the Las Cruces project;

     8.   site visit to the Las Cruces project;

     9. discussions with CIBC World Markets Inc. with respect to their role as lead underwriter of the 2004 proposed public offering of up to 70,150,000 common shares of MK and other matters;

     10. materials prepared by, and discussions with, Cutfield Freeman & Co. Ltd. with respect to their role in advising and assisting MK in a process involving a review of strategic alternatives including a solicitation of proposals to acquire all or a portion of MK and/or the Las Cruces project and other matters;

     11.  certain loan documentation between MK and Leucadia;

     12. discussions with MK's auditors and MK's U.S. and Spanish legal counsel;

     13. representations as to certain factual matters contained in certificates from senior officers of MK and Leucadia addressed to Raymond James;

     14.  Raymond James' knowledge of the Canadian and U.S. public markets; and

     15. such other corporate, industry and financial market information, investigations and analyses as Raymond James considered necessary or appropriate in the circumstances.

ASSUMPTIONS AND LIMITATIONS

With the approval of the Audit Committee and as provided for in the Engagement Agreement, Raymond James has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of MK, Leucadia and Inmet and consultants and advisors to MK (collectively, the "Information"). The Fairness Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, and except as expressly described herein, Raymond James has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

With respect to forecasts, projections or estimates provided to Raymond James and used in its analyses, Raymond James notes that projecting future results is inherently subject to uncertainty. Raymond James has assumed, however, that such forecasts, projections and estimates were prepared using the assumptions which, in the opinion of MK, are (or were at the time of preparation and continue to be) reasonable in the circumstances.

MK and Leucadia have represented to Raymond James, in certificates dated as of the date hereof that, among other things, with the exception of the forecasts, projections or estimates referred to above and any third party appraisals or valuations, the Information provided to Raymond James was, at the time of filing, true and correct in all material respects and does not omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and since the date of the relevant Information, no material change has occurred which has not been generally disclosed or disclosed to Raymond James.

In preparing the Fairness Opinion, Raymond James has made several assumptions, including that all final versions of documents will conform in all material respects to the drafts provided to Raymond James, conditions precedent to the completion of the Transaction will be satisfied in due course, all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse condition or qualification, the procedures being followed to implement the Transaction are valid and effective, the Proxy Statement will be distributed to the shareholders of MK in accordance with the applicable laws, and the disclosure in the Proxy Statement will be accurate in all material respects and will comply, in all material respects, with the requirements of all applicable laws.

The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of MK, Leucadia, Inmet and their respective subsidiaries, as they were reflected in the Information reviewed by us and as they have been represented to Raymond James in discussions with management of MK, Leucadia and Inmet. In its analyses and in preparing the Fairness Opinion, Raymond James made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Raymond James or any party involved in the Transaction.

The Fairness Opinion is given as of the date hereof and Raymond James disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion or any change to the Fairness Opinion as a consequence of such change in any fact or matter which may come or be brought to Raymond James' attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Raymond James reserves the right to change, modify or withdraw the Fairness Opinion.

Raymond James believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the preparation of the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any holder of common shares of MK with respect to the Transaction. Also, Raymond James was not asked to consider, and the Fairness Opinion does not in any manner address, the prices at which the common shares of MK, Leucadia and Inmet could be expected to trade prior or subsequent to the announcement or closing of the Transaction.

CONCLUSION

Based upon and subject to the foregoing, Raymond James is of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Minority Shareholders of MK.

Yours truly,

/s/ Raymond James Ltd.

                                                                      Appendix D

                                 RAYMOND JAMES
                                 -------------


PRIVATE AND CONFIDENTIAL

May 20, 2005

Audit Committee of the Board of Directors
of MK Resources Company and the Board
of Directors of MK Resources Company
c/o MK Resources Company
60 East South Temple, Suite 1225
Salt Lake City, Utah  84111
USA

Attn:  Audit Committee of the Board of Directors and the Board of Directors:

We refer to our fairness opinion dated May 2, 2005 (the "Fairness Opinion").

We understand that on May 12, 2005, the Audit Committee of the Board of Directors of MK Resources Company (the "Company"), after discussions with management, concluded that the Company's 2004 audited financial statements should no longer be relied upon because of an accounting error related to the application of Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Cost" to the amortization of debt discount. We understand that the Company has restated its 2004 audited financial statements to correct this error.

The Company has provided us with a copy of Amendment No. 2 to its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on May 16, 2005, which contains the Company's restated 2004 audited financial statements (the "Restated Financial Statements") and certain other information relating to the accounting error that required the restatement.

We have considered the information contained in the amended Form 10-K, including the Restated Financial Statements, and hereby confirm that this information would not have altered the conclusion reached in the Fairness Opinion as at the date thereof.

Yours truly,

/s/ John M. Murphy

John M. Murphy
Mananging Director


                               Raymond James Ltd.
         Suite 2200 - 925 West Georgia Street, Vancouver, B.C., V6C 3L2
                       o 604 659 8200 o 604 659 8399 Fax
--------------------------------------------------------------------------------
                   Member of Canadian Investor Protection Fund

                                                                      Appendix E

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

ss. 262  Appraisal Rights.

           (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

           (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                         a. Shares of stock of the corporation surviving or
                    resulting from such merger or consolidation, or depository receipts in respect thereof;

                         b. Shares of stock of any other corporation, or
                    depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                         c. Cash in lieu of fractional shares or fractional
                    depository receipts described in the foregoing subparagraphs
                    a. and b. of this paragraph; or

                         d. Any combination of the shares of stock, depository
                    receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

           (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

           (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) 1 If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

           (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

           (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

           (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

           (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

           (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

           (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

           (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

           (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      Appendix F




                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            INMET MINING CORPORATION

                                       AND

                           THE INVESTORS NAMED HEREIN







                      _____________________________________

                        Dated as of [__________ __], 2005

                      _____________________________________

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

           REGISTRATION RIGHTS AGREEMENT dated as of [__________ __], 2005 (this "Agreement") by and among INMET MINING CORPORATION, a corporation incorporated under the federal laws of Canada (the "Corporation"), and the shareholders of the Corporation listed on the signature page hereto or who become parties hereto in accordance with the provisions hereof (each an "Investor" and, collectively, the "Investors").

                              W I T N E S S E T H:

           WHEREAS, pursuant to a Share Purchase Agreement (the "Purchase Agreement"), dated as of May 2, 2005, by and between the Corporation, MK Resources Company ("MK Resources") and Leucadia National Corporation ("Leucadia"), MK Resources shall receive 5,600,000 common shares of the Corporation in exchange for 70% of the issued shares of MK Gold Exploration B.V. or 70% of the equity interests of such other entity mutually acceptable to MK Resources, Leucadia and Inmet, owning, directly or indirectly, 100% of the Las Cruces Companies (as defined in the Purchase Agreement); and

           WHEREAS, the Corporation has agreed to grant the Investors certain registration rights; and

           WHEREAS, the Corporation and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

           NOW, THEREFORE, as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreement and in consideration of the foregoing premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

           1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "Board" shall mean the Board of Directors of the Corporation.

           "Business Day" means any day (other than a Saturday or Sunday) on which commercial banks are open in both New York City and Toronto, Canada.

           "Canadian Prospectus" shall mean a prospectus (including a short form prospectus) prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, as the case may be, in any province or territory of Canada.

           "Canadian Securities Commissions" means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

           "Canadian Securities Laws" means the securities legislation of the applicable provinces or territories of Canada, and the rules, regulations, instruments, blanket rulings and orders, and written policies of the applicable Canadian Securities Commissions, all as shall be in effect from time to time.

           "Common Shares" means the common shares in the capital of the Corporation.

           "Convertible Securities" means, at any time, any options, warrants, convertible debt securities or other securities or rights exchangeable or exercisable, with or without the payment of additional consideration, into or for Common Shares, directly or indirectly.

           "Eligible Securities" means all or any portion of the Common Shares, including Common Shares issued, or issuable upon the exercise, exchange or conversion of any Convertible Securities, and any shares or other securities into which or for which Common Shares may be changed, converted or exchanged, and any other shares or securities issued to the Holders after the date hereof in respect of such shares (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share consolidation, share split, share dividend, share exchange, merger, amalgamation, consolidation or similar transaction; provided, however, that Eligible Securities shall not include any shares (i) when a registration statement with respect to the sale of such shares shall have become effective under the applicable Securities Laws and such shares shall have been disposed of in accordance with such registration statement, or (ii) which have been sold to the public pursuant to Rule 144 of the Securities Act or prospectus exemptions under Canadian Securities Laws.

           "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the relevant time.

           "Holder" means (a) any Investor and (b) any subsequent holder of Eligible Securities who acquires such securities from the Investors or from another Holder; provided that such subsequent holder of Eligible Securities has agreed to be bound by this Agreement and has executed a counterpart hereof.

           "Minimum Shareholding" means, at any time, 5% of the outstanding Common Shares; provided that if Leucadia or its Affiliates shall have sold or otherwise transferred to a third party any of the Eligible Securities held by Leucadia and its Affiliates on the date hereof (other than pursuant to Section 7.1(a) or pursuant solely to an Inmet Common Share Reorganization, as defined in the Purchase Agreement), "Minimum Shareholding" shall be 10% of the outstanding Common Shares.

           "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or governmental authority or other entity of any kind.

           "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term "registration" and any references to the act of registering include the qualification under Canadian Securities Laws of a Canadian Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities; (ii) the term "registered" as applied to any securities includes a distribution or distribution to the public, as the case may be, of securities so qualified;
(iii) the term "registration statement" means a registration statement, a preliminary or final prospectus or other qualification or enabling document complying with the Securities Laws that permits Eligible Securities to be sold by the Holders, and includes a Canadian Prospectus; (iv) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from one or more relevant Canadian Securities Commission(s); and (v) the provisions of this Agreement shall be applied, mutatis mutandis, to any proposed distribution of securities hereunder in any province or territory of Canada or to which the prospectus requirements under any of the Canadian Securities Laws shall otherwise apply.

           "Registration Expenses" means all expenses incident to the Corporation's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Corporation's counsel and accountants in connection with the registration of Eligible Securities and Canadian and/or American counsel selected by Leucadia to represent the Holders participating in a registration hereunder; (b) all expenses in connection with the preparation, printing and filing of a registration statement, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and "blue sky" or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of and other expenses of the underwriters (but only to the extent that such expenses are not to be borne by the underwriters or agents as provided in the relevant underwriting or agency agreement); (d) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under federal, state or Canadian Securities Laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification (but only to the extent that such expenses are not to be borne by the underwriters or agents as provided in the relevant underwriting or agency agreement) and in connection with any "blue sky" and legal investment surveys; (e) all applicable transfer taxes; (f) the filing fees incident to securing, if applicable, any required review, by the National Association of Securities Dealers, Inc. and/or the equivalent body governing securities dealers in Canada, of the terms of the sale of Eligible Securities to be disposed of; and (g) all fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed, or (if relevant, as determined by the Corporation in its sole discretion) proposed to be listed; provided, however, that Registration Expenses shall not include underwriting discounts or commissions attributable to Eligible Securities which shall be the responsibility of the Selling Shareholder.

           "SEC" means the United States Securities and Exchange Commission.

           "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the relevant time.

           "Securities Laws" means, as applicable, the federal and state securities laws of the United States, and the Canadian Securities Laws.

           "Selling Shareholder" means each Holder whose Eligible Securities are included or proposed to be included in any registration subject to Section 3.1 hereof.

                                   ARTICLE II

                              REGISTRATION REQUEST

           2.1 Demand registration.

           (a) At any time after the earlier to occur of the fourth anniversary of the Closing Date (as defined in the Purchase Agreement) and the release of the Corporation and Leucadia from the guarantees to be given under the Syndicated Loan (as defined in the Purchase Agreement), one or more Holders (when making a request under this Section 2.1, the "Initiating Holders") may, in their sole discretion, demand that the Corporation effect the registration of all or any part of the Eligible Securities held by the Holders for sale in Canada and/or the United States (provided, in the case of a registration in the United States, that the Corporation is, at the time such demand is made, eligible to use the U.S. Multijurisdictional Disclosure System and is then subject to Section 13(a) or 15(d) of the Exchange Act), by delivering to the Corporation written notice requesting the Corporation to effect such registration and specifying the intended method or methods of disposition of such Eligible Securities (a "Demand").

           (b) Upon receipt of a Demand made pursuant to Section 2.1(a), the Corporation will use commercially reasonable efforts to effect promptly the registration of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such Demand; provided, however, that:

                (1) the Corporation shall not be required to register, pursuant to this Section 2.1, less than 1,000,000 Common Shares (or the equivalent number of Eligible Securities);

                (2) the Corporation shall not be required to register Eligible Securities pursuant to this Article II if the Corporation delivers notice to the Holders as soon as practicable after any Demand hereunder that the Corporation in good faith believes that it will file a registration statement for a public offering of Common Shares within forty-five (45) days of such request; provided, however, that the Corporation shall have the right to refuse a registration on such grounds only one time during any period of twelve (12) consecutive months;

                (3) the Corporation shall not be required to effect a registration pursuant to this Article II within a period of ninety (90) days after the effective date of the most recent previous registration with respect to any equity securities pursuant to this Article II or Article III hereof; and

                (4) if the Corporation in good faith believes that any registration or continued registration of Eligible Securities would require the disclosure of information in such registration statement that would be materially detrimental to the Corporation and its shareholders (and such information would not be required to be disclosed if such registration statement were not filed) or the disclosure of which would materially adversely affect the Corporation's ability to consummate a material acquisition, corporate reorganization or merger or other transaction involving the Corporation (a "Valid Business Reason"):

                     (i) the Corporation may postpone filing a registration statement relating to a Demand until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and

                     (ii) in case a registration statement has been filed relating to a Demand, if the Valid Business Reason has not resulted from actions taken by the Corporation, the Corporation may cause such registration statement to be withdrawn or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days (such period of postponement or withdrawal under Sections 2.1(b)(4)(i) and 2.1(b)(4)(ii), the "Postponement Period");

and the Corporation shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If the Corporation gives any notice of postponement or withdrawal of any registration statement, the Corporation shall not, during the period of postponement or withdrawal, register or continue the registration of any Common Shares. Each Holder of Eligible Securities agrees that, upon receipt of any notice from the Corporation that the Corporation has determined to withdraw any registration statement pursuant to Section 2.1(b)(4)(ii) above, such party will discontinue its disposition of Eligible Securities pursuant to such registration statement and, if so directed by the Corporation, will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies, then in such party's possession, of the prospectus covering such Eligible Securities that was in effect at the time of receipt of such notice. If the Corporation shall have withdrawn a registration statement filed under this Article II, the Corporation shall pay all expenses incurred by the Holders in connection with such registration statement and shall not be considered to have effected an effective registration for the purposes of this Agreement until the Corporation shall have filed a new registration statement covering the Eligible Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Corporation shall give any notice of withdrawal or postponement of a registration statement, the Corporation shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than sixty
(60) days after the date of the withdrawal or postponement), confirm that the Initiating Holder still wishes to effect a registration of Eligible Securities under this Article II and, if the Initiating Holder so confirms, use commercially reasonable efforts to effect the registration of the Eligible Securities covered by the withdrawn or postponed registration statement in accordance with this Article II; provided that if the Initiating Holder advises the Corporation that it does not wish to proceed with such registration, the Corporation shall not be considered to have effected an effective registration for purposes of this Agreement. The Corporation agrees that it shall have the right to postpone or withdraw a registration statement pursuant to this Section 2.1(b)(4) only one time during any period of twelve (12) consecutive months.

           2.2 Number of Registrations. The Holders collectively (including their transferees) shall have the right to request no more than three (3) registrations pursuant to this Article II; provided, however, that (i) a registration will not count as a Demand until it has become effective (unless the requesting Holders withdraw all their Eligible Securities and the

Corporation has performed its obligations hereunder in all material respects, in which case such request will count as a Demand unless the requesting Holders pay all Registration Expenses in connection with such withdrawn registration); provided, further, that if, after a registration has become effective, an offering of Eligible Securities pursuant to such registration is (A) withdrawn or postponed in accordance with Section 2.1(b)(4) or (B) interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand; and (ii) a concurrent registration in the United States and Canada shall be deemed to be one occasion of registration only.

           2.3 Registration Expenses. If the Corporation has obtained an opinion of its outside counsel that the Eligible Securities in respect of which a Demand has been made may be sold without registration under Canadian Securities Laws (under reasonable assumptions made by such counsel), the Corporation shall be responsible for the payment of 50% of all Registration Expenses, and the Holders shall be responsible for the balance of such Registration Expenses, in connection with a registration pursuant to this Article II, except as may be required by law. For greater certainty, counsel to the Corporation shall be entitled to assume, for the purposes of such opinion that the Selling Shareholder does not have any agreement or understanding to act in combination with any other Person who is at arm's length with the Selling Shareholder in respect of the control of the Corporation. If the Corporation has not obtained such an opinion, it shall be responsible for the payment of all Registration Expenses in connection with such registration.

           2.4 Third Person Common Shares. The Corporation shall, subject to the provisions of Section 3.1, permit the registration of Eligible Securities for sale for the account of any Holder who delivers a request for a registration in any registration of Eligible Securities requested by another Holder pursuant to this Article II. The Initiating Holder and all other Holders participating in the particular registration pursuant to this Article II shall be jointly and severally liable to the Corporation for all expenses of the registration which are to be borne by Holders as provided in Section 2.3.

                                  ARTICLE III

                             INCIDENTAL REGISTRATION

           3.1 Notice and Registration. At any time after the earlier to occur of the fourth anniversary of the Closing Date and the release of the Corporation and Leucadia from the guarantees to be given under the Syndicated Loan, whenever the Corporation proposes to register Eligible Securities in a registration statement that would permit the public sale of such securities under the Securities Laws (whether proposed to be offered for sale by the Corporation or any other Person, whether pursuant to Article II or in any other registration pursuant to this Article III), the Corporation shall give written notice to all Holders at least ten (10) Business Days before the filing of such registration statement of its intention to effect such registration, including the identities of any Holders exercising registration rights pursuant to Article II hereof; provided, however, that the Investors and any Holders who are Affiliates of the

Investors will be deemed to have received notice of any proposed registration considered by the Board for so long as Leucadia has a representative on the Board. Such notice shall specify, at a minimum, the number of Eligible Securities proposed to be registered, the proposed date of filing of the registration statement, any proposed means of distribution of such Eligible Securities (in the case of a distribution pursuant to Article II, only to the extent specified by the Initiating Holder in its Demand), any proposed managing underwriter or underwriters of such Eligible Securities (in the case of a distribution pursuant to Article II, only to the extent specified by the Initiating Holder in its Demand) and a good faith estimate by the Corporation of the proposed maximum offering price thereof (in the case of a distribution pursuant to Article II, only to the extent such good faith estimate has been provided by the Initiating Holder in its Demand), as such price is proposed to appear on the facing page of such registration statement (provided that no such price need be provided in respect of an issue being done solely by Canadian Prospectus and not by a registration statement to be filed in the United States). Upon the written request of any Holder delivered to the Corporation within ten (10) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Corporation will use commercially reasonable efforts to effect the registration of all Eligible Securities which the Corporation has been so requested to register by such Holder to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Eligible Securities so to be registered; provided, however, that:

           (a) if, at any time after giving such written notice of its intention to register any Eligible Securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall be unable to or shall determine for any reason not to register any of the Eligible Securities, then except in the case of a Demand pursuant to
Article II hereof, the Corporation may, at its election, give written notice of such determination to such Holder(s), and thereupon the Corporation shall be relieved of its obligation to register such Eligible Securities (but not from its obligation to pay Registration Expenses incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration in accordance with Article II, in which event the following provisions of this Section 3.1 shall apply;

           (b) in the event that the Corporation proposes to register Eligible Securities for purposes of a primary offering for the account of the Corporation prior to a Demand pursuant to Article II hereof, and any managing underwriter shall advise the Corporation and the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by such Selling Shareholders creates a substantial risk that the price per unit the Corporation will derive from such registration will be materially and adversely affected, then the Corporation will include in such registration statement such number of Eligible Securities as the Corporation and such Selling Shareholders are so advised can be sold in such offering without such an effect (the "Primary Maximum Number"), as follows and in the following order of priority: (i) first, such number of Eligible Securities in the primary offering as the Corporation, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined; and (ii) second and subject of Section 8.3, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Primary Maximum Number, Eligible Securities requested to be included by each Selling Shareholder, pro rata in proportion to the number sought to be registered by all the Selling Shareholders;

           (c) in the event that the Corporation proposes to register Eligible Securities for purposes of a secondary offering upon the request or for the account of the Holders either pursuant to a Demand under Article II or in any other registration pursuant to this Article III, and any managing underwriter shall advise the Selling Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by the Selling Shareholders creates a substantial risk that the price per unit that such Selling Shareholders will derive from such registration will be materially and adversely affected, the Corporation will include in such registration statement such number of Eligible Securities as the Selling Shareholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the "Secondary Maximum Number"), pro rata, and subject of Section 8.3, in proportion to the number of Eligible Securities sought to be registered by all the Selling Shareholders;

           (d) the Corporation shall not be required to effect any registration of Eligible Securities under this Article III incidental to the registration of any of its securities in connection with mergers, amalgamations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or options or other employee benefit plans.

Notwithstanding the foregoing, no registration of Eligible Securities effected under this Article III shall relieve the Corporation of its obligation to effect any registration of Eligible Securities pursuant to Article II.

           3.2 Registration Expenses. The Corporation (as between the Corporation and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this
Article III, except as may be required by law.

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

           4.1 Registration and Qualification. If and whenever the Corporation is required to use commercially reasonable efforts to effect the registration of any Eligible Securities as provided in Articles II and III, the Corporation will promptly:

           (a) prepare, file and use commercially reasonable efforts to cause to become effective a registration statement and any amendments and supplements thereto, to keep such registration statement effective and to comply with the provisions of all applicable Securities Laws with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective;

           (b) furnish to all selling Holders and to any underwriter of such Eligible Securities, one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such documents incorporated by reference in such registration statement and such other documents as any such Holder or such underwriter may reasonably request;

           (c) use commercially reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such Securities Laws as any Holder or any underwriter of such Eligible Securities shall request, and do any and all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to subject itself to taxation in any such jurisdiction;

           (d) promptly advise the selling Holders of Eligible Securities and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or any amendment or supplement or post-effective amendment thereto has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any comments by the SEC or the Canadian Securities Commissions and by the "blue sky" or securities commissioner or regulator of any state or other province with respect thereto or any request by the SEC or the Canadian Securities Commissions for amendments or supplements to such registration statement or for additional information, (iii) of the issuance by the SEC or Canadian Securities Commissions of any stop or cease trade order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act or the Canadian Securities Laws, that such registration statement, amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made or in light of any other circumstances then existing;

           (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

           (f) if requested by any managing underwriter or underwriters or by a placement or sales agent or by any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the SEC or the Canadian Securities Commissions and as such managing underwriter or underwriters, such agent or such Holder specifies should be included therein relating to the terms of the sale of such Eligible Securities including, without limitation, information with respect to the number of Eligible Securities being sold by the selling Holders or agent or to any underwriters, the name and description of such Holders, agent or underwriter, the offering price of such Eligible Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Eligible Securities to be sold by the selling Holders or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

           (g) use commercially reasonable efforts to obtain the consent or approval of each U.S. or Canadian governmental agency or authority, whether federal, provincial, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the selling Holders to offer, or to consummate the disposition of, the Eligible Securities;

           (h) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders and which shall not bear any restrictive legends (other than any such legends that are reasonably deemed by the Corporation to be necessary under the Securities Laws of the United States); and, in the case of an underwritten offering, enable such Eligible Securities to be in such denominations and registered in such names as the managing underwriters may reasonably request at least two (2) Business Days prior to any sale of the Eligible Securities;

           (i) provide a CUSIP number for all Eligible Securities not later than the effective date of such registration statement;

           (j) take such other actions in connection therewith as the selling Holders shall reasonably request in order to expedite or facilitate the disposition of the Eligible Securities registered;

           (k) whether or not an agreement of the type referred to in Section
4.2 hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (i) make such representations and warranties to the Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (ii) obtain an opinion of counsel to the Corporation in customary form and covering such matters, of the type customarily covered by such an opinion (including, if a Canadian Prospectus is filed in the Province of Quebec, opinions of Quebec Counsel and of the auditors relating to translation into the French language of the applicable registration statements), as the managing underwriters, if any, and as the selling Holders may reasonably request, addressed to such Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, and dated the effective date of such registration statement (and if such registration statement contemplates an underwritten offering of a part or all of the Eligible Securities dated the date of the closing under the underwriting agreement relating thereto); (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Corporation addressed to the selling Holders and the placement or sales agent, if any, therefor and the underwriters, if any, dated
(I) the effective date of such registration statement, (II) the effective date of any prospectus supplement, if any, to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus and (III) if such registration statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such registration statement or post-effective amendment to such registration statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type;
(iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the selling Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Corporation; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Article VI hereof;

           (l) use commercially reasonable efforts to list at or prior to the effective date of such registration statement (to the extent not already listed), subject to notice of issuance, the Eligible Securities covered by such registration statement on The Toronto Stock Exchange and/or any U.S. securities exchange, or accepted for quotation on the NASDAQ National Market System (or comparable inter-dealer quotation system then in effect), in any such case to the extent the Common Shares, as a class, are then listed or quoted thereon);

           (m) participate with the Holders of Eligible Securities and make available at reasonable times its senior executives, including its chief executive officer and chief financial officer, to participate in a reasonable number of road shows in connection with an underwritten offering; and

           (n) during such time as any Holders of Eligible Securities may be engaged in a distribution of Eligible Securities under the Securities Act, comply with Regulation M promulgated under the Exchange Act or any equivalent provision under Canadian Securities Laws, in each case to the extent applicable;

           (o) otherwise comply with all Securities Laws and, if applicable, make generally available to its shareholders, as soon as practicable, an earnings statement of the Corporation and its subsidiaries complying with
Section 11(a) of the Securities Act (including, at the option of the Corporation, Rule 158 thereunder) or the equivalent provisions of the Canadian Securities Laws.

The Corporation may require any Holder to furnish the Corporation such information regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing and as shall be required by law or by the SEC or any Canadian Securities Commission in connection with any registration. The Corporation shall hold in confidence and not make any disclosure of Information concerning any of the Investors unless it is required by law or by the SEC or any of the Canadian Securities Commissions in connection with any registration.

4.2      Underwriting.

           (a) If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Corporation will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Corporation and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.1(k). The Holders on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions by selling shareholders similarly situated to such Holders, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI.

           (b) In the event that any registration pursuant to Article III hereof shall involve, in whole or in part, an underwritten offering, the Corporation may require Eligible Securities requested to be registered pursuant to Article III to be included in such underwriting on the same terms and conditions as shall be applicable to the Eligible Securities being sold through underwriters under such registration. In such case, the Holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions by selling shareholders similarly situated to such Holders, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities.

           4.3 Withdrawals. Any Holder having notified or directed the Corporation to include any or all of its Eligible Securities in a registration statement pursuant to Article II or III may withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Corporation at any time prior to the effective date of such registration statement. In the event of any such withdrawal the Corporation promptly shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith.

           4.4 Restrictions in Connection with Registrations. Each Holder agrees not to effect any public sale or distribution of Eligible Securities (or any other disposition of such securities, if requested by the underwriter of such offering), including any sale pursuant to Rule 144, during the fifteen (15) days prior to the effective date of a registration statement relating to a sale of Eligible Securities and during such period of time beginning on such effective date and ending not later than ninety (90) days thereafter, or for such longer period as may be required by the underwriters of such offering and agreed to by the Corporation (in each case except as part of such registration). Each Holder hereby acknowledges that such Holder shall have no right to include its Eligible Securities, if applicable, in any registration of Eligible Securities except as expressly provided in this Agreement.

                                   ARTICLE V

                      PREPARATION; REASONABLE INVESTIGATION

           5.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities hereunder, the Corporation will give all selling Holders and the underwriters, if any, and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Corporation with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any such Holder and such underwriters or their respective counsel, to conduct a reasonable due diligence investigation.

           5.2 Prospectus Review. The Corporation shall (A) permit legal counsel to the Holders whose Eligible Securities are to be included in a registration statement to review and comment upon (i) the registration statement within a reasonable number of days prior to its filing with the relevant Canadian Securities Commission or the SEC, as the case may be, and (ii) all amendments and supplements to all registration statements within a reasonable number of days prior to their filing with the relevant Canadian Securities Commission or the SEC, as applicable, and (B) not file any registration statement or amendment or supplement thereto in a form to which legal counsel to such Holders reasonably objects.

                                   ARTICLE VI

                        INDEMNIFICATION AND CONTRIBUTION

           6.1 Indemnification and Contribution.

           (a) In the event of any registration of Eligible Securities hereunder, the Corporation will enter into customary indemnification arrangements to indemnify and hold harmless all selling Holders, their directors and officers (if any), each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such selling Holder or any such underwriter within the meaning of the Securities Laws against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Laws, as applicable, or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Corporation will promptly, as such expenses are due and payable, reimburse each such Person for any legal or any other expense reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding, or (iii) any violation by the Corporation of the Securities Act, the Exchange Act and Canadian Securities Laws or any rule or regulation promulgated under such laws applicable to the Corporation and relating to action or inaction required of the Corporation; provided that the Corporation shall not be liable to a selling Holder in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, amendment or supplement in reliance upon and in conformity with written information about any selling Holder furnished to the Corporation by such selling Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any selling Holder or any such Person and shall survive the transfer of such securities by such selling Holder. The Corporation also shall agree to provide provision for contribution as shall be reasonably requested by such selling Holder or any underwriters in circumstances where such indemnity is held unenforceable.

           (b) Each selling Holder, by virtue of exercising its registration rights hereunder, agrees and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article
VI) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of Eligible Securities, each officer and director of each underwriter, each Person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Laws, with respect to any statement in or omission from such registration statement, or any amendment or supplement thereto, to the extent and only to the extent that such statement or omission was made in reliance upon and in conformity with written information about a selling Holder concerning such Holder furnished by it to the Corporation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling Person and shall survive the transfer of such Eligible Securities by any such Holder. Such Holders also shall agree to provide provision for contribution as shall be reasonably requested by the Corporation or any underwriters in circumstance where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.

           (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Article VI (with appropriate modifications) shall be given by the Corporation and all selling Holders with respect to any required registration or other qualification of such Eligible Securities under any other United States or Canadian federal, state or provincial law or regulation.

                                   ARTICLE VII

                         TRANSFER OF REGISTRATION RIGHTS

           7.1 Transfer of Registration Rights. A Holder may transfer the registration rights granted hereunder (a) in whole or in part to any Affiliate of such Holder and (b) any other Person in connection with any transfer of Eligible Securities; provided, however, that such Person agrees to be bound by this Agreement by executing a counterpart hereof. Notwithstanding any provision of this Agreement to the contrary, Leucadia's rights under Article X shall not be transferable to any Person.

                                  ARTICLE VIII

                             UNDERWRITTEN OFFERINGS

           8.1 Selection of Underwriters. If any of the Eligible Securities covered by any registration statement filed pursuant to Article II hereof are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Leucadia, provided that such designated managing underwriter or underwriters is or are acceptable to the Corporation, acting reasonably. If neither Leucadia nor its Affiliates are then Holders of Eligible Securities and there are other Holders who are then parties to this Agreement, the designation of any managing underwriter or underwriters will be made by the Holder then holding the largest number of Eligible Securities.

           8.2 Participation by Holders. Each Holder hereby agrees that it may not participate in any underwritten offering hereunder unless it (a) agrees to sell its Eligible Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, certificates, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or under Securities Laws in connection with the filing of the registration statement.

           8.3 Allocation of Over-Allotment Options. In the event any Eligible Securities registered pursuant to Article II hereof are to be sold pursuant to an underwritten offering, including, without limitation, any primary offering by the Corporation of Eligible Securities, any over-allotment option to be granted to the managing underwriter or underwriters shall be allocated to and granted by the Holders at the election of, and in such proportions as shall be designated by, Leucadia. If neither Leucadia nor its Affiliates are then Holders of Eligible Securities and there are other Holders who are then parties to this Agreement, the allocation and grant will be determined by the Holder then holding the largest number of Eligible Securities.

                                   ARTICLE IX

                                OTHER AGREEMENTS

           9.1 General Limitation on Registrations. A Holder may only require registrations under Article II or III in Canada, unless the Corporation has become and is then subject to Section 13(a) or 15(d) of the Exchange Act, or, in the case of registrations under Article III, the Corporation proposes to register its Common Shares under the Securities Act in the United States.

           9.2 Rule 144. The Corporation shall (i) make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act, (ii) file with the SEC and Canadian Securities Commissions in a timely manner all reports and other documents to be filed by the Corporation under the Securities Act, the Exchange Act and Canadian Securities Laws (but, in the case of filings with the SEC under the Securities Act and the Exchange Act, only to the extent that the Corporation is then obliged to make such filings) and (iii) at the request of any Holder who proposes to sell securities in compliance with Rule 144 under the Securities Act or an equivalent prospectus exemption under Canadian Securities Laws, forthwith furnish to such Holder a written statement of compliance with the public information requirements of the SEC as set forth in Rule 144 under the Securities Act (to the extent then possible) and compliance with equivalent provisions of Canadian Securities Laws and make available to such Holders such information as will enable the Holders to make sales pursuant to Rule 144 under the Securities Act (to the extent then possible) or an equivalent prospectus exemption under Canadian Securities Laws.

           9.3 No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders under this Agreement. Without limiting the generality of the foregoing, the Corporation shall not provide any registration rights to any other party unless those rights are pari passu to the rights of the Holders.

           9.4 Retention of Shares. The Investors and their respective Affiliates who become Holders hereunder agree not to sell, assign, convey or otherwise dispose of any of the Common Shares of the Corporation held by them until the earlier to occur of the fourth anniversary of the Closing Date and the release of the Corporation and Leucadia from the guarantees to be given under the Syndicated Loan, except in order to:

           (a) sell, assign, convey or otherwise dispose of the Common Shares of the Corporation to their respective Affiliates;

           (b) tender such Common Shares to a take-over bid for the Corporation by a party at arm's length to the Holders which is (i) made to all holders of shares of the Corporation and (ii) made by take-over bid circular in accordance with Canadian Securities Law;

           (c) tender such Common Shares to an issuer bid made by the Corporation; or

           (d) participate in a capital reorganization of the Corporation;

provided, in each case, that any remaining Common Shares held by the Investors and their respective Affiliates who become Holders hereunder (or any securities of the Corporation resulting from any transaction of the type described in clause (d) above) shall also be subject to the restrictions in this Article.

           9.5 Insider Trading Policy. The Holders hereby acknowledge the Corporation's Insider Trading Policy in the form attached hereto as Exhibit A, and agree that any trading of Common Shares by the Holders shall be in compliance with such policy.

                                    ARTICLE X

                                LEUCADIA NOMINEE

           10.1 Leucadia Nominee.

           (a) Leucadia shall be entitled to nominate an individual for election to the Inmet Board at each meeting of shareholders of Inmet at which the election of the board of directors is being considered, provided that at such time that Leucadia ceases to own, directly or indirectly, at least the Minimum Shareholding, Leucadia shall have no further entitlement as of right to nominate a member of the Board, but provided always that nothing in this Agreement shall in any case preclude Leucadia's nominees from thereafter presenting themselves as candidates to be elected to the Board and to sit and hold office as a member of the Board if so elected. Any individual nominated by Leucadia in accordance with this Article X shall be referred to herein as a "Leucadia Nominee."

           (b) For so long as Leucadia is entitled to nominate a Leucadia Nominee, the Corporation shall use its best efforts to enable a Leucadia Nominee who is not resident in Canada (for purposes of the Canada Business Corporations
Act) to sit and hold office as a member of the Board if elected.

           10.2 Notice of Election of Directors. At any time and from time to time, if the Corporation determines that it is necessary or advisable to hold a meeting of its shareholders at which the election or removal of directors to or from the Board is to be considered (unless such meeting does not involve the removal or replacement of any Leucadia Nominee then serving on the Board in which case the provisions of this Section 10.2 do not apply), the Corporation shall forthwith upon such determination provide written notice of its intention to take such action to Leucadia, which notice must be provided sufficiently in advance of the date on which proxy solicitation materials are mailed by the Corporation in connection with such election or removal of directors in order to enable Leucadia to comply with the provisions of Section 10.3 and such that the Corporation shall be able to fulfill its obligations under Section 10.4.

           10.3 Approving Nominees. Subsequent to Leucadia's receipt of notice from the Corporation pursuant to Section 10.2, if Leucadia wishes to nominate a Leucadia Nominee pursuant to its rights as set out in this Article X, Leucadia shall submit a written notice of the identity and the name of a Leucadia Nominee (a "Notice of Nomination") to the Corporation within ten (10) Business Days after the date of the notice Leucadia receives from the Corporation pursuant to
Section 10.2. Leucadia agrees that each Leucadia Nominee will meet the eligibility requirements for directors under applicable law, provided that such nominee need not be a Canadian resident (an "Eligible Candidate").

           10.4 Corporation to Put Forth Nomination. Subject to Sections 10.1(a) and 10.3, the Corporation agrees that it shall present and recommend the Leucadia Nominee for election to the Board on all proxies solicited, and in all proxy solicitation materials, in respect of every meeting of the shareholders of the Corporation at which the election of directors to the Board is considered and at every adjournment or postponement thereof. In the event that the Corporation determines in good faith, after consulting with and taking advice from counsel (such determination to be completed within three (3) Business Days of receipt a Notice of Nomination), that a Leucadia Nominee would not be an Eligible Candidate, the Corporation shall promptly notify Leucadia of such determination with an explanation of the basis therefor, and provided that Leucadia, with the timely good faith cooperation of the Corporation, puts forth an alternative Person who would be an Eligible Candidate sufficiently in advance of the date on which proxy solicitation materials are to be printed for mailing to the Corporation's shareholders, the Corporation shall present and recommend such Eligible Candidate for election to the Board in such proxy materials.

           10.5 Management to Endorse and Vote. The management of the Corporation agree that they shall in respect of every meeting of the shareholders of the Corporation at which the election of directors to the Board is considered and at every reconvened meeting following an adjournment thereof or postponement thereof endorse and recommend the Leucadia Nominee who is an Eligible Candidate identified in the proxy materials for election to the Board, and shall vote their Common Shares in favor of the election of such Leucadia Nominee to the Board at every such meeting.

           10.6 Term of Office. A Leucadia Nominee elected to serve on the Board at any meeting of shareholders of the Corporation shall hold office until such Leucadia Nominee's successor is elected and qualified, or until such Leucadia Nominee's earlier death, resignation, disqualification or removal for cause, without regard to any decrease in Leucadia's direct and indirect ownership of Common Shares below the Minimum Shareholding. If any vacancy on the Board occurs by reason of a Leucadia Nominee ceasing to serve as a director (whether by death, resignation, disqualification or removal for cause) at any time between meetings of the shareholders of the Corporation, the Corporation shall use its best efforts to cause such vacancy to be filled and only a Leucadia Nominee shall be qualified to fill such vacancy, provided that Leucadia, at the time of such vacancy, is still entitled to nominate a Leucadia Nominee and puts forward an Eligible Candidate.

                                   ARTICLE XI

                                  MISCELLANEOUS

           11.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

           11.2 Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegally or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

           11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, provided that the provisions hereof specifically applicable to the registration or qualification of securities under the Securities Laws of any applicable jurisdiction shall be governed by and construed in accordance with such Securities Laws of such jurisdiction.

           11.4 Specific Performance. The Corporation acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Corporation from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Corporation hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

           11.5 Amendments. This Agreement may be amended, modified or supplemented only with the written consent of Leucadia, and by a written instrument executed by the Corporation and the holders of Eligible Securities having a majority of the voting power of the Eligible Securities held by the Holders.

           11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

           11.7 Entire Agreement. This Agreement and the Shareholders' Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

           11.8 Notices. All notices, requests, demands, consents and other communications required or permitted hereunder shall be sufficiently given if given in writing and delivered personally, transmitted by telecopier or sent by certified mail (return receipt requested) or recognized overnight delivery service, postage prepaid, addressed as follows, or to such other address as such party may notify to the other parties in writing:

           (a) if to the Corporation,

                  Inmet Mining Corporation
                  330 Bay Street, Suite 1000
                  Toronto, Ontario
                  Attention:        Steve Astritis
                  Facsimile:        (416) 368-4692

                  with copies to:

                  Torys LLP
                  Suite 3000
                  79 Wellington Street West
                  Toronto, Ontario
                  M5K 1N2
                  Attention:        Brian Davis
                  Facsimile:        (416) 865-7380

           (b) if to any subsequent Holder of Eligible Securities, to it at such address as may have been furnished to the Corporation in writing by such Holder;

           (c) if to the Investors,

                  c/o Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York  10010
                  Attention:        Joseph S. Steinberg, President
                  Facsimile:        (212) 598-3245
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:        Andrea A. Bernstein
                  Facsimile:        (212) 310-8007

           (d) in any case, at such other address or addresses as shall have been furnished in writing to the Corporation (in the case of a Holder of Eligible Securities) or to the Holders of Eligible Securities (in the case of the Corporation) in accordance with the provisions of this Section 11.8.

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the Business Day it is delivered, (ii) if transmitted by telecopier, on the Business Day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, five (5) Business Days after dispatch.

           11.9 Action by Certain Holders. Each determination, decision, action, election or exercise of any right that Leucadia shall be permitted or required to make or take pursuant to this Agreement may be made or taken (as the case may be) by the Holders of at least 80% of the Eligible Securities then held by the Holders, and each such determination, decision, action, election or exercise shall be binding upon each such other Holder hereunder.

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                        The Company:

                                        INMET MINING CORPORATION
                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                        The Investors:

                                        LEUCADIA NATIONAL CORPORATION
                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                        MK RESOURCES COMPANY
                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A

                                     to the
                          registration Rights Agreement

                           COUNTERPART SIGNATURE PAGE



THE UNDERSIGNED, having acquired [number to be inserted] [type of Eligible Securities], hereby (i) undertakes and agrees to become a party (as a Holder, as defined therein) to and to be bound by the terms and conditions of the registration Rights Agreement and to perform the applicable obligations thereunder, among the Corporation and the other signatories thereto dated as of [__________ __], 2005 a copy of which agreement the undersigned acknowledges having received.

IN WITNESS WHEREOF this_____ day of ______________ ,___________.




----------------------------                ------------------------------------
Witness                                     Stockholder

                              By:
                                            ------------------------------------
                              Name:
                              Title:

                              Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                              Number and type of securities held:  ________

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

      Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contrast, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article V of Leucadia's Bylaws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of Leucadia.

      Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. Leucadia maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

      Article Sixth of Leucadia's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      See Exhibit Index immediately preceding Exhibits.

ITEM 22.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The undersigned registrant hereby undertakes as follows: that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Leucadia National Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on June 14, 2005.

                                              LEUCADIA NATIONAL CORPORATION

                                       By:    /s/ Joseph A. Orlando
                                              ----------------------------------
                                              Name:   Joseph A. Orlando
                                              Title:  Vice President and
                                                      Chief Financial Officer



      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Orlando and Barbara L. Lowenthal, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.


                     SIGNATURE                                       TITLE                          DATE
                     ---------                                       -----                          ----

             /s/  Ian M. Cumming                               Chairman of the Board             June 14, 2005
            --------------------------                     (Principal Executive Officer)
                  Ian M. Cumming

            /s/ Joseph S. Steinberg                          President and Director              June 14, 2005
           ---------------------------                     (Principal Executive Officer)
                Joseph S. Steinberg
                                                             Vice President and Chief            June 14, 2005
           /s/  Joseph A. Orlando                                Financial Officer
           ---------------------------                      (Principal Financial Officer)
                Joseph A. Orlando

            /s/ Barbara L. Lowenthal                         Vice President and Comptroller      June 14, 2005
           ---------------------------                      (Principal Accounting Officer)
               Barbara L. Lowenthal

           /s/   Paul M. Dougan                                    Director                      June 14, 2005
           ---------------------------
                  Paul M. Dougan

           /s/ Lawrence D. Glaubinger                              Director                      June 14, 2005
           ---------------------------
              Lawrence D. Glaubinger

            /s/ Alan J. Hirschfield                                Director                      June 14, 2005
           ----------------------------
                Alan J. Hirschfield

           /s/   James E. Jordan                                   Director                      June 14, 2005
           ----------------------------
                  James E. Jordan

           /s/   Jeffrey C. Keil                                   Director                      June 14, 2005
           ----------------------------
                  Jeffrey C. Keil

           /s/ Jesse Clyde Nichols, III                            Director                      June 14, 2005
           ----------------------------
             Jesse Clyde Nichols, III


                                      II-3

                                  EXHIBIT INDEX

      EXHIBIT NO.                  DESCRIPTION
      -----------                  -----------

         2.1        Agreement and Plan of Merger, dated as of May 2, 2005, among
                    Leucadia National Corporation, Marigold Acquisition Corp.
                    and MK Resources Company (included as Appendix A to the document forming a part of this Registration Statement)

         3.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 5.1 to Leucadia's Current Report on
                    Form 8-K filed July 14, 1993)

         3.2 Certificate of Amendment of the Certificate of Incorporation, dated as of May 14, 2002 (incorporated by reference to Exhibit 3.2 to Leucadia's Annual Report on Form
                    10-K for the fiscal year ended December 31, 2003)

         3.3 Certificate of Amendment of the Certificate of Incorporation, dated as of December 23, 2002 (incorporated by reference to Exhibit 3.2 to Leucadia's Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

         3.4 Certificate of Amendment of the Certificate of Incorporation, dated as of May 13, 2004 (incorporated by reference to Exhibit 3.5 to Leucadia's Annual Report on Form
                    10-K for the fiscal year ended December 31, 2004)

         3.5 Certificate of Amendment of the Certificate of Incorporation, dated as of May 17, 2005

         3.6        Amended and Restated Bylaws as amended through March 9, 2004
                    (incorporated by reference to Exhibit 3.4 to Leucadia's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2003)

         5.1 Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities being registered*

        23.1 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Leucadia

        23.2 Consent of PricewaterhouseCoopers, independent accountants of Olympus Re Holdings Ltd.

        23.3 Consent of Ernst & Young LLP, independent registered public accounting firm for WilTel Communications Group, LLC

        23.4 Consent of Ernst & Young LLP, independent registered public accounting firm for The FINOVA Group Inc.

        23.5        Consent of Ernst & Young LLP, independent auditors for
                    Berkadia LLC

        23.6        Consent of BDO Seidman, LLP, independent auditors for
                    EagleRock Capital Partners (QP), LP and EagleRock Master
                    Fund, LP

        23.7 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for MK Resources Company

        23.8        Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5.1 hereto)*

        99.1        Share Purchase Agreement, dated May 2, 2005, between Inmet
                    Mining Corporation, Leucadia National Corporation and MK
                    Resources Company (included as Appendix B to the document forming a part of this Registration Statement)

        99.2        Voting Agreement, dated as of May 2, 2005, between Inmet
                    Mining Corporation and Leucadia National Corporation
                    (incorporated by reference to Exhibit 4 to Amendment No. 10 to Leucadia's Statement on Schedule 13D, filed on May 4,
                    2005)

        99.3        Form of Registration Rights Agreement among Inmet Mining
                    Corporation, Leucadia National Corporation and MK Resources
                    Company (included as Appendix F to the document forming a part of this Registration Statement)

        99.4        Form of Proxy Card*

        99.5 Opinion of Raymond James Ltd. (included as Appendix C to the document forming a part of this Registration Statement)

        99.6        Confirmation Letter of Raymond James Ltd. (included as
                    Appendix D to the document forming a part of this Registration Statement)

        99.7        Consent of Raymond James Ltd.

-----------------

* To be filed by amendment.

                                      II-4